UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

GWG HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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	(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GWG HOLDINGS, INC.

NOTICE OF ACTION BY WRITTEN CONSENT

TO THE STOCKHOLDERS OF GWG HOLDINGS, INC.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of GWG Holdings, Inc., a Delaware corporation (the “Company,” “GWG,” “we,” or “us”), in connection with action taken by written consent by the holders of a majority of the issued and outstanding shares of common stock of the Company to approve, as required by NASDAQ Rule 5635(a) and (b), the issuance of up to 29.1 million shares of Company common stock, at a deemed purchase price per share of $10.00, on the terms and subject to the conditions set forth in the Master Exchange Agreement, dated as of January 12, 2018 (as amended to the date hereof, the “Master Agreement”), among the Company, GWG Life, LLC (the Company’s wholly owned subsidiary), The Beneficient Company Group, L.P., a Delaware limited partnership (“Beneficient”), certain related trusts (the “Seller Trusts”) (such issuance of our common stock, together with the other transactions contemplated under the Master Agreement, being hereinafter referred to as the “Transaction”).

The approval of the issuance of the shares for purposes of NASDAQ Rule 5635(a) and (b) was taken by written consent pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and Section 2.15 of our bylaws, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. This Information Statement is being furnished to our stockholders of record as of November 5, 2018, referred to as the record date, in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

We are mailing this Notice and the accompanying Information Statement to holders of our common stock on or about December 6, 2018.

Sincerely,

/s/ Jon R. Sabes

Jon R. Sabes
Chairman and Chief Executive Officer

December 4, 2018

TABLE OF CONTENTS

			Page

GENERAL INFORMATION			1
OVERVIEW OF PROPOSED TRANSACTION			2
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS			15
OTHER BUSINESS			17
Annex A	–	Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and Item 8 (Consolidated Financial Statements and Supplementary Data) from the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2017	A-1
Annex B	–	Item 1 (Financial Statements) and Item 2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) from the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2018	B-1
Annex C	–	Unaudited Pro Forma Condensed Consolidated Data	C-1
Annex D	–	Description of the L Bonds from the Company’s Prospectus Supplement No. 1 filed with the Securities and Exchange Commission on March 30, 2018	D-1
Annex E	–	Master Agreement	E-1
Annex F	–	Financial Information for Beneficient	F-1

GWG HOLDINGS, INC.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402

INFORMATION STATEMENT

GENERAL INFORMATION

Approval of Share Issuance

GWG Holdings, Inc., a Delaware corporation (the “Company,” “GWG,” “we,” or “us”) is sending you this information statement solely for purposes of informing our stockholders of record as of November 5, 2018, which we refer to as the record date, in the manner required by Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (the “DGCL”), of the action taken by written consent by the holders of a majority of the issued and outstanding shares of common stock of the Company to approve, as required by NASDAQ Rule 5635(a) and (b), the issuance of up to 29.1 million shares of Company common stock, at a deemed purchase price per share of $10.00, on the terms and subject to the conditions set forth in the Master Exchange Agreement, dated as of January 12, 2018 (as amended to the date hereof, the “Master Agreement”), among the Company, GWG Life, LLC (the Company’s wholly owned subsidiary), The Beneficient Company Group, L.P., a Delaware limited partnership (“Beneficient”), and certain related trusts (the “Seller Trusts”) (such issuance of our common stock, together with the other transactions contemplated under the Master Agreement, being hereinafter referred to as the “Transaction”).

NASDAQ Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if the number of shares to be issued is equal to or exceeds 20% of the outstanding shares of the Company, and NASDAQ Rule 5635(b) requires stockholder approval prior to any issuance of securities when the issuance will result in a change of control of the listed company, which NASDAQ generally deems to occur when, as a result of the issuance, an investor owns, or has the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership would be the single largest ownership position in the listed company.

In the case of the Master Agreement, we may issue up to 29.1 million shares of our common stock to the Seller Trusts, each of which are expected to have the same trustees or a group of related trustees. If issued, these shares would represent approximately 83% of our issued and outstanding common stock after giving effect to the Transaction and assuming that all shares issuable in the Transaction are issued.

We are subject to NASDAQ Rule 5635(a) and (b) since our common stock is listed and trades on the NASDAQ Capital Market. Accordingly, NASDAQ Rule 5635(a) and (b) requires us to obtain stockholder approval of the issuance of our common shares in the Transaction.

The approval of the issuance of the shares by written consent requires the approval of the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. As of the record date, there were 5,980,124 shares of our common stock issued and outstanding.

By a written consent dated June 14, 2018, the holders of a majority of the Company’s issued and outstanding common stock, Jon R. Sabes, Chairman and Chief Executive Officer of the Company, and Steven F. Sabes, approved the issuance of the shares of the Company’s common stock pursuant to the Master Agreement for purposes of NASDAQ Rule 5635(a) and (b). Accordingly, the written consent executed by the Messrs. Jon and Steven Sabes is sufficient to approve the issuance of the shares pursuant to the Master Agreement, and no further stockholder action is required. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, such action may not be effected until at least 20 calendar days following the mailing of this Information Statement to our common stockholders. This Information Statement is first being mailed on or about December 6, 2018 to the Company’s common stockholders of record as of the record date.

The shares will be issued pursuant to available exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

Notice Pursuant to the Delaware General Corporation Law

Pursuant to Section 228(e) of the DGCL, we are required to provide prompt notice of the taking of a corporate action by written consent to common stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228(e) of the DGCL.

OVERVIEW OF THE PROPOSED TRANSACTION

Description of the Master Agreement

Exchange and Purchase and Sale of Securities; Commercial Loan

On January 12, 2018, we entered into the Master Agreement, pursuant to which we have agreed to issue an aggregate of up to 29.1 million shares of Company common stock as partial consideration in exchange for our receipt of outstanding common units of Beneficient we will receive from the Seller Trusts. Our common stock will be issued in the exchange to the Seller Trusts at a deemed purchase price of $10.00 per share.

On August 10, 2018, the Company, Beneficient, MHT Financial SPV, L.L.C., a Delaware limited liability company (“MHT SPV”), and the Seller Trusts entered into a Third Amendment to Master Agreement. Pursuant to the Third Amendment, the parties agreed to consummate the transactions contemplated by the Master Agreement in two closings. The Third Amendment also generally deleted MHT SPV as a party to the Master Agreement.

On the first closing date, which took place on August 10, 2018 (the “Initial Transfer Date”),

●	in consideration for GWG and GWG Life entering into the Master Agreement and consummating the transactions contemplated thereby, Beneficient, as borrower, entered into a commercial loan agreement (the “Commercial Loan Agreement) with GWG Life, as lender, in a principal amount of $200 million as more fully described below;

●	Beneficient delivered to GWG a promissory note (the “Exchangeable Note”) in the principal amount of $162,911,379 as more fully described below;

●	Beneficient purchased 5,000,000 shares of GWG’s Series B Convertible Preferred Stock, par value $0.001 per share and having a stated value of $10 per share (the “Convertible Preferred Stock”), for cash consideration of $50,000,000, as more fully described below;

●	the Seller Trusts delivered to GWG 4,032,349 common units of Beneficient;

●	GWG issued to the Seller Trusts Seller Trust L Bonds due 2023 (the “Seller Trust L Bonds”) in an aggregate principal amount of $403,234,866, as more fully described below;

●	GWG and the Seller Trusts entered into a registration rights agreement (the “Seller Trust L Bonds Registration Rights Agreement”) with respect to the Seller Trust L Bonds received by the Seller Trusts, as more fully described below; and

●	GWG and Beneficient entered into a registration rights agreement (the “MLP Registration Rights Agreement”) with respect to the Beneficient common units received and to be received by GWG, as more fully described below.

Under the Master Agreement, at the final closing (the “Final Closing” and the date on which the final closing occurs, the “Final Closing Date”):

●	the Seller Trusts and Beneficient will transfer to GWG an aggregate of up to 40,485,230 common units of Beneficient, inclusive of 16.3 million units in full satisfaction of the Exchangeable Note;

●	Beneficient will issue to GWG an amount of securities or other instruments, containing the same rights, preferences and privileges as the NPC-A limited partnership interests of Beneficient Company Holdings, L.P., an affiliate of Beneficient (“Beneficient Holdings”), equivalent to seven percent (7%) of the total NPC-A limited partnership interests attributable to certain of Beneficient Holdings’ founders; and

●	GWG will deliver to the Seller Trusts up to 29.1 million shares of GWG common stock.

Immediately following the Final Closing, the Convertible Preferred Stock will convert into 5,000,000 shares of GWG common stock at $10.00 per share.

On the Final Closing Date, GWG and the Seller Trusts will also enter into a registration rights agreement (the “GWG Stock Registration Rights Agreement”) with respect to the shares of GWG common stock owned by the Seller Trusts, an orderly marketing agreement (the “Orderly Marketing Agreement”) and a stockholders agreement (the “Stockholders Agreement”), each as described below.

The number of shares to be issued by GWG, the number of common units of Beneficient to be acquired by GWG and the final principal amount of Seller Trust L Bonds shall be determined by GWG, Beneficient and the trust advisors of each of the Seller Trusts not later than five business days prior to the Final Closing.  To the extent the number of shares of GWG and number of common units of Beneficient is less than the maximum amount provided for in the Master Agreement, there shall be a proportionate decrease in the principal amount of the Seller Trust L Bonds.

Commercial Loan Agreement

On August 10, 2018, in connection with the Initial Transfer Date described above and in consideration for GWG entering into the Master Agreement and consummating the transactions contemplated thereby at the Initial Transfer Date, GWG Life, as lender, and Beneficient, as borrower, entered into the Commercial Loan Agreement.

The principal amount under the Commercial Loan Agreement is due on August 9, 2023; provided that (a) in the event Beneficient completes at least one public offering of its common units raising at least $50 million which on its own or together with any other public offering of Beneficient’s common units results in Beneficient raising at least $100 million, then the maturity date will be extended to August 9, 2028; and (b) in the event that Beneficient (i) completes at least one public offering of its common units raising at least $50 million which on its own or together with any other public offering of Beneficient’s common units results in Beneficient raising at least $100 million and (ii) at least 75% of Beneficient Holding’s total outstanding NPC-B limited partnership interests have been converted to Beneficient common units, then the maturity date will be extended to August 9, 2033.

Repayment of the balance under the Commercial Loan Agreement is subordinated in right of payment to any of Beneficient’s commercial bank debt and to Beneficient’s obligations which may arise in connection with its NPC-B Unit limited partnership interests. Beneficient’s obligations under the Commercial Loan Agreement are unsecured.

The principal amount under the Commercial Loan Agreement bears interest at 5.00% per year; provided that the accrued interest from the Initial Transfer Date to the Final Closing Date will be added to the principal balance under the Commercial Loan Agreement. From and after the Final Closing Date, one-half of the interest, or 2.50% per year, will be due and payable monthly in cash, and (ii) one-half of the interest, or 2.50% per year, will accrue and compound annually on each anniversary date of the Final Closing Date and become due and payable in full in cash on the maturity date.

The Commercial Loan Agreement contains negative covenants that limit or restrict, subject to certain exceptions, the incurrence of liens and indebtedness by Beneficient, fundamental changes to its business and transactions with affiliates. The Commercial Loan Agreement also contains customary affirmative covenants, including, but not limited to, preservation of corporate existence, compliance with applicable law, payment of taxes, notice of material events, financial reporting and keeping of proper books of record and account.

The Commercial Loan Agreement includes customary events of default, including, but not limited to, nonpayment of principal or interest, failure to comply with covenants, failure to pay other indebtedness when due, cross-acceleration to other debt, material adverse effects, events of bankruptcy and insolvency, and unsatisfied judgments.

Exchangeable Note

On August 10, 2018, in connection with the Initial Transfer Date and in consideration for GWG entering into the Master Agreement and consummating the transactions contemplated thereby, Beneficient issued to GWG the Exchangeable Note in the principal amount of $162,911,379. The Exchangeable Note accrues interest at a rate of 12.40% per year, compounded annually. Interest is payable in cash on the earlier to occur of the maturity date or the Final Closing Date; provided that Beneficient may, at its option, add to the outstanding principal balance under the Commercial Loan Agreement the accrued interest in lieu of payment in cash of such accrued interest thereon at the Final Closing Date (or, if earlier, the maturity date of the Exchangeable Note). In the event the Final Closing Date occurs prior to the maturity date, Beneficient may, at its option, pay the accrued interest on the Exchangeable Note in the form of a promissory note providing for a term of up to two years and cash interest payable semi-annually at the rate of 5.00% per year. In the event the Final Closing Date occurs on or prior to the maturity date, the principal amount of the Exchangeable Note is payable in Beneficient common units at a price equal to $10.00 per common unit. The principal amount of the Exchangeable Note is payable in cash on August 9, 2023.

Supplemental Indenture

On August 10, 2018, in connection with the Initial Transfer Date described above, GWG, GWG Life and Bank of Utah, as trustee (the “Trustee”), entered into a Supplemental Indenture to the Amended and Restated Indenture dated as of October 23, 2017 between GWG, GWG Life and the Trustee, as amended. The Company entered into the Supplemental Indenture to add and change certain provisions of the Amended and Restated Indenture necessary to provide for the issuance of a new class of securities titled “Seller Trust L Bonds”. The maturity date of the Seller Trust L Bonds is August 9, 2023. The Seller Trust L Bonds bear interest at 7.50% per year.

So long as the Final Closing has not occurred, the redemption price payable in respect of a redemption effected by GWG after January 31, 2019 may be paid, at GWG’s option, in the form of cash, a pro rata portion of (i) the outstanding principal amount and accrued and unpaid interest under the Commercial Loan Agreement, (ii) the outstanding principal amount and accrued and unpaid interest under the Exchangeable Note and (iii) Beneficient common units, or a combination of cash and such property. After the second anniversary of the Final Closing, the holders of the Seller Trust L Bonds will have the right to cause GWG to repurchase, in whole but not in part, the Seller Trust L Bonds held by such holder. The repurchase may be paid, at GWG’s option, in the form of cash, a pro rata portion of (i) the outstanding principal amount and accrued and unpaid interest under the Commercial Loan Agreement, (ii) the outstanding principal amount and accrued and unpaid interest under the Exchangeable Note and (iii) Beneficient common units, or a combination of cash and such property.

The Seller Trust L Bonds are senior secured obligations of GWG, ranking junior only to all senior debt of GWG, pari passu in right of payment and in respect of collateral with all “L Bonds” of GWG, and senior in right of payment to all subordinated indebtedness of GWG. Payments under the Seller Trust L Bonds are guaranteed by GWG Life.

The Seller Trust L Bonds are secured by the assets of GWG, primarily consisting of its investment in its subsidiaries, cash proceeds it receives from life insurance assets of its subsidiaries, and all other cash and investments it holds in various accounts. Substantially all of GWG’s life insurance assets are held in its subsidiary DLP IV. The Seller Trust L Bonds’ security interest is structurally subordinate to the security interest in favor of GWG’s senior secured lender, together with any future senior secured lenders of GWG. The assets of GWG Life, including proceeds it receives as distributions from DLP IV and derived from the insurance policies owned by DLP IV, are collateral for GWG Life’s guarantee of the repayment of principal and interest on the Seller Trust L Bonds. The Seller Trust L Bonds are also secured by a pledge of a majority of GWG’s outstanding common stock beneficially held by its largest stockholders.

Seller Trust L Bonds Registration Rights Agreement

On August 10, 2018, in connection with the Initial Transfer Date, GWG and the Seller Trusts entered into the Seller Trust L Bonds Registration Rights Agreement providing each of the Seller Trusts with certain customary registration rights with respect to the Seller Trust L Bonds owned by them. Pursuant to the Seller Trust L Bonds Registration Rights Agreement, the Seller Trusts are entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to the Seller Trust L Bonds, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods). Subject to certain limited but customary exceptions, GWG will generally pay all registration expenses incurred in connection with the Seller Trust L Bonds Registration Rights Agreement.

MLP Registration Rights Agreement

On August 10, 2018, in connection with the Initial Transfer Date described above in this Item 1.01, GWG and Beneficient entered into the MLP Registration Rights Agreement providing GWG with certain customary registration rights with respect to the Beneficient common units received and to be received by GWG pursuant to the Master Agreement. Pursuant to the MLP Registration Rights Agreement, GWG is entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to the Beneficient common units, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods). Subject to certain limited but customary exceptions, Beneficient will generally pay all registration expenses incurred in connection with the MLP Registration Rights Agreement.

For information regarding Beneficient, see “—Consequences of Our Ownership in Beneficient After the Transaction” below. A description of our Seller Trust L Bonds is set forth in Annex D to this Information Statement, which description is supplemented by the description set forth above under “—Supplemental Indenture.”

Additional Information Regarding the Transaction

In considering the Transaction, the Company and the Board of Directors considered and discussed information and analysis provided by its legal and financial advisors. The Board determined that the Transaction will provide significant financial and strategic benefits, including:

●	A significant increase in the Company’s common equity;

●	A significant reduction in the Company’s leverage ratio (as measured by debt divided by total equity);

●	New and significant opportunities to lower the Company’s cost of funds, an important driver of shareholder value;

●	Diversification of the Company’s revenue and cash flow sources resulting in more consistent earnings; and

●	Increased public float and liquidity in the Company’s common stock, thereby increasing our common stockholder base and potentially attracting additional equity analyst coverage, both of which are important factors in maximizing share valuation.

Historical financial information for the Company, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, are included as Annex A and B to this Information Statement. In addition, certain pro forma financial information to reflect the Transaction is included as Annex C to this Information Statement and certain historical financial information for Beneficient is included as Annex F to this Information Statement.

The Transaction creates opportunities for the Company and Beneficient to pursue strategies that are mutually advantageous, including the opportunity to leverage the Company’s knowledge, experience and significant infrastructure in, and the marketing, sales and servicing of, the independent broker dealer market and the related market for illiquid alternative investments – a prime target market for the origination of Beneficient’s suite of liquidity products. Additionally, the Company has significant expertise in, and infrastructure dedicated to, the sourcing, pricing and management of life insurance policies acquired in the secondary market. These so-called life settlements are among the asset classes that Beneficient may seek to gain exposure to through its various strategies.

After considering these primary factors, management and the Board of Directors has determined that the Transaction is in the best interests of the Company.

The exact number of shares of common stock of GWG to be delivered at the closing of the Transaction will be determined approximately five business days prior to closing. The Master Agreement provides, however, that the aggregate value of the consideration (consisting of the GWG common stock (including shares issuable upon conversion of the Convertible Preferred Stock) and the Seller Trust L Bonds) provided to the Seller Trusts in the Transaction will not be less than $550 million nor more than $800 million.

In the event GWG secures a valuation opinion from a nationally recognized valuation firm to the effect that the common units of Beneficient will have, as of the Final Closing Date, a fair value of less than $9.00 per common unit and a second valuation opinion obtained by GWG and Beneficient ascribes a value to the common units of less than $9.00 per unit, Beneficient will provide, through arrangements with its existing security holders so as to preclude dilution, such additional number of common units to GWG at the Final Closing of the Transaction as shall be necessary to provide an aggregate value to GWG equal to the value the common units would have had at a fair value of $10.00 per unit.

The Final Closing as contemplated by the Master Agreement is expected to close in the fourth quarter of 2018, subject to the satisfaction of customary closing conditions set forth in the agreement.

In the Master Agreement, each of the parties has made certain customary and negotiated representations and warranties. Our representations and warranties to Beneficient and the Seller Trusts include, among other things, representations and warranties with respect to our capitalization, tax matters, our business, required consents, our filings with the Securities and Exchange Commission (the “SEC”), our internal controls and disclosure controls, and the issuance of our securities. The representations and warranties made to us by Beneficient and the Seller Trusts include, among other things, representations and warranties about their respective capitalization, tax matters, businesses, required consents, and the status of the Seller Trusts as “accredited investors” and their investment intent.

The representations and warranties in the Master Agreement survive until the latest of (i) the resale (as contemplated by the Orderly Marketing Agreement (as defined below)) of the common stock we issue under the Master Agreement to the Seller Trusts, (ii) the satisfaction or refinancing of the L Bonds we issue under the Master Agreement to the Seller Trusts, and (iii) the full satisfaction by Beneficient of all its obligations under the Commercial Loan Agreement.

GWG, on the one hand, and any of Beneficient or the Seller Trusts, on the other hand, may terminate the Master Agreement prior to the closing in certain circumstances, including, among other things, (i) by mutual written consent, and (ii) in connection with another party’s breach in a material respect of its representations, warranties, or agreements contained in the Master Agreement that is either not curable or, if curable, has not been cured after at least 30 days prior written notice. In addition, the Seller Trusts may terminate the Master Agreement, prior to the closing, at any time so long as they pay to us a $4 million termination fee concurrently with or prior to such termination.

The Master Agreement is included as Annex E to this Information Statement.

Non-Solicitation Covenant

In order to provide additional assurance to Beneficient and the Seller Trusts under the Master Agreement, until the Final Closing or the termination of the Master Agreement, we have agreed to not:

●	solicit, initiate, encourage, or facilitate the making, submission or announcement of any “Acquisition Proposal,” as defined below, or “Acquisition Inquiry,” as defined below, relating to us or any of our subsidiaries or otherwise solicit, initiate, encourage or facilitate any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry relating to us or any of our subsidiaries;

●	request or receive any non-public information from any person or provide any non-public information to any person in connection with an Acquisition Proposal or Acquisition Inquiry relating to us or any of our subsidiaries;

●	engage in discussions or negotiations with any person with respect to any Acquisition Proposal relating to us or any of our subsidiaries;

●	approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry relating to us or any of our subsidiaries; or

●	enter into any letter of intent or similar document or any agreement contemplating or providing for any Acquisition Transaction or Acquisition Proposal relating to us or any of our subsidiaries.

In the event that we receive an unsolicited bona fide written Acquisition Inquiry or Acquisition Proposal, we, our subsidiaries and their respective representatives may nonetheless take any of the above-described actions only if our Board of Directors concludes in good faith (after consultation with its outside counsel, and with respect to financial matters, its financial advisors) that failure to take any of the such actions would be inconsistent with its fiduciary duties under applicable law.

The Master Agreement defines several terms that are critical to understanding our obligations under the non-solicitation covenant. Specifically, the Master Agreement contains definitions for the following terms:

●	“Acquisition Inquiry” means an inquiry, indication of interest or request for information that could reasonably be expected to lead to an “Acquisition Proposal,” as defined below.

●	“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest relating to any “Acquisition Transaction,” as defined below.

●	“Acquisition Transaction” means any transaction or series of transactions (other than the transactions contemplated by the Master Agreement) with any person involving: (i) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction; or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets of such person.

Listing of Beneficient Common Units

In the Master Agreement, Beneficient has agreed to use its commercial best efforts to pursue and obtain a listing of its common units on a nationally recognized stock exchange (a “listing”) on or prior to the 40-month anniversary of the Initial Transfer Date. If Beneficient does not (i) within 24 months after the Initial Transfer Date, file a registration statement with the SEC in connection with a listing, or (ii) secure a listing on or prior to the 40-month anniversary of the Initial Transfer Date, then the Master Agreement provides that we may, at our election, cause Beneficient to adopt a strategy to redeem all of the common units of Beneficient then held by us as of the date of our election. If we were to make an election for the redemption of our common units in Beneficient, Beneficient would be obligated to repurchase our common units at a redemption price equal to the greater of $11.00 per unit or the book value per unit as of the date of redemption.

In adopting a strategy to redeem the common units of Beneficient held by us, Beneficient will be obligated to use no less than 75% of its distributable cash flow (calculated quarterly as cash flows derived from operations, plus cash inflows from financings, less mandatory tax distributions) to satisfy our redemption election together with all other redemption elections, including any redemption elections that may be made by the holders of other interests in Beneficient or interests convertible into interests of Beneficient. In this regard, we are aware that certain “NPC-C Unit Accounts” (which are interests in Beneficient Holdings) also have the right to elect redemption by Beneficient in the event a listing does not occur. If we were to elect redemption, then Beneficient will be obligated under the Master Agreement to use a percentage of its distributable cash flow (as defined above), each quarter, equal to the percentage that the common units held by us on the date of our election bears to the total number of outstanding common units (on an undiluted basis) as of the date of our election, until such time as all of our common units shall have been redeemed.

To help ensure that the value of our redemption right will not be diluted by future issuances of interests entitled to similar redemption rights, the Master Agreement provides that after the Initial Transfer Date until the effective date of a listing, if any, none of Beneficient, its subsidiaries or affiliates will, without our prior written consent, issue any additional class of securities with rights of redemption, whether optional or mandatory, ranking senior in priority to the common units we acquire in the Transaction, unless and until all of the common units we acquire in the Transaction are redeemed under the terms of the Master Agreement, are otherwise sold or transferred, or unless we affirmatively elect in writing not to elect redemption.

Certain Restrictions on Beneficient

The Master Agreement provides that, until such time as Beneficient has satisfied all of its obligations to us under the Commercial Loan Agreement, Beneficient will not, without our prior written consent (which we may grant, withhold or condition in our sole discretion), incur additional indebtedness for borrowed money in excess of 55% of Beneficient’s net asset value; provided, that any bank debt of Beneficient may not exceed at the time of incurrence, and after giving effect to the incurrence thereof on a pro forma basis, the lesser of (i) 40% of Beneficient’s net asset value and (ii) $200,000,000 (provided that the limitation of this clause (ii) shall not apply if Beneficient shall have completed a qualified public offering or no NPC-B Unit Accounts are outstanding). For purposes of this covenant, each of (i) the bank debt of Beneficient, (ii) the outstanding balance of “NPC-B Unit Accounts” of Beneficient Holdings, and (iii) any guarantees furnished by Beneficient for the debt or obligations of another person will be counted as indebtedness for borrowed money.

Our Certificate of Incorporation and Bylaws

The Master Agreement does not require any amendments or changes to our Certificate of Incorporation or corporate bylaws, and we do not anticipate effecting any changes, or seeking the approval of our common stockholders for any such changes, in connection with the Transaction.

Other Agreements

The Master Agreement contemplates a number of other agreements that will be executed and delivered between the date of the Master Agreement and Final Closing Date, or at the Final Closing, in furtherance of the Transaction. None of these other agreements have been executed and delivered. Generally, the Master Agreement requires the proposed parties to these other agreements to use some level of effort to arrive at terms reasonably acceptable to the parties, or to enter into these other agreements in customary but negotiated form or substance reasonably acceptable to the parties. In all cases, however, the Master Agreement itself provides some of the material terms and conditions that will be included in these other agreements. The captions below summarize certain of these other agreements by identifying their parties, their purpose, the manner in which they are to be reached, the time at which they are to be delivered, and the material terms and conditions that the Master Agreement specifies for these other agreements.

GWG Stock Registration Rights Agreement

In connection with the Final Closing, and as contemplated in the Master Agreement, we will enter into a registration rights agreement granting resale registration rights to the Seller Trusts (and certain transferees) with respect to the shares of common stock we issue at the Final Closing (the “GWG Resale Registration”). The GWG Resale Registration is intended to provide the parties with the legal right to sell the securities they receive in the Transaction in compliance with the Securities Act of 1933.

Although the Master Agreement provides that the GWG Resale Registration must be in customary and negotiated form reasonably acceptable to the parties, the Master Agreement nonetheless describes certain material terms of the GWG Resale Registration. In particular, the GWG Resale Registration will provide the Seller Trusts (and certain transferees) with:

●	demand registration rights affording the Seller Trusts and their assigns the right to obligate us to register the resale of all of the shares of our common stock issued to the Seller Trusts under the Master Agreement, subject, however, to customary limitations; and

●	piggyback registration rights affording the Seller Trusts and their assigns the right to include for resale, on any registration statement we file, any shares of our common stock issued under the Master Agreement and not otherwise included on any demand registration effected pursuant to the rights described immediately above, subject, however, to customary cutback provisions.

The registration rights to be granted under the GWG Resale Registration will include certain customary conditions and limitations, including the right of underwriters to limit the number of shares to be included in a registration, the right of the issuer to delay or withdraw a registration statement under certain circumstances, and the right to limit the number of shares to be included based on SEC rules, guidance or staff comment. Subject to certain limited but customary exceptions, we expect that GWG will generally pay all registration expenses incurred in connection with a GWG Resale Registration.

Notwithstanding the above-described registration rights granted to the Seller Trusts, the ability of the Seller Trusts to resell the shares of our common stock they receive in the Transaction under the GWG Resale Registration will be limited by the contractual provisions of the Orderly Marketing Agreement (as defined below).

Orderly Marketing Agreement

The Master Agreement obligates us and the Seller Trusts to negotiate in good faith the terms of an agreement (the “Orderly Marketing Agreement”), and enter into that agreement at the Final Closing, for the orderly marketing and resale of the shares of our common stock that we issue to the Seller Trusts under the Master Agreement. The purpose of the Orderly Marketing Agreement is to manage the timing and amount of our common shares that are publicly resold in the market since the number of shares of our common stock to be issued under the Master Agreement will substantially increase the total number of our issued and outstanding shares.

Although the Master Agreement provides that the Orderly Marketing Agreement must be in final negotiated form reasonably acceptable to the parties, the Master Agreement nonetheless describes certain material terms of the Orderly Marketing Agreement. In particular, the Orderly Marketing Agreement will obligate the Seller Trusts, severally, to:

●	agree with us (and with Beneficient) that no shares of our common stock they receive in the Transaction, including shares a Seller Trust may distribute to the beneficiaries of that trust, will be transferred or sold other than in accordance with such orderly marketing arrangements contained in the Orderly Marketing Agreement; and

●	agree not to assign or distribute any of the shares of our common stock they receive in the Transaction without conditioning that assignment or distribution upon the agreement of the assignee or distributee to comply with provisions of the Orderly Marketing Agreement, including their agreement not to transfer or sell any of common stock other than in accordance with the orderly marketing arrangements contained in the Orderly Marketing Agreement.

The Master Agreement also contains the covenants of GWG, on the one hand, and Beneficient, on the other hand, to use their commercially reasonable efforts to secure the assistance of their respective senior executives to assist the investment bank or banks involved in marketing and resale activities. This assistance may include participating in roadshows from time to time as reasonably requested by the other party. In this regard, it is possible that the parties may determine to include more specific and detailed provisions of this sort in the Orderly Marketing Agreement, in which case we would expect that Beneficient would also become a party to the Orderly Marketing Agreement.

Stockholders’ Agreement

The Master Agreement contemplates and requires the delivery at closing of a stockholders’ agreement (the “Stockholders’ Agreement”) among the Seller Trusts and GWG. The purpose of the Stockholders’ Agreement is to limit the voting power of the Seller Trusts and the control they would otherwise be entitled to exercise over GWG. The Seller Trusts have agreed to these concepts and provisions since their main interest in engaging in the Transaction is to obtain liquidity for their common units of Beneficient, which they will obtain by consummating the Transaction and selling to us their common units of Beneficient (which securities are presently not liquid in that they are not listed on any exchange and do not trade) in exchange for our issuance to them of our common stock (which is more liquid in that our common stock is listed on the NASDAQ Capital Market) and the Seller Trust L Bonds as described herein. To this end, the Master Agreement provides that the Stockholders’ Agreement will contain the following provisions, all of which will bind the Seller Trusts and their respective transferees:

●	until the Seller Trusts own, in the aggregate, voting securities representing less than 10% of the total voting power, all voting securities of GWG over which they have voting control, with respect to all matters including without limitation the election and removal of directors, regardless of whether voted at a regular or special meeting or pursuant to a written consent, will be voted solely in proportion with the votes cast by all other holders of voting securities of GWG on any matter put before them;

●	until the earlier of (i) one year from the Final Closing of the Transaction and (ii) the termination of the Orderly Marketing Agreement, no Seller Trust nor its assignees and transferees (other than pursuant to a registered public offering) or their respective affiliates will, without the prior written consent of GWG’s Board of Directors, directly or indirectly:

o	acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any voting securities of GWG or any of its subsidiaries other than pursuant to the Master Agreement;

o	seek or propose to influence or control the management, Board of Directors, or policies of GWG, make or participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in applicable SEC rules) to vote any voting securities of GWG or any of its subsidiaries, or seek to advise or influence any other person with respect to the voting of any voting securities of GWG or any of its subsidiaries;

o	submit a proposal for or offer of (with or without conditions) any merger, recapitalization, reorganization, business combination, or other extraordinary transaction involving GWG, any of its subsidiaries, or any of their respective securities or assets or, except as required by law, make any public announcement with respect to the foregoing;

o	enter into any discussions, negotiations, arrangements, or understandings with any other person with respect to any of the foregoing, or otherwise form, join, engage in discussions relating to the formation of, or participate in a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, in connection with any of the foregoing; or

o	advise, assist, or encourage any other person in connection with any of the foregoing.

The Master Agreement provides that the Stockholders’ Agreement, containing the above-described provisions together with any other customary and negotiated provisions, shall remain in effect until the termination of the Orderly Marketing Agreement.

Consequences of Our Ownership in Beneficient After the Transaction

Beneficient is a limited partnership organized in the State of Delaware. As such, its business and affairs are managed by its general partner. The general partner of Beneficient is Beneficient Management, LLC, a Delaware limited liability company (“Beneficient Management”). Although Beneficient Management is the general partner of Beneficient, and holds a “general partner interest in Beneficient, that general partner interest has no associated economic rights.

Upon consummation of the Transaction, we will become the owner of up to 89% of the issued and outstanding common units in Beneficient. Under applicable state law and the partnership agreement of Beneficient, GWG will have no right to participate in the control of the business of Beneficient:

●	Beneficient Management, as Beneficient’s general partner, manages all of Beneficient’s operations and activities. Beneficient’s general partner is authorized in general to perform all acts that it determines to be necessary or appropriate to carry out Beneficient’s purposes and to conduct its business. Owners of common units of Beneficient have only limited voting rights relating to certain matters and, therefore, will have limited or no ability to influence Beneficient’s management’s decisions regarding its business.

●	Any person or group (other than Beneficient’s general partner and its affiliates, or a direct or subsequently approved transferee of the general partner or its affiliates or such person or group has the prior approval of the board of directors of the general partner of Beneficient) who acquires, in the aggregate, beneficial ownership of 20% or more of Beneficient’s common units (including GWG), will lose voting rights on all of its common units and such common units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes, determining the presence of a quorum or for other similar purposes.

●	Prior to a listing, if any, of Beneficient’s common units on a national stock exchange or, in lieu thereof, quotation of the common units in an automated quotation system, the executive committee of the board of directors of the general partner of Beneficient will be entitled to cast all of the votes that the limited partners would otherwise be entitled to cast, and no limited partner, in its capacity as such, will be permitted to vote in respect of its common units.

Beneficient’s partnership agreement eliminates the fiduciary duties that might otherwise be owed by Beneficient Management, as general partner of Beneficient, under Delaware law and replaces them with the duties expressly set forth in such agreement. Accordingly, Beneficient Management is permitted to manage Beneficient in accordance with the contractual standards set forth in its partnership agreement. Beneficient’s partnership agreement provides that, when the general partner is permitted or required to make a decision in its “discretion” or pursuant to a provision not subject to an express standard of “good faith,” in making such decision, the general partner has no duty to give any consideration to any interest of or factors affecting Beneficient or any other person. If a decision under Beneficient’s partnership agreement is subject to an express standard of “good faith,” such decision will not constitute a breach of the agreement if the decision is approved by (i) a majority of the members of the conflicts committee of the board of directors of the general partner of Beneficient, (ii) holders of a majority of the voting power of the Beneficient’s common units entitled to vote (excluding voting common units owned by the general partner and its affiliates), or (iii) the general partner acting without a subjective belief that such decision was adverse to the interests of Beneficient. Potential conflicts of interest may arise among the general partner and its affiliates, on the one hand, and Beneficient, on the other hand, and the general partner may be able to favor its own interest to the detriment of Beneficient and the holders of the common units.

Our ownership in Beneficient’s issued and outstanding common units immediately after the consummation of the Transaction does not include (i) an aggregate of approximately 125,657,883 limited partner interests that may be issued upon the conversion of outstanding securities issued by Beneficient or Beneficient Holdings, all or substantially all of which are beneficially held, directly or indirectly, by the founders of Beneficient or its management members, or (ii) additional limited partner interests that may be issued after the closing of the Transaction. Importantly, the general partner of Beneficient has discretion to cause Beneficient to issue additional limited partner interests from time to time, and Beneficient’s partnership agreement contains no meaningful restrictions on this authority. Moreover, the Beneficient organizational structure permits the future issuance of additional securities that can, upon certain circumstances or at the discretion of their holders, be converted into additional limited partner interests in Beneficient.

Informational Rights

In the Master Agreement, we negotiated for certain express informational rights, beyond those provided in the Beneficient’s partnership agreement and those provided by the Delaware Revised Uniform Limited Partnership Act, relating to Beneficient:

●	Until such time as the common units of Beneficient are listed on a nationally recognized stock exchange, Beneficient will permit us and our representatives, on no less than five business days’ prior written notice, to visit and inspect any of Beneficient’s properties, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with Beneficient’s officers and its independent public accountants, all at such reasonable times and as often as we may reasonably request, provided that our rights of access must be exercised in a manner that does not unreasonably interfere with Beneficient’s operations; and

●	On a timely basis, Beneficient will provide us with all financial and tax information we reasonably request in order to comply with our SEC reporting obligations and prepare and file our tax returns.

The above-described informational rights are subject to certain limited exceptions relating to information that is subject to attorney-client privilege or the provision or disclosure of which is prohibited by applicable law.

In addition, until the closing of the Transaction, each of Beneficient and the Seller Trusts have agreed in the Master Agreement to afford us and our representatives reasonable access to the books, records, financial statements, information, agreements, officers, and other items of the assets, liabilities, and business of Beneficient and the Seller Trusts, and otherwise provide such assistance as may be reasonably requested by us or our representatives in order that we and our representatives may have a full opportunity to make such investigation and evaluation as we may desire to make of Beneficient, the Seller Trusts, their respective businesses and the transactions contemplated by the Master Agreement.

Information on The Beneficient Company Group, L.P.

The Beneficient Company Group, L.P. (together with its subsidiaries, “BEN”), is a privately-held company organized as a Delaware limited partnership, the general partner of which is Beneficient Management, L.L.C., a Delaware limited liability company. Subject to receipt of its regulatory trust charters from the State of Texas, BEN intends to register its common units with the SEC in the future and to apply for listing on a national stock exchange. If so registered and listed, BEN would be considered a publicly traded partnership for IRS purposes. There can be no assurance as to the timing or effectiveness, if any, of the proposed SEC registration and stock exchange listing of the common units.

Upon receipt of regulatory charters, BEN plans to provide to mid-to-high net worth individuals (i.e., individuals having a net worth of between $5 million and $30 million):

●	Trust services and related liquidity products and loans (collectively, “trust services and liquidity products”) for the alternative assets and illiquid investment funds those individuals may own; and

●	A variety of other financial services, including custody and clearing of alternative assets, fund and trust administration, retirement funds and insurance services for covering risks attendant to owning or managing alternative assets.

BEN intends to offer its trust services and liquidity products through its U.S.-based subsidiaries, including trust companies for which BEN has applied to charter in Texas; and intends to offer its insurance services through its Bermuda regulated insurance companies.

In addition, BEN is developing a third business segment, referred to as financial technologies and online platforms, designed to offer clients online financial technologies and platforms for direct access to BEN’s liquidity products and services as well as specialized reporting tools. To expand this segment, BEN acquired ACE Portal, Inc. in early 2018. ACE Portal, which was previously financed in part by the New York Stock Exchange, will further enable BEN to develop and operate a centralized platform for accredited and qualified investors to access the private markets for private placements of equity, debt and fund interests marketed by SEC-registered broker-dealers.

BEN’s General Partner and Board of Directors

As a limited partnership, Beneficient is controlled by its general partner, Beneficient Management. The general partner is controlled by, and exclusive and complete authority to manage the operations and affairs of the general partner are granted to, the general partner’s board of directors (the “BEN Board”). The BEN Board is currently comprised of the following eight directors:

●	Michelle Caruso-Cabrera - Formerly CNBC’s chief international correspondent and co-anchor of “Power Lunch.” Previously, reporter and special projects producer for Univision and reporter with WTSP-TV in St. Petersburg, Florida.

●

David H. de Weese - General Partner at Paul Capital, Chairman of the Board of Capacitor Sciences, Inc., and past President and CEO of Siga Technologies, Cygnus Therapeutic and Machine Intelligence. Mr. de Weese has extensive expertise in credit evaluation and investing.

●

Richard W. Fisher - Past President of the Federal Reserve Bank of Dallas and past member of the Fed’s Open Market Committee. Founder of Fisher Capital Management after leaving Brown Brothers Harriman & Co. in 1987. Presently Senior Adviser to Barclays PLC, and a Director of AT&T, PepsiCo and Tenet Healthcare.

●	Brad K. Heppner – Chairman and Chief Executive Officer of BEN. Founder and former owner of The Crossroads Group (private equity fund of funds advisor) which was sold to Lehman Brothers, now Neuberger Berman, and founder/former owner of Capital Analytics (alternative asset administration company) now owned by Mitsubishi Union Financial Group.

●

Thomas O. Hicks - Founder and Chairman of Hicks Holdings, L.L.C., private equity industry pioneer and founder of Hicks, Muse, Tate and Furst, which raised over $12 billion in funds. His funds have invested billions of dollars of equity in businesses in the United States, Europe, and Latin America.

●	Thomas M. Hoenig - Former Vice Chairman of the Federal Deposit Insurance Corporation; former President and CEO of the Federal Reserve Bank of Kansas City; former member of the Federal Open Market Committee of the Federal Reserve System; former Chairman and Executive Committee member of the International A.

●	Bruce W. Schnitzer - Founder and Chairman of Wand Partners, a private equity firm specialized in insurance and other specialty financial services, past President and CEO of Marsh, Inc. and past Chief Financial Officer of Marsh & McLennan Companies, Inc.

●

Sheldon I. Stein - President of Southern Glazer’s Wine and Spirits and past Vice Chairman and Head of Southwest Investment Banking for Bank of America, Merrill Lynch. Previously Senior Managing Director and leader of Bear Stearns’ Southwest Investment Banking Group for over 20 years.

●	Billie I. Williamson - Director of Pentair plc, Cushman & Wakefield plc., and Kraton Corporation. During the past five years, Ms. Williamson served on the board of directors of CSRA Inc., Janus Capital Group, ITT Exelis Inc. and Annie’s Incorporated. Served in various roles at Ernst & Young LLP (“EY”) from 1974 to 1993 and 1998 to 2011, most recently as Senior Global Client Service Partner.

●

Bruce Zimmerman - Past CEO and Chief Investment Officer of The University of Texas Investment Management Company and the former Global Head of Pension Investments for Citigroup. Mr. Zimmerman has 30 years of investment and financial services experience with particular expertise in capital markets and portfolio risk management.

As noted above, our holding in BEN will not afford us any voting rights or other rights to influence the management or control of the company.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS

In General

The tables below sets forth information known to us regarding the beneficial ownership of our common stock as of November 5, 2018, for:

●	each person we believe beneficially holds more than 5% of our outstanding common shares (based solely on our review of SEC filings);

●	each of our directors;

●	each of our “named executive officers” as identified in the summary compensation table contained in our proxy statement filed with the SEC on April 11, 2018; and

●	all of our directors and named executive officers as a group.

The number of shares beneficially owned by a person includes shares issuable under options held by that person and that are currently exercisable or that become exercisable within 60 days of November 5, 2018. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days of November 5, 2018 are outstanding for the purpose of computing the “Percentage of Common Stock Owned” by such person or group. Nevertheless, shares of common stock that are issuable upon exercise of presently unexercised options are not deemed to be outstanding for purposes of calculating the “Percentage of Common Stock Owned” by any other person or any other group.

Except as otherwise indicated in the table or its footnotes, the persons in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

As of November 5, 2018, we had 5,980,124 shares of common stock issued and outstanding.

Beneficial Ownership Prior to the Transaction

Name	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Jon R. Sabes(1)	2,431,620	39.0%
Steven F. Sabes(2)	2,228,454	37.2%
William B. Acheson(3)	162,483	2.7%
Jeffrey L. McGregor(4)	70,000	1.2%
Shawn R. Gensch(5)	54,000	*
David H. Abramson(6)	21,960	*
Mark E. Schwarzmann(7)	16,800	*
All current directors and officers as a group	4,985,317	77.5%

*	less than one percent.

(1)	Mr. Sabes is our Chief Executive Officer and a director of the Company. Shares reflected in the table include 1,229,546 shares held individually, 169,671 shares held by Jon Sabes 1992 Trust No.1, a trust of which Mr. Sabes is the beneficiary, 168,801 shares held by Jon Sabes 6.08.1992 Trust, a trust of which Mr. Sabes is a beneficiary, 241,631 shares held by Jon Sabes 1982 Trust, a trust of which Mr. Sabes is a beneficiary, and 163,737 shares held by Jon Sabes 1976 Trust, a trust of which Mr. Sabes is a beneficiary. Also included are 102,192 shares held by Mr. Sabes’ immediate family members. The trustees of each of the trusts are Robert W. Sabes, Steve F. Sabes and Ross A. Sabes. The number of shares also includes 256,042 stock options currently exercisable or exercisable within 60 days granted pursuant to stock option agreements. Figures also include 100,000 shares held by Insurance Strategies Fund, LLC, a Delaware limited liability company over whose securities each of Jon R. and Steven F. Sabes exercise voting and dispositive control. Jon R. and Steve F. Sabes disclaim beneficial ownership over the shares held by Insurance Strategies Fund, LLC except to the extent of their pecuniary interest in such shares.

(2)	Mr. Sabes is our Executive Vice President of Originations and Servicing, Secretary and a director of the Company. Shares reflected in the table include 1,052,739 shares held individually and 1,072,382 shares held by SFS Holdings, LLC, a limited liability company of which Mr. Sabes is manager. The number of shares also includes 3,333 stock options currently exercisable or exercisable within 60 days granted pursuant to stock option agreements. Figures also includes 100,000 shares held by Insurance Strategies Fund, LLC, a Delaware limited liability company over whose securities each of Jon R. and Steven F. Sabes exercise voting and dispositive control. Jon R. and Steve F. Sabes disclaim beneficial ownership over the shares held by Insurance Strategies Fund, LLC except to the extent of their pecuniary interest in such shares.

(3)	Mr. Acheson is our Chief Financial Officer. Shares reflected in the table include 64,304 shares held individually. The number of shares also includes 48,751 of vested stock options currently exercisable and 49,428 of restricted stock units currently vested or vesting within 60 days granted pursuant to our 2013 Stock Incentive Plan.

(4)	Mr. McGregor is a director of the Company. Shares reflected in the table include 70,000 of stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.

(5)	Mr. Gensch is a director of the Company. Shares reflected in the table include 54,000 of stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.

(6)	Mr. Abramson is a director of the Company. Shares reflected in the table include 14,960 shares held individually. The number of shares also includes 7,000 of stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.

(7)	Mr. Schwarzmann is a director of the Company. Shares reflected in the table include 16,800 of vested stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.

Beneficial Ownership After the Transaction

The table below provides beneficial ownership information as of November 5, 2018 and assuming the Final Closing of the Transaction and the issuance by GWG to the Seller Trusts of the maximum of 29.1 million shares of our common stock in accordance with the terms of the Master Agreement. The actual number of shares to be issued to the Seller Trusts will be determined approximately five business days prior to closing.

Name	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Seller Trusts(1)	29,100,000	83.0%
Jon R. Sabes	2,431,620	6.9%
Steven F. Sabes	2,228,454	6.4%
William B. Acheson	162,483	*
Jeffrey L. McGregor	70,000	*
Shawn R. Gensch	54,000	*
David H. Abramson	21,960	*
Mark E. Schwarzmann	16,800	*
All current directors and officers as a group	4,985,317	14.0%

*       less than one percent.

(1)	The Seller Trusts are a group of individual common law trusts expected to receive shares of GWG common stock in the Transaction. The trustee of each of the Seller Trusts is Delaware Trust Company. The trust advisors of each trust are two unrelated individuals, Jeffrey S. Hinkle and Murray T. Holland, who have sole decision-making authority with respect to each trust. The beneficiary of each of the Seller Trusts is MHT Financial, LLC. The members of MHT Financial, LLC are Shawn T. Terry, Mike McGill and Murray T. Holland. The names of the various trusts comprising the Seller Trusts are as follows: The LT-1 Exchange Trust, The LT-2 Exchange Trust, The LT-3 Exchange Trust, The LT-4 Exchange Trust, The LT-5 Exchange Trust, The LT-6 Exchange Trust, The LT-7 Exchange Trust, The LT-8 Exchange Trust, The LT-9 Exchange Trust, The LT-12 Exchange Trust, The LT-13 Exchange Trust, The LT-14 Exchange Trust, The LT-15 Exchange Trust, The LT-16 Exchange Trust, The LT-17 Exchange Trust, The LT-18 Exchange Trust, The LT-19 Exchange Trust, The LT-20 Exchange Trust, The LT-21 Exchange Trust, The LT-22 Exchange Trust, The LT-23 Exchange Trust, The LT-24 Exchange Trust, The LT-25 Exchange Trust and The LT-26 Exchange Trust. Additional trusts are expected to participate in the Transaction up to the maximum amount of shares to be issued; however, no individual Seller Trust is expected to hold more than 10% of our common stock following the consummation of the Transaction.

OTHER BUSINESS

Householding of Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple stockholders in each household unless otherwise instructed by such stockholders. We will deliver promptly a separate copy of the Information Statement to any common stockholder upon written or oral request to our Corporate Secretary, at GWG Holdings, Inc., 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402, telephone: (612) 746-1944.  Any stockholder wishing to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of this Information Statement to the beneficial owners of our common stock.  We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Annex A

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

You should read the following discussion in conjunction with the consolidated financial statements and accompanying notes and the information contained in other sections of this report. This discussion and analysis is based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. Subject to completion of the pending Exchange Transaction contemplated by the Master Exchange Agreement with Beneficient, among others, we intend to account for our acquisition of common units of Beneficient under the equity method of accounting. However, this discussion and analysis does not take into account the potential impact that such pending Exchange Transaction may have on our future financial condition and the results of our future obligations.

Risk Relating to Forward-Looking Statements

This report contains forward-looking statements that reflect our current expectations and projections about future events. Actual results could differ materially from those described in these forward-looking statements.

The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Such risks and uncertainties include, but are not limited to:

●	changes in the secondary market for life insurance;

●	changes resulting from the evolution of our business model and strategy with respect to the life insurance industry;

●	our limited operating history;

●	the valuation of assets reflected on our financial statements;

●	the reliability of assumptions underlying our actuarial models, including our life expectancy estimates;

●	our reliance on debt financing and continued access to the capital markets;

●	our history of operating losses;

●	risks relating to the validity and enforceability of the life insurance policies we purchase;

●	risks relating to our ability to license and effectively apply technologies to improve and expand the scope of our business;

●	our reliance on information provided and obtained by third parties;

●	federal, state and FINRA regulatory matters;

●	competition in the secondary market of life insurance;

●	the relative illiquidity of life insurance policies;

●	our ability to satisfy our debt obligations if we were to sell our entire portfolio of life insurance policies;

●	life insurance company credit exposure;

●	cost-of-insurance (premium) increases on our life insurance policies;

●	general economic outlook, including prevailing interest rates;

●	performance of our investments in life insurance policies;

●	financing requirements;

●	risks associated with the merchant cash advance business;

●	risks associated with our attempts to commercialize our M-Panel technology;

●	risks associated with our ability to protect our intellectual property rights;

●	litigation risks;

●	restrictive covenants contained in borrowing agreements; and

●	our ability to make cash distributions in satisfaction of dividend obligations and redemption requests.

We caution you that the foregoing list of factors is not exhaustive. Forward-looking statements are only estimates and predictions, or statements of current intent. Actual results, outcomes or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means that an “emerging growth company” can make an election to delay the adoption of certain accounting standards until those standards would apply to private companies. We are an emerging growth company and have elected to delay our adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards at the same time as other public reporting companies that are not “emerging growth companies.” This exemption will apply for a period of five years following our first sale of common equity securities under an effective registration statement (which will occur in September 2019) or until we no longer qualify as an “emerging growth company” as defined under the JOBS Act, whichever is earlier.

Overview

We are a financial services company committed to disrupting and transforming the life insurance industry and related industries. We built our business by creating opportunities for consumers to obtain significantly more value for their life insurance policies in a secondary market as compared to the traditional options offered by the insurance industry. We are enhancing and extending these activities through innovation in our products and services, business processes, financing strategies, and advanced epigenetic technologies. At the same time, we are creating opportunities for investors to receive income and capital appreciation from our investment activities in the life insurance and related industries.

Critical Accounting Policies

Critical Accounting Estimates

The preparation of our consolidated financial statements in accordance with the GAAP requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We base our judgments, estimates, and assumptions on historical experience and on various other factors believed to be reasonable under the circumstances. Actual results could differ materially from these estimates. We evaluate our judgments, estimates, and assumptions on a regular basis and make changes accordingly. We believe that the judgments, estimates, and assumptions involved in valuing our investments in life insurance policies and evaluating deferred taxes have the greatest potential impact on our consolidated financial statements and accordingly believe these to be our critical accounting estimates. Below we discuss the critical accounting policies associated with these estimates as well as certain other critical accounting policies.

Ownership of Life Insurance Policies — Fair Value Option

We account for the purchase of life insurance policies in accordance with Accounting Standards Codification 325-30, Investments in Insurance Contracts, which requires us to use either the investment method or the fair value method. We have elected to account for all of our life insurance policies using the fair value method.

The fair value of our life insurance policies is determined as the net present value of the life insurance portfolio’s future expected cash flows (policy benefits received and required premium payments) that incorporates current life expectancy estimates and discount rate assumptions.

We initially record our purchase of life insurance policies at the transaction price, which is the amount paid for the policy, inclusive of all external fees and costs associated with the acquisition. At each subsequent reporting period, we re-measure the investment at fair value in its entirety and recognize the change in fair value as unrealized gain (revenue) in the current period, net of premiums paid. Changes in the fair value of our portfolio are based on periodic evaluations and are recorded in our consolidated statements of operations as changes in fair value of life insurance policies.

Fair Value Components — Medical Underwriting

Unobservable inputs, as discussed below, are a critical component of our estimate for the fair value of our investments in life insurance policies. We currently use a probabilistic method of estimating and valuing the projected cash flows of our portfolio, which we believe to be the preferred and most prevalent valuation method in the industry. In this regard, the most significant assumptions we make are the life expectancy estimates of the insureds and the discount rate applied to the expected future cash flows to be derived from our portfolio.

The 2015 Valuation Basic Table (“2015 VBT”) finalized by the Society of Actuaries is based on a much larger dataset of insured lives, face amount of policies and more current information compared to the dataset underlying the 2008 Valuation Basic Table. The 2015 VBT dataset includes 266 million policies compared to the 2008 VBT dataset of 75 million. The experience data in the 2015 VBT dataset includes 2.55 million claims on policies from 51 insurance carriers. Life expectancies implied by the 2015 VBT are generally longer for male and female nonsmokers between the ages of 65 and 80, while smokers and insureds of both genders over the age of 85 have significantly lower life expectancies. We adopted the 2015 VBT in our valuation process in June 2016.

For life insurance policies with face amounts greater than $1 million and that are not pledged under any senior credit facility (approximately 11% of our portfolio by face amount of policy benefits) we attempt to update the independent life expectancy estimates on a continuous rotating three year cycle. For life insurance policies with face amounts greater than $750,000 that are pledged under the senior credit facility with LNV Corporation (approximately 82.6% of our portfolio by face amount of policy benefits) we are presently required to update the independent life expectancy estimates every two years beginning from the date of the amended facility.

We conduct medical underwriting on the life insurance policies we own with life expectancy reports produced by independent third-party medical-actuarial underwriting firms. Each life expectancy report summarizes the underlying insured person’s medical history based on the underwriter’s review of recent and historical medical records. We obtain two such life expectancy reports for almost all policies, except for small face value insurance policies (i.e., a policy with $1 million in face value benefits or less) for which we have obtained at least one fully underwritten or simplified third-party report. A simplified third-party underwriting report is based on a medical interview, which may be supplemented with additional information obtained from a pharmacy benefit manager database. For valuation purposes, we use the life expectancy estimate, using the average in the case of multiple reports, expressed as the number of months at which the individual will have a 50% probability of mortality.

Our prior experience in updating independent life expectancy estimates has generally resulted in shorter life expectancies of the updated insureds within our portfolio, but often not as short as we had projected. As our life insurance portfolio continues to grow, we may experience additional and material adjustments to the fair value of our portfolio due to updating independent life expectancy estimates. For more information about life expectancy estimates and their impact upon our business and financial statements, please see Risk Factors (“If actuarial assumptions we obtain from third-party providers . . . .”), and Note 4 to our consolidated financial statements.

During 2017 we received notice of, or support for, COI rate changes on 8 policies with combined face value of $23.5 million in our portfolio. These increased charges resulted in a $1.9 million reduction in the fair value of our portfolio.

We are aware of additional pending COI increases affecting three policies in our portfolio for which we are in receipt of notice and expect to quantify and recognize in the following months. We have requested additional information and policy illustrations reflecting the increased rates from the insurers which will enable us to revise our projections and valuations on the affected policies.

Fair Value Components — Required Premium Payments

We must pay the premiums on the life insurance policies within our portfolio in order to collect the policy benefit. The same probabilistic model and methodologies used to generate expected cash inflows from the life insurance policy benefits over the expected life of the insured are used to estimate cash outflows due to required premium payments. Premiums paid are offset against revenue in the applicable reporting period.

Fair Value Components — Discount Rate

A discount rate is used to calculate the net present value of the expected cash flows. The discount rate used to calculate fair value of our portfolio incorporates the guidance provided by ASC 820, Fair Value Measurements and Disclosures.

The table below provides the discount rate used to estimate the fair value of our portfolio of life insurance policies for the period ending:

December 31, 2017	December 31, 2016
10.45%	10.96%

The change in the discount rate incorporates current information about discount rates applied by other reporting companies owning portfolios of life insurance policies, discount rates observed by us in the life insurance secondary market, market interest rates, credit exposure to the issuing insurance companies, and our estimate of the operational risk premium a purchaser would require to receive the future cash flows derived from our portfolio of life insurance policies. Management has discretion regarding the combination of these and other factors when determining the discount rate. The discount rate we choose assumes an orderly and arms-length transaction (i.e., a non-distressed transaction in which neither seller nor buyer is compelled to engage in the transaction), which is consistent with related GAAP guidance. The carrying value of policies acquired during each quarterly reporting period are adjusted to their current fair value using the fair value discount rate applied to the entire portfolio as of that reporting date.

We engaged Model Actuarial Pricing Systems, LP (“MAPS”), owner of the actuarial portfolio pricing software we use, to prepare a calculation of our life insurance portfolio. MAPS processed policy data, future premium data, life expectancy estimate data, and other actuarial information to calculate a net present value for our portfolio using the specified discount rate of 10.45%. MAPS independently calculated the net present value of our portfolio of 898 policies to be $650.5 million and furnished us with a letter documenting its calculation. A copy of such letter is filed as Exhibit 99.1 to this report.

Deferred Income Taxes

Under Accounting Standards Codification 740, Income Taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established for deferred tax assets that are not considered “more likely than not” to be realized. Realization of deferred tax assets depends upon having sufficient past or future taxable income in periods to which the deductible temporary differences are expected to be recovered or within any applicable carryback or carryforward periods or sufficient tax planning strategies. After assessing the realization of the net deferred tax assets, we believe that there is substantial uncertainty that our net deferred tax asset will be realized during the applicable carryover period. As such, a valuation allowance has been established against the total net deferred tax asset as of December 31, 2017.

Principal Revenue and Expense Items

We earn revenues from the following three primary sources.

●	Life Insurance Policy Benefits Realized. We recognize the difference between the face value of the policy benefits and carrying value when an insured event has occurred and determine that settlement and collection of the policy benefits is realizable and reasonably assured. Revenue from a transaction must meet both criteria in order to be recognized. We generally collect the face value of the life insurance policy from the insurance company within 45 days of our notification of the insured’s mortality.

●	Change in Fair Value of Life Insurance Policies. We value our portfolio investments for each reporting period in accordance with the fair value principles discussed herein, which reflects the expected receipt of policy benefits in future periods, net of premium costs, as shown in our consolidated financial statements.

●	Sale of a Life Insurance Policy. In the event of a sale of a policy, we recognize gain or loss as the difference between the sale price and the carrying value of the policy on the date of the receipt of payment on such sale.

Our main components of expense are summarized below.

●	Selling, General and Administrative Expenses. We recognize, and record expenses incurred in our business operations, including operations related to the purchasing and servicing of life insurance policies. These expenses include salaries and benefits, sales, marketing, occupancy and other expenditures.

●	Interest Expense. We recognize, and record interest expenses associated with the costs of financing our life insurance portfolio for the current period. These expenses include interest paid to our senior lender under our senior credit facility with LNV Corporation, interest paid on our L Bonds and other outstanding indebtedness. When we issue debt, we amortize the financing costs (commissions and other fees) associated with such indebtedness over the outstanding term of the financing and classify it as interest expense.

Results of Operations — 2017 Compared to 2016

The following is our analysis of the results of operations for the periods indicated below. This analysis should be read in conjunction with our consolidated financial statements and related notes.

Revenue	Years Ended December 31,
	2017	2016
Revenue recognized from maturities of life insurance contracts	$48,649,000	$37,459,000
Revenue recognized from change in fair value of life insurance contracts	66,761,000	70,582,000
Premiums and other annual fees	(53,296,000)	(40,239,000)
Gain on life insurance policies, net	62,114,000	67,802,000
Other income	2,020,000	1,675,000
Total revenue	$64,134,000	$69,477,000

Number of policies matured	47	23
Face value of matured policies	$64,719,000	$48,452,000
The change in fair value related to new policies acquired during the year	$31,019,000	$38,205,000

The discount rate applied to estimate the fair value of the portfolio of life insurance policies we own was 10.45% and 10.96% as of December 31, 2017 and 2016, respectively.

Expenses

	2017	2016	Increase
Interest expense (including amortization of deferred financing costs)	$54,419,000	$42,343,000	$12,076,000	(1)
Employee compensation and benefits	14,870,000	11,784,000	3,086,000	(2)
Legal and professional expenses	5,096,000	3,948,000	1,148,000	(3)
Provision for MCA advances	1,308,000	600,000	708,000	(4)
Other expenses	11,171,000	10,077,000	1,094,000	(5)
Total expenses	$86,864,000	$68,752,000	$18,112,000

(1)	Increase is primarily due to the increase in the average debt outstanding from $471.4 million in 2016 to $597.5 million in 2017, contributing $11.4 million of interest expense.
(2)	Increase is primarily due to increases of $2.1 million for expense attributable to stock options and SARs and $0.8 million in severance payments made to several former executives.
(3)	Increase is due to legal fees associated with MCA collections as well as increased costs related to securities offerings and on-going compliance.
(4)	Increase is due to continued impairment of the Nulook loan due to decreased recovery estimates.
(5)	Increase is primarily due to increases of $0.5 million for sales and marketing costs associated with growing and servicing our network of independent financial advisors and appointed agents and $0.8 million in technology costs.

Deferred Income Taxes

Under ASC 740, Income Taxes (“ASC 740”), deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established for deferred tax assets that are not considered “more likely than not” to be realized. Realization of deferred tax assets depends upon having sufficient past or future taxable income in periods to which the deductible temporary differences are expected to be recovered or within any applicable carryback or carryforward periods. After assessing the realization of the net deferred tax assets, we believe that there is substantial uncertainty that our net deferred tax asset will be realized during the applicable carryover period. As such, a valuation allowance has been established against the total net deferred tax asset as of December 31, 2017.

Income Tax Expense

We realized a net income tax benefit of $2.1 million for the year ended December 31, 2017 and a net income tax expense of $0.3 million for the year ended December 31, 2016. The effective rate for the years ended December 31, 2017 and 2016 was 9.2% and 46.0%, respectively, compared to an expected statutory rate of 34%.

The following table provides a reconciliation of our income tax expense at the statutory federal tax rate to our actual income tax expense:

	2017		2016
Statutory federal income tax (benefit)	$(7,728,000)	34.0%	$247,000	34.0%
State income taxes (benefit), net of federal benefit	(1,433,000)	6.3%	56,000	7.8%
Impact of change in enacted rate	2,605,000	(11.4)%	—	—
Change in valuation allowance	4,222,000	(18.6)%	—	—
Other permanent differences	237,000	(1.1)%	30,000	4.2%
Total income tax expense (benefit)	$(2,097,000)	9.2%	$333,000	46.0%

The Tax Reform Bill enacted by the U.S. federal government in December 2017 changed existing tax law including a reduction of the U.S. corporate income tax rate. The Company re-measured deferred taxes as of the date of enactment, resulting in a $2,605,000 reduction of net deferred income tax assets and a corresponding decrease to earnings in 2017. With the Tax Reform Bill, we expect our effective tax rate in 2018 will be approximately 28.7%.

The most significant temporary differences between GAAP net income (loss) and taxable net income (loss) are the treatment of interest costs with respect to the acquisition of the life insurance policies and revenue recognition with respect to the mark-to-market of our life insurance portfolio.

Liquidity and Capital Resources

We finance our business through a combination of life insurance policy benefit receipts, equity offerings, debt offerings, and our senior credit facility. We have used our debt offerings and our senior credit facility primarily for policy acquisition, policy servicing, and portfolio-related financing expenditures including paying principal and interest.

As of December 31, 2017 and December 31, 2016, we had approximately $159.4 million and $121.7 million, respectively, in combined available cash, cash equivalents, and policy benefits receivable for the purpose of purchasing additional life insurance policies, paying premiums on existing policies, paying portfolio servicing expenses, and paying principal and interest on our outstanding financing obligations. Additional future borrowing base capacity for premiums and servicing costs, created as the premiums and servicing costs of pledged life insurance policies become due and by additional policy pledges to the facility or not, exists under the amended and restated senior credit facility with LNV Corporation.

Financings Summary

We had the following outstanding debt balances as of December 31, 2017 and December 31, 2016:

	As of December 31, 2017		As of December 31, 2016
Issuer/Borrower	Principal Amount Outstanding	Weighted Average Interest Rate	Principal Amount Outstanding	Weighted Average Interest Rate
GWG Holdings, Inc. – L Bonds (see Note 8)	$461,427,000	7.29%	$387,067,000	7.23%
GWG Life, LLC – Series I Secured Notes	—	N/A	16,614,000	8.68%
GWG DLP Funding IV, LLC – senior credit facility with LNV Corporation (see Note 6)	222,525,000	9.31%	162,725,000	7.34%
Total	$683,952,000	7.95%	$566,406,000	7.30%

As of September 8, 2017, all of the Series I Secured Notes had been paid in full and all obligations thereunder had been terminated.

The Series I Secured Notes were governed by an Intercreditor Agreement, a Third Amended and Restated Note Issuance and Security Agreement dated November 1, 2011, as amended, and a related Pledge Agreement. Upon the redemption of the Series I Secured Notes and the termination of all obligations outstanding thereunder, those agreements were terminated effective as of September 8, 2017.

In June 2011, we concluded a private placement offering of Series A Preferred Stock for new investors, having received an aggregate $24.6 million in subscriptions for our Series A Preferred Stock. These subscriptions consisted of $14.0 million in conversions of outstanding Series I Secured Notes into Series A Preferred Stock and $10.6 million of new investments.

On October 9, 2017, we exercised our contractual right to call for the redemption of the Series A Preferred Stock and all related outstanding warrants and paid an aggregate of approximately $22.2 million.

In January 2012, we began publicly offering up to $250.0 million in debt securities (initially named “Renewable Secured Debentures” and subsequently renamed “L Bonds”) that was completed in January 2015.

On September 24, 2014, we consummated an initial public offering of our common stock resulting in the sale of 800,000 shares of common stock at $12.50 per share and net proceeds of approximately $8.6 million after the deduction of underwriting commissions, discounts and expense reimbursements.

In January 2015, we began publicly offering up to $1.0 billion of L Bonds as a follow-on to our earlier $250.0 million public debt offering. Through December 31, 2017, the total amount of these L Bonds sold, including renewals, was $856.3 million. As of December 31, 2017 and December 31, 2016, respectively, we had approximately $461.4 million and $387.1 million in principal amount of L Bonds outstanding.

In October 2015, we began publicly offering up to 100,000 shares of our Redeemable Preferred Stock (RPS) at a per-share price of $1,000. As of December 31, 2017, we had issued approximately $99.1 million stated value of RPS and have terminated that offering.

On February 14, 2017, we began publicly offering up to 150,000 shares of Series 2 Redeemable Preferred Stock (RPS 2) at a per-share price of $1,000. As of December 31, 2017, we have issued approximately $88.7 million stated value of RPS 2.

On January 2, 2018, we began publicly offering up to $1.0 billion L Bonds as a follow-on to our earlier $1.0 billion L Bond offering. As of December 31, 2017, we have not issued any L Bonds in our follow-on offering.

The weighted-average interest rate of our outstanding L Bonds as of December 31, 2017 and December 31, 2016 was 7.29% and 7.23%, respectively, and the weighted-average maturity at those dates was 2.38 and 2.13 years, respectively. Our L Bonds have renewal features. Since we first issued our L Bonds, we have experienced $394.9 million in maturities, of which $234.7 million has renewed through December 31, 2017 for an additional term. This has provided us with an aggregate renewal rate of approximately 59.4% for investments in these securities.

Future contractual maturities of L Bonds at December 31, 2017 are:

Years Ending December 31,	L Bonds
2018	$105,916,000
2019	151,689,000
2020	78,402,000
2021	30,759,000
2022	40,018,000
Thereafter	54,643,000
$461,427,000

The L Bonds are secured by all of our assets and are subordinate to our senior credit facility with LNV Corporation.

On September 27, 2017, we entered into a $300 million amended and restated senior credit facility with LNV Corporation in which DLP IV is the borrower. We intend to use the proceeds from this facility to grow and maintain our portfolio of life insurance policies, for liquidity and for general corporate purposes. As of December 31, 2017 we had approximately $222.5 million outstanding under the senior credit facility with LNV Corporation.

We expect to meet our ongoing operational capital needs through a combination of the receipt of policy benefits from our portfolio of life insurance policies and net proceeds from our L Bonds and RPS 2 offerings. We expect to meet our policy acquisition, servicing, and financing capital needs principally from the receipt of policy benefits from our portfolio of life insurance policies, net proceeds from our offering of L Bonds and RPS 2, and from our senior credit facility with LNV Corporation. We estimate that our liquidity and capital resources are sufficient for our current and projected financial needs for at least the next twelve months given current assumptions. However, if we are unable to continue our offerings for any reason (or if we become unsuccessful in selling our securities), and we are unable to obtain capital from other sources, our business will be materially and adversely affected. In addition, our business will be materially and adversely affected if we do not receive the policy benefits we forecast and if holders of our L Bonds fail to renew with the frequency we have historically experienced. In such a case, we could be forced to sell our investments in life insurance policies to service or satisfy our debt-related and other obligations. A sale under such circumstances may result in significant impairment of the recognized value of our portfolio.

Capital expenditures have historically not been material and we do not anticipate making material capital expenditures in 2018 or beyond.

Debt Financings Summary

The table below reconciles the face amount of our outstanding debt to the carrying value shown on our balance sheet:

	As of December 31, 2017	As of December 31, 2016
Total senior facilities and other indebtedness:
Face amount outstanding	$222,525,000	$162,725,000
Unamortized selling costs	(10,287,000)	(6,660,000)
Carrying amount	$212,238,000	$156,065,000

Series I Secured Notes:
Face amount outstanding	$—	$16,614,000
Unamortized selling costs	—	(209,000)
Carrying amount	$—	$16,405,000

L Bonds:
Face amount outstanding	$461,427,000	$387,067,000
Subscriptions in process	1,560,000	5,882,000
Unamortized selling costs	(15,593,000)	(11,636,000)
Carrying amount	$447,394,000	$381,313,000

Portfolio Assets and Secured Indebtedness

At December 31, 2017, the fair value of our investments in life insurance policies of $650.5 million plus our cash balance of $114.4 million and our restricted cash balance of $28.3 million, plus matured policy benefits receivable of $16.7 million, totaled $809.9 million, representing an excess of portfolio assets over secured indebtedness of $126.0 million. At December 31, 2016, the fair value of our investments in life insurance policies of $511.2 million plus our cash balance of $78.5 million and our restricted cash balance of $37.8 million, plus matured policy benefits receivable of $5.3 million, totaled $632.9 million representing an excess of portfolio assets over secured indebtedness of $66.4 million.

The following forward-looking table seeks to illustrate the impact that a hypothetical sale of our portfolio of life insurance assets at various discount rates would have on our ability to satisfy our debt obligations as of December 31, 2017. In all cases, the sale of the life insurance assets owned by DLP IV will be used first to satisfy all amounts owing under the respective senior credit facility with LNV Corporation. The net sale proceeds remaining after satisfying all obligations under the senior credit facility with LNV Corporation would be applied to L Bonds on a pari passu basis.

Portfolio Discount Rate	10%	11%	12%	13%	14%	15%	16%
Value of portfolio	$664,849,000	$633,741,000	$605,099,000	$578,666,000	$554,216,000	$531,554,000	$510,506,000
Cash, cash equivalents and policy benefits receivable	159,430,000	159,430,000	159,430,000	159,430,000	159,430,000	159,430,000	159,430,000
Total assets	824,279,000	793,171,000	764,529,000	738,096,000	713,646,000	690,984,000	669,936,000
Senior credit facility	222,525,000	222,525,000	222,525,000	222,525,000	222,525,000	222,525,000	222,525,000
Net after senior credit facility	601,754,000	570,646,000	542,004,000	515,571,000	491,121,000	468,459,000	447,411,000
L Bonds	461,427,000	461,427,000	461,427,000	461,427,000	461,427,000	461,427,000	461,427,000
Net after L Bonds	140,327,000	109,219,000	80,577,000	54,144,000	29,694,000	7,032,000	(14,016,000)
Impairment to L Bonds	No impairment	No impairment	No impairment	No impairment	No impairment	No impairment	Impairment

The table illustrates that our ability to fully satisfy amounts owing under the L Bonds would likely be impaired upon the sale of all our life insurance assets at a price equivalent to a discount rate of approximately 15.04% or higher. At December 31, 2016, the likely impairment occurred at a discount rate of approximately 13.94% or higher. The discount rates used to calculate the fair value of our portfolio were 10.45% and 10.96% as of December 31, 2017 and December 31, 2016, respectively.

The table does not include any allowance for transactional fees and expenses associated with a portfolio sale (which expenses and fees could be substantial) and is provided to demonstrate how various discount rates used to value our portfolio could affect our ability to satisfy amounts owing under our debt obligations in light of our senior secured lender’s right to priority payments. This table also does not include the yield maintenance fee, which could be substantial, we are required to pay in certain circumstances under our senior credit facility with LNV Corporation. You should read the above table in conjunction with the information contained in other sections of this report, including our discussion of discount rates included under the “Critical Accounting Policies — Fair Value Components — Discount Rate” caption above.

Amendment of Credit Facility

Effective September 27, 2017, DLP IV entered into an Amended and Restated Loan and Security Agreement with LNV Corporation, as lender, and CLMG Corp., as the administrative agent on behalf of the lenders under the agreement. The Loan and Security Agreement makes available a total of up to $300,000,000 in credit to DLP IV with a maturity date of September 27, 2029. Additional advances are available under the Amended and Restated Loan Agreement at the LIBOR rate as defined in the Amended and Restated Loan Agreement. Advances are available as the result of additional borrowing base capacity, created as the premiums and servicing costs of pledged life insurance policies become due and by additional policy pledges to the facility or not. Interest will accrue on amounts borrowed under the Amended and Restated Loan Agreement at an annual interest rate, determined as of each date of borrowing or quarterly if there is no borrowing, equal to (A) the greater of 12-month LIBOR or the federal funds rate (as defined in the agreement) plus one-half of one percent per annum, plus (B) 7.50% per annum. The effective rate at December 31, 2017 was 9.31%. Interest payments are made on a quarterly basis.

Under the Amended and Restated Loan and Security Agreement, DLP IV has granted the administrative agent, for the benefit of the lenders under the agreement, a security interest in all of DLP IV’s assets. As with prior collateral arrangements relating to the senior secured debt of GWG Holdings and its subsidiaries (on a consolidated basis), GWG Holdings’ equity ownership in DLP IV continues to serve as collateral for the obligations of GWG Holdings under the L Bonds (although the life insurance assets owned by DLP IV will not themselves serve directly as collateral for those obligations).

Cash Flows

The payment of premiums and servicing costs to maintain life insurance policies represents our most significant requirement for cash disbursement. When a policy is purchased, we are able to calculate the minimum premium payments required to maintain the policy in-force. Over time as the insured ages, premium payments will increase. Nevertheless, the probability we will actually be required to pay the premiums decreases as mortality becomes more likely. These scheduled premiums and associated probabilities are factored into our expected internal rate of return and cash-flow modeling. Beyond premiums, we incur policy servicing costs, including annual trustee, tracking costs, and debt servicing costs, including principal and interest payments all of which are excluded from our internal rate of return calculations. Until we receive a sufficient amount of proceeds from the policy benefits, we intend to pay these costs from our senior credit facility with LNV Corporation, when permitted, and through the issuance of debt securities, including the L Bonds, and equity securities including our preferred stock offerings.

The amount of payments for anticipated premiums and servicing costs that we will be required to make over the next five years to maintain our current portfolio, assuming no mortalities, is set forth in the table below.

Years Ending December 31,	Premiums	Servicing	Premiums and Servicing Fees
2018	$53,548,000	$1,102,000	$54,650,000
2019	61,125,000	1,102,000	62,227,000
2020	69,886,000	1,102,000	70,988,000
2021	79,081,000	1,102,000	80,183,000
2022	89,102,000	1,102,000	90,204,000
	$352,742,000	$5,510,000	$358,252,000

Our anticipated premium expenses are subject to the risk of increased cost-of-insurance charges (i.e., premium charges) for the universal life insurance policies we own. We are aware of additional pending COI increases affecting three policies in our portfolio that we have received notice on and expect to quantify and recognize in the following months. As a result, we expect that our premium expense will increase and the fair value of the affected policies and our portfolio will be negatively impacted once we receive additional information and policy illustrations reflecting the increased rates from the insurers to revise our projections and valuations. Except as noted above, we are not aware of COI increases by other insurers, but we are aware that COI increases have become more prevalent in the industry. Thus, we may see additional insurers implementing COI increases in the future. See also the Risk Factor section of this report (“Cost-of-insurance (premium) increases could materially and adversely affect our profitability and financial condition.”).

For the quarter-end dates set forth below, the following table illustrates the total amount of face value of policy benefits owned, and the trailing 12 months of life insurance policy benefits realized and premiums paid on our portfolio. The trailing 12-month benefits/premium coverage ratio indicates the ratio of policy benefits realized to premiums paid over the trailing 12-month period from our portfolio of life insurance policies.

Quarter End Date	Portfolio Face Amount ($)	12-Month Trailing Benefits Realized	12-Month Trailing Premiums Paid	12-Month Trailing Benefits/Premium Coverage Ratio
March 31, 2015	754,942,000	46,675,000	23,786,000	196.2%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.5%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%
December 31, 2016	1,361,675,000	48,452,000	40,239,000	120.4%
March 31, 2017	1,447,558,000	48,189,000	42,753,000	112.7%
June 30, 2017	1,525,363,000	49,295,000	45,414,000	108.5%
September 30, 2017	1,622,627,000	53,742,000	46,559,000	115.4%
December 31, 2017	1,676,148,000	64,719,000	52,263,000	123.8%

We believe that the portfolio cash flow results set forth above are consistent with our general investment thesis: that the life insurance policy benefits we receive will continue to increase over time in relation to the premiums we are required to pay on the remaining polices in the portfolio. Nevertheless, we expect that our portfolio cash flow on a period-to-period basis will remain inconsistent until such time as we achieve our goal of acquiring a larger, more diversified portfolio of life insurance policies.

Inflation

Changes in inflation do not necessarily correlate with changes in interest rates. We presently do not foresee any material impact of inflation on our results of operations in the periods presented in our consolidated financial statements.

Off-Balance Sheet Arrangements

We are party to an office lease with U.S. Bank National Association as the landlord. On September 1, 2015, we entered into an amendment that expanded the leased space to 17,687 square feet and extended the term through October 2025 (see Note 17 to the Consolidated Financial Statements).

Credit Risk

We review the credit risk associated with our portfolio of life insurance policies when estimating its fair value. In evaluating the policies’ credit risk, we consider insurance company solvency, credit risk indicators, economic conditions, ongoing credit evaluations, and company positions. We attempt to manage our credit risk related to life insurance policies typically by purchasing policies issued only from companies with an investment-grade credit rating by either Standard & Poor’s, Moody’s, or A.M. Best Company. As of December 31, 2017, 96.7% of our life insurance policies, by face value benefits, were issued by companies that maintained an investment-grade rating (BBB or better) by Standard & Poor’s.

Interest Rate Risk

Our senior credit facility with LNV Corporation is floating-rate financing. In addition, our ability to offer interest and dividend rates that attract capital (including in our continuous offering of L Bonds and RPS 2) is generally impacted by prevailing interest rates. Furthermore, while our L Bond and RPS 2 offerings provide us with fixed-rate debt and equity financing, respectively, our debt coverage ratio is calculated in relation to the interest rate on all of our debt financing. Therefore, fluctuations in interest rates impact our business by increasing our borrowing costs and reducing availability under our debt financing arrangements. We calculate our portfolio earnings based upon the spread generated between the return on our life insurance portfolio and the total cost of our financing. As a result, increases in interest rates will reduce the earnings we expect to achieve from our investments in life insurance policies.

Non-GAAP Financial Measures

Non-GAAP financial measures disclosed by our management are provided as additional information to investors in order to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. This presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. See our consolidated financial statements and our financial statements contained herein.

We use non-GAAP financial measures for management’s assessment of our financial condition and operating results without regard to GAAP fair value standards. The application of current GAAP fair value standards, especially during a period of significant growth of our portfolio and our Company may result in current period GAAP financial results that may not be reflective of our long-term earnings potential or overall financial condition. Management believes that our non-GAAP financial measures permit investors to understand long-term earnings performance without regard to the volatility in GAAP financial results that can, and does, occur during this stage of our portfolio and company growth.

Therefore, in contrast to a GAAP fair valuation, we seek to measure the accrual of the actuarial gain occurring within the portfolio of life insurance policies at our expected internal rate of return (exclusive of future interest costs) based on statistical mortality probabilities for the insureds (using primarily the insured’s age, sex, health and smoking status). The expected internal rate of return tracks actuarial gain occurring within the policies according to a mortality table as the insureds’ age increases. By comparing the actuarial gain accruing within our portfolio of life insurance policies against our adjusted operating costs during the same period, we can estimate, manage and evaluate the overall financial performance of our business without regard to fair value volatility. We use this information to balance our life insurance policy purchasing and manage our capital structure, including the issuance of debt and utilization of our other sources of capital, and to monitor our compliance with borrowing covenants. We believe that these non-GAAP financial measures provide information that is useful for investors to understand period-over-period operating results separate and apart from fair value items that can have a disproportionately positive or negative impact on GAAP results in any particular reporting period.

Our senior credit facility with Autobahn/DZ Bank, which we terminated effective as of September 12, 2017, required us to maintain a “positive net income” and “tangible net worth,” each of which were calculated on an adjusted non-GAAP basis using the method described below, without regard to GAAP-based fair value measures. In addition, our senior credit facility with Autobahn/DZ Bank required us to maintain an “excess spread,” which is the difference between (i) the weighted average of our expected internal rate of return of our portfolio of life insurance policies; and (ii) the weighted average of the senior credit facility with Autobahn/DZ Bank’s interest rate.

In addition, the note issuance and security agreement governing our Series I Secured Notes, which we terminated effective as of September 8, 2017, and the Indenture governing our L Bonds requires us to maintain a “debt coverage ratio” designed to provide reasonable assurance that the buy and hold value of our portfolio plus certain short-term assets exceed our total outstanding indebtedness. This ratio is calculated using non-GAAP measures in the method described below, again without regard to GAAP-based fair value measures.

Non-GAAP Investment Cost Basis	As of December 31, 2017	As of December 31, 2016
GAAP fair value	$650,527,000	$511,192,000
Unrealized fair value gain(1)	(331,386,000)	(264,625,000)
Adjusted cost basis increase(2)	325,100,000	248,377,000
Investment cost basis(3)	$644,241,000	$494,944,000

(1)	This represents the reversal of cumulative unrealized GAAP fair value gain of life insurance policies.
(2)	Adjusted cost basis is increased to interest, premiums and servicing fees that are expensed under GAAP.
(3)	This is the non-GAAP cost basis in life insurance policies from which our expected internal rate of return is calculated.

Excess Spread. Management uses the “total excess spread” to gauge expected profitability of our investments. The Expected IRR of our portfolio is based upon future cash flow forecasts derived from a probabilistic analysis of our policy benefits received and policy premiums paid in relation to our non-GAAP investment cost basis.

	As of December 31, 2017	As of December 31, 2016
Expected IRR(1)	10.48%	11.34%
Total weighted-average interest rate on indebtedness for borrowed money(2)	7.95%	7.30%
Total excess spread(3)	2.53%	4.04%

(1)	Excludes IRR realized on matured life insurance policies – which are substantial.
(2)	Represents the weighted-average interest rate paid on all interest-bearing indebtedness as of the measurement date, determined as follows:

Indebtedness	As of December 31, 2017	As of December 31, 2016
Senior credit facility with LNV Corporation	$222,525,000	$162,725,000
Series I Secured Notes	—	16,614,000
L Bonds	461,427,000	387,067,000
Total	$683,952,000	$566,406,000

Interest Rates on Indebtedness
Senior credit facility with LNV Corporation	9.31%	7.34%
Series I Secured Notes	—	8.68%
L Bonds	7.29%	7.23%
Weighted-average interest rates on indebtedness	7.95%	7.30%

(3)	Calculated as the Expected IRR minus the weighted-average interest rate on interest-bearing indebtedness(2).

Adjusted Non-GAAP Net Income. We calculate our adjusted non-GAAP net income by recognizing the actuarial gain accruing within our life insurance portfolio at the Expected IRR against our adjusted cost basis without regard to fair value. We net this actuarial gain against our adjusted operating costs during the same period to calculate our net income on a non-GAAP basis.

	Years Ended December 31,
	2017	2016
GAAP net (loss) attributable to common shareholders	$(33,335,000)	$(3,145,000)
Unrealized fair value gain(1)	(66,761,000)	(70,582,000)
Adjusted cost basis increase(2)	99,320,000	72,818,000
Accrual of unrealized actuarial gain(3)	25,434,000	31,873,000
Total adjusted non-GAAP net income attributable to common shareholders	$24,658,000	$30,964,000

(1)	Reversal of unrealized GAAP fair value gain on life insurance policies for current period.
(2)	Adjusted cost basis is increased to include interest, premiums and servicing fees that are expensed under GAAP.
(3)	Accrual of actuarial gain at Expected IRR.

Adjusted Non-GAAP Tangible Net Worth. We calculate our adjusted non-GAAP tangible net worth by recognizing the actuarial gain accruing within our life insurance policies at the Expected IRR of the policies we own without regard to fair value. We net this actuarial gain against our costs during the same period to calculate our adjusted tangible net worth on a non-GAAP basis.

	As of December 31, 2017	As of December 31, 2016
GAAP net worth	$133,672,000	$67,298,000
Less intangible assets(1)	(30,354,000)	(19,442,000)
GAAP tangible net worth	103,318,000	47,856,000
Unrealized fair value gain(2)	(331,386,000)	(264,625,000)
Adjusted cost basis increase(3)	325,100,000	248,377,000
Accrual of unrealized actuarial gain(4)	158,241,000	132,808,000
Total adjusted non-GAAP tangible net worth	$255,273,000	$164,416,000

(1)	Unamortized portion of deferred financing costs and pre-paid insurance.
(2)	Reversal of cumulative unrealized GAAP fair value gain or loss of life insurance policies.
(3)	Adjusted cost basis is increased to include interest, premiums and servicing fees that are expensed under GAAP.
(4)	Accrual of cumulative actuarial gain at Expected IRR.

Debt Coverage Ratio. Our L Bonds borrowing covenants require us to maintain a debt coverage ratio of less than 90%. The debt coverage ratio is calculated by dividing the sum of our total interest-bearing indebtedness by the sum of our cash, cash equivalents, and policy benefits receivable by the net present value of the life insurance portfolio, and, without duplication, the value of all of our other assets as reflected on our most recently available balance sheet prepared in accordance with GAAP (see Item 9B).

	As of December 31, 2017		As of December 31, 2016
Life insurance portfolio policy benefits	$1,676,148,000		$1,361,675,000
Discount rate of future cash flows(1)	7.95	%(1)	7.30	%(1)
Net present value of life insurance portfolio policy benefits	$737,625,000		$614,908,000
Cash, cash equivalents	142,771,000		116,314,000
Life insurance policy benefits receivable	16,659,000		5,345,000
Total Coverage	$897,055,000		$736,567,000

Senior credit facilities	$222,525,000		$162,725,000
Series I Secured Notes	—		16,614,000
L Bonds	461,427,000		387,067,000
Total Indebtedness	$683,952,000		$566,406,000

Debt Coverage Ratio	76.24%		76.90%

(1)	Weighted average-interest rate paid on indebtedness.

As of December 31, 2017, we were in compliance with the debt coverage ratio.

Expected Portfolio Internal Rate of Return at Purchase. Expected portfolio IRR at purchase is calculated as the weighted average (by face amount of policy benefits) derived from a probabilistic analysis of policy benefits received and policy premiums paid relative to our purchase price for all life insurance policies in the portfolio. This non-GAAP measure isolates our IRR expectation at purchase utilizing our underwriting life expectancy assumptions at the time of purchase. This measure does not change with the passage of time as compared to our non-GAAP investment cost basis that increases with the payment of premiums, financing costs, and the effective life expectancy which changes over time, both of which are used to calculate our Expected IRR.

	2017	2016
Life insurance portfolio policy benefits	$1,676,148,000	$1,361,675,000
Total number of polices	898	690
Non-GAAP Expected Portfolio Internal Rate of Return at Purchase	15.32%	15.64%

ITEM 8.	CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of GWG Holdings, Inc. and Subsidiaries:

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheets of GWG Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows, for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”). We also have audited the Company’s internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control — Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control — Integrated Framework: (2013) issued by COSO.

Basis for Opinion

The Company’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s consolidated financial statements and an opinion on the Company’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota

We have served as the Company’s auditor since 2013.

March 29, 2018

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$114,421,491	$78,486,982
Restricted cash	28,349,685	37,826,596
Investment in life insurance policies, at fair value	650,527,353	511,192,354
Secured MCA advances	1,661,774	5,703,147
Life insurance policy benefits receivable	16,658,761	5,345,000
Other assets	7,237,110	4,688,103
TOTAL ASSETS	$818,856,174	$643,242,182

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES
Senior Credit Facilities	$212,238,192	$156,064,818
Series I Secured Notes	—	16,404,836
L Bonds	447,393,568	381,312,587
Accounts payable	6,394,439	2,226,712
Interest and dividends payable	15,427,509	16,160,599
Other accrued expenses	3,730,723	1,676,761
Deferred taxes, net	—	2,097,371
TOTAL LIABILITIES	$685,184,431	$575,943,684

STOCKHOLDERS’ EQUITY

CONVERTIBLE PREFERRED STOCK – SERIES A
(par value $0.001; shares authorized 40,000,000; shares outstanding 0 and 2,640,521; liquidation preference of $0 and $19,804,000 as of December 31, 2017 and 2016, respectively)	—	19,701,133

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 98,611 and 59,183; liquidation preference of $99,186,000 and $59,183,000 as of December 31, 2017 and 2016, respectively)	92,840,243	59,025,164

SERIES 2 REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 150,000; shares outstanding 88,709 and 0; liquidation preference of $89,208,000 and $0 as of December 31, 2017 and 2016, respectively)	80,275,204	—
COMMON STOCK
(par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,813,555 and 5,980,190 as of December 31, 2017 and 2016, respectively)	5,813	5,980
Additional paid-in capital	—	7,383,515
Accumulated deficit	(39,449,517)	(18,817,294)
TOTAL STOCKHOLDERS’ EQUITY	133,671,743	67,298,498

TOTAL LIABILITIES & EQUITY	$818,856,174	$643,242,182

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31, 2017	December 31, 2016
REVENUE
Gain on life insurance policies, net	$62,114,403	$67,801,565
MCA income	554,341	929,303
Interest and other income	1,465,174	746,466
TOTAL REVENUE	64,133,918	69,477,334

EXPENSES
Interest expense	54,419,444	42,343,374
Employee compensation and benefits	14,869,749	11,784,296
Legal and professional fees	5,095,643	3,947,376
Provision for MCA advances	1,308,000	600,000
Other expenses	11,170,676	10,076,976
TOTAL EXPENSES	86,863,512	68,752,022

INCOME (LOSS) BEFORE INCOME TAXES	(22,729,594)	725,312
Income tax expense (benefit)	(2,097,371)	333,403

NET INCOME (LOSS)	(20,632,223)	391,909

Preferred stock dividends	12,702,341	3,537,287
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(33,334,564)	$(3,145,378)

NET LOSS PER SHARE
Basic	$(5.72)	$(0.53)
Diluted	$(5.72)	$(0.53)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,826,033	5,967,274
Diluted	5,826,033	5,967,274

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock Shares	Preferred Stock	Common Shares	Common Stock (par)	Additional Paid-in Capital	Accumulated Deficit	Total Equity
Balance, December 31, 2015	2,781,735	$20,784,841	5,941,790	$5,942	$14,563,834	$(19,209,203)	$16,145,414

Net income	—	—	—	—	—	391,909	391,909

Issuance of common stock	—	—	36,450	36	244,149	—	244,185

Redemption of Series A Preferred Stock	(239,749)	(1,788,451)	1,950	2	19,498	—	(1,768,951)

Issuance of Series A Preferred Stock	98,535	704,743	—	—	—	—	704,743

Issuance of Redeemable Preferred Stock	59,183	59,025,164	—	—	(4,133,526)	—	54,891,638

Preferred stock dividends	—	—	—	—	(3,537,287)	—	(3,537,287)

Stock-based compensation	—	—	—	—	226,847	—	226,847

Balance, December 31, 2016	2,699,704	$78,726,297	5,980,190	$5,980	$7,383,515	$(18,817,294)	$67,298,498

Net loss	—	—	—	—	—	(20,632,223)	(20,632,223)

Issuance of common stock	—	—	33,810	33	320,970	—	321,003

Redemption of common stock	—	—	(200,445)	(200)	(1,603,360)	—	(1,603,560)

Issuance of Series A preferred stock	71,237	498,659	—	—	—	—	498,659

Redemption of Series A preferred stock	(2,711,916)	(20,199,792)	—	—	—	—	(20,199,792)

Issuance of redeemable preferred stock	129,622	122,933,106	—	—	(2,338,457)	—	120,594,649

Redemption of redeemable preferred stock	(1,328)	(1,327,776)	—	—	—	—	(1,327,776)

Preferred stock dividends	—	(8,925,807)	—	—	(3,776,534)	—	(12,702,341)

Stock-based compensation	—	1,410,760	—	—	13,866	—	1,424,626

Balance, December 31, 2017	187,319	$173,115,447	5,813,555	$5,813	$—	$(39,449,517)	$133,671,743

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31, 2017	December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(20,632,223)	$391,909
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Change in fair value of life insurance policies	(66,760,811)	(70,582,383)
Amortization of deferred financing and issuance costs	8,780,847	8,445,252
Provision for MCA advances	1,308,000	600,000
Deferred income taxes	(2,097,371)	333,402
Preferred stock issued in lieu of cash dividends	498,659	689,742
(Increase) decrease in operating assets:
Life insurance policy benefits receivable	(11,313,761)	(5,345,000)
Other assets	(3,088,071)	(1,427,816)
Increase (decrease) in operating liabilities:
Accounts payable	4,167,728	709,272
Interest and dividends payable	2,708,623	5,171,168
Other accrued expenses	2,622,822	(4,999,443)

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(83,805,558)	(66,013,897)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life insurance policies	(88,643,819)	(94,952,879)
Carrying value of matured life insurance policies	16,069,632	10,992,624
Investment in Secured MCA advances	—	(8,727,924)
Proceeds from Secured MCA advances	2,762,784	2,553,466
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(69,811,403)	(90,134,713)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on Senior Credit Facilities	59,799,649	104,825,508
Payments for issuance costs of senior debt	(4,510,388)	(7,111,556)
Payments for redemption of Series I Secured Notes	(16,613,667)	(7,469,462)
Proceeds from issuance of L Bonds	131,796,220	153,874,402
Payments for issuance costs of L Bonds	(10,896,925)	(10,149,316)
Payments for redemption of L Bonds	(60,848,460)	(45,754,691)
Proceeds from (increase in) restricted cash	9,476,911	(35,484,697)
(Redemption) issuance of common stock	(1,603,560)	244,185
Proceeds from issuance of preferred stock	127,279,847	57,112,501
Payments for issuance costs of preferred stock	(9,027,190)	(4,140,867)
Payments for redemption of preferred stock	(22,598,626)	(2,198,233)
Preferred stock dividends	(12,702,341)	(3,537,287)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	189,551,470	200,210,487

NET INCREASE IN CASH AND CASH EQUIVALENTS	35,934,509	44,061,877

CASH AND CASH EQUIVALENTS
BEGINNING OF YEAR	78,486,982	34,425,105
END OF YEAR	$114,421,491	$78,486,982

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — CONTINUED

	Year Ended December 31,
	2017	2016
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$45,990,000	$34,607,000
Premiums paid, including prepaid	$55,471,000	$40,239,000
Stock-based compensation	$1,425,000	$227,000
Payments for exercised stock options	$346,000	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES
Options and stock appreciation rights issued	534,000	638,000
Series I Secured Notes:
Conversion of accrued interest and commission payable to principal	$—	$234,000
L Bonds:
Conversion of accrued interest and commission payable to principal	$1,756,000	$1,988,000
Series A Preferred Stock:
Conversion to common stock	$—	$39,000
Common stock issued for vendor services	$321,003	$—
Investment in life insurance policies included in accounts payable	$3,913,000	$605,000

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature of Business and Summary of Significant Accounting Policies

Nature of Business — We are a financial services company committed to disrupting and transforming the life insurance industry and related industries. We built our business by creating opportunities for consumers to obtain significantly more value for their life insurance policies in a secondary market as compared to the traditional options offered by the insurance industry. We are enhancing and extending these activities through innovation in our products and services, business processes, financing strategies, and advanced epigenetic technologies. At the same time, we are creating opportunities for investors to receive income and capital appreciation from our investment activities in the life insurance and related industries.

GWG Holdings, Inc. and all of its subsidiaries are incorporated and organized in Delaware. Unless the context otherwise requires or we specifically so indicate, all references in these footnotes to “we,” “us,” “our,” “our Company,” “GWG,” or the “Company” refer to GWG Holdings, Inc. and its subsidiaries collectively and on a consolidated basis. References to the full names of particular entities, such as “GWG Holdings, Inc.” or “GWG Holdings,” are meant to refer only to the particular entity referenced.

On December 7, 2015, GWG Holdings formed a wholly owned subsidiary, GWG MCA, LLC. On January 13, 2016, GWG MCA, LLC was converted to a corporation and became GWG MCA Capital, Inc. GWG MCA Capital, Inc. was formed to provide cash advances to small businesses.

On August 25, 2016, GWG Holdings formed a wholly owned subsidiary, Actüa Life & Annuity Ltd., renamed to Life Epigenetics Inc. (“Life Epigenetics”) in August 2017, to engage in various life insurance related businesses and activities related to its exclusive license for “DNA Methylation Based Predictor of Mortality” technology.

Use of Estimates — The preparation of our consolidated financial statements in conformity with the Generally Accepted Accounting Principles in the United States of America (GAAP) requires management to make significant estimates and assumptions affecting the reported amounts of assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue during the reporting period. We regularly evaluate estimates and assumptions, which are based on current facts, historical experience, management’s judgment, and various other factors that we believe to be reasonable under the circumstances. Our actual results may differ materially and adversely from our estimates. The most significant estimates with regard to these consolidated financial statements relate to (1) the determination of the assumptions used in estimating the fair value of our investments in life insurance policies and (2) the value of our deferred tax assets and liabilities.

Cash and Cash Equivalents — We consider cash in demand deposit accounts and temporary investments purchased with an original maturity of three months or less to be cash equivalents. We maintain our cash and cash equivalents with highly rated financial institutions. The balances in our bank accounts may exceed Federal Deposit Insurance Corporation limits. We periodically evaluate the risk of exceeding insured levels and may transfer funds as we deem appropriate.

Life Insurance Policies — Accounting Standards Codification 325-30, Investments in Insurance Contracts permits a reporting entity to account for its investments in life insurance policies using either the investment method or the fair value method. We elected to use the fair value method to account for our life insurance policies. We initially record our purchase of life insurance policies at the transaction price, which is the amount paid for the policy, inclusive of all external fees and costs associated with the acquisition. At each subsequent reporting period, we re-measure the investment at fair value in its entirety and recognize the change in fair value as unrealized gain or loss in the current period, net of premiums paid, within Gain on life insurance policies, net in our consolidated statements of operations.

In a case where our acquisition of a policy is not complete as of a reporting date, but we have nonetheless advanced direct costs and deposits for the acquisition, those costs and deposits are recorded as “other assets” on our balance sheet until the acquisition is complete and we have secured title to the policy. On December 31, 2017 and December 31, 2016, a total of $0 and $42,000, respectively, of our “other assets” comprised direct costs and deposits that we had advanced for life insurance policy acquisitions.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature of Business and Summary of Significant Accounting Policies (cont.)

We also recognize realized gain (or loss) from a life insurance policy upon one of the two following events: (1) our receipt of notice or verified mortality of the insured; or (2) our sale of the policy (upon filing of change-of-ownership forms and receipt of payment). In the case of mortality, the gain (or loss) we recognize is the difference between the policy benefits and the carrying values of the policy once we determine that collection of the policy benefits is realizable and reasonably assured. In the case of a policy sale, the gain (or loss) we recognize is the difference between the sale price and the carrying value of the policy on the date we receive sale proceeds.

Other Assets — Life Epigenetics is engaged in various life insurance related businesses and activities related to its exclusive license for the “DNA Methylation Based Predictor of Mortality” technology for the life insurance industry. The cost of entering into this license agreement is included in “other assets.”

Stock-Based Compensation — We measure and recognize compensation expense for all stock-based payments at fair value over the requisite service period. We use the Black-Scholes option pricing model to determine the weighted-average fair value of options. For restricted stock grants, fair value is determined as of the closing price of our common stock on the date of grant. Stock-based compensation expense is recorded in general and administrative expenses based on the classification of the employee or vendor. The determination of fair value of stock-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as by assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards.

The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at grant date. Volatility is based on the standard deviation of the average continuously compounded rate of return of five selected comparable companies. We have not historically issued any common stock dividends and do not expect to do so in the foreseeable future.

Deferred Financing and Issuance Costs — Loans advanced to us under our senior credit facility with LNV Corporation, as described in Note 6, are reported net of financing costs, including issuance costs, sales commissions and other direct expenses, which are amortized using the straight-line method over the term of the facility. We had no loans advanced to us under our senior credit facility with Autobahn Funding Company during the year ended December 31, 2017, as described in Note 5. The Series I and L Bonds, as respectively described in Notes 7 and 8, are reported net of financing costs, which are amortized using the interest method over the term of those borrowings. The Series A Convertible Preferred Stock (“Series A”), as described in Note 9, is reported net of financing costs (including the fair value of warrants issued), all of which were fully amortized using the interest method as of December 31, 2017. Selling and issuance costs of Redeemable Preferred Stock (“RPS”) and Series 2 Redeemable Preferred Stock (“RPS 2”), described in Notes 10 and 11, are netted against additional paid-in-capital, if any, and then against the outstanding balance of the preferred stock.

Earnings (loss) per Share — Basic earnings (loss) per share attributable to common shareholders are calculated using the weighted-average number of shares outstanding during the reported period. Diluted earnings (loss) per share are calculated based on the potential dilutive impact of our Series A, RPS, RPS 2, warrants and stock options. Due to our net loss attributable to common shareholders for the years ended December 31, 2017 and 2016, there are no dilutive securities.

Recently Issued Accounting Pronouncements — On April 7, 2015, the FASB issued Accounting Standards Update No. 2015-03, Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), as part of its simplification initiative. ASU 2015-03 changes the presentation of debt issuance costs by presenting those costs in the balance sheet as a direct deduction from the related debt liability. Amortization of the costs is reported as interest expense. We adopted ASU 2015-03 effective January 1, 2016, as required for public reporting entities.

On February 25, 2016, the FASB issued Accounting Standards Update 2016-02 Leases (“ASU 2016-02”). The new guidance is effective for fiscal years beginning after December 15, 2018. ASU 2016-02 provides more transparency and comparability in the financial statements of lessees by recognizing all leases with a term greater than twelve months on the balance sheet. Lessees will also be required to disclose key information about their leases. Early adoption is permitted. We are currently evaluating the impact of the adoption of this pronouncement and have not yet adopted ASU 2016-02 as of December 31, 2017.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature of Business and Summary of Significant Accounting Policies (cont.)

In March 2016, the FASB issued Accounting Standards Update 2016-09 (“ASU 2016-09”) to simplify the accounting for stock compensation related to the following items: income tax accounting, award classification, estimation of forfeitures, and cash flow presentation. The new guidance is effective for fiscal years beginning after December 15, 2016. We adopted ASU 2016-09 effective January 1, 2017. The impact of the adoption was not material to the financial statements.

In November 2016, the FASB issued Accounting Standards Update 2016-18 (“ASU 2016-18”), which amends ASC 230 Statement of Cash Flows to add or clarify guidance on the classification and presentation of restricted cash in the statement of cash flows. The guidance, to be applied retrospectively when adopted, requires entities to show the changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. The new guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those years. We will adopt ASU 2016-18 in the first quarter of 2018. The impact of the adoption is not expected to be material to the financial statements.

(2) Restrictions on Cash

Under the terms of our senior credit facility with LNV Corporation (discussed in Note 6), we are required to maintain collection account that is used to collect policy benefits from pledged policies, pay interest and other charges under the facility, and distribute funds to pay down the facility. The agents for the lenders authorize the disbursements from these accounts. At December 31, 2017 and December 31, 2016, there was a balance of $28,350,000 and $37,827,000, respectively, in these restricted cash accounts.

(3) Investment in Life Insurance Policies

Life insurance policies are valued based on unobservable inputs that are significant to their overall fair value. Changes in the fair value of these policies are recorded as gain or loss on life insurance policies, net of premiums paid on those policies, in our consolidated statements of operations. Fair value is determined on a discounted cash flow basis that incorporates life expectancy assumptions generally derived from reports obtained from widely accepted life expectancy providers, other than insured lives covered under small face amount policies (i.e., $1 million in face value benefits or less), assumptions relating to cost-of-insurance (premium) rates and other assumptions. The discount rate we apply incorporates current information about discount rates applied by other public reporting companies owning portfolios of life insurance policies, the discount rates observed in the life insurance secondary market, market interest rates, the estimated credit exposure to the insurance companies that issued the life insurance policies and management’s estimate of the operational risk premium a purchaser would require to receive the future cash flows derived from our portfolio as a whole. Management has discretion regarding the combination of these and other factors when determining the discount rate. As a result of management’s analysis, discount rates of 10.45% and 10.96% were applied to our portfolio as of December 31, 2017 and December 31, 2016, respectively.

A summary of our policies, organized according to their estimated life expectancy dates as of the reporting date, is as follows:

	As of December 31, 2017			As of December 31, 2016
Years Ending December 31,	Number of Policies	Estimated Fair Value	Face Value	Number of Policies	Estimated Fair Value	Face Value
2017	—	$—	$—	11	$14,837,000	$16,939,000
2018	8	4,398,000	4,689,000	23	30,830,000	42,564,000
2019	48	63,356,000	83,720,000	55	57,556,000	88,858,000
2020	87	79,342,000	127,373,000	93	85,414,000	159,814,000
2021	98	96,154,000	170,695,000	86	73,825,000	158,744,000
2022	90	85,877,000	181,120,000	66	56,909,000	147,222,000
2023	93	69,467,000	175,458,000	64	44,953,000	128,581,000
Thereafter	474	251,933,000	933,093,000	292	146,868,000	618,953,000
Totals	898	$650,527,000	$1,676,148,000	690	$511,192,000	$1,361,675,000

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) Investment in Life Insurance Policies (cont.)

We recognized life insurance benefits of $64,719,000 and $48,452,000 during 2017 and 2016, respectively, related to policies with a carrying value of $16,070,000 and $10,993,000, respectively, and as a result recorded realized gains of $48,649,000 and $37,459,000.

Reconciliation of gain on life insurance policies:

	Years Ended December 31,
	2017	2016
Change in estimated probabilistic cash flows	$63,241,000	$46,515,000
Unrealized gain on acquisitions	31,019,000	38,205,000
Premiums and other annual fees	(53,296,000)	(40,239,000)
Change in discount rates(1)	14,931,000	3,188,000
Change in life expectancy evaluation(2)	(20,257,000)	(6,029,000)
Face value of matured policies	64,719,000	48,452,000
Fair value of matured policies	(38,243,000)	(22,290,000)
Gain on life insurance policies, net	$62,114,000	$67,802,000

(1)	The discount rate applied to estimate the fair value of the portfolio of life insurance policies we own was 10.45% as of December 31, 2017, compared to 10.96% as of December 31, 2016. The carrying value of policies acquired during each quarterly reporting period is adjusted to current fair value using the fair value discount rate applied to the entire portfolio as of that reporting date.
(2)	The change in fair value due to updating independent life expectancy estimates on certain life insurance policies in our portfolio.

We currently estimate that premium payments and servicing fees required to maintain our current portfolio of life insurance policies in force for the next five years, assuming no mortalities, are as follows:

Years Ending December 31,	Premiums	Servicing	Premiums and Servicing Fees
2018	$53,548,000	$1,102,000	$54,650,000
2019	61,125,000	1,102,000	62,227,000
2020	69,886,000	1,102,000	70,988,000
2021	79,081,000	1,102,000	80,183,000
2022	89,102,000	1,102,000	90,204,000
	$352,742,000	$5,510,000	$358,252,000

Management anticipates funding the majority of the premium payments estimated above with additional borrowing capacity, created as the premiums and servicing costs of pledged life insurance policies become due, under the amended and restated senior credit facility with LNV Corporation as described in Note 6. Management anticipates funding premiums and servicing costs of non-pledged life insurance policies from proceeds from the receipt of policy benefits from our portfolio of life insurance policies and net proceeds from our offering of L Bonds and RPS 2. The proceeds of these capital sources may also be used for the purchase, financing, and maintenance of additional life insurance policies as well as servicing the interest, dividends and principal on existing and future capital.

(4) Fair Value Definition and Hierarchy

Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a hierarchical disclosure framework that prioritizes and ranks the level of market price observability used in measuring assets and liabilities at fair value. Market price observability is affected by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace, including the existence and transparency of transactions between market participants. Assets and liabilities with readily available and actively quoted prices, or for which fair value can be measured from actively quoted prices in an orderly market, generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Fair Value Definition and Hierarchy (cont.)

ASC 820 maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring the use of observable inputs whenever available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect assumptions about how market participants price an asset or liability based on the best available information. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

The hierarchy is broken down into three levels based on the observability of inputs as follows:

●	Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Because valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

●	Level 2 — Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

●	Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary by types of assets and liabilities and is affected by a wide variety of factors, including, for example, whether an instrument is established in the marketplace, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by management in determining fair value is greatest for assets and liabilities categorized in Level 3.

Level 3 Valuation Process

The estimated fair value of our portfolio of life insurance policies is determined on a quarterly basis by our portfolio management committee, taking into consideration changes in discount rate assumptions, estimated premium payments and life expectancy estimate assumptions, as well as any changes in economic and other relevant conditions. The discount rate incorporates current information about discount rates applied by other reporting companies owning portfolios of life insurance policies, the discount rates observed in the life insurance secondary market, market interest rates, the estimated credit exposure to the insurance company that issued the life insurance policy and management’s estimate of the operational risk premium a purchaser would require to receive the future cash flows derived from our portfolio as a whole. Management has discretion regarding the combination of these and other factors when determining the discount rate.

These inputs are then used to estimate the discounted cash flows from the portfolio using the MAPS probabilistic portfolio price model, which estimates the cash flows using various mortality probabilities and scenarios. The valuation process includes a review by senior management as of each valuation date. We also engage MAPS to independently test the accuracy of the valuations using the inputs we provide on a quarterly basis. See Exhibit 99.1 filed herewith.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Fair Value Definition and Hierarchy (cont.)

The following table reconciles the beginning and ending fair value of our Level 3 investments in our portfolio of life insurance policies for the periods ended December 31, as follows:

	Years Ended December 31,
	2017	2016
Beginning balance	$511,192,000	$356,650,000
Purchases	88,644,000	94,953,000
Maturities (initial cost basis)	(16,070,000)	(10,993,000)
Net change in fair value	66,761,000	70,582,000
Ending balance	$650,527,000	$511,192,000

In the past, we periodically updated the independent life expectancy estimates on the insured lives in our portfolio, other than insured lives covered under small face amount policies (i.e., $1 million in face value benefits or less), on a continuous rotating three-year cycle, and through that effort attempted to update life expectancies for approximately one-twelfth of our portfolio each quarter. Currently, however, the terms of our senior credit facility with LNV Corporation require us update the independent life expectancy estimates every two years beginning from the date of the amended facility.

The following table summarizes the inputs utilized in estimating the fair value of our portfolio of life insurance policies:

	As of December 31, 2017	As of December 31, 2016
Weighted-average age of insured, years*	81.7	81.6
Weighted-average life expectancy, months*	82.4	83.2
Average face amount per policy	$1,867,000	$1,973,000
Discount rate	10.45%	10.96%

(*)	Weighted-average by face amount of policy benefits

Life expectancy estimates and market discount rates for a portfolio of life insurance policies are inherently uncertain and the effect of changes in estimates may be significant. For example, if the life expectancy estimates were increased or decreased by four and eight months on each outstanding policy, and the discount rates were increased or decreased by 1% and 2%, while all other variables were held constant, the fair value of our investment in life insurance policies would increase or decrease as summarized below:

Change in Fair Value of the Investment in Life Insurance Policies

	Change in life expectancy estimates
	minus 8 months	minus 4 months	plus 4 months	plus 8 months
December 31, 2017	$86,391,000	$42,886,000	$(42,481,000)	$(84,238,000)
December 31, 2016	$69,253,000	$34,601,000	$(33,846,000)	$(67,028,000)

	Change in discount rate
	minus 2%	minus 1%	plus 1%	plus 2%
December 31, 2017	$68,117,000	$32,587,000	$(29,964,000)	$(57,583,000)
December 31, 2016	$53,764,000	$25,728,000	$(23,668,000)	$(45,491,000)

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Fair Value Definition and Hierarchy (cont.)

Other Fair Value Considerations

The carrying value of receivables, prepaid expenses, accounts payable and accrued expenses approximate fair value due to their short-term maturities and low credit risk. Using the income-based valuation approach, the estimated fair value of our L Bonds, having an aggregate face value of $461,427,000 as of December 31, 2017, is approximately $470,672,000 based on a weighted-average market interest rate of 6.70%. The carrying value of the senior credit facility with LNV Corporation reflects interest charged at 12-month LIBOR plus an applicable margin. The margin represents our credit risk, and the strength of the portfolio of life insurance policies collateralizing the debt. The overall rate reflects market, and the carrying value of the facility approximates fair value.

GWG MCA participates in the merchant cash advance industry by directly advancing sums to merchants and lending money, on a secured basis, to companies that advance sums to merchants. Each quarter, we review the carrying value of these cash advances, and determine if an impairment reserve is necessary. At December 31, 2017 one of our secured cash advances was impaired. Specifically, the secured loan to Nulook Capital LLC had an outstanding balance of $1,954,000 and a loan loss reserve of $1,908,000 at December 31, 2017. We deem fair value to be the estimated collectible value on each loan or advance made from GWG MCA. Where we estimate the collectible amount to be less than the outstanding balance, we record a reserve for the difference, referred to as an impairment charge. We recorded an impairment charge of $1,308,000 and $600,000 for the years ended December 31, 2017 and 2016, respectively.

The following table summarizes outstanding warrants as of December 31, 2017:

Month issued	Warrants issued	Fair value per share	Risk free rate	Volatility	Term
September 2014	16,000	$1.26	1.85%	17.03%	5 years
	16,000

(5) Credit Facility — Autobahn Funding Company LLC

On September 12, 2017, we terminated our $105 million senior credit facility with Autobahn Funding Company LLC, the Credit and Security Agreement governing the facility as well as the related pledge agreement, pursuant to which our obligations under the facility were secured. We had paid off in full all obligations under the facility on September 14, 2016, and since that date, we have had no amounts outstanding under the facility.

The Credit and Security Agreement contained certain financial and non-financial covenants, and we were in compliance with these covenants during the year ended December 31, 2017 until the date of termination.

(6) Credit Facility — LNV Corporation

On September 27, 2017, we entered into an amended and restated senior credit facility with LNV Corporation as lender through our subsidiary GWG DLP Funding IV, LLC (“DLP IV”). The Amended and Restated Loan Agreement governing the facility makes available a total of up to $300,000,000 in credit with a maturity date of September 27, 2029. Additional advances are available under the Amended and Restated Loan Agreement at the LIBOR rate as defined in the Amended and Restated Loan Agreement. Advances are available as the result of additional borrowing base capacity, created as the premiums and servicing costs of pledged life insurance policies become due. Interest will accrue on amounts borrowed under the Amended and Restated Loan Agreement at an annual interest rate, determined as of each date of borrowing or quarterly if there is no borrowing, equal to (A) the greater of 12-month LIBOR or the federal funds rate (as defined in the agreement) plus one-half of one percent per annum, plus (B) 7.50% per annum. The effective rate at December 31, 2017 was 9.31%. Interest payments are made on a quarterly basis.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) Credit Facility — LNV Corporation (cont.)

As of December 31, 2017, approximately 82.6% of the total face value of our portfolio is pledged to LNV Corporation. The amount outstanding under this facility was $222,525,000 and $162,725,000 at December 31, 2017 and 2016, respectively. Obligations under the facility are secured by a security interest in DLP IV’s assets, for the benefit of the lenders under the Amended and Restated Loan Agreement, through an arrangement under which Wells Fargo serves as securities intermediary. The life insurance policies owned by DLP IV do not serve as direct collateral for the obligations of GWG Holdings under the L Bonds. The difference between the amount outstanding and the carrying amount on our balance sheet is due to netting of unamortized debt issuance costs.

The Amended and Restated Loan Agreement does not require DLP IV to maintain a reserve account for future premiums.

The Amended and Restated Loan Agreement has certain financial and nonfinancial covenants, and we were in compliance with these covenants at December 31, 2017, and with the covenants in the original Loan Agreement at December 31, 2016.

(7) Series I Secured Notes

Series I Secured Notes were legal obligations of GWG Life and were privately offered and sold from August 2009 through June 2011. On September 8, 2017, we redeemed all outstanding Series I Secured Notes for an aggregate of $6,815,000.

The Series I Secured Notes were governed by an Intercreditor Agreement, a Third Amended and Restated Note Issuance and Security Agreement dated November 1, 2011, as amended, and a related Pledge Agreement. Upon the redemption of the Series I Secured Notes and the termination of all obligations outstanding thereunder, those agreements were terminated effective as of September 8, 2017.

(8) L Bonds

Our L Bonds are legal obligations of GWG Holdings. Obligations under the L Bonds are secured by the assets of GWG Holdings and by GWG Life, as a guarantor, and are subordinate to the obligations under our senior credit facility (see Note 6). We began publicly offering and selling L Bonds in January 2012 under the name “Renewable Secured Debentures”. These debt securities were re-named “L Bonds” in January 2015. L Bonds are publicly offered and sold on a continuous basis under a registration statement permitting us to sell up to $1.0 billion in principal amount of L Bonds. We are party to an indenture governing the L Bonds dated October 19, 2011, as amended (“Indenture”), under which GWG Holdings is obligor, GWG Life is guarantor, and Bank of Utah serves as indenture trustee. The Indenture contains certain financial and non-financial covenants, and we were in compliance with these covenants at December 31, 2017 and 2016.

On December 1, 2017, an additional public offering sold on a continuous basis of L Bonds permitting us to sell up to $1.0 billion in principal amount of L Bonds was declared effective. The new offering is a follow-on to the previous L Bond offering and contains the same terms and features.

The bonds have renewal features under which we may elect to permit their renewal, subject to the right of bondholders to elect to receive payment at maturity. Interest is payable monthly or annually depending on the election of the investor.

At December 31, 2017 and 2016, the weighted-average interest rate of our L Bonds was 7.29% and 7.23%, respectively. The principal amount of L Bonds outstanding was $461,427,000 and $387,067,000 at December 31, 2017 and 2016, respectively. The difference between the amount of outstanding L Bonds and the carrying amount on our balance sheets is due to netting of unamortized deferred issuance costs, cash receipts for new issuances and payments of redemptions in process. Amortization of deferred issuance costs was $6,940,000 and $7,099,000 in 2017 and 2016, respectively. Future expected amortization of deferred financing costs as of December 31, 2017 is $15,593,000 in total over the next seven years.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) L Bonds (cont.)

Future contractual maturities of L Bonds, and future amortization of their deferred financing costs, at December 31, 2017 are as follows:

Years Ending December 31,	Contractual Maturities	Amortization of Deferred Financing Costs
2018	$105,916,000	$1,182,000
2019	151,689,000	4,485,000
2020	78,402,000	3,297,000
2021	30,759,000	1,331,000
2022	40,018,000	2,137,000
Thereafter	54,643,000	3,161,000
	$461,427,000	$15,593,000

(9) Series A Convertible Preferred Stock

From July 2011 through September 2012, we privately offered shares of Series A of GWG Holdings at $7.50 per share. In the offering, we sold an aggregate of 3,278,000 shares for gross consideration of $24,582,000. Holders of Series A were entitled to cumulative dividends at the rate of 10% per annum, paid quarterly. The Series A Convertible Preferred Stock were only redeemable at our option.

Purchasers of Series A in our offering received warrants to purchase an aggregate of 416,000 shares of our common stock at an exercise price of $12.50 per share. As of December 31, 2017, all of these warrants have expired and none of them had been exercised.

On October 9, 2017 all shares of Series A were redeemed with a redemption payment equal to the sum of: (i) $8.25 per Series A share and (ii) all accrued but unpaid dividends.

(10) Redeemable Preferred Stock

On November 30, 2015, our public offering of up to 100,000 shares of Redeemable Preferred Stock (“RPS”) at $1,000 per share was declared effective. Holders of RPS are entitled to cumulative dividends at the rate of 7% per annum, paid monthly. Dividends on the RPS are recorded as a reduction to additional paid-in capital, if any, then to the outstanding balance of the preferred stock if additional paid-in-capital has been exhausted. Under certain circumstances described in the Certificate of Designation for the RPS, additional shares of RPS may be issued in lieu of cash dividends.

The RPS ranks senior to our common stock and pari passu with our RPS 2 and entitles its holders to a liquidation preference equal to the stated value per share (i.e., $1,000) plus accrued but unpaid dividends. Holders of RPS may presently convert their RPS into our common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date of conversion, subject to a minimum conversion price of $15.00 and in an aggregate amount limited to 15% of the stated value of RPS originally purchased by such holder from us and still held by such holder.

Holders of RPS may request that we redeem their RPS at a price equal to their stated value plus accrued but unpaid dividends, less an applicable redemption fee, if any. Nevertheless, the Certificate of Designation for RPS permits us sole discretion to grant or decline redemption requests. Subject to certain restrictions and conditions, we may also redeem shares of RPS without a redemption fee upon a holder’s death, total disability or bankruptcy. In addition, after one year from the date of original issuance, we may, at our option, call and redeem shares of RPS at a price equal to their liquidation preference.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) Redeemable Preferred Stock (cont.)

As of March 31, 2017, we closed the RPS offering to investors having sold 99,127 shares of RPS for an aggregate gross consideration of $99,127,000 and incurred approximately $7,019,000 of related selling costs.

At the time of its issuance, we determined that the RPS contained two embedded features: (1) optional redemption by the holder and (2) optional conversion by the holder. We determined that each of the embedded features met the definition of a derivative and that the RPS should be considered an equity host for the purposes of assessing the embedded derivatives for potential bifurcation. Based on our assessment under Accounting Standards Codification 470 “Debt” (“ASC 470”) we do not believe bifurcation of either the holder’s redemption or conversion feature is appropriate.

(11) Series 2 Redeemable Preferred Stock

On February 14, 2017, our public offering up to 150,000 shares of Series 2 Redeemable Preferred Stock (“RPS 2”) at $1,000 per share was declared effective. Holders of RPS 2 are entitled to cumulative dividends at the rate of 7% per annum, paid monthly. Dividends on the RPS 2 are recorded as a reduction to additional paid-in capital, if any, then to the outstanding balance of the preferred stock if additional paid-in capital has been exhausted. Under certain circumstances described in the Certificate of Designation for the RPS 2, additional shares of RPS 2 may be issued in lieu of cash dividends.

The RPS 2 ranks senior to our common stock and pari passu with our RPS and entitles its holders to a liquidation preference equal to the stated value per share (i.e., $1,000) plus accrued but unpaid dividends. Holders of RPS 2 may, less an applicable conversion discount, if any, convert their RPS 2 into our common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date of conversion, subject to a minimum conversion price of $12.75 and in an aggregate amount limited to 10% of the stated value of RPS 2 originally purchased by such holder from us and still held by such holder.

Holders of RPS 2 may request that we redeem their RPS 2 shares at a price equal to their liquidation preference, less an applicable redemption fee, if any. Nevertheless, the Certificate of Designation for RPS 2 permits us sole discretion to grant or decline requests for redemption. Subject to certain restrictions and conditions, we may also redeem shares of RPS 2 without a redemption fee upon a holder’s death, total disability or bankruptcy. In addition, we may, at our option, call and redeem shares of RPS 2 at a price equal to their liquidation preference (subject to a minimum redemption price, in the event of redemptions occurring less than one year after issuance, of 107% of the stated value of the shares being redeemed).

The selling broker dealer has agreed to sell the RPS 2 shares to qualified accounts with a selling commission of 6.0% of the gross proceeds from the RPS 2 shares sold by the selling broker dealer which will result in a sales price of $940 per RPS 2 share. The net proceeds to the Company from the sales to qualified accounts will not be affected by the reduction in the selling broker dealer’s commissions.

As of December 31, 2017, we had sold 88,709 shares of RPS 2 for aggregate gross consideration of $88,709,000 and incurred approximately $6,142,000 of selling costs related to the sale of those shares.

At the time of its issuance, we determined that the RPS 2 contained two embedded features: (1) optional redemption by the holder; and (2) optional conversion by the holder. We determined that each of the embedded features met the definition of a derivative and that the RPS 2 should be considered an equity host for the purposes of assessing the embedded derivatives for potential bifurcation. Based on our assessment under ASC 470 we do not believe bifurcation of either the holder’s redemption or conversion feature is appropriate.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) Income Taxes

We had a current income tax liability of $0 as of both December 31, 2017 and 2016. The components of our income tax expense (benefit) and the reconciliation at the statutory federal tax rate to our actual income tax expense (benefit) for the years ended December 31, 2017 and 2016 consisted of the following:

	2017		2016
Statutory federal income tax (benefit)	$(7,728,000)	34.0%	$247,000	34.0%
State income taxes (benefit), net of federal benefit	(1,433,000)	6.3%	56,000	7.8%
Impact of change in enacted rate	2,605,000	(11.4)%	—	—
Change in valuation allowance	4,222,000	(18.6)%	—	—
Other permanent differences	237,000	(1.1)%	30,000	4.2%
Total income tax expense (benefit)	$(2,097,000)	9.2%	$333,000	46.0%

The tax effects of temporary differences that give rise to deferred income taxes were as follows:

	As of December 31, 2017	As of December 31, 2016
Deferred tax assets:
Note Receivable from related party	$1,437,000	$2,023,000
Net operating loss carryforwards	9,995,000	10,781,000
Other assets	1,724,000	1,130,000
Subtotal	$13,156,000	$13,934,000
Valuation allowance	(6,386,000)	(2,164,000)
Deferred tax assets	$6,770,000	$11,770,000

Deferred tax liabilities:
Investment in life insurance policies	$(6,630,000)	$(13,867,000)
Other liabilities	(140,000)	—
Net deferred tax asset/(liability)	$—	$(2,097,000)

At December 31, 2017 and 2016, we had federal net operating loss (“NOL”) carryforwards of $34,775,000 and $26,642,000, respectively, and aggregate state NOL carryforwards of approximately $34,749,000 and $26,616,000, respectively. The NOL carryforwards will begin to expire in 2031. Future utilization of NOL carryforwards is subject to limitations under Section 382 of the Internal Revenue Code. This section generally relates to a more than 50 percent change in ownership over a three-year period. We currently do not believe that any prior issuance of common stock has resulted in an ownership change under Section 382 through December 31, 2017.

We provide for a valuation allowance when it is not considered “more likely than not” that our deferred tax assets will be realized. As of December 31, 2017, based on all available evidence, we have provided a valuation allowance against our total net deferred tax asset of $6,386,000 due to uncertainty as to the realization of our deferred tax assets during the carryover periods. As of December 31, 2016, we had provided a valuation allowance of $2,164,000 against deferred tax assets related to the likelihood of recovering the tax benefit of a capital loss on a note receivable from a related entity and other capital losses.

On December 22, 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act (“Tax Reform Bill”). The Tax Reform Bill changed existing United States tax law, including a reduction of the U.S. corporate income tax rate. The Company re-measured deferred taxes as of the date of enactment, resulting in a $2,605,000 reduction of net deferred income tax assets. The Company’s measurement of the income tax effects of the Tax Reform Bill for the year ended December 31, 2017 is reasonably estimated and, therefore, included in these financial statements in accordance with SEC Staff Accounting Bulletin No. 118.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) Income Taxes (cont.)

ASC 740 requires the reporting of certain tax positions that do not meet a threshold of “more-likely-than-not” to be recorded as uncertain tax benefits. It is management’s responsibility to determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation, based upon the technical merits of the position. Management has reviewed all income tax positions taken or expected to be taken for all open years and has determined that the income tax positions are appropriately stated and supported. We do not anticipate that the total unrecognized tax benefits will significantly change prior to December 31, 2018.

Under our accounting policies, interest and penalties on unrecognized tax benefits, as well as interest received from favorable tax settlements are recognized as components of income tax expense. At December 31, 2017 and 2016, we recorded no accrued interest or penalties related to uncertain tax positions.

Our income tax returns for tax years ended December 31, 2014, 2015, 2016 and 2017, when filed, remain open to examination by the Internal Revenue Service and various state taxing jurisdictions. Our income tax return for tax year ended December 31, 2013 also remains open to examination by various state taxing jurisdictions.

(13) Common Stock

In September 2014, we consummated an initial public offering of our common stock resulting in the sale of 800,000 shares of common stock at $12.50 per share, and net proceeds of approximately $8.6 million after the payment of underwriting commissions, discounts and expense reimbursements. In connection with this offering, we listed our common stock on the Nasdaq Capital Market under the ticker symbol “GWGH.”

In conjunction with the initial public offering our Company issued warrants to purchase 16,000 shares of common stock at an exercise price of $15.63 per share. As of December 31, 2017, none of these warrants had been exercised. The remaining life of these warrants at December 31, 2017 was 1.8 years.

(14) Stock Incentive Plan

We adopted our 2013 Stock Incentive Plan in March 2013, as amended on June 1, 2015 and May 5, 2017. The Compensation Committee of our Board of Directors is responsible for the administration of the plan. Participants under the plan may be granted incentive stock options and non-statutory stock options; stock appreciation rights; stock awards; restricted stock; restricted stock units; and performance shares. Eligible participants include officers and employees of GWG Holdings and its subsidiaries, members of our Board of Directors, and consultants. Awards generally expire 10 years from the date of grant. As of December 31, 2017, 3,000,000 common stock options are authorized under the plan, of which 866,000 remain available for issuance.

Stock Options

Through December 31, 2017, we had outstanding stock options for 1,637,000 shares of common stock to employees, officers, and directors under the plan. Options for 857,000 shares have vested, and the remaining options are scheduled to vest over three years. The options were issued with an exercise price between $6.35 and $10.38 for those beneficially owning more than 10% of our common stock, and between $4.83 and $11.00 for all others, which is equal to the market price of the shares on the date of grant. The expected annualized volatility used in the Black-Scholes model valuation of options issued during the period ranged from 19.7% to 29.0%. The annual volatility rate is based on the standard deviation of the average continuously compounded rate of return of five selected comparable companies. As of December 31, 2017, stock options for 685,000 shares had been forfeited and stock options for 154,000 shares had been exercised.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) Stock Incentive Plan (cont.)

Outstanding stock options:

	Vested	Un-vested	Total
Balance as of December 31, 2015	483,703	569,912	1,053,615
Granted during the year	22,500	608,350	630,850
Vested during the year	251,788	(251,788)	—
Forfeited during the year	(19,926)	(82,140)	(102,066)
Balance as of December 31, 2016	738,065	844,334	1,582,399
Granted during the year	61,099	367,500	428,599
Vested during the year	327,061	(327,061)	—
Exercised during the year	(126,498)	—	(126,498)
Forfeited during the year	(142,535)	(105,017)	(247,552)
Balance as of December 31, 2017	857,192	779,756	1,636,948

As of December 31, 2017, unrecognized compensation expense related to un-vested options is $1,096,000. We expect to recognize this compensation expense over the next three years ($577,000 in 2018, $397,000 in 2019, and $122,000 in 2020).

Stock Appreciation Rights (SARs)

As of December 31, 2017, we have issued SARs for 343,000 shares of the common stock to employees. The strike price of the SARs was between $7.84 and $10.38, which was equal to the market price of the common stock at the date of issuance. As of December 31, 2017, 189,000 of the SARs were vested. On December 31, 2017, the market price of GWG’s common stock was $8.32.

Outstanding SARs:

	Vested	Un-vested	Total
Balance as of December 31, 2015	—	—	—
Granted during the year	106,608	133,127	239,735
Balance as of December 31, 2016	106,608	133,127	239,735
Granted during the year	13,001	91,986	104,987
Vested during the year	69,444	(69,444)	—
Forfeited during the year	—	(1,750)	(1,750)
Balance as of December 31, 2017	189,053	153,919	342,972

The liability for the SARs as of December 31, 2017, recorded within other accrued expenses, was $551,000. Employee compensation and benefits expense for SARs of $547,000 and $4,000 was recorded for the years ending December 31, 2017 and 2016, respectively.

Upon the exercise of SARs, the Company is obligated to make cash payment equal to the positive difference between the fair market value of the Company’s common stock on the date of exercise less the fair market value of the common stock on the date of grant.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) Stock Incentive Plan (cont.)

The following summarizes information concerning outstanding shares issuable under the 2013 Stock Incentive Plan:

	December 31, 2017
	Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Life (years)	Weighted-Average Fair Value at Grant Date
Vested
Stock Options	857,192	$8.05	6.17	$1.76
SARs	189,053	$8.54	5.86	$1.90
Total Vested	1,046,245	$8.14	6.11	$1.78

Unvested
Stock Options	779,756	$9.21	7.50	$2.17
SARs	153,919	$9.16	6.24	$2.02
Total Unvested	933,675	$9.21	7.30	$2.15

	December 31, 2016
	Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Life (years)	Weighted-Average Fair Value at Grant Date
Vested
Stock Options	745,565	$8.41	7.00	$1.64
SARs	106,608	$8.35	6.81	$1.83
Total Vested	852,173	$8.40	6.98	$1.66

Unvested
Stock Options	844,334	$8.72	7.04	$1.82
SARs	133,127	$8.41	6.82	$2.00
Total Unvested	977,461	$8.68	7.01	$1.84

(15) Other Expenses

The components of “Other expenses” in our consolidated statements of operations for the years ended December 31, 2017 and 2016 are as follows:

	2017	2016
Contract labor	$550,000	$913,000
Marketing	2,226,000	1,702,000
Information technology	1,555,000	739,000
Servicing and facility fees	1,226,000	1,159,000
Travel and entertainment	1,047,000	1,092,000
Insurance and regulatory	1,591,000	1,729,000
Charitable contributions	462,000	280,000
General and administrative	2,514,000	2,463,000
Total other expenses	$11,171,000	$10,077,000

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16) Net Loss Attributable to Common Shareholders

We have outstanding RPS and RPS 2, as described in Notes 10 and 11. RPS and RPS 2 are anti-dilutive to our net loss attributable to common shareholders calculation for the years ended December 31, 2017 and December 31, 2016. Our vested and un-vested stock options are anti-dilutive at both December 31, 2017 and 2016.

(17) Commitments

We are party to an office lease with U.S. Bank National Association as the landlord. On September 1, 2015, we entered into an amendment to our original lease that expanded the leased space to 17,687 square feet and extended the term through October 2025. Under the amended lease we are obligated to pay base rent plus common area maintenance and a share of building operating costs. Rent expenses under this agreement were $442,000 and $415,000 for the years ended December 31, 2017 and 2016, respectively.

Minimum lease payments under the amended lease are as follows:

2018	$266,000
2019	275,000
2020	284,000
2021	293,000
2022	302,000
Thereafter	904,000
$2,324,000

(18) Contingencies

Litigation — In the normal course of business, we are involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on our financial position, results of operations or cash flows.

(19) Guarantee of L Bonds

We are publicly offering and selling L Bonds under a registration statement declared effective by the SEC, as described in Note 8. Our obligations under the L Bonds are secured by substantially all the assets of GWG Holdings, a pledge of all our common stock held individually by our largest stockholders, and by a guarantee and corresponding grant of a security interest in substantially all the assets of GWG Life. As a guarantor, GWG Life has fully and unconditionally guaranteed the payment of principal and interest on the L Bonds. GWG Life’s equity in DLP IV serve as collateral for our L Bond obligations. Substantially all of our life insurance policies are held by DLP IV and the Trust. The policies held by DLP IV are not collateral for the L Bond obligations as such policies are pledged to the senior credit facility with LNV Corporation.

The consolidating financial statements are presented in lieu of separate financial statements and other related disclosures of the subsidiary guarantor and issuer, because management does not believe that separate financial statements and related disclosures would be material to investors. There are currently no significant restrictions on the ability of GWG Holdings or GWG Life, the guarantor subsidiary, to obtain funds from its subsidiaries by dividend or loan, except as described in these notes. A substantial majority of insurance policies we currently own are subject to a collateral arrangement with LNV Corporation described in Note 6. Under this arrangement, we are required to maintain a collection account that is used to collect policy benefits from pledged policies, pay interest and other charges under the facility, and distribute funds to pay down the facility.

The following represents consolidating financial information as of December 31, 2017 and December 31, 2016, with respect to the financial position, and for the years ended December 31, 2017 and 2016, with respect to results of operations and cash flows of GWG Holdings and its subsidiaries. The parent column presents the financial information of GWG Holdings, the primary obligor for the L Bonds. The guarantor subsidiary column presents the financial information of GWG Life, the guarantor subsidiary of the L Bonds, presenting its investment in DLP IV and the Trust under the equity method. The non-guarantor subsidiaries column presents the financial information of all non-guarantor subsidiaries, including DLP IV and the Trust.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(19) Guarantee of L Bonds (cont.)

Consolidating Balance Sheets

December 31, 2017	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS

Cash and cash equivalents	$111,952,829	$1,486,623	$982,039	$—	$114,421,491
Restricted cash	—	9,367,410	18,982,275	—	28,349,685
Investment in life insurance policies, at fair value	—	51,093,362	599,433,991	—	650,527,353
Secured MCA advances	—	—	1,661,774	—	1,661,774
Life insurance policy benefits receivable	—	1,500,000	15,158,761	—	16,658,761
Other assets	1,912,203	1,986,312	3,338,595	—	7,237,110
Investment in subsidiaries	480,659,789	415,235,212	—	(895,895,001)	—

TOTAL ASSETS	$594,524,821	$480,668,919	$639,557,435	$(895,895,001)	$818,856,174

LIABILITIES & STOCKHOLDERS’ EQUITY

LIABILITIES
Senior Credit Facilities	$—	$—	$212,238,192	$—	$212,238,192
L Bonds	447,393,568	—	—	—	447,393,568
Accounts payable	1,434,623	844,899	4,114,917	—	6,394,439
Interest and dividends payable	10,296,584	—	5,130,925	—	15,427,509
Other accrued expenses	1,728,303	1,610,773	391,647	—	3,730,723
TOTAL LIABILITIES	460,853,078	2,455,672	221,875,681	—	685,184,431

STOCKHOLDERS’ EQUITY
Member capital	—	478,213,247	417,681,754	(895,895,001)	—
Redeemable preferred stock and Series 2 redeemable preferred stock	173,115,447	—	—	—	173,115,447
Common stock	5,813	—	—	—	5,813
Accumulated deficit	(39,449,517)	—	—	—	(39,449,517)
TOTAL STOCKHOLDERS’ EQUITY	133,671,743	478,213,247	417,681,754	(895,895,001)	133,671,743

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$594,524,821	$480,668,919	$639,557,435	$(895,895,001)	$818,856,174

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(19) Guarantee of L Bonds (cont.)

Consolidating Balance Sheets (continued)

December 31, 2016	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS

Cash and cash equivalents	$28,481,047	$49,360,952	$644,983	$—	$78,486,982
Restricted cash	—	2,117,649	35,708,947	—	37,826,596
Investment in life insurance policies, at fair value	—	41,277,896	469,914,458	—	511,192,354
Secured MCA advances	—	—	5,703,147	—	5,703,147
Life insurance policy benefits receivable	—	—	5,345,000	—	5,345,000
Other assets	3,854,233	2,056,822	810,640	(2,033,592)	4,688,103
Investment in subsidiaries	429,971,148	352,337,037	—	(782,308,185)	—

TOTAL ASSETS	$462,306,428	$447,150,356	$518,127,175	$(784,341,777)	$643,242,182

LIABILITIES & STOCKHOLDERS’ EQUITY

LIABILITIES
Senior Credit Facilities	$—	$—	$156,064,818	$—	$156,064,818
Series I Secured Notes	—	16,404,836	—	—	16,404,836
L Bonds	381,312,587	—	—	—	381,312,587
Accounts payable	853,470	731,697	641,545	—	2,226,712
Interest and dividends payable	9,882,133	3,743,277	2,535,189	—	16,160,599
Other accrued expenses	862,369	544,032	2,303,952	(2,033,592)	1,676,761
Deferred taxes, net	2,097,371	—	—	—	2,097,371
TOTAL LIABILITIES	395,007,930	21,423,842	161,545,504	(2,033,592)	575,943,684

STOCKHOLDERS’ EQUITY (DEFICIT)
Member capital	—	425,726,514	356,581,671	(782,308,185)	—
Convertible preferred stock	19,701,133	—	—	—	19,701,133
Redeemable preferred stock	59,025,164	—	—	—	59,025,164
Common stock	5,980	—	—	—	5,980
Additional paid-in capital	7,383,515	—	—	—	7,383,515
Accumulated deficit	(18,817,294)	—	—	—	(18,817,294)
TOTAL STOCKHOLDERS’ EQUITY	67,298,498	425,726,514	356,581,671	(782,308,185)	67,298,498

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$462,306,428	$447,150,356	$518,127,175	$(784,341,777)	$643,242,182

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(19) Guarantee of L Bonds (cont.)

Consolidating Statements of Operations

For the year ended December 31, 2017	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Gain on life insurance policies, net	$—	$6,979,773	$55,134,630	$—	$62,114,403
MCA income	—	—	554,341	—	554,341
Interest and other income	244,202	496,886	1,199,457	(475,371)	1,465,174
TOTAL REVENUE	244,202	7,476,659	56,888,428	(475,371)	64,133,918

EXPENSES
Interest expense	37,754,984	930,837	15,813,944	(80,321)	54,419,444
Employee compensation and benefits	9,043,509	5,310,498	515,742	—	14,869,749
Legal and professional fees	1,937,714	962,778	2,195,151	—	5,095,643
Provision for MCA advances	—	—	1,308,000	—	1,308,000
Other expenses	7,058,209	2,715,374	1,792,143	(395,050)	11,170,676
TOTAL EXPENSES	55,794,416	9,919,487	21,624,980	(475,371)	86,863,512

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(55,550,214)	(2,442,828)	35,263,448	—	(22,729,594)

EQUITY IN INCOME OF SUBSIDIARIES	32,820,620	38,392,230	—	(71,212,850)	—

INCOME (LOSS) BEFORE INCOME TAXES	(22,729,594)	35,949,402	35,263,448	(71,212,850)	(22,729,594)

INCOME TAX BENEFIT	(2,097,371)	—	—	—	(2,097,371)
NET INCOME (LOSS)	(20,632,223)	35,949,402	35,263,448	(71,212,850)	(20,632,223)
Preferred stock dividends	12,702,341	—	—	—	12,702,341
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(33,334,564)	$35,949,402	$35,263,448	$(71,212,850)	$(33,334,564)

For the year ended December 31, 2016	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Gain on life insurance policies, net	$—	$379,405	$67,422,160	$—	$67,801,565
MCA income	—	—	929,303	—	929,303
Interest and other income	260,087	72,757	639,414	(225,792)	746,466
TOTAL REVENUE	260,087	452,162	68,990,877	(225,792)	69,477,334
EXPENSES
Interest expense	32,149,577	2,311,819	8,094,353	(212,375)	42,343,374
Employee compensation and benefits	6,874,368	4,358,406	551,522	—	11,784,296
Legal and professional fees	2,107,053	1,628,408	211,915	—	3,947,376
Provision for MCA advances	—	—	600,000	—	600,000
Other expenses	5,822,621	2,871,318	1,396,454	(13,417)	10,076,976
TOTAL EXPENSES	46,953,619	11,169,951	10,854,244	(225,792)	68,752,022

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(46,693,532)	(10,717,789)	58,136,633	—	725,312

EQUITY IN INCOME OF SUBSIDIARIES	47,418,844	58,822,543	—	(106,241,387)	—

INCOME (LOSS) BEFORE INCOME TAXES	725,312	48,104,754	58,136,633	(106,241,387)	725,312

INCOME TAX EXPENSE	333,403	—	—	—	333,403
NET INCOME (LOSS)	391,909	48,104,754	58,136,633	(106,241,387)	391,909
Preferred stock dividends	3,537,287	—	—	—	3,537,287
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3,145,378)	$48,104,754	$58,136,633	$(106,241,387)	$(3,145,378)

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(19) Guarantee of L Bonds (cont.)

Consolidating Statements of Cash Flows

For the year ended December 31, 2017	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(20,632,223)	$35,949,402	$35,263,448	$(71,212,850)	$(20,632,223)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Equity of subsidiaries	(32,820,620)	(38,392,230)	—	71,212,850	—
Change in fair value of life insurance policies	—	(7,746,744)	(59,014,067)	—	(66,760,811)
Amortization of deferred financing and issuance costs	6,939,841	208,829	1,632,177	—	8,780,847
Provision for MCA advances	—	—	1,308,000	—	1,308,000
Deferred income taxes	(2,097,371)	—	—	—	(2,097,371)
Preferred stock issued in lieu of cash dividends	498,659	—	—	—	498,659
(Increase) decrease in operating assets:
Life insurance policy benefits receivable	—	(1,500,000)	(9,813,761)	—	(11,313,761)
Other assets	(15,870,956)	(24,497,313)	(5,155,644)	42,435,842	(3,088,071)
Increase (decrease) in operating liabilities:
Accounts payable	581,153	113,202	3,473,373	—	4,167,728
Interest and dividends payable	3,771,709	(3,743,277)	2,680,191	—	2,708,623
Other accrued expenses	1,702,625	1,066,743	(146,546)	—	2,622,822
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(57,927,183)	(38,541,388)	(29,772,829)	42,435,842	(83,805,558)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life insurance policies	—	(3,022,439)	(85,621,380)	—	(88,643,819)
Carrying value of matured life insurance policies	—	2,091,713	13,977,919	—	16,069,632
Proceeds from Secured MCA advances	—	—	2,762,784	—	2,762,784
NET CASH FLOWS USED IN INVESTING ACTIVITIES	—	(930,726)	(68,880,677)	—	(69,811,403)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on Senior Credit Facilities	—	—	59,799,649	—	59,799,649
Payments for issuance costs of senior debt	—	(1,076,118)	(3,434,270)	—	(4,510,388)
Payments for redemption of Series I Secured Notes	—	(16,613,667)	—	—	(16,613,667)
Proceeds from issuance of L Bonds	131,796,220	—	—	—	131,796,220
Payments for issuance costs of L Bonds	(10,896,925)	—	—	—	(10,896,925)
Payments for redemption of L Bonds	(60,848,460)	—	—	—	(60,848,460)
Proceeds from (increase in) restricted cash	—	(7,249,761)	16,726,672	—	9,476,911
Issuance of member capital	—	16,537,331	25,898,511	(42,435,842)	—
Redemption of common stock	(1,603,560)	—	—	—	(1,603,560)
Proceeds from issuance of preferred stock	127,279,847	—	—	—	127,279,847
Payments for issuance costs of preferred stock	(9,027,190)	—	—	—	(9,027,190)
Payments for redemption of preferred stock	(22,598,626)	—	—	—	(22,598,626)
Preferred stock dividends	(12,702,341)	—	—	—	(12,702,341)
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	141,398,965	(8,402,215)	98,990,562	(42,435,842)	189,551,470

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	83,471,782	(47,874,329)	337,056	—	35,934,509

CASH AND CASH EQUIVALENTS
BEGINNING OF THE PERIOD	28,481,047	49,360,952	644,983	—	78,486,982

END OF THE PERIOD	$111,952,829	$1,486,623	$982,039	$—	$114,421,491

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(19) Guarantee of L Bonds (cont.)

Consolidating Statements of Cash Flows (continued)

For the year ended December 31, 2016	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$391,909	$48,104,754	$58,136,633	$(106,241,387)	$391,909
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Equity of subsidiaries	(47,418,844)	(58,822,543)	—	106,241,387	—
Change in fair value of life insurance policies	—	(900,808)	(69,681,575)	—	(70,582,383)
Amortization of deferred financing and issuance costs	7,720,065	(1,307,640)	2,032,827	—	8,445,252
Provision for MCA advances	—	—	600,000	—	600,000
Deferred income taxes	333,402	—	—	—	333,402
Preferred stock issued in lieu of cash dividends	689,742	—	—	—	689,742
(Increase) decrease in operating assets:
Life insurance policy benefits receivable	—	—	(5,345,000)	—	(5,345,000)
Other assets	(114,758,710)	(43,964,379)	42,410,680	114,884,593	(1,427,816)
Increase (decrease) in operating liabilities:
Accounts payable	572,483	574,481	(437,692)	—	709,272
Interest and dividends payable	2,494,085	420,259	2,256,824	—	5,171,168
Other accrued expenses	706,719	2,873,233	(8,579,395)	—	(4,999,443)
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(149,269,149)	(53,022,643)	21,393,302	114,884,593	(66,013,897)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life insurance policies	—	—	(94,952,879)	—	(94,952,879)
Carrying value of matured life insurance policies	—	—	10,992,624	—	10,992,624
Investment in Secured MCA advances	—	—	(8,727,924)	—	(8,727,924)
Proceeds from Secured MCA advances	—	—	2,553,466	—	2,553,466
NET CASH FLOWS USED IN INVESTING ACTIVITIES	—	—	(90,134,713)	—	(90,134,713)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on Senior Credit Facilities	—	—	104,825,508	—	104,825,508
Payments for issuance costs of senior debt	—	—	(7,111,556)		(7,111,556)
Payments for redemption of Series I Secured Notes	—	(7,469,462)	—	—	(7,469,462)
Proceeds from issuance of L Bonds	153,874,402	—	—	—	153,874,402
Payments for issuance costs of L Bonds	(10,149,316)	—	—	—	(10,149,316)
Payments for redemption of L Bonds	(45,754,691)	—	—	—	(45,754,691)
Issuance of member capital	—	107,885,727	6,998,866	(114,884,593)	—
Increase in restricted cash	—	(15,392)	(35,469,305)	—	(35,484,697)
Issuance of common stock	244,185	—	—	—	244,185
Proceeds from issuance of preferred stock	57,040,946	—	71,555	—	57,112,501
Payments for issuance costs of preferred stock	(4,133,527)	—	(7,340)	—	(4,140,867)
Payments for redemption of preferred stock	(2,126,678)	—	(71,555)	—	(2,198,233)
Preferred stock dividends	(3,537,287)	—	—	—	(3,537,287)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	145,458,034	100,400,873	69,236,173	(114,884,593)	200,210,487

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,811,115)	47,378,230	494,762	—	44,061,877

CASH AND CASH EQUIVALENTS
BEGINNING OF THE PERIOD	32,292,162	1,982,722	150,221	—	34,425,105

END OF THE PERIOD	$28,481,047	$49,360,952	$644,983	$—	$78,486,982

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(20) Concentration

We mostly purchase life insurance policies written by life insurance companies having investment-grade ratings by independent rating agencies. As a result, there may be certain concentrations of policies with life insurance companies. The following summarizes the face value of insurance policies with specific life insurance companies exceeding 10% of the total face value held by our portfolio.

	As of December 31,
Life insurance company	2017	2016
John Hancock	15.57%	14.36%
AXA Equitable	11.88%	13.42%
Lincoln National	10.80%	11.22%

The following summarizes the number of insurance policies held in specific states exceeding 10% of the total face value held by us:

	As of December 31,
State of residence	2017	2016
Florida	20.16%	19.42%
California	18.60%	20.72%

(21) Subsequent Events

Subsequent to December 31, 2017, thirteen policies covering thirteen individuals have matured. The combined insurance benefits of these policies were $10,704,000.

Subsequent to December 31, 2017, we have issued approximately $34,493,000 of L Bonds.

Subsequent to December 31, 2017, we have issued approximately $46,260,000 of RPS 2.

On January 12, 2018, we entered into a Master Exchange Agreement, pursuant to which we have agreed to issue an aggregate of up to 29.1 million shares of GWG common stock as partial consideration in exchange for our receipt of outstanding common units of The Beneficient Company Group, L.P., a Delaware limited partnership, we will receive from certain related trusts (“Seller Trusts”). Our common stock will be issued in the exchange to the Seller Trusts at a deemed purchase price of $10.00 per share. In addition to shares of our common stock, the aggregate consideration to the Seller Trusts will consist of up to $359 million of our L Bonds and payment of $150 million in cash. We may also issue and sell, in our sole discretion, a combination of common stock (at a purchase price of $10.00 per share) and L Bonds to MHT Financial SPV, L.L.C., a Delaware limited liability company, for an aggregate purchase price of $150 million in cash. Such combination will represent at least 10.9 million additional shares of common stock (including $41 million in L Bonds) but no more than 12.5 million additional shares of our common stock (including $25 million in L Bonds). The Exchange Transaction is expected to close in the second quarter of 2018, subject to the satisfaction of various closing conditions set forth in the Master Agreement.

Annex B

ITEM 1. FINANCIAL STATEMENTS

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)
A S S E T S
Cash and cash equivalents	$117,873,668	$114,421,491
Restricted cash	3,069,759	28,349,685
Investment in life insurance policies, at fair value	791,468,587	650,527,353
Life insurance policy benefits receivable	10,472,696	16,658,761
Other assets	13,022,023	8,898,884
TOTAL ASSETS	$935,906,733	$818,856,174

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y
LIABILITIES
Senior credit facility with LNV Corporation	$162,469,172	$212,238,192
L Bonds	570,199,704	447,393,568
Accounts payable	2,579,323	6,394,439
Interest and dividends payable	16,228,341	15,427,509
Other accrued expenses	3,272,758	3,730,723
TOTAL LIABILITIES	754,749,298	685,184,431

STOCKHOLDERS’ EQUITY

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 97,534 and 98,611; liquidation preference of $98,103,000 and $99,186,000 as of September 30, 2018 and December 31, 2017, respectively)	86,920,335	92,840,243
SERIES 2 REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 150,000; shares outstanding 148,444 and 88,709; liquidation preference of $149,310,000 and $89,208,000 as of September 30, 2018 and December 31, 2017, respectively)	129,147,704	80,275,204
SERIES B CONVERTIBLE PREFERRED STOCK
(par value $0.001; stated value $10; shares authorized and outstanding 5,000,000)	50,000,000	-
COMMON STOCK
(par value $0.001; shares authorized 210,000,000; shares issued and outstanding 5,980,124 as of September 30, 2018 and 5,813,555 as of December 31, 2017)	5,980	5,813
Additional paid-in capital	-	-
Accumulated deficit	(84,916,584)	(39,449,517)
TOTAL STOCKHOLDERS’ EQUITY	181,157,435	133,671,743

TOTAL LIABILITIES & EQUITY	$935,906,733	$818,856,174

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
REVENUE
Gain on life insurance policies, net	$15,721,513	$14,421,353	$52,930,008	$45,117,438
Interest and other income	931,145	275,690	2,579,270	1,335,535
TOTAL REVENUE	16,652,658	14,697,043	55,509,278	46,452,973

EXPENSES
Interest expense	17,514,962	13,275,407	50,726,149	38,765,647
Employee compensation and benefits	5,548,771	3,792,096	12,527,139	10,696,455
Legal and professional fees	1,421,964	1,657,090	3,751,321	3,934,027
Other expenses	2,688,970	2,799,196	8,262,324	9,340,617
TOTAL EXPENSES	27,174,667	21,523,789	75,266,933	62,736,746

INCOME (LOSS) BEFORE INCOME TAXES	(10,522,009)	(6,826,746)	(19,757,655)	(16,283,773)
INCOME TAX EXPENSE (BENEFIT)	-	(2,764,243)	-	(6,481,917)

NET INCOME (LOSS)	(10,522,009)	(4,062,503)	(19,757,655)	(9,801,856)

Preferred stock dividends	4,313,542	3,548,165	12,356,513	7,447,022
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(14,835,551)	$(7,610,668)	$(32,114,168)	$(17,248,878)
NET INCOME (LOSS) PER SHARE
Basic	$(2.52)	$(1.31)	$(5.50)	$(2.96)
Diluted	$(2.52)	$(1.31)	$(5.50)	$(2.96)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,894,639	5,797,800	5,840,880	5,829,808
Diluted	5,894,639	5,797,800	5,840,880	5,829,808

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(10,522,009)	$(4,062,503)	$(19,757,655)	$(9,801,856)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Change in fair value of life insurance policies	(24,839,567)	(20,181,732)	(56,058,336)	(49,301,067)
Amortization of deferred financing and issuance costs	2,575,322	2,344,541	7,241,283	6,508,692
Deferred income taxes	-	(2,764,243)	-	(6,481,917)
(Increase) decrease in operating assets:
Life insurance policy benefits receivable	16,562,304	(7,627,000)	6,186,065	(9,252,000)
Other assets	(2,863,243)	929,058	(4,672,449)	3,181,419
Increase (decrease) in operating liabilities:
Accounts payable and other accrued expenses	(601,516)	(85,509)	(1,604,634)	2,861,541
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(19,688,709)	(31,447,388)	(68,665,726)	(62,285,188)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life insurance policies	(42,891,764)	(25,199,692)	(98,440,528)	(67,321,363)
Carrying value of matured life insurance policies	2,325,989	2,333,039	13,557,632	7,716,847
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(40,565,775)	(22,866,653)	(84,882,896)	(59,604,516)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on (repayments of) senior debt	(18,425,136)	56,887,491	(50,560,286)	49,787,954
Payments for issuance of senior debt	-	(3,937,907)	-	(5,128,319)
Payments for redemption of Series I Secured Notes	-	(6,815,406)	-	(16,613,667)
Proceeds from issuance of L Bonds	68,884,369	30,271,873	166,081,914	87,016,343
Payments for issuance and redemption of L Bonds	(20,195,657)	(19,752,717)	(46,151,926)	(58,949,880)
Issuance (repurchase) of common stock	682,954	30	682,954	(1,603,526)
Common stock dividends	(25,709,412)	-	(25,709,412)	-
Proceeds from issuance of convertible preferred stock	50,000,000	-	50,000,000	-
Proceeds from issuance of redeemable preferred stock	-	25,211,870	56,238,128	86,692,811
Payments for issuance of redeemable preferred stock	-	(1,243,920)	(4,142,294)	(5,207,025)
Payments for redemption of redeemable preferred stock	(821,778)	(47,500)	(2,361,692)	(1,806,832)
Preferred stock dividends	(4,313,542)	(3,548,165)	(12,356,513)	(7,447,022)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	50,101,798	77,025,649	131,720,873	126,740,837

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(10,152,686)	22,711,608	(21,827,749)	4,851,133

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
BEGINNING OF PERIOD	131,096,113	98,453,103	142,771,176	116,313,578
END OF PERIOD	$120,943,427	$121,164,711	$120,943,427	$121,164,711

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — CONTINUED

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$15,576,000	$17,478,000	$42,827,000	$45,101,000
Premiums paid, including prepaid	$14,672,000	$12,927,000	$38,898,000	$35,533,000
Stock-based compensation	$278,000	$270,000	$538,000	$350,000
Payments for exercised stock options	$-	$164,000	$-	$264,000
NON-CASH INVESTING AND FINANCING ACTIVITIES
L Bonds:
Conversion of accrued interest and commissions payable to principal	$410,000	$477,000	$972,000	$1,382,000
Conversion of L Bonds to redeemable preferred stock	$-	$545,000	$4,546,000	$2,334,000
Preferred Stock:
Issuance of Series A Preferred Stock in lieu of cash dividends	$-	$161,000	$-	$499,000
Conversion of L Bonds to redeemable preferred stock	$-	$545,000	$4,546,000	$2,334,000
Options and stock appreciation rights issued:	$290,000	$76,000	$458,000	$309,000
Investment in life insurance policies included in accounts payable	$508,000	$966,000	$508,000	$966,000

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

 GWG HOLDINGS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(unaudited)

	Preferred Stock	Preferred	Common	Common Stock	Additional Paid-in	Accumulated	Total
	Shares	Stock	Shares	(par)	Capital	Deficit	Equity
Balance, December 31, 2016	2,699,704	$78,726,297	5,980,190	$5,980	$7,383,515	$(18,817,294)	$67,298,498

Net income (loss)	-	-	-	-	-	(20,632,223)	(20,632,223)

Issuance of common stock	-	-	33,810	33	320,970	-	321,003

Redemption of common stock	-	-	(200,445)	(200)	(1,603,360)	-	(1,603,560)

Issuance of Series A preferred stock	71,237	498,659	-	-	-	-	498,659

Redemption of Series A preferred stock	(2,711,916)	(20,199,792)	-	-	-	-	(20,199,792)

Issuance of redeemable preferred stock	129,622	122,933,106	-	-	(2,338,457)	-	120,594,649

Redemption of redeemable preferred stock	(1,328)	(1,327,776)	-	-	-	-	(1,327,776)

Preferred stock dividends	-	(8,925,807)	-	-	(3,776,534)	-	(12,702,341)

Stock-based compensation	-	1,410,760	-	-	13,866	-	1,424,626

Balance, December 31, 2017	187,319	$173,115,447	5,813,555	$5,813	$-	$(39,449,517)	$133,671,743

Net income (loss)	-	-	-	-	-	(19,757,655)	(19,757,655)

Issuance of common stock	-	-	166,569	167	1,181,435	-	1,181,602

Issuance of redeemable preferred stock	61,021	56,878,238	-	-	-	-	56,878,238

Redemption of redeemable preferred stock	(2,362)	(2,362,914)	-	-	-	-	(2,362,914)

Issuance of Series B convertible preferred stock	5,000,000	50,000,000	-	-	-	-	50,000,000

Common stock dividends	-	-	-	-	-	(25,709,412)	(25,709,412)

Preferred stock dividends	-	(11,562,732)	-	-	(793,781)	-	(12,356,513)

Stock-based compensation	-	-	-	-	(387,654)	-	(387,654)

Balance, September 30, 2018	5,245,978	$266,068,039	5,980,124	$5,980	$-	$(84,916,584)	$181,157,435

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(1) Nature of Business and Summary of Significant Accounting Policies

Nature of Business — We are a leading provider of liquidity to consumers owning life insurance policies, an owner of a portfolio of alternative assets, and a developer of epigenetic technology for the life insurance industry and beyond. We built our business providing value to consumers owning illiquid life insurance products across America, delivering more than $564 million in value for their policies since 2006. As of September 30, 2018, we own an alternative asset portfolio of $1.96 billion in face value of life insurance policy benefits.

In addition, we continue to innovate in the life insurance industry through our insurance technology initiative which is based upon the use of step-change epigenetic technology. Our wholly owned insurtech subsidiary, Life Epigenetics is focused on creating intellectual property and commercialized testing from supervised machine learning and advanced epigenetic technology. We believe our technology offers the life insurance industry a step-change opportunity for enhanced life insurance underwriting and risk assessment. Our wholly owned insurtech subsidiary, YouSurance is a digital life insurance agency that is working to offer life insurance directly to consumers in conjunction with our epigenetic testing. We believe that consumers who are interested in their health and wellness and in reducing the cost of their insurance will benefit from working with YouSurance.

The Beneficient Transaction

On August 10, 2018, we completed the first of two anticipated closings (the “Initial Transfer”) contemplated by a Master Exchange Agreement with The Beneficient Company Group, L.P. (“Beneficient”) and certain other parties (the “Seller Trusts”), which governs the strategic exchange of assets among the parties (the “Beneficient Transaction”). At the Initial Transfer:

●	GWG issued L Bonds to the Seller Trusts in an aggregate principal amount of $403,234,866 that mature on August 9, 2023, and bear interest at 7.5% per annum (the “Seller Trust L Bonds”),

●	GWG issued to Beneficient 5,000,000 shares of GWG’s Series B Convertible Preferred Stock, par value $0.001 per share and having a stated value of $10 per share (“Series B”), for cash consideration of $50,000,000,

●	Beneficient, as borrower, entered into a commercial loan agreement with GWG Life, as lender, in a principal amount of $200,000,000 (the “Commercial Loan”),

●	Beneficient delivered to GWG a promissory note in the principal amount of $162,911,379 (the “Exchangeable Note”), and

●	the Seller Trusts delivered to GWG 4,032,349 common units of Beneficient at $10 per common unit.

Upon the final closing of the Beneficient Transaction, which is expected at or near year-end 2018, subject to the satisfaction of certain closing conditions (the “Final Closing” and the date upon which the Final Closing occurs, the “Final Closing Date”):

●	the Seller Trusts will transfer to GWG an aggregate of 40,485,230 common units of Beneficient, inclusive of 16.3 million units in full satisfaction of the Exchangeable Note,

●	Beneficient will issue to GWG an amount of securities or other instruments, containing the same rights, preferences and privileges of certain limited partnership interests of Beneficient Company Holdings, L.P., a subsidiary of Beneficient (“Beneficient Holdings”), equivalent to seven percent (7.0%) of such limited partnership interests attributable to certain of Beneficient Holdings’ founders, and

●	GWG will deliver to the Seller Trusts up to 29.1 million shares of GWG common stock at $10 per share.

A summary of the Beneficient Transaction is set forth in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 14, 2018 and amended in our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 9, 2018.

Application of FASB Accounting Standards Codification Topic 845, Nonmonetary Transactions (ASC 845)

Although the Initial Transfer occurred on August 10, 2018, the Commercial Loan, the Exchangeable Note, the common units of Beneficient issued at the Initial Transfer and the Seller Trust L Bonds are not recorded on our condensed consolidated balance sheet at September 30, 2018 or statements of operations for the three and nine months ended September 30, 2018. These amounts were not recorded because, under ASC 845, the commercial substance of the transaction was not fully known and probable and will not be fully known and probable until the satisfaction of certain conditions to the Final Closing and the occurrence thereof.

It is important to note that, as further described below, the rights and obligations of the assets exchanged, as governed by the transaction documents, are unaffected by our current accounting application. This means that we will benefit from the assets that we received in the exchange and we will be required to meet the obligations of the Seller Trust L Bonds that we issued in the exchange. The result is that our financial condition, including our ability to service our debt and meet our obligations as they become due, may be materially different from that which an investor can discern from a review of our condensed consolidated balance sheets and statements of operations in isolation. Likewise, financial ratios and other metrics based on our publicly filed financial statements and publicly disseminated by financial analysts, news outlets and financial websites do not reflect the assets and liabilities exchanged in the Initial Transfer and the economic consequences thereof.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Description of the Assets Exchanged at the Initial Transfer

Seller Trust L Bonds

On August 10, 2018, in connection with the Initial Transfer, GWG Holdings, GWG Life and Bank of Utah, as trustee (the “Trustee”), entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Amended and Restated Indenture dated as of October 23, 2017 (the “Amended and Restated Indenture”). GWG Holdings entered into the Supplemental Indenture to add and modify certain provisions of the Amended and Restated Indenture necessary to provide for the issuance of the Seller Trust L Bonds. The maturity date of the Seller Trust L Bonds is August 9, 2023. The Seller Trust L Bonds bear interest at 7.5% per year. Interest is payable monthly in cash.

So long as the Final Closing has not occurred, the redemption price payable in respect of a redemption effected by GWG after January 31, 2019 may be paid, at GWG’s option, in the form of cash, a pro rata portion of (i) the outstanding principal amount and accrued and unpaid interest under the Commercial Loan, (ii) the outstanding principal amount and accrued and unpaid interest under the Exchangeable Note and (iii) Beneficient common units, or a combination of cash and such property. After the second anniversary of the Final Closing Date, the holders of the Seller Trust L Bonds will have the right to cause GWG to repurchase, in whole but not in part, the Seller Trust L Bonds held by such holder. The repurchase may be paid, at GWG’s option, in the form of cash, a pro rata portion of (i) the outstanding principal amount and accrued and unpaid interest under the Commercial Loan, (ii) the outstanding principal amount and accrued and unpaid interest under the Exchangeable Note and (iii) Beneficient common units, or a combination of cash and such property.

The Seller Trust L Bonds are senior secured obligations of GWG, ranking junior only to all senior debt of GWG (see Note 6), pari passu in right of payment and in respect of collateral with all “L Bonds” of GWG (see Note 8), and senior in right of payment to all subordinated indebtedness of GWG. Payments under the Seller Trust L Bonds are guaranteed by GWG Life (see Note 20).

Series B Convertible Preferred Stock

The Series B ranks, as to the payment of dividends and the distribution of our assets upon liquidation, junior to our Redeemable Preferred Stock (“RPS”) and Series 2 Redeemable Preferred Stock (“RPS 2”) and pari passu with our common stock. The Series B has no dividend rights. The Series B has no voting rights, except as required by law.

The Series B will convert into 5,000,000 shares of our common stock at a conversion price of $10 per share upon the Final Closing.

Commercial Loan

The $200,000,000 principal amount under the Commercial Loan is due on August 9, 2023; however, is extendable for two five-year terms. The extensions are available to the borrower provided that (a) in the event Beneficient completes at least one public offering of its common units raising at least $50,000,000 which on its own or together with any other public offering of Beneficient’s common units results in Beneficient raising at least $100,000,000, then the maturity date will be extended to August 9, 2028; and (b) in the event that Beneficient (i) completes at least one public offering of its common units raising at least $50,000,000 which on its own or together with any other public offering of Beneficient’s common units results in Beneficient raising at least $100,000,000 and (ii) at least 75% of Beneficient Holding’s total outstanding NPC-B limited partnership interests, if any, have been converted to shares of Beneficient’s common units, then the maturity date will be extended to August 9, 2033.

Repayment of the Commercial Loan is subordinated in right of payment to any of Beneficient’s commercial bank debt and to Beneficient’s obligations which may arise in connection with its NPC-B limited partnership interests. Beneficient’s obligations under the Commercial Loan are unsecured.

The Commercial Loan contains negative covenants that limit or restrict, subject to certain exceptions, the incurrence of liens and indebtedness by Beneficient, fundamental changes to its business and transactions with affiliates. The Commercial Loan also contains customary affirmative covenants, including, but not limited to, preservation of corporate existence, compliance with applicable law, payment of taxes, notice of material events, financial reporting and keeping of proper books of record and account.

The Commercial Loan includes customary events of default, including, but not limited to, nonpayment of principal or interest, failure to comply with covenants, failure to pay other indebtedness when due, cross-acceleration to other debt, material adverse effects, events of bankruptcy and insolvency, and unsatisfied judgments. The borrower was in compliance with the covenants as of the most recent balance sheet date.

The principal amount of the Commercial Loan bears interest at 5.0% per year; provided that the accrued interest from the date of the Initial Transfer to the Final Closing Date of the Beneficient Transaction will be added to the principal balance of the Commercial Loan. From and after the Final Closing Date, one-half of the interest, or 2.5% per year, will be due and payable monthly in cash, and (ii) one-half of the interest, or 2.5% per year, will accrue and compound annually on each anniversary date of the Final Closing Date and become due and payable in full in cash on the maturity date.

In accordance with the Supplemental Indenture issuing the Seller Trust L Bonds, upon a redemption event or at the maturity date of the Seller Trust L Bonds, the Company, at its option, may use the outstanding principal amount of the Commercial Loan, and accrued and unpaid interest thereon, as repayment consideration of the Seller Trust L Bonds.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Exchangeable Note

The Exchangeable Note accrues interest at a rate of 12.4% per year, compounded annually. Interest is payable in cash on the earlier to occur of the maturity date or the Final Closing Date; provided that Beneficient may, at its option, add to the outstanding principal balance under the Commercial Loan the accrued interest in lieu of payment in cash of such accrued interest thereon at the Final Closing Date (or, if earlier, the maturity date of the Exchangeable Note). The principal amount of the Exchangeable Note is payable in cash on August 9, 2023. In the event the Final Closing Date occurs on or prior to the maturity date, the principal amount of the Exchangeable Note is payable in Beneficient common units at a price equal to $10 per common unit. In the event the Final Closing Date occurs prior to the maturity date, Beneficient may, at its option, pay the accrued interest on the Exchangeable Note in the form of Beneficient common units, at $10 per common unit, or in the form of a promissory note providing for a term of up to two years and cash interest payable semi-annually at the rate of 5.0% per year.

In accordance with the Supplemental Indenture issuing the Seller Trust L Bonds, upon a redemption event or at the maturity date of the Seller Trust L Bonds, the Company, at its option, may use the outstanding principal amount of the Exchangeable Note, and accrued and unpaid interest thereon, as repayment consideration of the Seller Trust L Bonds.

Common Units in Beneficient

In connection with the Initial Transfer, the Seller Trusts delivered to us 4,032,349 common units of Beneficient. This represents a 17.6% interest in the common units of Beneficient.

Beneficient operates in a sector of the alternative asset market that is complementary to ours by providing a suite of innovative liquidity and trust products to mid-to-high net worth individual investors and small-to-medium institutional owners of professionally managed illiquid alternative investment assets. We believe the Beneficient Transaction provides us with the opportunity to significantly increase and diversify our alternative asset portfolio that is intended to provide us with a new source of earnings and cash flow while at the same time significantly increasing our common shareholder equity.

We plan to continue to create and extend transformative products and services in the life insurance industry, while at the same time increasing and diversifying our alternative asset portfolio with Beneficient that creates opportunities for investors to receive income and capital appreciation from our investment and commercial activities.

GWG Holdings, Inc. and all of its subsidiaries are incorporated and organized in Delaware. Unless the context otherwise requires or we specifically so indicate, all references in these footnotes to “we,” “us,” “our,” “our Company,” “GWG,” or the “Company” refer to GWG Holdings, Inc. and its subsidiaries collectively and on a consolidated basis. References to the full names of particular entities, such as “GWG Holdings, Inc.” or “GWG Holdings,” are meant to refer only to the particular entity referenced.

On August 25, 2016, GWG Holdings formed a wholly owned subsidiary, currently named Life Epigenetics Inc. (“Life Epigenetics”), to commercialize advanced epigenetic technology for the life insurance industry related to its exclusive license for “DNA Methylation Based Predictor of Mortality” technology, as well as through the development of its own proprietary intellectual property.

Through its wholly owned subsidiary, youSurance General Agency, LLC (“YouSurance”), GWG Holdings offers life insurance directly to customers from a variety of life insurance carriers.

Use of Estimates — The preparation of our condensed consolidated financial statements in conformity with the Generally Accepted Accounting Principles in the United States of America (GAAP) requires management to make significant estimates and assumptions affecting the reported amounts of assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported amounts of revenue during the reporting period. We regularly evaluate estimates and assumptions, which are based on current facts, historical experience, management’s judgment, and various other factors that we believe to be reasonable under the circumstances. Our actual results may differ materially and adversely from our estimates. The most significant estimates with regard to these condensed consolidated financial statements relate to (1) the determination of the assumptions used in estimating the fair value of our investments in life insurance policies and (2) the value of our deferred tax assets and liabilities.

Cash and Cash Equivalents — We consider cash in demand deposit accounts and temporary investments purchased with an original maturity of three months or less to be cash equivalents. We maintain our cash and cash equivalents with highly rated financial institutions. The balances in our bank accounts may exceed Federal Deposit Insurance Corporation limits. We periodically evaluate the risk of exceeding insured levels and may transfer funds as we deem appropriate.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Life Insurance Policies — Accounting Standards Codification 325-30, Investments in Insurance Contracts permits a reporting entity to account for its investments in life insurance policies using either the investment method or the fair value method. We elected to use the fair value method to account for our life insurance policies. We initially record our purchase of life insurance policies at the transaction price, which is the amount paid for the policy, inclusive of all external fees and costs associated with the acquisition. At each subsequent reporting period, we re-measure the investment at fair value in its entirety and recognize the change in fair value as unrealized gain or loss in the current period, net of premiums paid, within gain on life insurance policies, net in our condensed consolidated statements of operations.

In a case where our acquisition of a policy is not complete as of a reporting date, but we have nonetheless advanced direct costs and deposits for the acquisition, those costs and deposits are recorded as other assets on our condensed consolidated balance sheets until the acquisition is complete and we have secured title to the policy. On both September 30, 2018 and December 31, 2017, a total of $0 of our other assets comprised direct costs and deposits that we had advanced for life insurance policy acquisitions.

We also recognize realized gain (or loss) from a life insurance policy upon one of the two following events: (1) our receipt of notice or verified mortality of the insured; or (2) our sale of the policy (upon filing of change-of-ownership forms and receipt of payment). In the case of mortality, the gain (or loss) we recognize is the difference between the policy benefits and the carrying value of the policy once we determine that collection of the policy benefits is realizable and reasonably assured. In the case of a policy sale, the gain (or loss) we recognize is the difference between the sale price and the carrying value of the policy on the date we receive sale proceeds.

Other Assets — Included in other assets at the current balance sheet date are $5.3 million of prepaid expenses, $1.6 million of net fixed assets, $1.0 cost method investment, $0.6 million of security deposits with states for life settlement provider licenses, $0.6 million net secured merchant cash advances and $3.9 million of other miscellaneous assets – including Life Epigenetics Inc.’s exclusive license for the “DNA Methylation Based Predictor of Mortality” technology for the life insurance industry. At December 31, 2017, other assets included $4.5 million of prepaid expenses, $1.9 million of net fixed assets, $0.6 million of security deposits with states for life settlement provider licenses, $1.7 million net secured merchant cash advances and $0.3 million of other miscellaneous assets.

Stock-Based Compensation — We measure and recognize compensation expense for all stock-based payments at fair value on the grant date over the requisite service period. We use the Black-Scholes option pricing model to determine the weighted-average fair value of stock options. For restricted stock grants (including restricted stock units), fair value is determined as of the closing price of our common stock on the date of grant. Stock-based compensation expense is recorded in general and administrative expenses based on the classification of the employee or vendor. The determination of fair value of stock-based payment awards on the date of grant is affected by our stock price and a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards and the expected duration of the awards.

The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at grant date. Volatility is based on the standard deviation of the average continuously compounded rate of return of five selected companies.

Deferred Financing and Issuance Costs — Loans advanced to us under our amended and restated senior credit facility with LNV Corporation, as described in Note 6, are reported net of financing costs, including issuance costs, sales commissions and other direct expenses, which are amortized using the straight-line method over the term of the facility. We had no loans advanced to us under our senior credit facility with Autobahn Funding Company during the year ended December 31, 2017 and this credit facility has since been terminated, as described in Note 5. The L Bonds, as described in Note 8, are reported net of financing costs, which are amortized using the interest method over the term of those borrowings. The Series I Secured Notes, as described in Note 7 have been redeemed, was reported net of financing costs, all of which were fully amortized using the interest method as of December 31, 2017. The Series A Convertible Preferred Stock (“Series A”), as described in Note 9, was reported net of financing costs (including the fair value of warrants issued), all of which were fully amortized using the interest method as of December 31, 2017. All shares of Series A have been redeemed and the obligations thereunder satisfied. Selling and issuance costs of RPS and RPS 2, described in Notes 10 and 11, are netted against additional paid-in-capital, until depleted, and then against the outstanding balance of the preferred stock. The offerings of our RPS and RPS 2 closed in March 2017 and April 2018, respectively. There were no issuance costs associated with issuance of the Series B, described in Note 12, in August 2018.

Earnings (Loss) per Share — Basic earnings (loss) per share attributable to common shareholders are calculated using the weighted-average number of shares outstanding during the reported period. Diluted earnings (loss) per share are calculated based on the potential dilutive impact of our Series A, RPS, RPS 2, Series B, warrants and stock options. Due to our net loss attributable to common shareholders for the three and nine months ended September 30, 2018, there are no dilutive securities.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Reclassification — Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

Recently Issued Accounting Pronouncements — On February 25, 2016, the FASB issued Accounting Standards Update 2016-02 Leases (“ASU 2016-02”). The new guidance is effective for fiscal years beginning after December 15, 2018. ASU 2016-02 provides more transparency and comparability in the financial statements of lessees by recognizing all leases with a term greater than twelve months on the balance sheet. Lessees will also be required to disclose key information about their leases. Early adoption is permitted. We are currently evaluating the impact of the adoption of this pronouncement and have not yet adopted ASU 2016-02 as of September 30, 2018. The impact of the adoption is not expected to be material to the financial statements.

In March 2016, the FASB issued Accounting Standards Update 2016-09 (“ASU 2016-09”) to simplify the accounting for stock compensation related to the following items: income tax accounting, award classification, estimation of forfeitures, and cash flow presentation. The new guidance is effective for fiscal years beginning after December 15, 2016. We adopted ASU 2016-09 effective January 1, 2017. The impact of the adoption was not material to the financial statements.

In November 2016, the FASB issued Accounting Standards Update 2016-18 (“ASU 2016-18”), which amends ASC 230 Statement of Cash Flows to add or clarify guidance on the classification and presentation of restricted cash in the statement of cash flows. The guidance, to be applied retrospectively when adopted, requires entities to show the changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. The new guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those years. We adopted ASU 2016-18 as of March 31, 2018. The impact of the adoption was not material to the financial statements.

(2) Restrictions on Cash

Under the terms of our amended and restated senior credit facility with LNV Corporation (discussed in Note 6), we are required to maintain collection and payment accounts that are used to collect policy benefits from pledged policies, pay annual policy premiums, interest and other charges under the facility, and distribute funds to pay down the facility. The agents for the lender authorize the disbursements from these accounts. At September 30, 2018 and December 31, 2017, there was a balance of $2,370,000 and $19,967,000, respectively, in these collection and payment accounts.

To fund the Company’s acquisition of life insurance policies, we are required to maintain escrow accounts. Distributions from these accounts are made according to life insurance policy purchase contracts. At September 30, 2018 and December 31, 2017, there was a balance of $700,000 and $8,383,000, respectively, in the Company’s escrow accounts.

(3) Investment in Life Insurance Policies

Our investments in life insurance policies are valued based on unobservable inputs that are significant to their overall fair value. Changes in the fair value of these policies, net of premiums paid, are recorded in gain on life insurance policies, net in our condensed consolidated statements of operations. Fair value is determined on a discounted cash flow basis that incorporates life expectancy assumptions generally derived from reports obtained from widely accepted life expectancy providers (other than insured lives covered under small face amount policies – those with $1 million in face value benefits or less), assumptions relating to cost-of-insurance (premium) rates and other assumptions. The discount rate we apply incorporates current information about discount rates applied by other public reporting companies owning portfolios of life insurance policies, the discount rates observed in the life insurance secondary market, market interest rates, the estimated credit exposure to the insurance companies that issued the life insurance policies and management’s estimate of the operational risk premium a purchaser would require to receive the future cash flows derived from our portfolio as a whole. Management has discretion regarding the combination of these and other factors when determining the discount rate. As a result of management’s analysis, a discount rate of 10.45% was applied to our portfolio as of both September 30, 2018 and December 31, 2017.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Portfolio Information

Our portfolio of life insurance policies, owned by our subsidiaries as of September 30, 2018, is summarized below:

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$1,961,598,000
Average face value per policy	$1,805,000
Average face value per insured life	$2,018,000
Average age of insured (years)*	82.1
Average life expectancy estimate (years)*	6.7
Total number of policies	1,087
Number of unique lives	972
Demographics	76% Males; 24% Females
Number of smokers	43
Largest policy as % of total portfolio face value	0.68%
Average policy as % of total portfolio	0.09%
Average annual premium as % of face value	2.90%

*	Averages presented in the table are weighted averages.

A summary of our policies, organized according to their estimated life expectancy dates as of the reporting date, is as follows:

	As of September 30, 2018			As of December 31, 2017
Years Ending December 31,	Number of Policies	Estimated Fair Value	Face Value	Number of Policies	Estimated Fair Value	Face Value
2018	2	$2,102,000	$2,125,000	8	$4,398,000	$4,689,000
2019	28	35,046,000	42,302,000	48	63,356,000	83,720,000
2020	74	79,263,000	111,584,000	87	79,342,000	127,373,000
2021	111	117,490,000	189,768,000	98	96,154,000	170,695,000
2022	128	124,662,000	227,146,000	90	85,877,000	181,120,000
2023	112	91,782,000	215,084,000	93	69,467,000	175,458,000
2024	114	91,738,000	242,455,000	100	77,638,000	228,188,000
Thereafter	518	249,386,000	931,134,000	374	174,295,000	704,905,000
Totals	1,087	$791,469,000	$1,961,598,000	898	$650,527,000	$1,676,148,000

We recognized life insurance benefits of $7,973,000 and $9,747,000 during the three months ended September 30, 2018 and 2017, respectively. The forgoing amounts pertained to policies with carrying values of $2,326,000 and $2,333,000, respectively, for which we recorded realized gains of $5,647,000 and $7,414,000, respectively. We recognized life insurance benefits of $50,100,000 and $39,657,000 during the nine months ended September 30, 2018 and 2017, respectively. The forgoing amounts pertained to policies with carrying values of $13,558,000 and $7,716,000, for which we recorded realized gains of $36,542,000 and $31,941,000, respectively.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Reconciliation of gain on life insurance policies:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Change in estimated probabilistic cash flows (1)	$19,069,000	$12,568,000	$55,483,000	$40,033,000
Unrealized gain on acquisitions (2)	9,021,000	7,217,000	21,790,000	25,863,000
Premiums and other annual fees	(14,765,000)	(13,174,000)	(39,670,000)	(36,124,000)
Change in discount rates (3)	-	7,987,000	-	12,130,000
Change in life expectancy evaluation (4)	73,000	(5,370,000)	(4,890,000)	(13,974,000)
Face value of matured policies	7,973,000	9,747,000	50,100,000	39,657,000
Fair value of matured policies	(5,650,000)	(4,554,000)	(29,883,000)	(22,468,000)
Gain on life insurance policies, net	$15,721,000	$14,421,000	$52,930,000	$45,117,000

(1)	Change in fair value of expected future cash flows relating to our investment in life insurance policies that are not specifically attributable to changes in life expectancy, discount rate or policy maturity events.
(2)	Gain resulting from fair value in excess of transaction price for policies acquired during the reporting period.
(3)	The discount rate of 10.45% as of September 30, 2018 remained unchanged from both the prior quarter and year end dates. The discount rate of 10.54% as of September 30, 2017 reflected a decrease from the 10.81% rate used at June 30, 2017 and 10.96% used at December 31, 2016.
(4)	The change in fair value due to updating life expectancy estimates on certain life insurance policies in our portfolio.

We currently estimate that premium payments and servicing fees required to maintain our current portfolio of life insurance policies in force for the next five years, assuming no mortalities, are as follows:

Years Ending December 31,	Premiums	Servicing	Premiums and Servicing Fees
Three months ending December 31, 2018	$14,034,000	$345,000	$14,379,000
2019	64,852,000	1,381,000	66,233,000
2020	76,664,000	1,381,000	78,045,000
2021	88,681,000	1,381,000	90,062,000
2022	101,411,000	1,381,000	102,792,000
2023	113,676,000	1,381,000	115,057,000
	$459,318,000	$7,250,000	$466,568,000

Management anticipates funding the majority of the premium payments and servicing fees estimated above from cash flows realized from life insurance policy benefits, and to the extent necessary, with additional borrowing capacity created as the premiums and servicing costs of pledged life insurance policies become due, under the amended and restated senior credit facility with LNV Corporation as described in Note 6, and the net proceeds from our offering of L Bonds as described in Note 8. Management anticipates funding premiums and servicing costs of non-pledged life insurance policies with cash flows realized from life insurance policy benefits from our portfolio of life insurance policies and net proceeds from our offering of L Bonds. The proceeds of these capital sources may also be used for the purchase, policy premiums and servicing costs of additional life insurance policies, working capital and financing expenditures including paying principal, interest and dividends.

(4) Fair Value Definition and Hierarchy

Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a hierarchical disclosure framework that prioritizes and ranks the level of market price observability used in measuring assets and liabilities at fair value. Market price observability is affected by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace, including the existence and transparency of transactions between market participants. Assets and liabilities with readily available and actively quoted prices, or for which fair value can be measured from actively quoted prices in an orderly market, generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

ASC 820 maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring the use of observable inputs whenever available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect assumptions about how market participants price an asset or liability based on the best available information. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

The hierarchy is broken down into three levels based on the observability of inputs as follows:

Level 1 —	Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Because valuations are based on quoted prices that are readily and regularly available in an active market.

Level 2 —	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary by types of assets and liabilities and is affected by a wide variety of factors, including, for example, whether an instrument is established in the marketplace, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by management in determining fair value is greatest for assets and liabilities categorized in Level 3.

Level 3 Valuation Process

The estimated fair value of our portfolio of life insurance policies is determined on a quarterly basis by management taking into consideration a number of factors, including changes in discount rate assumptions, estimated premium payments and life expectancy estimate assumptions, as well as any changes in economic and other relevant conditions. The discount rate incorporates current information about discount rates applied by other reporting companies owning portfolios of life insurance policies, the discount rates observed in the life insurance secondary market, market interest rates, the estimated credit exposure to the insurance company that issued the life insurance policy and management’s estimate of the operational risk premium a purchaser would require to receive the future cash flows derived from our portfolio as a whole. Management has discretion regarding the combination of these and other factors when determining the discount rate.

These inputs are then used to estimate the discounted cash flows from the portfolio using the Model Actuarial Pricing System (“MAPS”) probabilistic and stochastic portfolio pricing model, which estimates the expected cash flows using various mortality probabilities and scenarios. The valuation process includes a review by senior management as of each quarterly valuation date. We also engage MAPS to independently verify the accuracy of the valuations using the inputs we provide on a quarterly basis. A copy of a letter documenting the MAPS calculation is filed as Exhibit 99.1 to this report.

The following table reconciles the beginning and ending fair value of our Level 3 investments in our portfolio of life insurance policies for the periods ended September 30, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Beginning balance	$726,063,000	$577,050,000	$650,527,000	$511,192,000
Purchases	42,892,000	25,199,000	98,442,000	67,321,000
Maturities (initial cost basis)	(2,326,000)	(2,333,000)	(13,558,000)	(7,716,000)
Net change in fair value	24,840,000	20,182,000	56,058,000	49,301,000
Ending balance	$791,469,000	$620,098,000	$791,469,000	$620,098,000

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

For life insurance policies with face amounts greater than $1 million and that are not pledged under our amended and restated senior credit facility with LNV Corporation (approximately 21.5% of our portfolio by face amount of policy benefits) we attempt to update the life expectancy estimates on a continuous rotating three year cycle. For life insurance policies that are pledged under our amended and restated senior credit facility with LNV Corporation (approximately 68.7% of our portfolio by face amount of policy benefits) we are presently required to update the life expectancy estimates every two years beginning from the date of the amended and restated senior credit facility. For the remaining small face insurance policies (i.e., a policy with $1 million in face value benefits or less) we may employ a range of methods and timeframes to update life expectancy estimates (see Note 22).

The following table summarizes the inputs utilized in estimating the fair value of our portfolio of life insurance policies:

	As of September 30, 2018	As of December 31, 2017
Weighted-average age of insured, years *	82.1	81.7
Weighted-average life expectancy, months *	79.9	82.4
Average face amount per policy	$1,805,000	$1,867,000
Discount rate	10.45%	10.45%

(*)	Weighted-average by face amount of policy benefits

Life expectancy estimates and market discount rates for a portfolio of life insurance policies are inherently uncertain and the effect of changes in estimates may be significant. For example, if the life expectancy estimates were increased or decreased by four and eight months on each outstanding policy, and the discount rates were increased or decreased by 1% and 2%, with all other variables held constant, the fair value of our investment in life insurance policies would increase or decrease as summarized below:

Change in Fair Value of the Investment in Life Insurance Policies

	Change in Life Expectancy Estimates
	minus 8 months	minus 4 months	plus 4 months	plus 8 months

September 30, 2018	$103,902,000	$51,782,000	$(51,418,000)	$(102,195,000)
December 31, 2017	$86,391,000	$42,886,000	$(42,481,000)	$(84,238,000)

	Change in Discount Rate
	minus 2%	minus 1%	plus 1%	plus 2%

September 30, 2018	$78,624,000	$37,643,000	$(34,665,000)	$(66,663,000)
December 31, 2017	$68,117,000	$32,587,000	$(29,964,000)	$(57,583,000)

Other Fair Value Considerations

The carrying value of policy benefit receivables, prepaid expenses, accounts payable and accrued expenses approximate fair value due to their short-term maturities and low credit risk. Using the income-based valuation approach, the estimated fair value of our L Bonds, having an aggregate face value of $586,063,000 as of September 30, 2018, is approximately $592,527,000 based on a weighted-average market interest rate of 6.84%.

The carrying value of the amended and restated senior credit facility with LNV Corporation reflects interest charged at 12-month LIBOR plus an applicable margin. The margin represents our credit risk, and the strength of the portfolio of life insurance policies collateralizing the debt. The overall rate reflects market, and the carrying value of the facility approximates fair value.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

GWG MCA Capital, Inc. (“GWG MCA”) participates in the merchant cash advance industry by directly advancing sums to merchants and lending money, on a secured basis, to companies that advance sums to merchants. Each quarter, we review the carrying value of these cash advances, determine if an impairment exists and establish or adjust an allowance for loan loss as necessary. At September 30, 2018 one of our secured cash advances was impaired. Specifically, the secured loan to Nulook Capital LLC had an outstanding balance of $1,908,000 and an allowance for loan loss of $1,908,000 at September 30, 2018. We deem fair value to be the estimated collectible value on each loan or advance made from GWG MCA. Secured merchant cash advances, net of allowance for loan loss, of $635,000 and $1,662,000 are included within other assets on our condensed consolidated balance sheets as of September 30, 2018 and December 31, 2017, respectively. Where we estimate the collectible amount to be less than the outstanding balance, we record an allowance for the difference. Provision for merchant cash advances are recorded within other expenses on the statement of operations (see Note 16).

The following table summarizes outstanding common stock warrants (discussed in Note 14) as of September 30, 2018:

Month issued	Warrants issued	Fair value per share	Risk free rate	Volatility	Term
September 2014	16,000	$1.26	1.85%	17.03%	5 years
	16,000

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(5) Credit Facility — Autobahn Funding Company LLC

On September 12, 2017, we terminated our $105 million senior credit facility with Autobahn Funding Company LLC, the Credit and Security Agreement governing the facility as well as the related pledge agreement, pursuant to which our obligations under the facility were secured. We paid off in full all obligations under the facility on September 14, 2016, and since that date, we have had no amounts outstanding under the facility.

The Credit and Security Agreement contained certain financial and non-financial covenants, and we were in compliance with these covenants during the year ended December 31, 2017 until the date of termination.

(6) Credit Facility — LNV Corporation

On September 27, 2017, we entered into an amended and restated senior credit facility with LNV Corporation as lender through our subsidiary GWG DLP Funding IV, LLC (“DLP IV”). The amended and restated senior credit facility makes available a total of up to $300,000,000 in credit with a maturity date of September 27, 2029. Additional advances are available under the amended and restated senior credit facility at the LIBOR rate as herein defined. Advances are available as the result of additional borrowing base capacity, created as the premiums and servicing costs of pledged life insurance policies become due. Interest will accrue on amounts borrowed under the amended and restated senior credit facility at an annual interest rate, determined as of each date of borrowing or quarterly if there is no borrowing, equal to (A) the greater of 12-month LIBOR or the federal funds rate (as defined in the agreement) plus one-half of one percent per annum, plus (B) 7.50% per annum. The effective rate at September 30, 2018 was 10.30%. Interest payments are made on a quarterly basis.

As of September 30, 2018, approximately 68.7% of the total face value of our portfolio is pledged to LNV Corporation. The amount outstanding under this facility was $171,964,000 and $222,525,000 at September 30, 2018 and December 31, 2017, respectively. Obligations under the amended and restated senior credit facility are secured by a security interest in DLP IV’s assets, for the benefit of the lenders, through an arrangement under which Wells Fargo serves as securities intermediary. The life insurance policies owned by DLP IV do not serve as direct collateral for the obligations of GWG Holdings under the L Bonds. The difference between the amount outstanding and the carrying amount on our condensed consolidated balance sheets is due to netting of unamortized debt issuance costs.

The amended and restated senior credit facility has certain financial and nonfinancial covenants, and we were in compliance with these covenants at September 30, 2018 and December 31, 2017.

(7) Series I Secured Notes

Series I Secured Notes were legal obligations of GWG Life and were privately offered and sold from August 2009 through June 2011. On September 8, 2017, we redeemed all outstanding Series I Secured Notes for an aggregate of $6,815,000.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(8) L Bonds

We began publicly offering and selling L Bonds in January 2012 under the name “Renewable Secured Debentures”. These debt securities were re-named “L Bonds” in January 2015. L Bonds are publicly offered and sold on a continuous basis under a registration statement permitting us to sell up to $1.0 billion in principal amount of L Bonds through January 2018. On December 1, 2017, an additional public offering was declared effective permitting us to sell up to $1.0 billion in principal amount of L Bonds on a continuous basis. The new offering is a follow-on to the previous L Bond offering and contains the same terms and features. We are party to an indenture governing the L Bonds dated October 19, 2011, as amended (“Indenture”), under which GWG Holdings is obligor, GWG Life is guarantor, and Bank of Utah serves as indenture trustee. On October 23, 2017, the parties entered into the Amended and Restated Indenture in connection with the new offering. On March 27, 2018, GWG L Bond holders approved Amendment No.1 to the Amended and Restated Indenture. This amendment expands the definition of Total Coverage to include, without duplication, the value of all of our other assets as reflected on our most recently available balance sheet prepared in accordance with GAAP. The Amended and Restated Indenture contains certain financial and non-financial covenants, and we were in compliance with these covenants at September 30, 2018 and December 31, 2017.

The L Bonds are senior secured obligations of GWG, ranking junior only to all senior debt of GWG (see Note 6), pari passu in right of payment and in respect of collateral with all L Bonds of GWG, and senior in right of payment to all subordinated indebtedness of GWG. Payments under the L Bonds are guaranteed by GWG Life (see Note 20).

The L Bonds are secured by the assets of GWG, primarily consisting of its investment in its subsidiaries, cash proceeds it receives from life insurance assets of its subsidiaries, and all other cash and investments it holds in various accounts. Substantially all of GWG’s life insurance assets are held in its subsidiary DLP IV. The L Bonds’ security interest is structurally subordinate to the security interest in favor of GWG’s senior secured lender, together with any future senior secured lenders of GWG. The assets of GWG Life, including proceeds it receives as distributions from DLP IV and derived from the insurance policies owned by DLP IV, are collateral for GWG Life’s guarantee of the repayment of principal and interest on the L Bonds. The L Bonds are also secured by a pledge of a majority of GWG’s outstanding common stock beneficially held by its largest stockholders.

The bonds have renewal features under which we may elect to permit their renewal, subject to the right of bondholders to elect to receive payment at maturity. Interest is payable monthly or annually depending on the election of the investor.

At September 30, 2018 and December 31, 2017, the weighted-average interest rate of our L Bonds was 7.12% and 7.29%, respectively. The principal amount of L Bonds outstanding was $586,063,000 and $461,427,000 at September 30, 2018 and December 31, 2017, respectively. The difference between the amount of outstanding L Bonds and the carrying amount on our condensed consolidated balance sheets is due to netting of unamortized deferred issuance costs, cash receipts for new issuances and payments of redemptions in process. Amortization of deferred issuance costs was $2,312,000 and $2,076,000 for the three months ended September 30, 2018 and 2017, respectively, and $6,450,000 and $4,931,000 for the nine months ended September 30, 2018 and 2017, respectively. Future expected amortization of deferred financing costs as of September 30, 2018 is $20,581,000 in total over the next seven years.

Future contractual maturities of L Bonds, and future amortization of their deferred financing costs, at September 30, 2018 are as follows(1):

Years Ending December 31,	Contractual Maturities	Unamortized Deferred Financing Costs
Three months ending December 31, 2018	$26,778,000	$79,000
2019	150,056,000	2,291,000
2020	137,067,000	4,435,000
2021	87,360,000	3,727,000
2022	39,713,000	1,777,000
2023	53,616,000	2,924,000
Thereafter	91,473,000	5,348,000
	$586,063,000	$20,581,000

(1)       The Seller Trust L Bonds are excluded from this table (see Note 1).

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(9) Series A Convertible Preferred Stock

From July 2011 through September 2012, we privately offered shares of Series A Convertible Preferred Stock of GWG Holdings at $7.50 per share (the “Series A”). In the offering, we sold an aggregate of 3,278,000 shares for gross consideration of $24,582,000. Holders of Series A were entitled to cumulative dividends at the rate of 10% per annum, paid quarterly. The Series A were only redeemable at our option.

Purchasers of the Series A in our offering received warrants to purchase an aggregate of 416,000 shares of our common stock at an exercise price of $12.50 per share. As of September 30, 2018 and December 31, 2017, all of these warrants have expired and none of them had been exercised.

On October 9, 2017 all shares of Series A were redeemed with a redemption payment equal to the sum of: (i) $8.25 per Series A share and (ii) all accrued but unpaid dividends.

(10) Redeemable Preferred Stock

On November 30, 2015, our public offering of up to 100,000 shares of RPS at $1,000 per share was declared effective. Holders of RPS are entitled to cumulative dividends at the rate of 7% per annum, paid monthly. Dividends on the RPS are recorded as a reduction to additional paid-in capital, if any, then to the outstanding balance of the preferred stock if additional paid-in-capital has been exhausted. Under certain circumstances described in the Certificate of Designation for the RPS, additional shares of RPS may be issued in lieu of cash dividends.

The RPS ranks senior to our common stock and pari passu with our RPS 2 and entitles its holders to a liquidation preference equal to the stated value per share (i.e., $1,000) plus accrued but unpaid dividends. Holders of RPS may presently convert their RPS into our common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date of conversion, subject to a minimum conversion price of $15.00 and in an aggregate amount limited to 15% of the stated value of RPS originally purchased from us and still held by such purchaser.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Holders of RPS may request that we redeem their RPS at a price equal to their stated value plus accrued but unpaid dividends, less an applicable redemption fee, if any, as specified in the Certificate of Designation. Nevertheless, the Certificate of Designation for RPS permits us in our sole discretion to grant or decline redemption requests. Subject to certain restrictions and conditions, we may also redeem shares of RPS without a redemption fee upon a holder’s death, total disability or bankruptcy. In addition, after one year from the date of original issuance, we may, at our option, call and redeem shares of RPS at a price equal to their liquidation preference.

In March 2017, we closed the RPS offering to additional investors having sold 99,127 shares of RPS for an aggregate gross consideration of $99,127,000 and incurred approximately $7,019,000 of related selling costs.

At the time of its issuance, we determined that the RPS contained two embedded features: (1) optional redemption by the holder and (2) optional conversion by the holder. We determined that each of the embedded features met the definition of a derivative and that the RPS should be considered an equity host for the purposes of assessing the embedded derivatives for potential bifurcation. Based on our assessment under Accounting Standards Codification 470 “Debt” (“ASC 470”) we do not believe bifurcation of either the holder’s redemption or conversion feature is appropriate.

(11) Series 2 Redeemable Preferred Stock

On February 14, 2017, our public offering of up to 150,000 shares of RPS 2 at $1,000 per share was declared effective. Holders of RPS 2 are entitled to cumulative dividends at the rate of 7% per annum, paid monthly. Dividends on the RPS 2 are recorded as a reduction to additional paid-in capital, if any, then to the outstanding balance of the preferred stock if additional paid-in capital has been exhausted. Under certain circumstances described in the Certificate of Designation for the RPS 2, additional shares of RPS 2 may be issued in lieu of cash dividends.

The RPS 2 ranks senior to our common stock and pari passu with our RPS and entitles its holders to a liquidation preference equal to the stated value per share (i.e., $1,000) plus accrued but unpaid dividends. Holders of RPS 2 may, less an applicable conversion discount, if any, convert their RPS 2 into our common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date of conversion, subject to a minimum conversion price of $12.75 and in an aggregate amount limited to 10% of the stated value of RPS 2 originally purchased from us and still held by such purchaser.

Holders of RPS 2 may request that we redeem their RPS 2 shares at a price equal to their liquidation preference, less an applicable redemption fee, if any, as specified in the Certificate of Designation. Nevertheless, the Certificate of Designation for RPS 2 permits us in our sole discretion to grant or decline requests for redemption. Subject to certain restrictions and conditions, we may also redeem shares of RPS 2 without a redemption fee upon a holder’s death, total disability or bankruptcy. In addition, we may, at our option, call and redeem shares of RPS 2 at a price equal to their liquidation preference (subject to a minimum redemption price, in the event of redemptions occurring less than one year after issuance, of 107% of the stated value of the shares being redeemed).

In April 2018, we closed the RPS 2 offering to additional investors having sold 149,979 shares of RPS 2 for an aggregate gross consideration of $149,979,000 and incurred approximately $10,284,000 of related selling costs.

At the time of its issuance, we determined that the RPS 2 contained two embedded features: (1) optional redemption by the holder; and (2) optional conversion by the holder. We determined that each of the embedded features met the definition of a derivative and that the RPS 2 should be considered an equity host for the purposes of assessing the embedded derivatives for potential bifurcation. Based on our assessment under ASC 470 we do not believe bifurcation of either the holder’s redemption or conversion feature is appropriate.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(12) Series B Convertible Preferred Stock

On August 10, 2018, GWG Holdings issued 5,000,000 shares of Series B, par value $0.001 per share and having a stated value of $10 per share, to Beneficient for cash consideration of $50,000,000 as part of the Initial Transfer.

The Series B ranks, as to the payment of dividends and the distribution of our assets upon liquidation, dissolution or winding up junior to our RPS and RPS 2 and pari passu with our common stock. The Series B has no dividend rights. The Series B has no voting rights, except as required by law.

The Series B will convert into 5,000,000 shares of our common stock at a conversion price of $10.00 per share immediately following the Final Closing of the Beneficient Transaction. The holder has no additional rights or remedies if the Final Closing is not completed.

(13) Income Taxes

We had a current income tax liability of $0 as of both September 30, 2018 and December 31, 2017. The components of our income tax expense (benefit) and the reconciliation at the statutory federal tax rate to our actual income tax expense (benefit) for the three and nine months ended September 30, 2018 and 2017 consisted of the following:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017

Statutory federal income tax (benefit)	$(2,234,000)	$(2,321,000)	$(4,173,000)	$(5,536,000)
State income taxes (benefit), net of federal benefit	(866,000)	(440,000)	(1,558,000)	(1,049,000)
Change in valuation allowance	3,215,000	-	5,783,000	-
Other permanent differences	(115,000)	(3,000)	(52,000)	103,000
Total income tax expense (benefit)	$-	$(2,764,000)	$-	$(6,482,000)

The tax effects of temporary differences that give rise to deferred income taxes were as follows:

	As of September 30, 2018	As of December 31, 2017
Deferred tax assets:
Note receivable from related party	$-	$1,437,000
Net operating loss carryforwards	12,096,000	9,995,000
Other assets	2,930,000	1,724,000
Subtotal	15,026,000	13,156,000
Valuation allowance	(11,962,000)	(6,386,000)
Deferred tax assets	3,064,000	6,770,000

Deferred tax liabilities:
Investment in life insurance policies	(2,952,000)	(6,630,000)
Other liabilities	(112,000)	(140,000)
Net deferred tax asset (liability)	$-	$-

At September 30, 2018 and December 31, 2017, we had federal net operating loss (“NOL”) carryforwards of $42,085,000 and $34,775,000, respectively. The NOL carryforwards will begin to expire in 2031. Future utilization of NOL carryforwards is subject to limitations under Section 382 of the Internal Revenue Code. This section generally relates to a more than 50 percent change in ownership over a three-year period. We currently do not believe that any prior issuance of common stock has resulted in an ownership change under Section 382 through September 30, 2018.

We provide for a valuation allowance when it is not considered “more likely than not” that our deferred tax assets will be realized. As of September 30, 2018, based on all available evidence, we have provided a valuation allowance against our total net deferred tax asset of $11,962,000 due to uncertainty as to the realization of our deferred tax assets during the carryforward periods.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

On December 22, 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act (“Tax Reform Bill”). The Tax Reform Bill changed existing United States tax law, including a reduction of the U.S. corporate income tax rate. The Company re-measured deferred taxes as of the date of enactment, reflecting those changes within deferred tax assets as of December 31, 2017.

ASC 740 requires the reporting of certain tax positions that do not meet a threshold of “more-likely-than-not” to be recorded as uncertain tax benefits. It is management’s responsibility to determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation, based upon the technical merits of the position. Management has reviewed all income tax positions taken or expected to be taken for all open years and has determined that the income tax positions are appropriately stated and supported. We do not anticipate that the total unrecognized tax benefits will significantly change prior to December 31, 2018.

Under our accounting policies, interest and penalties on unrecognized tax benefits, as well as interest received from favorable tax settlements are recognized as components of income tax expense. At September 30, 2018 and December 31, 2017, we recorded no accrued interest or penalties related to uncertain tax positions.

Our income tax returns for tax years ended December 31, 2014, 2015, 2016 and 2017, when filed, remain open to examination by the Internal Revenue Service and various state taxing jurisdictions. Our income tax return for tax year ended December 31, 2013 also remains open to examination by various state taxing jurisdictions.

(14) Common Stock

In September 2014, we consummated an initial public offering of our common stock resulting in the sale of 800,000 shares of common stock at $12.50 per share, and net proceeds of approximately $8.6 million after the payment of underwriting commissions, discounts and expense reimbursements. In connection with this offering, we listed our common stock on the Nasdaq Capital Market under the ticker symbol “GWGH.”

In conjunction with the initial public offering our Company issued warrants to purchase 16,000 shares of common stock at an exercise price of $15.63 per share. As of September 30, 2018, none of these warrants had been exercised. The remaining life of these warrants at September 30, 2018 was 1.0 year.

On August 10, 2018, the Company declared a special dividend of $4.30 per share of common stock payable to shareholders of record on August 27, 2018.

(15) Stock Incentive Plan

We adopted our 2013 Stock Incentive Plan in March 2013, as amended on June 1, 2015, May 5, 2017 and May 8, 2018. The Compensation Committee of our Board of Directors is responsible for the administration of the plan. Participants under the plan may be granted incentive stock options and non-statutory stock options; stock appreciation rights; stock awards; restricted stock; restricted stock units; and performance shares. Eligible participants include officers and employees of GWG Holdings and its subsidiaries, members of our Board of Directors, and consultants. Awards generally expire 10 years from the date of grant. As of September 30, 2018, 6,000,000 of our common stock options are authorized under the plan, of which 2,667,832 shares were reserved for issuance under outstanding incentive awards and 3,332,168 shares remain available for future grants.

Stock Options

As of September 30, 2018, we had outstanding stock options for 1,364,000 shares of common stock to employees, officers, and directors under the plan. Options for 583,000 shares have vested and the remaining options are scheduled to vest over three years. The options were issued with an exercise price between $6.35 and $10.38 for those beneficially owning more than 10% of our common stock, and between $4.83 and $11.56 for all others, which is equal to the market price of the shares on the date of grant. The expected annualized volatility used in the Black-Scholes model valuation of options issued during the three months ended September 30, 2018 was 25.83%. The annual volatility rate is based on the standard deviation of the average continuously compounded daily changes of stock price of five selected companies. As of September 30, 2018, stock options for 732,000 shares had been forfeited and stock options for 724,000 shares had been exercised.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Outstanding stock options:

	Vested	Un-vested	Total
Balance as of December 31, 2016	738,065	844,334	1,582,399
Granted during the year	61,099	367,500	428,599
Vested during the year	327,061	(327,061)	-
Exercised during the year	(126,498)	-	(126,498)
Forfeited during the year	(142,535)	(105,017)	(247,552)
Balance as of December 31, 2017	857,192	779,756	1,636,948
Granted year-to-date	37,950	306,500	344,450
Vested year-to-date	279,788	(279,788)	-
Exercised year-to-date	(569,864)	-	(569,864)
Forfeited year-to-date	(21,582)	(25,501)	(47,083)
Balance as of September 30, 2018	583,484	780,967	1,364,451

As of September 30, 2018, unrecognized compensation expense related to un-vested options is $1,282,000. We expect to recognize this compensation expense over the remaining vesting period ($182,000 in 2018, $614,000 in 2019, $354,000 in 2020, and $132,000 in 2021).

Stock Appreciation Rights (SARs)

As of September 30, 2018, we had outstanding SARs for 311,000 shares of the common stock to employees. The strike price of the SARs was between $6.75 and $10.38, which was equal to the market price of the common stock at the date of issuance. As of September 30, 2018, 83,000 of the SARs were vested and 146,000 have been exercised. On September 30, 2018, the market price of GWG’s common stock was $7.75.

Outstanding SARs:

	Vested	Un-vested	Total
Balance as of December 31, 2016	106,608	133,127	239,735
Granted during the year	13,001	91,986	104,987
Vested during the year	69,444	(69,444)	-
Forfeited during the year	-	(1,750)	(1,750)
Balance as of December 31, 2017	189,053	153,919	342,972
Granted year-to-date	-	113,650	113,650
Vested year-to-date	39,552	(39,552)	-
Exercised year-to-date	(145,622)	-	(145,622)
Balance as of September 30, 2018	82,983	228,017	311,000

The liability for the SARs as of September 30, 2018 and December 31, 2017 was $43,000 and $551,000, respectively, and was recorded within other accrued expenses on the condensed consolidated balance sheets. Employee compensation and benefits expense for SARs of $25,000 and ($9,000) was recorded for the three months ended September 30, 2018 and 2017, respectively, and $15,000 and $303,000 was recorded for the nine months ended September 30, 2018 and 2017, respectively.

Upon the exercise of SARs, the Company is obligated to make cash payment equal to the positive difference between the fair market value of the Company’s common stock on the date of exercise less the fair market value of the common stock on the date of grant.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The following summarizes information concerning outstanding options and SARs issued under the 2013 Stock Incentive Plan:

	September 30, 2018
	Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Life (years)	Fair Value at Grant Date
Vested
Stock Options	583,484	$8.71	4.10	$1.97
SARs	82,983	$8.92	5.06	$1.96
Total Vested	666,467	$8.74	4.22	$1.97

Unvested
Stock Options	780,967	$9.26	4.98	$2.31
SARs	228,017	$8.47	6.16	$2.04
Total Unvested	1,008,984	$9.08	5.25	$2.25

	December 31, 2017
	Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Life (years)	Fair Value at Grant Date
Vested
Stock Options	857,192	$8.05	6.17	$1.76
SARs	189,053	$8.54	5.86	$1.90
Total Vested	1,046,245	$8.14	6.11	$1.78

Unvested
Stock Options	779,756	$9.21	7.50	$2.17
SARs	153,919	$9.16	6.24	$2.02
Total Unvested	933,675	$9.21	7.30	$2.15

Restricted Stock Units

A restricted stock unit (“RSU”) entitles the holder thereof to receive one share of our common stock upon vesting. As of September 30, 2018, we had outstanding RSUs for 122,396 shares of common stock held by employees under the plan, of which 51,193 RSUs were vested but for which shares had not yet been issued and 71,203 RSUs were scheduled to vest over the next twelve months.

(16) Other Expenses

The components of other expenses in our condensed consolidated statements of operations for the three and nine months ended September 30, 2018 and 2017 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Contract Labor	$359,000	$130,000	$964,000	$311,000
Marketing	413,000	485,000	1,343,000	1,687,000
Information Technology	432,000	411,000	1,208,000	1,093,000
Servicing and Facility Fees	382,000	277,000	1,244,000	856,000
Travel and Entertainment	204,000	250,000	650,000	768,000
Insurance and Regulatory	401,000	416,000	1,120,000	1,240,000
Charitable Contributions	-	42,000	-	462,000
General and Administrative	498,000	788,000	1,733,000	2,924,000
Total Other Expenses	$2,689,000	$2,799,000	$8,262,000	$9,341,000

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(17) Net Loss Attributable to Common Shareholders

We have outstanding RPS, RPS 2 and Series B as described in Notes 10, 11 and 12. RPS, RPS 2 and Series B are anti-dilutive to our net loss attributable to common shareholders calculation for both the three and nine months ended September 30, 2018 and 2017. Our vested and un-vested stock options and warrants are anti-dilutive for both the three and nine months ended September 30, 2018 and 2017.

(18) Commitments

We are party to an office lease with U.S. Bank National Association as the landlord. On September 1, 2015, we entered into an amendment to our original lease that expanded the leased space to 17,687 square feet and extended the term through October 2025. Under the amended lease we are obligated to pay base rent plus common area maintenance and a share of building operating costs. Rent expenses under this agreement were $119,000 and $121,000 during the three months ended September 30, 2018 and 2017, respectively, and $334,000 and $344,000 during the nine months ended September 30, 2018 and 2017, respectively.

Minimum lease payments under the amended lease are as follows:

Three months ending December 31, 2018	$68,000
2019	275,000
2020	284,000
2021	293,000
2022	302,000
2023	311,000
Thereafter	593,000
$2,126,000

(19) Contingencies

Litigation — In the normal course of business, we are involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on our financial position, results of operations or cash flows.

(20) Guarantee of L Bonds

We are publicly offering and selling L Bonds under a registration statement declared effective by the SEC, as described in Note 8. Our obligations under the L Bonds are secured by substantially all the assets of GWG Holdings, a pledge of all our common stock held individually by our largest stockholders, and by a guarantee and corresponding grant of a security interest in substantially all the assets of GWG Life(1). As a guarantor, GWG Life has fully and unconditionally guaranteed the payment of principal and interest on the L Bonds. GWG Life’s equity in DLP IV(2) serves as collateral for our L Bonds. Substantially all of our life insurance policies are held by DLP IV or GWG Life Trust (“the Trust”). The policies held by DLP IV are not direct collateral for the L Bonds as such policies are pledged to the senior credit facility with LNV Corporation.

(1)	The Seller Trust L Bonds are senior secured obligations of GWG, ranking junior only to all senior debt of GWG (see Note 6), pari passu in right of payment and in respect of collateral with all L Bonds of GWG (see Note 8), and senior in right of payment to all subordinated indebtedness of GWG. Payments under the Seller Trust L Bonds are guaranteed by GWG Life. The assets exchanged in the Initial Transfer are available as collateral for all holders of the L Bonds and Seller Trust L Bonds. Specifically, the Exchangeable Note and common units of Beneficient are held by GWG Holdings and the Commercial Loan is held by GWG Life.

(2)	The terms of our amended and restated senior credit facility with LNV Corporation require that we maintain a significant excess of pledged collateral value over the amount outstanding on the amended and restated senior credit facility at any given time. Any excess after satisfying all amounts owing under our amended and restated senior credit facility with LNV Corporation is available as collateral for the L Bonds (including the Seller Trust L Bonds).

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The following represents condensed consolidating financial information as of September 30, 2018 and December 31, 2017, with respect to the financial position, and as of September 30, 2018 and 2017, with respect to results of operations and cash flows of GWG Holdings and its subsidiaries. The parent column presents the financial information of GWG Holdings, the primary obligor for the L Bonds. The guarantor subsidiary column presents the financial information of GWG Life, the guarantor subsidiary of the L Bonds, presenting its investment in DLP IV and the Trust under the equity method. The non-guarantor subsidiaries column presents the financial information of all non-guarantor subsidiaries, including DLP IV and the Trust.

Condensed Consolidating Balance Sheets

September 30, 2018	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

A S S E T S

Cash and cash equivalents	$115,884,625	$631,228	$1,357,815	$-	$117,873,668
Restricted cash	-	699,477	2,370,282	-	3,069,759
Investment in life insurance policies, at fair value	-	85,077,334	706,391,253	-	791,468,587
Life insurance policy benefits receivable	-	2,800,000	7,672,696	-	10,472,696
Other assets	6,892,415	1,822,284	4,307,324	-	13,022,023
Investment in subsidiaries	642,140,104	551,836,655	-	(1,193,976,759)	-

TOTAL ASSETS	$764,917,144	$642,866,978	$722,099,370	$(1,193,976,759)	$935,906,733

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y

LIABILITIES
Senior credit facility with LNV Corporation	$-	$-	$162,469,172	$-	$162,469,172
L Bonds	570,199,704	-	-	-	570,199,704
Accounts payable	1,101,453	641,741	836,129	-	2,579,323
Interest and dividends payable	11,431,884	-	4,796,457	-	16,228,341
Other accrued expenses	1,026,668	1,448,807	797,283	-	3,272,758
TOTAL LIABILITIES	583,759,709	2,090,548	168,899,041	-	754,749,298

STOCKHOLDERS’ EQUITY
Member capital	-	640,776,430	553,200,329	(1,193,976,759)	-
Redeemable preferred stock and Series 2 redeemable preferred stock	216,068,039	-	-	-	216,068,039
Series B convertible preferred stock	50,000,000	-	-	-	50,000,000
Common stock	5,980	-	-	-	5,980
Accumulated deficit	(84,916,584)	-	-	-	(84,916,584)
TOTAL STOCKHOLDERS’ EQUITY	181,157,435	640,776,430	553,200,329	(1,193,976,759)	181,157,435

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$764,917,144	$642,866,978	$722,099,370	$(1,193,976,759)	$935,906,733

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Condensed Consolidating Balance Sheets (continued)

December 31, 2017	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

A S S E T S

Cash and cash equivalents	$111,952,829	$1,486,623	$982,039	$-	$114,421,491
Restricted cash	-	9,367,410	18,982,275	-	28,349,685
Investment in life insurance policies, at fair value	-	51,093,362	599,433,991	-	650,527,353
Life insurance policy benefits receivable	-	1,500,000	15,158,761	-	16,658,761
Other assets	1,912,203	1,986,312	5,000,369	-	8,898,884
Investment in subsidiaries	480,659,789	415,235,212	-	(895,895,001)	-

TOTAL ASSETS	$594,524,821	$480,668,919	$639,557,435	$(895,895,001)	$818,856,174

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y

LIABILITIES
Senior credit facility with LNV Corporation	$-	$-	$212,238,192	$-	$212,238,192
L Bonds	447,393,568	-	-	-	447,393,568
Accounts payable	1,434,623	844,899	4,114,917	-	6,394,439
Interest and dividends payable	10,296,584	-	5,130,925	-	15,427,509
Other accrued expenses	1,728,303	1,610,773	391,647	-	3,730,723
TOTAL LIABILITIES	460,853,078	2,455,672	221,875,681	-	685,184,431

STOCKHOLDERS’ EQUITY
Member capital	-	478,213,247	417,681,754	(895,895,001)	-
Redeemable preferred stock and Series 2 redeemable preferred stock	173,115,447	-	-	-	173,115,447
Common stock	5,813	-	-	-	5,813
Accumulated deficit	(39,449,517)	-	-	-	(39,449,517)
TOTAL STOCKHOLDERS’ EQUITY	133,671,743	478,213,247	417,681,754	(895,895,001)	133,671,743

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$594,524,821	$480,668,919	$639,557,435	$(895,895,001)	$818,856,174

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Condensed Consolidating Statements of Operations

For the three months ended September 30, 2018	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Gain on life insurance policies, net	$-	$4,122,153	$11,599,360	$-	$15,721,513
Interest and other income	745,170	4,298	181,677	-	931,145
TOTAL REVENUE	745,170	4,126,451	11,781,037	-	16,652,658

EXPENSES
Interest expense	12,454,750	-	5,060,212	-	17,514,962
Employee compensation and benefits	2,292,251	3,086,682	169,838	-	5,548,771
Legal and professional fees	483,512	221,613	716,839	-	1,421,964
Other expenses	1,590,823	455,800	642,347	-	2,688,970
TOTAL EXPENSES	16,821,336	3,764,095	6,589,236	-	27,174,667

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(16,076,166)	362,356	5,191,801	-	(10,522,009)

EQUITY IN INCOME OF SUBSIDIARIES	5,554,157	6,266,480	-	(11,820,637)	-

NET INCOME (LOSS) BEFORE INCOME TAXES	(10,522,009)	6,628,836	5,191,801	(11,820,637)	(10,522,009)

INCOME TAX BENEFIT	-	-	-	-	-
NET INCOME (LOSS)	(10,522,009)	6,628,836	5,191,801	(11,820,637)	(10,522,009)

Preferred stock dividends	4,313,542	-	-	-	4,313,542
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(14,835,551)	$6,628,836	$5,191,801	$(11,820,637)	$(14,835,551)

For the three months ended September 30, 2017	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Gain on life insurance policies, net	$-	$2,780,544	$11,640,809	$-	$14,421,353
Interest and other income	40,044	113,410	239,865	(117,629)	275,690
TOTAL REVENUE	40,044	2,893,954	11,880,674	(117,629)	14,697,043

EXPENSES
Interest expense	9,907,959	253,422	3,126,130	(12,104)	13,275,407
Employee compensation and benefits	2,140,675	1,413,103	238,318	-	3,792,096
Legal and professional fees	746,939	246,691	663,460	-	1,657,090
Other expenses	1,743,730	711,528	449,463	(105,525)	2,799,196
TOTAL EXPENSES	14,539,303	2,624,744	4,477,371	(117,629)	21,523,789

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(14,499,259)	269,210	7,403,303	-	(6,826,746)

EQUITY IN INCOME OF SUBSIDIARIES	7,672,513	8,263,120	-	(15,935,633)	-

NET INCOME (LOSS) BEFORE INCOME TAXES	(6,826,746)	8,532,330	7,403,303	(15,935,633)	(6,826,746)

INCOME TAX BENEFIT	(2,764,243)	-	-	-	(2,764,243)
NET INCOME (LOSS)	(4,062,503)	8,532,330	7,403,303	(15,935,633)	(4,062,503)
Preferred stock dividends	3,548,165	-	-	-	3,548,165
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(7,610,668)	$8,532,330	$7,403,303	$(15,935,633)	$(7,610,668)

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Condensed Consolidating Statements of Operations (continued)

For the nine months ended September 30, 2018	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Gain on life insurance policies, net	$-	$12,135,832	$40,794,176	$-	$52,930,008
Interest and other income	1,859,068	30,822	689,380	-	2,579,270
TOTAL REVENUE	1,859,068	12,166,654	41,483,556	-	55,509,278

EXPENSES
Interest expense	34,473,956	-	16,252,193	-	50,726,149
Employee compensation and benefits	5,629,344	5,881,219	1,016,576	-	12,527,139
Legal and professional fees	1,290,614	688,003	1,772,704	-	3,751,321
Other expenses	5,082,525	1,397,314	1,782,485	-	8,262,324
TOTAL EXPENSES	46,476,439	7,966,536	20,823,958	-	75,266,933

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(44,617,371)	4,200,118	20,659,598	-	(19,757,655)

EQUITY IN INCOME OF SUBSIDIARIES	24,859,716	23,824,330	-	(48,684,046)	-

NET INCOME (LOSS) BEFORE INCOME TAXES	(19,757,655)	28,024,448	20,659,598	(48,684,046)	(19,757,655)

INCOME TAX BENEFIT	-	-	-	-	-
NET INCOME (LOSS)	(19,757,655)	28,024,448	20,659,598	(48,684,046)	(19,757,655)

Preferred stock dividends	12,356,513	-	-	-	12,356,513
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(32,114,168)	$28,024,448	$20,659,598	$(48,684,046)	$(32,114,168)

For the nine months ended September 30, 2017	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Gain on life insurance policies, net	$-	$4,481,555	$40,635,883	$-	$45,117,438
Interest and other income	194,273	348,695	1,163,667	(371,100)	1,335,535
TOTAL REVENUE	194,273	4,830,250	41,799,550	(371,100)	46,452,973

EXPENSES
Interest expense	27,495,867	930,837	10,418,243	(79,300)	38,765,647
Employee compensation and benefits	6,179,032	4,163,873	353,550	-	10,696,455
Legal and professional fees	1,524,510	687,240	1,722,277	-	3,934,027
Other expenses	5,291,881	2,244,577	2,095,959	(291,800)	9,340,617
TOTAL EXPENSES	40,491,290	8,026,527	14,590,029	(371,100)	62,736,746

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(40,297,017)	(3,196,277)	27,209,521	-	(16,283,773)

EQUITY IN INCOME OF SUBSIDIARIES	24,013,244	29,569,105	-	(53,582,349)	-

NET INCOME (LOSS) BEFORE INCOME TAXES	(16,283,773)	26,372,828	27,209,521	(53,582,349)	(16,283,773)

INCOME TAX BENEFIT	(6,481,917)	-	-	-	(6,481,917)
NET INCOME (LOSS)	(9,801,856)	26,372,828	27,209,521	(53,582,349)	(9,801,856)
Preferred stock dividends	7,447,022	-	-	-	7,447,022
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(17,248,878)	$26,372,828	$27,209,521	$(53,582,349)	$(17,248,878)

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Condensed Consolidating Statements of Cash Flows

For the three months ended September 30, 2018	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiary	Eliminations	Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(10,522,009)	$6,628,836	$5,191,801	$(11,820,637)	$(10,522,009)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Equity of subsidiaries	(5,554,157)	(6,266,480)	-	11,820,637	-
Changes in fair value of life insurance policies	-	(3,485,452)	(21,354,115)	-	(24,839,567)
Amortization of deferred financing and issuance costs	2,311,567	-	263,755	-	2,575,322
(Increase) decrease in operating assets:
Life insurance policy benefits receivable	-	(2,000,000)	18,562,304	-	16,562,304
Other assets	(62,835,255)	(47,247,165)	305,226	106,913,951	(2,863,243)
Increase (decrease) in operating liabilities:
Accounts payable and other accrued expenses	940,137	(384,380)	(1,157,273)	-	(601,516)
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(75,659,717)	(52,754,641)	1,811,698	106,913,951	(19,688,709)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life insurance policies	-	(11,368,457)	(31,523,307)	-	(42,891,764)
Carrying value of matured life insurance policies	-	669,349	1,656,640	-	2,325,989
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	(10,699,108)	(29,866,667)	-	(40,565,775)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on (repayments of) senior debt	-	-	(18,425,136)	-	(18,425,136)
Proceeds from issuance of L Bonds	68,884,369	-	-	-	68,884,369
Payments for redemption and issuance of L Bonds	(20,195,657)	-	-	-	(20,195,657)
Issuance of common stock	682,954	-	-	-	682,954
Common stock dividends	(25,709,412)	-	-	-	(25,709,412)
Proceeds from issuance of convertible preferred stock	50,000,000	-	-	-	50,000,000
Payments for redemption of redeemable preferred stock	(821,778)	-	-	-	(821,778)
Preferred stock dividends	(4,313,542)	-	-	-	(4,313,542)
Issuance of member capital	-	58,589,352	48,324,599	(106,913,951)	-
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	68,526,934	58,589,352	29,899,463	(106,913,951)	50,101,798

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,132,783)	(4,864,397)	1,844,494	-	(10,152,686)

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
BEGINNING OF THE PERIOD	123,017,408	6,195,102	1,883,603	-	131,096,113

END OF THE PERIOD	$115,884,625	$1,330,705	$3,728,097	$-	$120,943,427

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Condensed Consolidating Statements of Cash Flows (continued)

For the three months ended September 30, 2017	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiary	Eliminations	Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(4,062,503)	$8,532,330	$7,403,303	$(15,935,633)	$(4,062,503)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Equity of subsidiaries	(7,672,513)	(8,263,120)	-	15,935,633	-
Changes in fair value of life insurance policies	-	(3,609,194)	(16,572,538)	-	(20,181,732)
Amortization of deferred financing and issuance costs	2,075,632	134,445	134,464	-	2,344,541
Deferred income taxes	(2,764,243)	-	-	-	(2,764,243)
(Increase) decrease in operating assets:
Life insurance policy benefits receivable	-	-	(7,627,000)	-	(7,627,000)
Other assets	(38,552,777)	51,740,361	1,157,168	(13,415,694)	929,058
Increase (decrease) in operating liabilities:
Accounts payable and other accrued expenses	1,834,187	(855,012)	(1,064,684)	-	(85,509)
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(49,142,217)	47,679,810	(16,569,287)	(13,415,694)	(31,447,388)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life insurance policies	-	-	(25,199,692)	-	(25,199,692)
Carrying value of matured life insurance policies	-	505,000	1,828,039	-	2,333,039
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	505,000	(23,371,653)	-	(22,866,653)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on (repayments of) senior debt	-	-	56,887,491	-	56,887,491
Payments for issuance of senior debt	-	-	(3,937,907)	-	(3,937,907)
Payments for redemption of Series I Secured Notes	-	(6,815,406)	-	-	(6,815,406)
Proceeds from issuance of L Bonds	30,271,873	-	-	-	30,271,873
Payments for redemption and issuance of L Bonds	(19,752,717)	-	-	-	(19,752,717)
Issuance of common stock	30	-	-	-	30
Proceeds from issuance of redeemable preferred stock	25,211,870	-	-	-	25,211,870
Payments for issuance of redeemable preferred stock	(1,243,920)	-	-	-	(1,243,920)
Payments for redemption of redeemable preferred stock	(47,500)	-	-	-	(47,500)
Preferred stock dividends	(3,548,165)	-	-	-	(3,548,165)
Issuance of member capital	-	37,959,462	(51,375,156)	13,415,694	-
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	30,891,471	31,144,056	1,574,428	13,415,694	77,025,649

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(18,250,746)	79,328,866	(38,366,512)	-	22,711,608

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
BEGINNING OF THE PERIOD	49,632,850	5,905,486	42,914,767	-	98,453,103

END OF THE PERIOD	$31,382,104	$85,234,352	$4,548,255	$-	$121,164,711

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Condensed Consolidating Statements of Cash Flows (continued)

For the nine months ended September 30, 2018	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiary	Eliminations	Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(19,757,655)	$28,024,448	$20,659,598	$(48,684,046)	$(19,757,655)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Equity of subsidiaries	(24,859,716)	(23,824,330)	-	48,684,046	-
Changes in fair value of life insurance policies	-	(9,691,293)	(46,367,043)	-	(56,058,336)
Amortization of deferred financing and issuance costs	6,450,018	-	791,265	-	7,241,283
(Increase) decrease in operating assets:
Life insurance policy benefits receivable	-	(1,300,000)	7,486,065	-	6,186,065
Other assets	(142,283,599)	(112,613,085)	826,523	249,397,712	(4,672,449)
Increase (decrease) in operating liabilities:
Accounts payable and other accrued expenses	2,101,589	(365,125)	(3,341,098)	-	(1,604,634)
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(178,349,363)	(119,769,385)	(19,944,690)	249,397,712	(68,665,726)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life insurance policies	-	(26,916,457)	(71,524,071)	-	(98,440,528)
Carrying value of matured life insurance policies	-	2,623,779	10,933,853	-	13,557,632
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	(24,292,678)	(60,590,218)	-	(84,882,896)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on (repayments of) senior debt	-	-	(50,560,286)		(50,560,286)
Proceeds from issuance of L Bonds	166,081,914	-	-	-	166,081,914
Payments for redemption and issuance of L Bonds	(46,151,926)	-	-	-	(46,151,926)
Issuance of common stock	682,954	-	-	-	682,954
Common stock dividends	(25,709,412)	-	-	-	(25,709,412)
Proceeds from issuance of convertible preferred stock	50,000,000	-	-	-	50,000,000
Proceeds from issuance of redeemable preferred stock	56,238,128	-	-	-	56,238,128
Payments for issuance of redeemable preferred stock	(4,142,294)	-	-	-	(4,142,294)
Payments for redemption of preferred stock	(2,361,692)	-	-	-	(2,361,692)
Preferred stock dividends	(12,356,513)	-	-	-	(12,356,513)
Issuance of member capital	-	134,538,735	114,858,977	(249,397,712)	-
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	182,281,159	134,538,735	64,298,691	(249,397,712)	131,720,873

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,931,796	(9,523,328)	(16,236,217)	-	(21,827,749)

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
BEGINNING OF THE PERIOD	111,952,829	10,854,033	19,964,314	-	142,771,176

END OF THE PERIOD	$115,884,625	$1,330,705	$3,728,097	$-	$120,943,427

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Condensed Consolidating Statements of Cash Flows (continued)

For the nine months ended September 30, 2017	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiary	Eliminations	Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(9,801,856)	$26,372,828	$27,209,521	$(53,582,349)	$(9,801,856)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Equity of subsidiaries	(24,013,243)	(29,569,106)	-	53,582,349	-
Changes in fair value of life insurance policies	-	(4,803,015)	(44,498,052)	-	(49,301,067)
Amortization of deferred financing and issuance costs	4,931,441	208,829	1,368,422	-	6,508,692
Deferred income taxes, net	(6,481,917)	-	-	-	(6,481,917)
(Increase) decrease in operating assets:
Life insurance policy benefits receivable	-	-	(9,252,000)	-	(9,252,000)
Other assets	(65,691,037)	(3,794,004)	2,999,378	69,667,082	3,181,419
Increase (decrease) in operating liabilities:
Accounts payable and other accrued expenses	5,262,800	(2,418,538)	17,279	-	2,861,541
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(95,793,812)	(14,003,006)	(22,155,452)	69,667,082	(62,285,188)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life insurance policies	-	-	(67,321,363)	-	(67,321,363)
Carrying value of matured life insurance policies	-	1,256,576	6,460,271	-	7,716,847
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	1,256,576	(60,861,092)	-	(59,604,516)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on (repayments of) senior debt	-	-	49,787,954	-	49,787,954
Payments for issuance of senior debt	-	(1,076,118)	(4,052,201)	-	(5,128,319)
Payments for redemption of Series I Secured Notes	-	(16,613,667)	-	-	(16,613,667)
Proceeds from issuance of L Bonds	87,016,343	-	-	-	87,016,343
Payments for redemption and issuance of L Bonds	(58,949,880)	-	-	-	(58,949,880)
Redemption of common stock	(1,603,526)	-	-	-	(1,603,526)
Proceeds from issuance of redeemable preferred stock	86,692,811	-	-	-	86,692,811
Payments for issuance of redeemable preferred stock	(5,207,025)	-	-	-	(5,207,025)
Payments for redemption of redeemable preferred stock	(1,806,832)	-	-	-	(1,806,832)
Preferred stock dividends	(7,447,022)	-	-	-	(7,447,022)
Issuance of member capital	-	64,191,966	5,475,116	(69,667,082)	-
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	98,694,869	46,502,181	51,210,869	(69,667,082)	126,740,837

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,901,057	33,755,751	(31,805,675)	-	4,851,133

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
BEGINNING OF THE PERIOD	28,481,047	51,478,601	36,353,930	-	116,313,578

END OF THE PERIOD	$31,382,104	$85,234,352	$4,548,255	$-	$121,164,711

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(21) Concentration

We mostly purchase life insurance policies written by life insurance companies having investment-grade ratings by independent rating agencies. As a result, there may be certain concentrations of policies with life insurance companies. The following summarizes the face value of insurance policies with specific life insurance companies exceeding 10% of the total face value held by our portfolio.

Life Insurance Company	September 30, 2018	December 31, 2017
John Hancock	14.25%	15.57%
AXA Equitable	11.18%	11.88%
Lincoln National	10.60%	10.80%

The following summarizes the states, based on insured state of residence of the insurance policies in our portfolio, exceeding 10% of the total face value held by us:

State of Residence	September 30, 2018	December 31, 2017
Florida	19.78%	20.16%
California	18.12%	18.60%

(22) Subsequent Events

Subsequent to September 30, 2018, policy benefits on five policies covering four individuals have been realized. The face value of insurance benefits of these policies was $4,140,000.

Subsequent to September 30, 2018, we have issued approximately $42,452,000 of L Bonds.

The fair value of our life insurance policies is determined as the net present value of the life insurance portfolio’s future expected net cash flows (policy benefits received and required premium payments) that incorporates current life expectancy estimates and discount rate assumptions. The life expectancy estimates we use for life insurance policies with face amounts greater than $1 million are based upon the average of two life expectancy reports we receive from independent third-party medical-actuarial underwriting firms. We presently attempt to update our life expectancy estimates continuously on a maximum three cycle.

On October 18, 2018, ITM TwentyFirst, LLC (“TwentyFirst”), one of the primary independent third-party medical actuarial underwriting firms we use for life expectancy reports, released an update to their mortality tables and medical underwriting methodologies. As of September 30, 2018, 568 of our life insurance policies, representing approximately $1.3 billion in face value of policy benefits (approximately 65% of our portfolio by face amount), were valued using life expectancy reports that included a report provided by TwentyFirst.

On November 12, 2018, AVS, LLC (“AVS”), another primary independent third-party medical-actuarial underwriting firm we use for life expectancy reports, also released updated mortality tables and medical underwriting methodologies. As of September 30, 2018, 788 of our life insurance policies, representing approximately $1.7 billion in face value of policy benefits (approximately 89% of our portfolio by face amount), were valued using life expectancy reports that included a report provided by AVS.

Based upon information provided by TwentyFirst, we expect that our life expectancy estimates will lengthen, and assuming the application of our current valuation methodology, we have determined the impact (reduction) to the fair value of our life insurance policy portfolio to be $39,800,000 to $54,900,000 (approximately 5.0% to 7.0% of the investment in life insurance policies, at fair value as of September 30, 2018). TwentyFirst’s changes relate to revised estimates of the originally issued life expectancy reports and do not encompass any change in an individual insured’s health condition (for better or worse) since the report was originally issued. Changes in individual insureds health conditions over time can significantly impact actual policy valuations.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

To date, we have received limited summarized information from AVS regarding the impacts of this revision to their mortality model, which is based on the actual to expected experience of their senior mortality dataset. The revision suggests a lengthening of their prior life expectancy estimates. We have not received any detailed information from AVS regarding the impacts on our individual policies and we do not expect that such detailed information will be provided. Accordingly, at this time we are unable to estimate the impact to the fair value of the portfolio within a reliable range.

We have experienced significant non-cash, unrealized financial statement impacts over the past several years from the frequent changes in methodologies made by certain independent third-party medical-actuarial underwriting firms. We are also aware of the potential conflict arising out the fact that each successive change to underwriting tables and/or methodologies results in the need for secondary market participants to spend significant sums acquiring new life expectancy reports and estimates from these same firms. We have noted that these changes over the past several years have not resulted in a narrowing of consensus in the life expectancy of any one individual.

Accordingly, we intend to continue evaluating the efficacy of the changes announced by TwentyFirst and AVS, as well as, evaluate alternative means and methods to produce accurate and stable life expectancy estimates for our models. This may include, but not be limited to, using in-house underwriting, using a broader array of independent third-party medical-actuarial underwriting firms, working with established actuarial underwriting firms to aid us in better forecasting our cash-flow models, as well as the use of epigenetic and other emerging technologies. These efforts are designed to mitigate the volatility associated with our ownership of life insurance policies and reduce our historical reliance on a limited number of medical-actuarial underwriting firms to value our portfolio. We expect to complete our evaluation prior to the filing of our Annual Report on Form 10-K with the SEC for the year ending 2018.

See Note 4 Fair Value Definition and Hierarchy, Level 3 Valuation Process for example changes in fair value of our investment in life insurance policies from Changes in Life Expectancy Estimates.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

You should read the following discussion in conjunction with the condensed consolidated financial statements and accompanying notes and the information contained in other sections of this report. This discussion and analysis is based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management.

Risk Relating to Forward-Looking Statements

This report contains forward-looking statements that reflect our current expectations and projections about future events. Actual results could differ materially from those described in these forward-looking statements.

The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Many of the forward-looking statements contained in this report can be found in our MD&A discussion.

Such risks and uncertainties include, but are not limited to:

●	changes in the secondary market for life insurance;

●	changes resulting from the evolution of our business model and strategy with respect to the life insurance industry;

●	the valuation of assets reflected on our financial statements;

●	the reliability of assumptions underlying our actuarial models, including our life expectancy estimates;

●	our reliance on debt financing and continued access to the capital markets;

●	our history of operating losses;

●	risks relating to the validity and enforceability of the life insurance policies we purchase;

●	risks relating to our ability to license and effectively apply epigenetic technology to improve and expand the scope of our business;

●	our reliance on information provided and obtained by third parties, including changes in underwriting tables and underwriting methodology;

●	federal, state and FINRA regulatory matters;

●	competition in the secondary market of life insurance and epigenetic technology;

●	the relative illiquidity of life insurance policies;

●	our ability to satisfy our debt obligations if we were to sell our entire portfolio of life insurance policies;

●	life insurance company credit exposure;

●	cost-of-insurance (premium) increases on our life insurance policies;

●	general economic outlook, including prevailing interest rates;

●	performance of our investments in life insurance policies;

●	Beneficient’s financial performance and ability to execute on its business plan;

●	an inability to obtain accurate and timely financial information from Beneficient;

●	financing requirements;

●	the various risks associated with our attempts to commercialize our epigenetic technology;

●	risks associated with our ability to protect our intellectual property rights;

●	litigation risks;

●	restrictive covenants contained in borrowing agreements; and

●	our ability to make cash distributions in satisfaction of dividend obligations and redemption requests.

We caution you that the foregoing list of factors is not exhaustive. Forward-looking statements are only estimates and predictions, or statements of current intent. Actual results, outcomes or actions that we ultimately undertake could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means that an “emerging growth company” can make an election to delay the adoption of certain accounting standards until those standards would apply to private companies. We have historically qualified as an emerging growth company and have elected to delay our adoption of new or revised accounting standards and, as a result, we may not have complied with new or revised accounting standards at the same time as other public reporting companies that are not “emerging growth companies.” Effective upon the Initial Transfer of the transactions contemplated by the Master Exchange Agreement (discussed below), we no longer qualify as an emerging growth company as a result of the aggregate amount of non-convertible debt that we have issued during the prior three year period.

Overview

We are a leading provider of liquidity to consumers owning life insurance policies, an owner of a portfolio of alternative assets, and a developer of epigenetic technology for the life insurance industry and beyond. We built our business providing value to consumers owning illiquid life insurance products across America, delivering more than $564 million in value for their policies since 2006. As of September 30, 2018, we own an alternative asset portfolio of $1.96 billion in face value of life insurance policy benefits.

In addition to providing liquidity and owning alternative assets, we continue to innovate in the life insurance industry through our insurance technology initiative which is based upon the use of step-change epigenetic technology. Our wholly owned insurtech subsidiary, Life Epigenetics is focused on creating intellectual property and commercialized testing from supervised machine learning and advanced epigenetic technology. We believe our technology offers the life insurance industry a step-change opportunity for enhanced life insurance underwriting and risk assessment. Our wholly owned insurtech subsidiary, YouSurance is a digital life insurance agency that is working to offer life insurance directly to consumers in conjunction with our epigenetic testing. We believe that consumers who are interested in their health and wellness and in reducing the cost of their insurance will benefit from working with YouSurance.

On August 10, 2018, we completed the Initial Transfer of the Beneficient Transaction, which governs the strategic exchange of assets among the parties thereto. Through the Beneficient Transaction, we have enhanced and extended our activities from our core competencies of providing liquidity to individuals owning illiquid assets and alternative asset ownership. The Beneficient Transaction is expected to increase our ownership of alternative assets by $695 million, of which the parties exchanged assets valued at $453 million in connection with the Initial Transfer. Upon the Final Closing, which is expected at or near year-end 2018, and which is subject to certain closing conditions, the parties will complete the balance of an estimated $242 million asset exchange. Beneficient operates in a sector of the alternative asset market that is complementary to ours by providing a suite of innovative liquidity and trust products to mid-to-high net worth individual investors and small-to-medium institutional owners of professionally managed illiquid alternative investment assets. A summary of the Beneficient Transaction is set forth in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 14, 2018 and amended in our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 9, 2018.

The Beneficient Transaction solidifies our position as a leading alternative liquidity provider and owner of alternative assets. The Beneficient Transaction builds upon core strengths that we have developed over the past decade in the secondary market for life insurance and the independent broker dealer and registered investment advisor marketplace. In addition to the strategic benefits of the transaction, we expect to experience the benefits that are attendant to a significant increase and diversification in our alternative asset portfolio that is intended to provide us with a new source of earnings and cash flow while at the same time significantly increasing our common shareholder equity.

Application of FASB Accounting Standards Codification Topic 845, Nonmonetary Transactions (ASC 845)

Although the Initial Transfer occurred on August 10, 2018, the Commercial Loan, the Exchangeable Note, the common units of Beneficient issued at the Initial Transfer and the Seller Trust L Bonds are not recorded on our condensed consolidated balance sheet at September 30, 2018 or statements of operations for the three and nine months ended September 30, 2018. These amounts were not recorded because, under ASC 845, the commercial substance of the transaction was not fully known and probable and will not be fully known and probable until the satisfaction of certain conditions to the Final Closing and the occurrence thereof.

It is important to note that, as further described below, the rights and obligations of the assets exchanged, as governed by the transaction documents, are unaffected by our current accounting application. This means that we will benefit from the assets that we received in the exchange and we will be required to meet the obligations of the Seller Trust L Bonds that we issued in the exchange. The result is that our financial condition, including our ability to service our debt and meet our obligations as they become due, may be materially different from that which an investor can discern from a review of our condensed consolidated balance sheets and statements of operations in isolation. Likewise, financial ratios and other metrics based on our publicly filed financial statements and publicly disseminated by financial analysts, news outlets and financial websites do not reflect the assets and liabilities exchanged in the Initial Transfer and the economic consequences thereof.

See Note 1 to the condensed consolidated financial statements for a description of the economic features of the assets received in the exchange at the Initial Transfer and the liabilities that we issued in such exchange.

Critical Accounting Policies

Critical Accounting Estimates

The preparation of our consolidated financial statements in accordance with the Generally Accepted Accounting Principles in the United States of America (GAAP) requires us to make significant judgments, estimates, and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We base our judgments, estimates, and assumptions on historical experience and on various other factors believed to be reasonable under the circumstances. Actual results could differ materially from these estimates. We evaluate our judgments, estimates, and assumptions on a regular basis and make changes accordingly. We believe that the judgments, estimates, and assumptions involved in valuing our investments in life insurance policies and evaluating deferred taxes have the greatest potential impact on our consolidated financial statements and accordingly believe these to be our critical accounting estimates. Below we discuss the critical accounting policies associated with these estimates as well as certain other critical accounting policies.

Ownership of Life Insurance Policies — Fair Value Option

We account for the purchase of life insurance policies in accordance with Accounting Standards Codification 325-30, Investments in Insurance Contracts, which requires us to use either the investment method or the fair value method. We have elected to account for all of our life insurance policies using the fair value method.

The fair value of our life insurance policies is determined as the net present value of the life insurance portfolio’s future expected cash flows (policy benefits received and required premium payments) that incorporates current life expectancy estimates and discount rate assumptions.

We initially record our purchase of life insurance policies at the transaction price, which is the amount paid for the policy, inclusive of all external fees and costs associated with the acquisition. At each subsequent reporting period, we re-measure the investment at fair value in its entirety and recognize the change in fair value as unrealized gain (revenue) in the current period, net of premiums paid. Changes in the fair value of our portfolio are based on periodic evaluations and are recorded in our consolidated statements of operations as changes in fair value of life insurance policies.

Fair Value Components — Life Expectancies

Unobservable inputs, as discussed below, are a critical component of our estimate for the fair value of our investments in life insurance policies. We currently use a probabilistic method of estimating and valuing the projected cash flows of our portfolio, which we believe to be the preferred and most prevalent valuation method in the industry. In this regard, the most significant assumptions we make are the life expectancy estimates of the insureds and the discount rate applied to the expected future cash flows to be derived from our portfolio.

The 2015 Valuation Basic Table (“2015 VBT”) finalized by the Society of Actuaries is based on a much larger dataset of insured lives, face amount of policies and more current information compared to the dataset underlying the 2008 Valuation Basic Table. The 2015 VBT dataset includes 266 million policies compared to the 2008 VBT dataset of 75 million. The experience data in the 2015 VBT dataset includes 2.6 million claims on policies from 51 insurance carriers. Life expectancies implied by the 2015 VBT are generally slightly longer for both male and female nonsmokers between the ages of 65 and 80. However, insureds of both genders over the age of 80 have significantly longer life expectancies, approximately 8% to 42% longer, as compared to the 2008 VBT. We adopted the 2015 VBT in our valuation process in 2016.

For life insurance policies with face amounts greater than $1 million and that are not pledged under any senior credit facility (approximately 21.5% of our portfolio by face amount of policy benefits) we attempt to update the life expectancy estimates on a continuous rotating three year cycle. For life insurance policies that are pledged under the LNV amended and restated senior credit facility (approximately 68.7% of our portfolio by face amount of policy benefits) we are presently required to update the life expectancy estimates every two years beginning from the date of the amended facility. For the remaining small face insurance policies (i.e., a policy with $1 million in face value benefits or less) we may employ a range of methods and timeframes to update life expectancy estimates. When deemed appropriate, we may also update life expectancy estimates from time to time in response to the release by independent third party medical-actuarial underwriting firms of updated mortality tables and medical underwriting methodologies (see Note 22).

We conduct medical underwriting on the life insurance policies we own with life expectancy reports produced by independent third-party medical-actuarial underwriting firms. Each life expectancy report summarizes the underlying insured person’s medical history based on the underwriter’s review of recent and historical medical records. We obtain two such life expectancy reports for almost all policies, except for small face value insurance policies (i.e., a policy with $1 million in face value benefits or less) for which we have obtained at least one fully underwritten or simplified third-party report. A simplified third-party underwriting report is based on a medical interview, which may be supplemented with additional information obtained from a pharmacy benefit manager database. For valuation purposes, we use the life expectancy estimate, using the average, in the case of multiple reports, expressed as the number of months at which the individual will have a 50% probability of mortality.

Our prior experience in updating life expectancy estimates has generally, but not always, resulted in longer life expectancies than we had projected. Life expectancy updates resulted in gain to the fair value of our portfolio in the amount of $0.1 million for the three month ended September 30, 2018, and reductions to the fair value of our portfolio in the amounts of $5.4 million for the three months ended September 30, 2017, and reductions of $4.9 million and $14.0 million for the nine months ended September 30, 2018 and 2017, respectively. As our life insurance portfolio continues to grow, we may experience additional and material adjustments to the fair value of our portfolio due to updating life expectancy estimates and/or changes to life expectancy tables and methodologies by our third party life expectancy providers (see Note 22).

Fair Value Components — Required Premium Payments

We must pay the premiums on the life insurance policies within our portfolio in order to collect the policy benefit. The same probabilistic model and methodologies used to generate expected cash inflows from the life insurance policy benefits over the expected life of the insured are used to estimate cash outflows due to required premium payments. Premiums paid are offset against revenue in the applicable reporting period.

Fair Value Components — Discount Rate

A discount rate is used to calculate the net present value of the expected cash flows. The discount rate used to calculate fair value of our portfolio incorporates the guidance provided by Accounting Standards Codification 820, Fair Value Measurements and Disclosures.

The table below provides the discount rate used to estimate the fair value of our portfolio of life insurance policies for the period ending:

September 30, 2018	December 31, 2017
10.45%	10.45%

The discount rate incorporates current information about discount rates applied by other reporting companies owning portfolios of life insurance policies, discount rates observed by us in the life insurance secondary market, market interest rates, credit exposure to the issuing insurance companies, and our estimate of the operational risk premium a purchaser would apply to the future cash flows derived from our portfolio of life insurance policies. Management has discretion regarding the combination of these and other factors when determining the discount rate. The discount rate we choose assumes an orderly and arms-length transaction (i.e., a non-distressed transaction in which neither seller nor buyer is compelled to engage in the transaction), which is consistent with related GAAP guidance. The carrying value of policies acquired during each quarterly reporting period are adjusted to their current fair value using the fair value discount rate applied to the entire portfolio as of that reporting date.

We engaged Model Actuarial Pricing System, LP. (“MAPS”), owner of the actuarial portfolio pricing software we use, to prepare a calculation of our life insurance portfolio. MAPS processed policy data, future premium data, life expectancy estimate data, and other actuarial information to calculate a net present value for our portfolio using the specified discount rate of 10.45%. MAPS independently calculated the net present value of our portfolio of 1,087 policies to be $791.5 million and furnished us with a letter documenting its calculation. A copy of such letter is filed as Exhibit 99.1 to this report.

Deferred Income Taxes

Under Accounting Standards Codification 740, Income Taxes (“ASC 740”), deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established for deferred tax assets that are not considered “more likely than not” to be realized. Realization of deferred tax assets depends upon having sufficient past or future taxable income in periods to which the deductible temporary differences are expected to be recovered or within any applicable carryback or carryforward periods or sufficient tax planning strategies. After assessing the realization of the net deferred tax assets, we believe that there is substantial uncertainty that our net deferred tax asset will be realized during the applicable carryforward period. As such, a valuation allowance has been established against the total net deferred tax asset as of September 30, 2018 and December 31, 2017, respectively.

Principal Revenue and Expense Items

We earn revenues from the following primary sources.

Life Insurance Policy Benefits Realized. We recognize the difference between the face value of the policy benefits and carrying value when an insured event has occurred and determine that collection of the policy benefits is realizable and reasonably assured. Revenue from a transaction must meet both criteria in order to be recognized. We generally collect the face value of the life insurance policy from the insurance company within 45 days of our notification of the insured’s mortality.

Change in Fair Value of Life Insurance Policies. We value our portfolio investments for each reporting period in accordance with the fair value principles discussed herein, which reflects the expected receipt of policy benefits in future periods, net of premium costs, as shown in our condensed consolidated financial statements.

Sale of a Life Insurance Policy. In the event of a sale of a policy, we recognize gain or loss as the difference between the sale price and the carrying value of the policy on the date of the receipt of payment on such sale.

Our main components of expense are summarized below.

Selling, General and Administrative Expenses. We recognize and record expenses incurred in our business operations, including operations related to the purchasing and servicing of life insurance policies. These expenses include salaries and benefits, sales, marketing, occupancy and other expenditures.

Interest Expense. We recognize, and record interest expenses associated with the costs of financing our life insurance portfolio for the current period. These expenses include interest paid to our senior lenders under our senior credit facility with LNV Corporation, as well as interest paid on our L Bonds and other outstanding indebtedness. When we issue debt, we amortize the financing costs (commissions and other fees) associated with such indebtedness over the outstanding term of the financing and classify it as interest expense.

Results of Operations — Three and Nine Months Ended September 30, 2018 Compared to the Same Periods in 2017

The following is our analysis of the results of operations for the periods indicated below. This analysis should be read in conjunction with our condensed consolidated financial statements and related notes.

Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue realized from maturities of life insurance policies	$5,646,000	$7,414,000	$36,542,000	$31,940,000
Revenue recognized from change in fair value of life insurance policies	24,840,000	20,182,000	56,058,000	49,301,000
Premiums and other annual fees	(14,765,000)	(13,175,000)	(39,670,000)	(36,124,000)
Gain on life insurance policies, net	15,721,000	14,421,000	52,930,000	45,117,000
Interest and other income	932,000	276,000	2,579,000	1,336,000
Total revenue	$16,653,000	$14,697,000	$55,509,000	$46,453,000

Attribution of gain on life insurance policies, net:
Change in estimated probabilistic cash flows, net of premium and other annual fees paid	$4,304,000	$(606,000)	$15,813,000	$3,909,000
Net revenue recognized at matured policy event	2,323,000	5,193,000	20,217,000	17,189,000
Unrealized gain on acquisitions	9,021,000	7,217,000	21,790,000	25,863,000
Change in discount rates	-	7,987,000	-	12,130,000
Change in life expectancy evaluation	73,000	(5,370,000)	(4,890,000)	(13,974,000)
Gain on life insurance policies, net	$15,721,000	$14,421,000	$52,930,000	$45,117,000

Number of policies acquired	89	65	233	187
Face value of purchases	$120,430,000	$106,871,000	$333,078,000	$300,366,000
Purchases (initial cost basis)	$42,892,000	$25,199,000	$98,442,000	$67,321,000
Unrealized gain on acquisition (% of face value)	7.5%	6.8%	6.5%	8.6%

Number of policies matured	12	8	44	27
Face value of matured policies	$7,973,000	$9,747,000	$50,100,000	$39,657,000
Net revenue recognized at maturity event (% of face value matured)	29.1%	53.3%	40.4%	43.3%

Revenue from changes in estimated probabilistic cash flows, net of premiums paid was $4.3 million and ($0.6) million for the three months ended and $15.8 million and $3.9 million for the nine months ended September 30, 2018 and 2017, respectively. Revenue increases of $2.0 million and $9.1 million for the three and nine months ended September 30, 2018 over the comparable prior year periods resulted from premium optimization actions coordinated with our external servicer, leveraging certain guarantee features and shadow accounts on certain life insurance policies in our portfolio, and growth of face value in our portfolio. The gains resulting from the foregoing factors were partially offset by cost of insurance (“COI”) increases recognized of $0 million and $5.5 million for the three and nine months ended September 30, 2018 compared to $0 for the three and nine months ended September 30, 2017.

The face value of policies purchased were $120.4 million and $106.9 million for the three months ended and $333.1 million and $300.4 million for the nine months ended September 30, 2018 and 2017, respectively, reflecting increases of face value purchased of $13.5 million and $32.7 million for the three and nine months ended September 30, 2018 over the comparable prior year periods. The resulting unrealized gain on acquisition was $9.0 million and $7.2 million for the three months ended and $21.8 million and $25.9 million for the nine months ended September 30, 2018 and 2017, respectively, reflecting an increase of $1.8 million and a decrease of $4.1 million for the three and nine months ended September 30, 2018 over the comparable prior year periods. Decreased unrealized gain on acquisition in the current periods is the result of increased purchase competition driving down yields in the secondary market for life insurance which we expect to continue for the foreseeable future.

The face value of matured policies was $8.0 million and $9.7 million for the three months ended and $50.1 million and $39.7 million for the nine months ended September 30, 2018 and 2017, respectively, reflecting a decrease of face value of matured policies of $1.7 million and an increase of $10.4 million for the three and nine months ended September 30, 2018 over the comparable prior year periods, respectively. The resulting revenue recognized at matured policy event was $2.3 million and $5.2 million for the three months ended and $20.2 million and $17.2 million for the nine months ended September 30, 2018 and 2017, respectively. Revenue changes from maturity events of ($2.9) million and $3.0 million for the three and nine months ended September 30, 2018 over the comparable prior year periods primarily resulted from the changes of face value of policies matured during those same periods.

Revenue recognized from changes in discount rate were $0 and $8.0 million for the three months ended September 30, 2018 and 2017, respectively, and $0 and $12.1 million for the nine months ended September 30, 2018 and 2017, respectively. The discount rate of 10.45% as of September 30, 2018 remained unchanged from both the prior quarter and year end dates. The discount rate of 10.54% as of September 30, 2017 reflected a decrease from the 10.81% rate used at June 30, 2017 and 10.96% used at December 31, 2016.

Net revenue charges from change in life expectancy evaluation of $0.1 million and ($5.4) million for the three months ended and ($4.9) million and ($14.0) million for the nine months ended September 30, 2018 and 2017, respectively. The resulting net revenue increases of $5.5 million and $9.1 million for the three and nine months ended September 30, 2018 over the comparable prior year periods primarily resulted from a lower number of life insurance policy updates received during the three and nine months ended September 30, 2018 over the comparable prior year periods. The decreased number of life expectancy updates is primarily the result of our cycle update timing and concentrated efforts of our external servicer in the prior year to resolve a backlog of third party evaluations.

Interest and other income is comprised of bank interest and other miscellaneous items. Increased revenue of $0.7 million and $1.2 million for the three and nine months ended September 30, 2018, respectively, were primarily driven by interest income from higher bank account balances and the implementation of a sweep process to move balances to higher interest earning bank accounts.

Expenses

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Increase/ (Decrease)	2018	2017	Increase/ (Decrease)
Interest expense (including amortization of deferred financing costs) (1)	$17,515,000	$13,275,000	$4,240,000	$50,726,000	$38,766,000	$11,960,000
Employee compensation and benefits (2)	5,549,000	3,792,000	1,757,000	12,527,000	10,696,000	1,831,000
Legal and professional expenses (3)	1,422,000	1,657,000	(235,000)	3,751,000	3,934,000	(183,000)
Other expenses (4)	2,689,000	2,800,000	(111,000)	8,263,000	9,341,000	(1,078,000)
Total expenses	$27,175,000	$21,524,000	$5,651,000	$75,267,000	$62,737,000	$12,530,000

(1)	The average debt outstanding increased from approximately $595.6 million during the three months ended September 30, 2017 to approximately $745.5 million during the same period of 2018, and from approximately $573.9 million during the nine months ended September 30, 2017 to approximately $719.8 million during the same period of 2018. The average interest rate of the senior credit facility with LNV Corporation increased from 7.49% to 10.27% for the three months ended September 30, 2017 and 2018, respectively, and from 7.50% to 10.02% for the nine months ended September 30, 2017 and 2018, respectively.
(2)	Increase is incentive cost resulting from certain stock-based compensation items in the third quarter of 2018.
(3)	Decrease is the result of lower legal fees resulting from our exit of the merchant cash advance business.
(4)	Increased contract labor costs, servicing and facility fees were offset by a reduction in charitable contributions and marketing costs, and lower provision for merchant cash advances. See Note 16 for the detailed breakdown of other expenses.

Insurtech Initiatives

During the three and nine month periods ending September 30, 2018 we incurred $1.3 million and $2.9 million of expenses, respectively, in furtherance of our insurtech initiatives which we believe are potentially transformational. These expenses are primarily related to the development of intellectual property surrounding advanced epigenetic testing technology and we expect these costs will increase over the foreseeable future.

Deferred Income Taxes

Under ASC 740, Income Taxes (“ASC 740”), deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established for deferred tax assets that are not considered “more likely than not” to be realized. Realization of deferred tax assets depends upon having sufficient past or future taxable income in periods to which the deductible temporary differences are expected to be recovered or within any applicable carryback or carryforward periods. After assessing the realization of the net deferred tax assets, we believe that there is substantial uncertainty that our net deferred tax asset will be realized during the applicable carryforward period. As such, a valuation allowance has been established against the total net deferred tax asset as of September 30, 2018 and December 31, 2017.

Income Tax Expense

We realized income tax benefit of $0 and $2.8 million for the three months ended September 30, 2018 and 2017, respectively, and $0 and $6.5 million for the nine months ended September 30, 2018 and 2017, respectively. The effective rate for the three months ended September 30, 2018 and 2017 were 0% and 40.5%, respectively, and 0% and 39.8% for the nine months ended September 30, 2018 and 2017, respectively, compared to expected statutory rates of 21.0% and 34.0%, respectively.

The following table provides a reconciliation of our income tax expense at the statutory federal tax rate to our actual income tax expense:

	Three Months Ended				Nine Months Ended
	September 30, 2018		September 30, 2017		September 30, 2018		September 30, 2017
Statutory federal income tax (benefit)	$(2,234,000)	21.0%	$(2,321,000)	34.0%	$(4,173,000)	21.0%	$(5,536,000)	34.0%
State income taxes (benefit), net of federal benefit	(866,000)	8.1%	(440,000)	6.5%	(1,558,000)	7.8%	(1,049,000)	6.4%
Valuation allowance	3,215,000	(30.2)%	-	-	5,783,000	(29.1)%	-	-
Other permanent differences	(115,000)	1.1%	(3,000)	(0.0)%	(52,000)	0.3%	103,000	(0.6)%
Total income tax expense (benefit)	$-	0.0%	$(2,764,000)	40.5%	$-	0.0%	$(6,482,000)	39.8%

The Tax Reform Bill enacted by U.S. Federal government in December 2017 changed existing tax law including a reduction of the U.S. Corporate tax rate. The Company re-measured deferred taxes as of the date of enactment, reflecting these changes within deferred tax assets as of December 31, 2017.

The most significant temporary differences between GAAP net income (loss) and taxable net income (loss) are the treatment of interest costs, policy premiums and servicing costs with respect to the acquisition and maintenance of the life insurance policies and revenue recognition with respect to the fair value of the life insurance portfolio.

Liquidity and Capital Resources

We finance our businesses through a combination of life insurance policy benefit receipts, equity offerings, debt offerings and our senior credit facility. We have used our debt offerings and our senior credit facility for policy acquisition, policy premiums and servicing costs, working capital and financing expenditures including paying principal, interest and dividends.

As of September 30, 2018 and December 31, 2017, we had approximately $131.4 million and $159.4 million, respectively, in combined available cash, cash equivalents, restricted cash and policy benefits receivable for the purpose of financing our business.

Additional future borrowing base capacity for premiums and servicing costs, created as the premiums and servicing costs of pledged life insurance policies become due and by additional policy pledges to the facility, if any, exists under the amended and restated senior credit facility with LNV Corporation.

On August 10, 2018 we sold $50 million of Series B in connection with the Initial Transfer of the Beneficient Transaction. Approximately half of the proceeds from this sale were distributed to common shareholders pursuant to a special dividend paid on September 5, 2018 to shareholders of record on August 27, 2018. The remaining amount is expected to be utilized primarily for our insurtech initiatives, although these amounts are available for general corporate purposes. We do not expect to issue any additional Series B.

Financings Summary

We had the following outstanding debt balances as of September 30, 2018 and December 31, 2017(1):

	As of September 30, 2018		As of December 31, 2017
Issuer/Borrower	Principal Amount Outstanding	Weighted Average Interest Rate	Principal Amount Outstanding	Weighted Average Interest Rate
GWG Holdings, Inc. – L Bonds (see Note 8)	$586,063,000	7.12%	$461,427,000	7.29%
GWG DLP Funding IV, LLC – LNV senior credit facility (see Note 6)	171,964,000	10.30%	222,525,000	9.31%
Total	$758,027,000	7.84%	$683,952,000	7.95%

(1)	Excluding the Seller Trust L Bonds (see Note 1).

The table below reconciles the face amount of our outstanding debt to the carrying value shown on our balance sheets(1):

	As of September 30, 2018	As of December 31, 2017
Senior credit facility with LNV Corporation
Face amount outstanding	$171,964,000	$222,525,000
Unamortized selling costs	(9,495,000)	(10,287,000)
Carrying amount	$162,469,000	$212,238,000

L Bonds:
Face amount outstanding	$586,063,000	$461,427,000
Subscriptions in process	4,718,000	1,560,000
Unamortized selling costs	(20,581,000)	(15,593,000)
Carrying amount	$570,200,000	$447,394,000

(1)	Excluding the Seller Trust L Bonds (see Note 1).

In November 2011, we began offering Series I Secured Notes, which were governed by an Intercreditor Agreement, a Third Amended and Restated Note Issuance and Security Agreement dated November 1, 2011, as amended, and a related Pledge Agreement. In September 2017, all of the Series I Secured Notes were paid in full and all obligations thereunder were terminated.

In June 2011, we concluded a private placement offering of Series A Preferred Stock for new investors, having received an aggregate $24.6 million in subscriptions for our Series A Preferred Stock. These subscriptions consisted of $14.0 million in conversions of outstanding Series I Secured Notes into Series A Preferred Stock and $10.6 million of new investments. In October 2017, we exercised our contractual right to call for the redemption of the Series A Preferred Stock and all related outstanding warrants and paid an aggregate of approximately $22.2 million.

In January 2012, we began publicly offering up to $250.0 million in debt securities (initially named “Renewable Secured Debentures” and subsequently renamed “L Bonds”) that was completed in January 2015.

On September 24, 2014, we consummated an initial public offering of our common stock resulting in the sale of 800,000 shares of common stock at $12.50 per share and net proceeds of approximately $8.6 million after the deduction of underwriting commissions, discounts and expense reimbursements.

In January 2015, we began publicly offering up to $1.0 billion of L Bonds as a follow-on to our earlier $250.0 million public debt offering. In January 2018, we began publicly offering up to $1.0 billion L Bonds as a follow-on to our earlier L Bond offering. Through September 30, 2018, the total amount of these L Bonds sold, including renewals, was $1.1 billion. As of September 30, 2018 and December 31, 2017, respectively, we had approximately $586.1 million and $461.4 million in principal amount of L Bonds outstanding.

In October 2015, we began publicly offering up to 100,000 shares of our RPS at a per-share price of $1,000. As of December 31, 2017, we had issued approximately $99.1 million stated value of RPS and terminated that offering.

In February 2017, we began publicly offering up to 150,000 shares of our RPS 2 at a per-share price of $1,000. As of September 30, 2018, we have issued approximately $150 million stated value of RPS 2 and terminated that offering.

On August 10, 2018, GWG Holdings, GWG Life and the Trustee, entered into the Supplemental Indenture to the Amended and Restated Indenture. GWG Holdings entered into the Supplemental Indenture to add and modify certain provisions of the Amended and Restated Indenture necessary to provide for the issuance of the Seller Trust L Bonds. Also on August 10, 2018, we issued Seller Trust L Bonds in the amount of $403,234,866 to the Seller Trusts in connection with the Initial Transfer. The maturity date of the Seller Trust L Bonds is August 9, 2023. The Seller Trust L Bonds bear interest at 7.5% per annum. Interest is payable monthly in cash (see Note 1).

In August 2018, we offered and sold 5,000,000 shares of our Series B in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933. The Series B shares were issued, at a $10 per share value, for cash consideration of $50 million.

The weighted-average interest rate of our outstanding L Bonds (excluding the Seller Trust L Bonds) as of September 30, 2018 and December 31, 2017 was 7.12% and 7.29%, respectively, and the weighted-average maturity at those dates was 2.67 and 2.38 years, respectively. Our L Bonds have renewal features. Since we first issued our L Bonds, we have experienced $473.7 million in maturities, of which $280.0 million has renewed through September 30, 2018 for an additional term. This has provided us with an aggregate renewal rate of approximately 59.1% for investments in these securities.

Future contractual maturities of L Bonds at September 30, 2018 are(1):

Years Ending December 31,	L Bonds
Three months ending December 31, 2018	$26,778,000
2019	150,056,000
2020	137,067,000
2021	87,360,000
2022	39,713,000
2023	53,616,000
Thereafter	91,473,000
$586,063,000

(1) Excluding the Seller Trust L Bonds (see Note 1).

The L Bonds and the Seller Trust L Bonds are secured by all of our assets and are subordinate to our amended and restated senior credit facility with LNV Corporation.

On September 27, 2017, we entered into a $300 million amended and restated senior credit facility with LNV Corporation in which DLP IV is the borrower. We intend to use the proceeds from this facility to grow and maintain our portfolio of life insurance policies, for liquidity and for general corporate purposes. As of September 30, 2018 we had approximately $172.0 million outstanding under the senior credit facility with LNV Corporation.

We expect to meet our ongoing operational capital needs for policy acquisition, policy premiums and servicing costs, working capital and financing expenditures including paying principal, interest and dividends through a combination of the receipt of policy benefits from our portfolio of life insurance policies, net proceeds from our L Bond offering, and funding available from our amended and restated senior credit facility with LNV Corporation. We estimate that our liquidity and capital resources are sufficient for our current and projected financial needs for at least the next twelve months given current assumptions. However, if we are unable to continue our L Bonds offering for any reason, and we are unable to obtain capital from other sources, our business will be materially and adversely affected. In addition, our business will be materially and adversely affected if we do not receive the policy benefits we forecast and if holders of our L Bonds fail to renew with the frequency we have historically experienced. In such a case, we could be forced to sell our investments in life insurance policies to service or satisfy our debt-related and other obligations. A sale under such circumstances may result in significant impairment of the recognized value of our portfolio.

Capital expenditures have historically not been material and we do not anticipate making material capital expenditures in 2018 or beyond.

Portfolio Assets and Secured Indebtedness

At September 30, 2018, the fair value of our investments in life insurance policies of $791.5 million plus our cash balance of $117.9 million, restricted cash balance of $3.1 million, policy benefits receivable of $10.5 million, totaled $923.0 million, representing an excess of portfolio assets over secured indebtedness of $165.0 million. At December 31, 2017, the fair value of our investments in life insurance policies of $650.5 million plus our cash balance of $114.4 million, our restricted cash balance of $28.3 million, matured policy benefits receivable of $16.7 million, totaled $809.9 million, representing an excess of portfolio assets over secured indebtedness of $126.0 million.

The following forward-looking table, which excludes assets and liabilities exchanged upon the Initial Transfer, seeks to illustrate the impact that a hypothetical sale of our portfolio of life insurance  assets (at various discount rates) would have on our ability to satisfy our debt obligations as of September 30, 2018. In all cases, the sale of the life insurance assets owned by DLP IV will be used first to satisfy all amounts owing under our amended and restated senior credit facility with LNV Corporation. The net sale proceeds remaining after satisfying all obligations under our amended and restated senior credit facility with LNV Corporation would be applied to the L Bonds.

Portfolio Discount Rate	10%	12%	14%	16%	17%
Value of portfolio	$808,019,000	$738,893,000	$679,850,000	$628,979,000	$606,131,000
Cash, cash equivalents and policy benefits receivable	131,416,000	131,416,000	131,416,000	131,416,000	131,416,000
Total assets	939,435,000	870,309,000	811,266,000	760,395,000	737,547,000
Senior credit facility	171,964,000	171,964,000	171,964,000	171,964,000	171,964,000
Net after senior credit facility	767,471,000	698,345,000	639,302,000	588,341,000	565,583,000
L Bonds	586,063,000	586,063,000	586,063,000	586,063,000	586,063,000
Net remaining	$181,408,000	$112,282,000	$53,239,000	$2,368,000	$(20,480,000)
Impairment to L Bonds	No impairment	No impairment	No impairment	No Impairment	Impairment

The table illustrates that our ability to fully satisfy amounts owing under the L Bonds would likely be impaired upon the sale or realization of all our life insurance assets at a price equivalent to a discount rate of approximately 16.10% or higher. At December 31, 2017, the likely impairment occurred at a discount rate of approximately 15.04% or higher. The discount rate used to calculate the fair value of our portfolio was 10.45% as of both September 30, 2018 and December 31, 2017.

The table does not include any allowance for transactional fees and expenses associated with a portfolio sale (which expenses and fees could be substantial) and is provided to demonstrate how various discount rates used to value our portfolio could affect our ability to satisfy amounts owing under our debt obligations in light of our senior secured lender’s right to priority payments under our amended and restated senior credit facility with LNV Corporation. This table also does not include the yield maintenance fee, which could be substantial, we are required to pay in certain circumstances under our amended and restated senior credit facility with LNV Corporation. You should read the above table in conjunction with the information contained in other sections of this report, including Critical Accounting Policies — Fair Value Components — Discount Rate.

Amendment of Credit Facility

Effective September 27, 2017, DLP IV entered into an amended and restated senior credit facility with LNV Corporation. The amended and restated senior credit facility makes available a total of up to $300,000,000 in credit to DLP IV with a maturity date of September 27, 2029. Additional advances are available under the amended and restated senior credit facility at the LIBOR rate described below. Advances are available as the result of additional borrowing base capacity, created as the premiums and servicing costs of pledged life insurance policies become due and by additional policy pledges to the amended and restated senior credit facility, if any. Interest will accrue on amounts borrowed under the amended and restated senior credit facility at an annual interest rate, determined as of each date of borrowing or quarterly if there is no borrowing, equal to (A) the greater of 12-month LIBOR or the federal funds rate (as defined in the agreement) plus one-half of one percent per annum, plus (B) 7.50% per annum. The effective rate at September 30, 2018 was 10.30%. Interest payments are made on a quarterly basis.

Under the amended and restated senior credit facility, DLP IV has granted the administrative agent, for the benefit of the lenders under the facility, a security interest in all of DLP IV’s assets. As with prior collateral arrangements relating to the senior secured debt of GWG Holdings and its subsidiaries (on a consolidated basis), GWG Holdings’ equity ownership in DLP IV continues to serve as collateral for the obligations of GWG Holdings under the L Bonds (although the life insurance assets owned by DLP IV will not themselves serve directly as collateral for those obligations).

Cash Flows

The payment of premiums and servicing costs to maintain life insurance policies represents our most significant requirement for cash disbursement. When a policy is purchased, we are able to calculate the minimum premium payments required to maintain the policy in-force. Over time as the insured ages, premium payments will increase. Nevertheless, the probability we will actually be required to pay the premiums decreases as mortality becomes more likely. These scheduled premiums and associated probabilities are factored into our expected internal rate of return and cash-flow modeling. Beyond premiums, we incur policy servicing costs, including annual trustee, policy administration and tracking costs. Additionally, we incur significant financing costs, including principal, interest and dividends. Both policy servicing costs and financing costs are excluded from our internal rate of return calculations. We finance our businesses through a combination of life insurance policy benefit receipts, equity offerings, debt offerings, and our amended and restated senior credit facility with LNV Corporation.

The amount of payments for anticipated premiums, including the requirement by our senior credit facility with LNV Corporation to maintain a two month cost-of-insurance threshold within each policy cash value account, and servicing costs that we will be required to make over the next five years to maintain our current portfolio, assuming no mortalities, is set forth in the table below.

Years Ending December 31,	Premiums	Servicing	Premiums and Servicing Fees
Three months ending December 31, 2018	$14,034,000	$345,000	$14,379,000
2019	64,852,000	1,381,000	66,233,000
2020	76,664,000	1,381,000	78,045,000
2021	88,681,000	1,381,000	90,062,000
2022	101,411,000	1,381,000	102,792,000
2023	113,676,000	1,381,000	115,057,000
	$459,318,000	$7,250,000	$466,568,000

Our anticipated premium expenses are subject to the risk of increased cost-of-insurance charges (i.e., “COI” or premium charges) for the life insurance policies we own. On May 9, 2018 we learned that John Hancock Life Insurance Company (“John Hancock”) had begun notifying policy owners of COI increases on Performance UL policies issued between 2003 and 2010. We identified and received notice on 20 such policies in our portfolio, representing $59.6 million in total face value, and have completed our analysis and incorporation of increased cost of insurance charges into our portfolio as of September 30, 2018 reducing the fair value by approximately $2.9 million. In addition, we received notice and recognized COI increases on four policies issued by the Transamerica Life Insurance Company (“Transamerica”) as of September 30, 2018 with a total face value of $9.2 million and a reduction in fair value of $1.4 million.

We have no known pending cost-of-insurance increases on any policies in our portfolio, but we are aware that cost-of-insurance increases have become more prevalent in the industry. Thus, we may see additional insurers implementing cost-of-insurance increases in the future.

For the quarter-end dates set forth below, the following table illustrates the total amount of face value of policy benefits owned, and the trailing 12 months of life insurance policy benefits realized and premiums paid on our portfolio. The trailing 12-month benefits/premium coverage ratio indicates the ratio of policy benefits realized to premiums paid over the trailing 12-month period from our portfolio of life insurance policies.

Quarter End Date	Portfolio Face Amount ($)	12-Month Trailing Benefits Realized ($)	12-Month Trailing Premiums Paid ($)	12-Month Trailing Benefits/Premium Coverage Ratio
March 31, 2015	754,942,000	46,675,000	23,786,000	196.2%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.5%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%
December 31, 2016	1,361,675,000	48,452,000	40,239,000	120.4%
March 31, 2017	1,447,558,000	48,189,000	42,753,000	112.7%
June 30, 2017	1,525,363,000	49,295,000	45,414,000	108.5%
September 30, 2017	1,622,627,000	53,742,000	46,559,000	115.4%
December 31, 2017	1,676,148,000	64,719,000	52,263,000	123.8%
March 31, 2018	1,758,066,000	60,248,000	53,169,000	113.3%
June 30, 2018	1,849,079,000	76,936,000	53,886,000	142.8%
September 30, 2018	1,961,598,000	75,161,000	55,365,000	135.8%

We believe that the portfolio cash flow results set forth above are consistent with our general investment thesis: that the life insurance policy benefits we receive will continue to increase over time in relation to the premiums we are required to pay on the remaining polices in the portfolio. Nevertheless, we expect that our portfolio cash flow on a period-to-period basis will remain inconsistent until such time as we achieve our goal of acquiring a larger, more diversified portfolio of life insurance policies.

Inflation

Changes in inflation do not necessarily correlate with changes in interest rates. We presently do not foresee any material impact of inflation on our results of operations in the periods presented in our condensed consolidated financial statements.

Off-Balance Sheet Arrangements

We are party to an office lease with U.S. Bank National Association as the landlord. On September 1, 2015, we entered into an amendment that expanded the leased space to 17,687 square feet and extended the term through October 2025 (see Note 18).

Credit Risk

We review the credit risk associated with our portfolio of life insurance policies when estimating its fair value. In evaluating the policies’ credit risk, we consider insurance company solvency, credit risk indicators, economic conditions, ongoing credit evaluations, and company positions. We attempt to manage our credit risk related to life insurance policies typically by purchasing policies issued only from companies with an investment-grade credit rating by either Standard & Poor’s, Moody’s, or A.M. Best Company. As of September 30, 2018, 95.7% of our life insurance policies, by face value benefits, were issued by companies that maintained an investment-grade rating (BBB or better) by Standard & Poor’s.

The assets and liabilities exchanged in the Initial Transfer of the Beneficient Transaction are excluded from this analysis.

Interest Rate Risk

Our amended and restated senior credit facility with LNV Corporation is floating-rate financing. In addition, our ability to offer interest and dividend rates that attract capital (including in our continuous offering of L Bonds) is generally impacted by prevailing interest rates. Furthermore, while our L Bond offering provides us with fixed-rate debt financing, our Debt Coverage Ratio is calculated in relation to the interest rate on all of our debt financing. Therefore, fluctuations in interest rates impact our business by increasing our borrowing costs and reducing availability under our debt financing arrangements. We calculate our life insurance portfolio earnings based upon the spread generated between the return on our life insurance portfolio and the total cost of our financing. As a result, increases in interest rates will reduce the earnings we expect to achieve from our investments in life insurance policies.

The assets and liabilities exchanged in the Initial Transfer of the Beneficient Transaction are excluded from this analysis.

Non-GAAP Financial Measures

Non-GAAP financial measures disclosed by our management are provided as additional information to investors in order to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. This presentation of non-GAAP financial information should not be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. See our condensed consolidated financial statements and our financial statements contained herein.

We use non-GAAP financial measures for management’s assessment of our financial condition and operating results without regard to GAAP fair value standards. The application of current GAAP fair value standards, especially during a period of significant growth of our portfolio and our Company may result in current period GAAP financial results that may not be reflective of our long-term earnings potential. Management believes our non-GAAP financial measures provide investors an alternative view of the long-term earnings potential without regard to the volatility in GAAP financial results that can, and does, occur during this stage of our portfolio and company growth.

Therefore, in contrast to a GAAP fair valuation, we seek to measure the accrual of the actuarial gain occurring within the portfolio of life insurance policies at our expected internal rate of return (exclusive of future interest costs) based on statistical mortality probabilities for the insureds (using primarily the insured’s age, sex, health and smoking status). The expected internal rate of return tracks actuarial gain occurring within the policies according to a mortality table as the insureds’ age increases. By comparing the actuarial gain accruing within our portfolio of life insurance policies against our adjusted operating costs during the same period, we can estimate the overall financial performance of our business without regard to fair value volatility. We use this information to balance our life insurance policy purchasing and manage our capital structure, including the issuance of debt and utilization of our other sources of capital, and to monitor our compliance with borrowing covenants. We believe that these non-GAAP financial measures provide information that is useful for investors to understand period-over-period operating results separate and apart from fair value items that can have a disproportionately positive or negative impact on GAAP results in any particular reporting period.

In addition, the Indenture governing our L Bonds requires us to maintain a “Debt Coverage Ratio” designed to provide reasonable assurance that the buy and hold value of our life insurance portfolio plus the value of all our other assets exceed our total outstanding indebtedness. This ratio is calculated using non-GAAP measures as described below, again without regard to GAAP-based fair value measures.

Non-GAAP Investment Cost Basis of Life Insurance Portfolio	As of September 30, 2018	As of December 31, 2017
GAAP fair value	$791,469,000	$650,527,000
Unrealized fair value gain (1)	(387,445,000)	(331,386,000)
Adjusted cost basis increase (2)	393,078,000	325,100,000
Non-GAAP investment cost basis (3)	$797,102,000	$644,241,000

(1)	This represents the reversal of cumulative unrealized GAAP fair value gain of life insurance policies.
(2)	Adjusted cost basis is increased to interest, premiums and servicing fees that are expensed under GAAP.
(3)	This is the non-GAAP investment cost basis in life insurance policies from which our expected internal rate of return is calculated.

Excess Spread of Life Insurance Portfolio. Management uses the “total excess spread” to gauge expected profitability of our investment in our life insurance portfolio. The Expected IRR of our portfolio is based upon future cash flow forecasts derived from a probabilistic analysis of our policy benefits received and policy premiums paid in relation to our non-GAAP investment cost basis.

	As of September 30, 2018	As of December 31, 2017
Expected IRR (1)	10.12%	10.48%
Total weighted-average interest rate on indebtedness for borrowed money, excluding the Seller Trust L Bonds (see Note 1) (2)	7.84%	7.95%
Total excess spread (3)	2.28%	2.53%

(1)	Excludes IRR realized on matured life insurance policies — which are substantial.
(2)	Represents the weighted-average interest rate paid on all interest-bearing indebtedness as of the measurement date, determined as follows:

Indebtedness (Excluding the Seller Trust L Bonds)	As of September 30, 2018	As of December 31, 2017
Senior credit facility with LNV Corporation	$171,964,000	$222,525,000
L Bonds	586,063,000	461,427,000
Total	$758,027,000	$683,952,000

Interest Rates on Indebtedness
Senior credit facility with LNV Corporation	10.30%	9.31%
L Bonds	7.12%	7.29%
Weighted-average interest rates paid on indebtedness	7.84%	7.95%

(3)	Calculated as the Expected IRR minus the weighted-average interest rate on interest-bearing indebtedness(2).

Adjusted Non-GAAP Net Income. We calculate our adjusted non-GAAP net income by recognizing the actuarial gain accruing within our life insurance portfolio at the Expected IRR against our adjusted cost basis without regard to fair value. We net this actuarial gain against its adjusted costs during the same period to calculate our net income on an adjusted non-GAAP basis.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net income (loss) attributable to common shareholders	$(14,836,000)	$(7,611,000)	$(32,114,000)	$(17,249,000)
Unrealized fair value gain (1)	(24,840,000)	(20,182,000)	(56,058,000)	(49,301,000)
Adjusted cost basis increase (2)	29,704,000	24,207,000	83,154,000	68,667,000
Accrual of unrealized actuarial gain (3)	9,325,000	9,032,000	20,898,000	21,448,000
Total adjusted non-GAAP net income (loss)	$(647,000)	$5,446,000	$15,880,000	$23,565,000

(1)	Reversal of unrealized GAAP fair value gain on life insurance policies for current period.
(2)	Adjusted cost basis is increased to include interest, premiums and servicing fees that are expensed under GAAP.
(3)	Accrual of actuarial gain at Expected IRR.

Adjusted Non-GAAP Tangible Net Worth. We calculate our adjusted non-GAAP tangible net worth by recognizing the actuarial gain accruing within our life insurance policies at the Expected IRR of the policies we own without regard to fair value. We net this actuarial gain against our costs during the same period to calculate our adjusted tangible net worth on a non-GAAP basis.

	As of September 30, 2018	As of December 31, 2017
GAAP net worth (1)	$181,157,000	$133,672,000
Less intangible assets (2)	(35,345,000)	(30,354,000)
GAAP tangible net worth	145,812,000	103,318,000
Unrealized fair value gain (3)	(387,445,000)	(331,386,000)
Adjusted cost basis increase (4)	393,078,000	325,100,000
Accrual of unrealized actuarial gain (5)	179,140,000	158,241,000
Total adjusted non-GAAP tangible net worth	$330,585,000	$255,273,000

(1)	Excludes assets exchanged pursuant to the Initial Transfer of the Beneficient Transaction (see Note 1).
(2)	Unamortized portion of deferred financing costs and pre-paid insurance.

(3)	Reversal of cumulative unrealized GAAP fair value gain or loss of life insurance policies.

(4)	Adjusted cost basis is increased to include interest, premiums and servicing fees that are expensed under GAAP.

(5)	Accrual of cumulative actuarial gain at Expected IRR.

Debt Coverage Ratio. Our L Bonds borrowing covenants require us to maintain a Debt Coverage Ratio of less than 90%. The Debt Coverage Ratio is calculated by dividing the sum of our total interest-bearing indebtedness by the sum of our cash, cash equivalents, and policy benefits receivable by the net present value of the life insurance portfolio, and, without duplication, the value of all of our other assets as reflected on our most recently available balance sheet prepared in accordance with GAAP. The table below excludes the assets exchanged pursuant to the Initial Transfer of the Beneficient Transaction (see Note 1).

	As of September 30, 2018	As of December 31, 2017
Life insurance portfolio policy benefits	$1,961,598,000	$1,676,148,000
Discount rate of future cash flows (1)	7.84%	7.95%
Net present value of life insurance portfolio policy benefits	$896,903,000	$737,625,000
Cash and cash equivalents	120,943,000	142,771,000
Life insurance policy benefits receivable	10,473,000	16,659,000
Other assets (2)	13,022,000	-
Total Coverage	$1,041,341,000	$897,055,000

Senior credit facility with LNV Corporation	$171,964,000	$222,525,000
L Bonds	586,063,000	461,427,000
Total Indebtedness	$758,027,000	$683,952,000

Debt Coverage Ratio	72.79%	76.24%

(1)	Weighted-average interest rate paid on indebtedness.
(2)	The Total Coverage amount as of September 30, 2018 includes “other assets” of GWG Holdings as reflected on its most recently available balance sheet prepared in accordance with GAAP.

As of September 30, 2018 and December 31, 2017, we were in compliance with the Debt Coverage Ratio.

Life Insurance Portfolio Information

Our portfolio of life insurance policies, owned by our subsidiaries as of September 30, 2018, is summarized below:

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$1,961,598,000
Average face value per policy	$1,805,000
Average face value per insured life	$2,018,000
Average age of insured (years)*	82.1
Average life expectancy estimate (years)*	6.7
Total number of policies	1,087
Number of unique lives	972
Demographics	76% Male; 24% Female
Number of smokers	43
Largest policy as % of total portfolio face value	0.68%
Average policy as % of total portfolio	0.09%
Average annual premium as % of face value	2.90%

*	Averages presented in the table are weighted averages.

Our portfolio of life insurance policies, owned by our wholly owned subsidiaries as of September 30, 2018, organized by the insured’s current age and the associated number of policies and policy benefits, is summarized below:

Distribution of Policies and Policy Benefits by Current Age of Insured

				Percentage of Total
Min Age	Max Age	Number of Policies	Policy Benefits	Number of Policies	Policy Benefits	Wtd. Avg. LE (yrs.)
95	100	14	$19,954,000	1.3%	1.0%	1.2
90	94	129	254,332,000	11.9%	13.0%	2.8
85	89	215	458,646,000	19.8%	23.4%	4.6
80	84	239	468,474,000	22.0%	23.9%	6.2
75	79	212	383,160,000	19.5%	19.5%	8.9
70	74	195	289,030,000	17.9%	14.7%	10.5
60	69	83	88,002,000	7.6%	4.5%	9.7
Total		1,087	$1,961,598,000	100.0%	100.0%	6.7

Our portfolio of life insurance policies, owned by our subsidiaries as of September 30, 2018, organized by the insured’s estimated life expectancy and associated policy benefits, is summarized below:

Distribution of Policies by Current Life Expectancies (LE) of Insured

				Percentage of Total
Min LE (Months)	Max LE (Months)	Number of Policies	Policy Benefits	Number of Policies	Policy Benefits
1	47	307	$521,969,000	28.3%	26.6%
48	71	213	407,180,000	19.6%	20.8%
72	95	220	393,943,000	20.2%	20.1%
96	119	162	300,075,000	14.9%	15.3%
120	143	108	155,617,000	9.9%	7.9%
144	179	64	139,598,000	5.9%	7.1%
180	228	13	43,216,000	1.2%	2.2%
Total		1,087	$1,961,598,000	100.0%	$100.0%

We track concentrations of pre-existing medical conditions among insured individuals within our portfolio based on information contained in life expectancy reports including the underwriter’s designation of primary impairment. We track these medical conditions within the following ten primary categories: (1) cancer, (2) cardiovascular, (3) cerebrovascular, (4) dementia, (5) diabetes, (6) multiple conditions, (7) neurological disorders, (8) respiratory disease, (9) other, and (10) no diseases. Currently, the primary disease categories within our portfolio that represent a concentration of over 10% are multiple conditions, cardiovascular, and other which constitute 25.4%, 21.3%, and 12.4%, respectively, of the face amount of insured benefits of our portfolio as of September 30, 2018.

The yield to maturity on bonds issued by life insurance carriers reflects, among other things, the credit risk (risk of default) of such insurance carrier. We follow the yields on certain publicly traded life insurance company bonds because this information is part of the data we consider when valuing our portfolio of life insurance policies for our financial statements.

The average yield to maturity of publicly traded life insurance company bonds data we consider when valuing our portfolio of life insurance policies was 4.10% as of September 30, 2018. We believe that this reflects, in part, the financial market’s judgment that credit risk is low with regard to these carriers’ financial obligations. It should be noted that the obligations of life insurance carriers to pay life insurance policy benefits ranks senior to all of their other financial obligations, such as the aforementioned senior bonds they issue.

As of September 30, 2018, approximately 95.7% of the face value of policy benefits in our life insurance portfolio were issued by insurance companies with investment-grade credit ratings from Standard & Poor’s. Our ten largest life insurance company credit exposures and the Standard & Poor’s credit rating of their respective financial strength and claims-paying ability is set forth below:

Distribution of Policy Benefits by Top 10 Insurance Companies

Rank	Policy Benefits	Percentage of Policy Benefit Amount	Insurance Company	Ins. Co. S&P Rating
1	$279,443,000	14.2%	John Hancock Life Insurance Company	AA-
2	219,332,000	11.2%	AXA Equitable Life Insurance Company	A+
3	207,966,000	10.6%	Lincoln National Life Insurance Company	AA-
4	192,938,000	9.8%	Transamerica Life Insurance Company	AA-
5	122,532,000	6.3%	Metropolitan Life Insurance Company	AA-
6	92,568,000	4.7%	American General Life Insurance Company	A+
7	79,998,000	4.1%	Pacific Life Insurance Company	AA-
8	64,093,000	3.3%	Massachusetts Mutual Life Insurance Company	AA+
9	59,601,000	3.0%	ReliaStar Life Insurance Company	A
10	55,202,000	2.8%	Security Life of Denver Insurance Company	A
	$1,373,673,000	70.0%

Secondary Life Insurance — Portfolio Return Modeling

The goal of our portfolio of life insurance assets is to earn superior risk-adjusted returns. At any time, we calculate our returns from our life insurance assets based upon (i) our historical results; and (ii) the future cash flows we expect to realize from our statistical forecasts. To forecast our expected future cash flows and returns, we use the probabilistic method of analysis. The expected internal rate of return of our portfolio is based upon future cash flow forecasts derived from a probabilistic analysis of policy benefits received and policy premiums paid in relation to our non-GAAP investment cost basis. As of September 30, 2018, the expected internal rate of return on our portfolio of life insurance assets was 10.12% based on our portfolio benefits of $1.96 billion and our non-GAAP investment cost basis of $797.1 million (including purchase price, premiums paid, and financing costs incurred to date). This calculation excludes returns realized from our matured policy benefits which are substantial.

We seek to further enhance our understanding of our expected future cash flow and returns by using a stochastic analysis, sometimes referred to as a “Monte Carlo simulation,” to provide us with a greater understanding of the variability of our projections. The stochastic analysis we perform provides internal rates of return calculations for different statistical confidence intervals. The results of our stochastic analysis, in which we run 10,000 random mortality scenarios, demonstrates that the scenario ranking at the 50th percentile of all 10,000 results generates an internal rate of return (“IRR”) of 10.09%, which is very near to our expected IRR (“Expected IRR”) of our portfolio of 10.12%. Our Expected IRR is based upon future cash flow forecasts derived from a probabilistic analysis of our policy benefits received and policy premiums paid in relation to our non-GAAP investment cost basis. The stochastic analysis results also indicate that our portfolio is expected under this hypothetical analysis to generate an internal rate of return of 9.64% or better in 75% of all generated scenarios; and an internal rate of return of 9.25% or better in 90% of all generated scenarios. As the portfolio continues to grow in size and diversity, all else equal, the hypothetical scenario results cluster closer to each other around our median, or 50th percentile, internal rate of return expectation, thereby lowering future cash flow volatility and potentially justifying our use of lower discount rates to value our portfolio as size and diversification continue to increase over time.

The complete detail of our portfolio of life insurance policies, owned by our wholly owned subsidiaries as of September 30, 2018, organized by the current age of the insured and the associated policy benefits, sex, estimated life expectancy, issuing insurance carrier, and the credit rating of the issuing insurance carrier, is set in Exhibit 99.2 to this report.

Annex C

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED DATA

The following tables present the unaudited pro forma condensed consolidated data of GWG, after giving effect to the Transaction (the Initial Transfer and Final Closing) assuming it had occurred on January 1, 2017. This unaudited pro forma condensed consolidated data was prepared using the equity method of accounting. GWG has determined that the equity method is appropriate because GWG’s ownership of Beneficient exceeds the applicable minimum threshold but GWG does not meet the control provision requiring consolidation (in each case, as determined under applicable accounting principles). Under this method, GWG will initially record, at cost, its investment in Beneficient as an asset. Thereafter, GWG’s proportionate share of Beneficient’s earnings attributable to common unitholders, and any distributions therefrom, will be reflected in the carrying value of GWG’s investment in Beneficient. The unaudited pro forma condensed consolidated data is based on the historical consolidated financial statements of GWG after giving effect to the completion of the Transaction and the assumptions and adjustments described in the notes to the unaudited pro forma condensed consolidated data below. The unaudited pro forma adjustments, which GWG believes are reasonable under the circumstances, have been made solely for the purpose of providing the unaudited pro forma condensed consolidated data. The unaudited pro forma adjustments are preliminary and based upon available information and certain assumptions described in the notes to the unaudited pro forma condensed consolidated data.

The information presented below should be read in conjunction with the historical consolidated financial statements and related notes of GWG appearing elsewhere in this Information Statement. The unaudited pro forma condensed consolidated data is presented solely for informational purposes and is not necessarily indicative of the financial position or results of operations that might have been achieved had the Transaction been completed as of January 1, 2017, nor is it meant to be indicative of any anticipated future financial position or results of operations that GWG will experience after the Transaction.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2018
	Consolidated GWG Holdings, Inc.		Pro Forma Adjustments - Effects of Transaction		Pro Forma Consolidated GWG Holdings, Inc.

ASSETS
Cash and cash equivalents	$117,873,668	(b)	$-		$117,873,668
Restricted cash	3,069,759				3,069,759
Investment in life insurance policies, at fair value	791,468,587				791,468,587
Life insurance policy benefits receivable	10,472,696				10,472,696
Investment in Beneficient	-		354,447,941	(a),(c)	354,447,941
Commercial Loan receivable from Beneficient	-		200,000,000	(a),(d)	200,000,000
Exchangeable Note receivable from Beneficient	-		-	(a),(c)	-
Other assets	13,022,023				13,022,023
TOTAL ASSETS	$935,906,733		$554,447,941		$1,490,354,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Senior credit facility with LNV Corporation	$162,469,172		$-		$162,469,172
L Bonds	570,199,704				570,199,704
Seller Trust L Bonds	-		403,234,866	(a)	403,234,866
Accounts payable	2,579,323				2,579,323
Interest and dividends payable	16,228,341				16,228,341
Other accrued expenses	3,272,758				3,272,758
TOTAL LIABILITIES	754,749,298		403,234,866		1,157,984,164

STOCKHOLDERS’ EQUITY:
Redeemable Preferred Stock	86,920,335				86,920,335
Series 2 Redeemable Preferred Stock	129,147,704				129,147,704
Series B Convertible Preferred Stock	50,000,000	(b)	(50,000,000)	(b)	-
Common stock (par value $0.001)	5,980		29,194	(b),(c)	35,174
Additional paid-in capital	-		201,183,881	(b),(c)	201,183,881
Accumulated deficit	(84,916,584)				(84,916,584)
TOTAL STOCKHOLDERS’ EQUITY	181,157,435		151,213,075		332,370,510

TOTAL LIABILITIES & EQUITY	$935,906,733		$554,447,941		$1,490,354,674

Notes:

(a)	Reflects GWG issuance of $403.2 million of Seller Trust L Bonds in exchange for 4,032,349 MLP Units in Beneficient at $10.00/unit, a $200.0 million Commercial Loan receivable and an $162.9 million Exchangeable Note receivable from Beneficient in the Initial Transfer on August 10, 2018.
(b)	Cash received of $50,000,000 for issuance of 5,000,000 shares of GWG’s Series B Convertible Preferred Stock at $10.00 per share on August 10, 2018. The Series B shares convert into 5,000,000 shares of GWG common stock at $10.00 per share at the Final Closing.
(c)	Reflects GWG issuance of 24,194,092 shares at $10.00 per share and the satisfaction of $162.9 million Exchangeable Note in exchange for 40,485,230 MLP Units in Beneficient at $10.00 per unit. The final number of shares issued by GWG and the number of MLP Units in Beneficient exchanged at the Final Closing may be reduced to the extent the number of MLP Units in Beneficient available for distribution is less than 36,452,881 MLP Units in Beneficient at the Final Closing; however, Beneficient expects the number of MLP Units available will support the maximum issuance. Additionally, Beneficient will issue to GWG an amount of securities or other instruments, containing the same rights, preferences and privileges as the NPC-A limited partnership interests of Beneficient Company Holdings, L.P., a subsidiary of Beneficient (“Beneficient Holdings”), equivalent to seven percent (7%) of the total NPC-A limited partnership interests attributable to certain of Beneficient Holdings’ founders, subject to certain adjustments. This instrument has not yet been issued; the amount of the instrument assumed for purposes of this filing is an estimated initial amount and is subject to pro rata dilution with certain founders that could result in material changes to the initial amount. As the GWG closing stock price on September 28, 2018 (the last business day in September) was $6.25/share, this price was used to determine related Additional paid-in capital on issuance of GWG stock (i.e. vs the $10.00/share transaction price) with the offset reflected in a lower beginning basis in the equity method investment in Beneficient.
(d)	Beneficient may, at its option, add interest accrued on the Exchangeable Note and the Commercial Loan at the time of the Final Closing to the outstanding principal balance under the Commercial Loan Agreement at the Final Closing Date in lieu of payment in cash of such accrued interest thereon.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2018
	Consolidated GWG Holdings, Inc.	Effects of Transaction		Pro Forma Consolidated GWG Holdings, Inc.
REVENUE
Gain on life insurance policies, net	$52,930,008			$52,930,008
Interest income – Commercial Loan	-	7,500,000	1b	7,500,000
Interest income – Exchangeable Note	-	-	1c	-
Interest and other income	2,579,270			2,579,270
TOTAL REVENUE	55,509,278	7,500,000		63,009,278

EXPENSES
Interest expense	50,726,149	22,681,961	1d	73,408,110
Employee compensation and benefits	12,527,139			12,527,139
Legal and professional fees	3,751,321			3,751,321
Other expenses	8,262,324			8,262,324
TOTAL EXPENSES	75,266,933	22,681,961		97,948,894

INCOME (LOSS) BEFORE INCOME TAXES	(19,757,655)	(15,181,961)		(34,939,616)
INCOME TAX EXPENSE (BENEFIT)	-	(68,555)	1e	(68,555)

NET INCOME (LOSS) BEFORE EQUITY IN NET EARNINGS OF INVESTEE	(19,757,655)	(15,113,406)		(34,871,061)

Equity in net earnings of investee	-	14,943,426	1a	14,943,426

NET INCOME (LOSS)	(19,757,655)	(169,981)		(19,927,636)

Preferred stock dividends	12,356,513			12,356,513
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(32,114,168)	$(169,981)		$(32,284,149)

NET LOSS PER SHARE
Basic	$(5.50)			$(0.92)
Diluted	$(5.50)			$(0.92)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,840,880	29,194,092	1f	35,034,972
Diluted	5,840,880	29,194,092	1f	35,034,972

Notes for Unaudited Pro Forma Condensed Consolidated Statement of Operations:

1a) Equity in net earnings of investee

Description of pro forma condensed consolidated statement of operations for The Beneficient Company Group, L.P.

The Beneficient Company Group, L.P. (along with its subsidiaries, collectively “Beneficient”) is a holding company of capital and financial services companies. Beneficient commenced its commercial operations on September 1, 2017, on and after which the company and MHT Financial, L.L.C. (“MHT Financial”) consummated agreements to finance the economic rights to several portfolios of alternative assets (collectively, the “Formation Transactions”). The primary closing condition of those agreements consisted of MHT Financial entering into a Purchase and Sale Agreement with owners of alternative asset funds (family offices, fund-of-funds, and institutions, collectively the “Sellers”) for the acquisition of a portfolio of alternative assets (“Exchange Portfolio”) and the subsequent contribution of the Exchange Portfolio by MHT Financial to certain exchange trusts (“Exchange Trusts”) in exchange for common units of Beneficient of a like value.

Through the Formation Transactions described above, a third party institutional investor held an indirect interest in all or substantially all of the outstanding common units of Beneficient through the Exchange Trusts. On May 31, 2018, the limited liability company agreement of Beneficient Management, L.L.C. (“BMLLC”), a Delaware limited liability company and the general partner of Beneficient, was amended and certain proxies were granted that reduced certain rights of Beneficient’s founder, including removing the right to appoint a majority of the board of directors, finalizing a change-of-control event. Beneficient applied pushdown accounting under ASC 805-50-25-8 due to the acquisition of BMLLC.

The unaudited pro forma information of Beneficient is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have been reported if such Formation Transactions and the Transaction had been completed as presented in the unaudited pro forma information of Beneficient, nor is it necessarily indicative of Beneficient’s future results of operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes.

The unaudited pro forma condensed consolidated statement of operations of Beneficient is based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Beneficient as of June 1, 2018 and for the five months ended May 31, 2018, and for the years ended December 31, 2017 and 2016.

The following table sets forth summary unaudited pro forma condensed consolidated statement of operations of Beneficient for the period indicated. As of September 1, 2017, Beneficient’s initial Formative Transaction closed. Beneficient had no significant continuing operations prior to September 1, 2017. The unaudited pro forma condensed consolidated statement of operations of Beneficient assumes the Formative Transactions closed on January 1, 2017.

Unaudited pro forma condensed consolidated statement of operations of Beneficient for the nine months ended September 30, 2018

	Nine Months Ended September 30, 2018
	Consolidated Beneficient	Beneficient Pro Forma Adjustments (Formation Transactions)		Beneficient Pro Forma Adjustments (Effects of Transaction)		Pro Forma Consolidated Beneficient
Net interest, fee, and dividend income after provision for loan losses	$54,980,376	$-		$(6,102,151	)(a)	$48,878,225
Total non-interest revenues	14,670,267	-		-		14,670,267
Total interest and non-interest revenues, net	69,650,643	-		(6,102,151)		63,548,492
Total non-interest expenses	30,978,108	(5,912,643	)(b),(c)	(1,680,276	)(d)	23,385,189
Income (loss) from continuing operations before income taxes	38,672,535	5,912,643		(4,421,875)		40,163,303
Income tax expense (benefit)	-	-		-		-
Income (loss) from continuing operations	$38,672,535	$5,912,643		$(4,421,875)		$40,163,303

Allocation of Income for Equity Earnings:
Allocation of Income (loss) to Redeemable Noncontrolling Interest						24,651,518	(f)
Allocation of Income (loss) to Noncontrolling Interest (within Equity)						1,891,603
Allocation to Class A Common Equity						13,620,183
Income (loss) from continuing operations						40,163,303

Total number of Class A Common Equity Units						45,767,579
Class A Common Equity owned by GWG Holdings, Inc.						44,517,579
Class A Common Equity owned by GWG Holdings, Inc. as a % of Total Class A Common Equity Units						97.27%
Equity Earnings (Loss) for GWG from Class A Common Equity						$13,248,190

Equity Earnings (Loss) for GWG from Synthetic NPC-A Interest						1,695,236	(e)
Total Equity Earnings (Loss) for GWG						$14,943,426

Notes to unaudited pro forma condensed consolidated statement of operations of Beneficient for the nine months ended September 30, 2018

(a)	Pro forma interest expense adjustment of $6,102,151, calculated using the 5.0% rate defined in the Commercial Loan Agreement from GWG to Beneficient entered into on August 10, 2018, is assumed for the seven months ended July 31, 2018 and the nine day period August 1-9, 2018. Interest expense from August 10 through September 30, 2018 are recorded within the actual results.

(b)	Non-interest expenses include a pro forma adjustment for amortization of certain intangibles. Amortization expense adjustments are $2,686,245 for the five months ended May 31, 2018. Amortization for the months of June through September 2018 are recorded within the actual results.

(c)	Non-interest expenses include a pro forma adjustment to eliminate $8,598,888 of Beneficient’s transaction costs in connection with the Formation Transactions and the change-of-control event for BMLLC resulting in Beneficient applying pushdown accounting.

(d)	Non-interest expenses include a pro forma adjustment to eliminate $1,680,276 of Beneficient’s transaction costs in connection with the execution of the Master Agreement.

(e)	As part of the closing of the GWG transaction, Beneficient will issue to GWG an amount of securities or other instruments, containing the same rights, preferences and privileges as the NPC-A limited partnership interests of Beneficient Company Holdings, L.P., a subsidiary of Beneficient (“Beneficient Holdings”), equivalent to seven percent (7%) of the total NPC-A limited partnership interests attributable to certain of Beneficient Holdings’ founders, subject to certain adjustments. This instrument has not yet been issued; the amount of the instrument assumed for purposes of this filing is an estimated initial amount and is subject to pro rata dilution with certain founders that could result in material changes to the initial amount.

(f)	In connection with the Transaction, Beneficient has provided to GWG a non-binding letter of intent to amend the governing documents to implement a limit on the quarterly preferred return to be paid to NPC-A unitholders, subject to certain conditions, including consent of all NPC-A unitholders and the Final Closing under the Master Agreement. The limitation would be based on the annualized sum of: (1) total interest, fee, and dividend income and (2) total non-interest revenues (“Total Revenue”) and would be assessed on a quarter-by-quarter basis. The lowest limitation of 1% would be applied at an annualized Total Revenue less than or equal to $80 million, and the limitation increases by 1% based on certain bands, up to 5% for annualized Total Revenue less than or equal to $140 million, at which point the limitation would be lifted. The assumed rate for the period presented based on the application of this limitation is 3%. The actual rate for such period, without giving effect to this limitation, was 7.8%.

1b) Pro forma adjustment for interest income on $200 million Commercial Loan with Beneficient under the Commercial Loan Agreement entered into August 10, 2018. The Commercial Loan has an annual interest of 5.0%.

1c) The $162.9 million Exchangeable Note with Beneficient issued in the Initial Transfer is fully satisfied in the Final Closing with the issuance of additional MLP Units in Beneficient. The Exchangeable Note has an annual interest rate of 12.4%. As the Exchangeable Note does not survive the Final Closing, no related results of operations are reflected in the pro forma statement.

1d) Interest expense on $403.2 million L Bonds issued to Seller Trusts in connection with GWG’s investment in Beneficient. The Seller Trust L Bonds have an annual interest rate of 7.5%.

1e) Effects of investment transactions reflected at GWG’s gross tax rate of 28.74% for 2018. For clarity of presentation, GWG did not attempt to reflect the potential pro forma impact of a corresponding valuation allowance adjustment.

1f) Additional shares of GWG issued in connection with the Beneficient transaction under the Master Agreement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2017

	(Audited) Consolidated GWG Holdings, Inc.	Effects of Transaction		Pro Forma Consolidated GWG Holdings, Inc.
REVENUE
Gain on life insurance policies, net	$62,114,403	$-		$62,114,403
Interest income – Commercial Loan	-	10,000,000	1b	10,000,000
Interest income – Exchangeable Note	-	-	1c	-
Interest and other income	2,019,515	-		2,019,515
TOTAL REVENUE	64,133,918	10,000,000		74,133,918

EXPENSES
Interest expense	54,419,444	30,242,615	1d	84,662,059
Employee compensation and benefits	14,869,749	-		14,869,749
Legal and professional fees	5,095,643	-		5,095,643
Other expenses	12,478,676	-		12,478,676
TOTAL EXPENSES	86,863,512	30,242,615		117,106,127

INCOME (LOSS) BEFORE INCOME TAXES	(22,729,594)	(20,242,615)		(42,972,209)
INCOME TAX EXPENSE (BENEFIT)	(2,097,371)	6,032,445	1e	3,935,074

NET INCOME (LOSS) BEFORE EQUITY IN NET EARNINGS OF INVESTEE	(20,632,223)	(26,275,060)		(46,907,283)

Equity in net earnings of investee	-	35,148,582	1a	35,148,582

NET INCOME (LOSS)	(20,632,223)	8,873,522		(11,758,701)

Preferred stock dividends	12,702,341	-		12,702,341
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(33,334,564)	$8,873,522		$(24,461,042)

NET LOSS PER SHARE
Basic	$(5.72)	N/A		$(0.70)
Diluted	$(5.72)	N/A		$(0.70)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,826,033	29,194,092	1f	35,020,125
Diluted	5,826,033	29,194,092	1f	35,020,125

Notes for Unaudited Pro Forma Condensed Consolidated Statement of Operations:

1a) Equity in net earnings of investee

Description of pro forma condensed consolidated statement of operations for The Beneficient Company Group, L.P.

The Beneficient Company Group, L.P. (along with its subsidiaries, collectively “Beneficient”) is a holding company of capital and financial services companies. Beneficient commenced its commercial operations on September 1, 2017, on and after which the company and MHT Financial, L.L.C. (“MHT Financial”) consummated agreements to finance the economic rights to several portfolios of alternative assets (collectively, the “Formation Transactions”). The primary closing condition of those agreements consisted of MHT Financial entering into a Purchase and Sale Agreement with owners of alternative asset funds (family offices, fund-of-funds, and institutions, collectively the “Sellers”) for the acquisition of a portfolio of alternative assets (“Exchange Portfolio”) and the subsequent contribution of the Exchange Portfolio by MHT Financial to certain exchange trusts (“Exchange Trusts”) in exchange for common units of Beneficient of a like value.

Through the Formation Transactions described above, a third party institutional investor held an indirect interest in all or substantially all of the outstanding common units of Beneficient through the Exchange Trusts. On May 31, 2018, the limited liability company agreement of Beneficient Management, L.L.C. (“BMLLC”), a Delaware limited liability company and the general partner of Beneficient, was amended and certain proxies were granted that reduced certain rights of Beneficient’s founder, including removing the right to appoint a majority of the board of directors, finalizing a change-of-control event. Beneficient applied pushdown accounting under ASC 805-50-25-8 due to the acquisition of BMLLC.

The unaudited pro forma information of Beneficient is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have been reported if such Formation Transactions and the Transaction had been completed as presented in the unaudited pro forma information of Beneficient, nor is it necessarily indicative of Beneficient’s future results of operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes.

The unaudited pro forma condensed consolidated statement of operations of Beneficient is based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Beneficient as of June 1, 2018 and for the five months ended May 31, 2018, and for the years ended December 31, 2017 and 2016.

The following table sets forth summary unaudited pro forma condensed consolidated statement of operations of Beneficient for the period indicated. As of September 1, 2017, Beneficient’s initial Formation Transaction closed. Beneficient had no significant continuing operations prior to September 1, 2017. The unaudited pro forma condensed consolidated statement of operations of Beneficient assumes the Formation Transactions and the Transaction closed on January 1, 2017.

Unaudited pro forma condensed consolidated statement of operations of Beneficient for the year ended December 31, 2017

	Year Ended December 31, 2017
	Audited Consolidated Beneficient	Beneficient Pro Forma Adjustments (Formation Transactions)		Beneficient Pro Forma Adjustments (Effects of Transaction)		Pro Forma Consolidated Beneficient
Net interest, fee, and dividend income after provision for loan losses	$16,801,965	$53,634,819	(a),(b),(c),(d)	$(10,000,000	)(c)	$60,436,784
Total non-interest revenues	6,542,813	13,756,928	(e),(f)	-		20,299,741
Total interest and non-interest revenues, net	23,344,778	67,391,747		(10,000,000)		80,736,525
Total non-interest expenses	15,698,623	4,412,868	(g),(h)	(260,544	)(i)	19,850,947
Income (loss) from continuing operations before income taxes	7,646,155	62,978,879		(9,739,456)		60,885,578
Income tax expense (benefit)	800	-		-		800
Income (loss) from continuing operations	$7,645,355	$62,978,879		$(9,739,456)		$60,884,778

Allocation of Income for Equity Earnings:
Allocation of Income (loss) to Redeemable Noncontrolling Interest						21,912,459	(k)
Allocation of Income (loss) to Noncontrolling Interest (within Equity)						4,385,994
Allocation to Class A Common Equity						34,586,325
Income (loss) from continuing operations						60,884,778

Total number of Class A Common Equity Units						45,767,579
Class A Common Equity owned by GWG Holdings, Inc.						44,517,579
Class A Common Equity owned by GWG Holdings, Inc. as a % of Total Class A Common Equity Units						97.27%
Equity Earnings (Loss) for GWG from Class A Common Equity						$33,641,706

Equity Earnings (Loss) for GWG from Synthetic NPC-A Interest						1,506,876	(j)
Total Equity Earnings (Loss) for GWG						$35,148,582

Notes to unaudited pro forma condensed consolidated statement of operations of Beneficient for the year ended December 31, 2017

(a)	Pro forma interest income adjustments assume financings occurred on January 1, 2017, in the amount of $508,730,686. At September 1, 2017, additional net financings are assumed of $32,158,792 for total financings of $540,889,478. At January 1, 2018, additional net financings are assumed of $24,124,109 for total financings of $565,013,587. Pro forma interest income assumes a 14% interest rate is charged on the average beginning and ending loan balances for the respective periods. The pro forma interest income adjustments for the twelve months ended December 31, 2017 were $56,402,332. All other interest income accrued for the twelve months ended December 31, 2017 are actual amounts.

(b)	Dividend income of $93,985 is eliminated for the eight months ended August 31, 2017 as such amount related to discontinued operations.

(c)	Pro forma interest expense adjustment totaling $13,525,000 is assumed for the year ended December 31, 2017, consisting of: 1) a pro forma interest expense adjustment of $10,000,000, calculated using the 5.0% rate defined in the Commercial Loan Agreement entered into on August 10, 2018 and 2) a pro forma interest expense adjustment of $3,525,000 is assumed for the eight months ended August 31, 2017, giving pro forma interest expense impact to the $141,000,000 pro forma liability amount of notes/loans as of January 1, 2017 to reflect the refinancing of existing debt held by The Beneficient Company Group, L.P. As of September 1, 2017, Beneficient Capital Company, L.L.C. entered into a credit agreement with HCLP Nominees, L.L.C. and all pre-existing debt was refinanced. The pro forma adjustment is calculated using 3.75% of the average outstanding debt at the beginning and end of the period.

(d)	Pro forma allowance for loan losses adjustment is $1,148,528 for the eight months ended August 31, 2017. The allowance for loan losses from September 1, 2017 are actual amounts.

(e)	Third party administration revenues are amounts charged to affiliate entities. These service fees are no longer charged beginning September 1, 2017 and therefore are eliminated as a pro forma adjustment. Third party administration revenues include $1,222,497 for the eight months ended August 31, 2017.

(f)	Pro forma trust service revenues adjustments assume financings occurred on January 1, 2017 with the underlying collateral net asset value (“NAV”) totaling $661,987,904. At September 1, 2017, additional net financings are assumed with increases to the collateral NAV of $41,764,664 for total NAV of $703,752,568. At January 1, 2018, additional net financings are assumed with increases to the collateral NAV of $30,031,311 for total NAV of $733,783,879. Pro forma trust service fees assume 2.8% on the average beginning and ending NAV for the respective periods. The pro forma trust service fee adjustments for the twelve months ended December 31, 2017 were $14,979,425. All other trust service fees accrued for the twelve months ended December 31, 2017 are actual amounts.

(g)	Other expenses include a pro forma adjustment for amortization of certain intangibles. Amortization expense adjustments are $2,686,245 for the five months ended May 31, 2018 and $6,446,988 for the year ended December 31, 2017.

(h)	Non-interest expenses include a pro forma adjustment to eliminate $2,034,120 of Beneficient’s transaction costs in connection with the Formation Transactions and the change-of-control event for BMLLC resulting in Beneficient applying pushdown accounting.

(i)	Non-interest expenses include a pro forma adjustment to eliminate $260,544 of Beneficient’s transaction costs in connection with the execution of the Master Agreement.

(j)	As part of the closing of the GWG transaction, Beneficient will issue to GWG an amount of securities or other instruments, containing the same rights, preferences and privileges as the NPC-A limited partnership interests of Beneficient Company Holdings, L.P., an affiliate of Beneficient (“Beneficient Holdings”), equivalent to seven percent (7%) of the total NPC-A limited partnership interests attributable to certain of Beneficient Holdings’ founders, subject to certain adjustments. This instrument has not yet been issued; the amount of the instrument assumed for purposes of this filing is an estimated initial amount and is subject to pro rata dilution with certain founders that could result in material changes to the initial amount.

(k)

In connection with the Transaction, Beneficient has provided to GWG a non-binding letter of intent to amend the governing documents to implement a limit on the quarterly preferred return to be paid to NPC-A unitholders, subject to certain conditions, including consent of all NPC-A unitholders and the Final Closing under the Master Agreement. The limitation would be based on the annualized sum of: (1) total interest, fee, and dividend income and (2) total non-interest revenues (“Total Revenue”) and would be assessed on a quarter-by-quarter basis. The lowest limitation of 1% would be applied at an annualized Total Revenue less than or equal to $80 million, and the limitation increases by 1% based on certain bands, up to 5% for annualized Total Revenue less than or equal to $140 million, at which point the limitation would be lifted. The assumed rate for the period presented based on the application of this limitation is 2%.  The actual rate for such period, without giving effect to this limitation, was 7.8%.

1b) Pro forma adjustment for interest income on $200 million Commercial Loan with Beneficient under the Commercial Loan Agreement entered into August 10, 2018. The Commercial Loan has an annual interest rate of 5.0%.

1c) The $162.9 million Exchangeable Note with Beneficient issued in the Initial Transfer is fully satisfied in the Final Closing with the issuance of additional MLP Units in Beneficient. The Exchangeable Note has an annual interest rate of 12.4%. As the Exchangeable Note does not survive the Final Closing, no related results of operations are reflected in the pro forma statement.

1d) Interest expense on $403.2 million L Bonds issued to Seller Trusts in connection with GWG’s investment in Beneficient. The Seller Trust L Bonds have an annual interest rate of 7.5%

1e) Effects of investment transactions reflected at GWG’s gross tax rate of 40.47% for 2017. For clarity of presentation, GWG did not attempt to reflect the potential pro forma impact of a corresponding valuation allowance adjustment.

1f) Additional shares of GWG issued in connection with the Beneficient transaction under the Master Agreement.

Annex D

DESCRIPTION OF THE L BONDS

General

The L Bonds are secured obligations of GWG Holdings. The L Bonds will be issued under the amended and restated indenture between us and Bank of Utah as the indenture trustee, dated October 23, 2017, which amends and restates the original indenture dated October 19, 2011 and as may be amended or supplemented from time to time (referred to herein as the “indenture”). The terms and conditions of the L Bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following is a summary of the material provisions of the indenture. For a complete understanding of the L Bonds, you should review the definitive terms and conditions contained in the indenture, which include definitions of certain terms used below. A copy of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and is available from us at no charge upon request.

The following is a summary of the material terms associated with the L Bonds:

●	The L Bonds are general secured obligations of GWG Holdings. The obligations are secured by a grant of a security interest in all of the assets of GWG Holdings, which assets will serve as collateral for our obligations under the L Bonds. This grant of a security interest is effected pursuant to a pledge and security agreement attached to the indenture.

●	The L Bonds are fully and unconditionally guaranteed by our wholly owned direct subsidiary, GWG Life, but otherwise are not guaranteed by any other person or entity. The guarantee is backed by a grant of a security interest in all of the assets of GWG Life, which assets will serve as additional collateral for our obligations under the L Bonds. Chief among these assets is GWG Life’s ownership interest in DLP IV. This guarantee is effected pursuant to provisions contained in the indenture.

●	The L Bonds are also secured by a pledge of the equity ownership interests in GWG Holdings beneficially owned by its principal stockholders — Jon R. Sabes and Steven F. Sabes — which pledge is effected pursuant to a pledge and security agreement attached to the indenture.

●	Through DLP IV, we are party to a $300 million senior secured term loan with LNV/CLMG. The amount outstanding under this facility was $222.5 million at December 31, 2017. The L Bonds will also be junior to any other senior lending facility we may later obtain.

●	The L Bonds are not savings accounts, certificates of deposit (CDs) or other forms of “deposits,” and are not insured by the FDIC or any other governmental agency.

●	The L Bonds are not directly secured by any life insurance assets not owned by GWG Life. Substantially all of our life insurance assets are held by DLP IV. Although GWG Life’s equity ownership interest in DLP IV is an asset in which GWG Life has, pursuant to its guarantee, granted a security interest to serve as collateral for obligations under the L Bonds, the payment on such equity interest will be subordinate to the interests of creditors of DLP IV, including our senior creditor LNV/CLMG.

●	The L Bonds do not have the benefit of a “sinking fund” for the retirement of principal.

●	The L Bonds are not convertible into our capital stock or other securities.

●	We have the option to call and redeem the entire outstanding principal balance and accrued but unpaid interest of any L Bonds at any time and without premium or penalty. If we elect to call and redeem your L Bonds, those redeemed L Bonds will cease to accrue interest after the redemption date under the terms and subject to the conditions of the indenture.

●	Except in limited circumstances (death, bankruptcy or total permanent disability), L Bond holders will have no right to require us to redeem any L Bond prior to its maturity date. Any early redemption will be for the total outstanding principal balance and accrued but unpaid interest. If we in our sole discretion nonetheless elect to accommodate a redemption request, we will redeem the entire (but not less than the entire) outstanding principal balance and accrued but unpaid interest of the L Bonds and may impose a redemption fee of 6% against the outstanding principal balance of the L Bond redeemed. This fee will be subtracted from the amount paid to you.

The L Bonds will be represented by “Units,” with each whole Unit representing $1,000 in principal amount (USD) of L Bonds. Accordingly, L Bond Units will be sold at 100% of their principal face amount. Throughout this prospectus, we refer to L Bond Units simply as “L Bonds.” The minimum investment amount in the L Bonds will be 25 Units, or $25,000. Above that minimum amount, L Bonds may be purchased in whole Units. Subject to the minimum investment amount, you may select the principal amount and term of the L Bonds (ranging from two to seven years) you would like to purchase when you subscribe. The interest rate of your L Bonds will remain fixed until maturity. Depending on our capital requirements, we may not, however, always offer L Bonds with the particular terms you seek. See “Description of the L Bonds — Interest Rate and Maturity” below.

Upon acceptance of your subscription, we will create an account in a book-entry registration and transfer system for you, and credit the principal amount of your subscription to your account. We will also send you a purchase confirmation that will indicate our acceptance of your subscription. If your subscription is rejected, all funds deposited will be promptly returned to you without any interest. See “— Registration and Exchange” below. Alternatively, you may subscribe for L Bonds as a direct participant with Depository Trust Company (DTC settlement). See “Plan of Distribution — Settlement Procedures” for more information.

Investors whose subscriptions for L Bonds have been accepted and anyone who subsequently acquires L Bonds in a qualified transfer are referred to as “holders” or “registered holders” in this prospectus. We may modify or supplement the terms of the L Bonds described in this prospectus from time to time in a supplement to the indenture and a supplement to this prospectus. Except as set forth under “— Amendment, Supplement and Waiver” below, any modification or amendment will not affect L Bonds outstanding at the time of such modification or amendment.

The L Bonds are transferable pursuant to the terms of the indenture. The L Bonds may be transferred or exchanged for other L Bonds of the same series and class of a like aggregate principal amount (i.e., the same number of Units) subject to limitations contained in the indenture. We will not charge a fee for any registration, transfer or exchange of L Bonds. However, we may require the holder to pay any tax, assessment fee, or other governmental charge required in connection with any registration, transfer or exchange of L Bonds. The registered holder of any L Bonds will be treated as the owner of such L Bond Units for all purposes.

Denomination

You may purchase L Bonds in the minimum amount of 25 Units, representing a minimum principal amount of $25,000, and in any whole Unit amounts in excess thereof. You will determine the exact number of L Bond Units you purchase when you subscribe. You may not cumulate multiple purchases L Bond Units in amounts less than 25 Units to satisfy the 25 Unit minimum requirement. In our discretion, however, we may waive the 25 Unit minimum purchase requirement for any investor.

Term

We may offer L Bonds with the following terms to maturity: two years, three years, five years, and seven years.

You will select the term of the L Bonds you purchase when you subscribe. You may purchase multiple L Bonds with different terms by filling in investment amounts for more than one term on your Subscription Agreement. Nevertheless, during this offering we may not always offer L Bonds with each of the maturity terms outlined above.

The actual maturity date will be on the last day of the month in which the L Bond matures (i.e., the month in which the L Bond’s term ends). For example, if you select a two-year term and your L Bond becomes effective on January 1, 2018, then the actual maturity date will be January 31, 2020. After actual maturity, we will pay all outstanding principal and accrued but unpaid interest on the L Bond no later than the fifth day of the calendar month next following its maturity (or the first business day following the fifth day of such month). So, in the case of an L Bond with a maturity date of January 31, 2020, actual payment will be made on or prior to February 5, 2020 (unless such date is not a business day, in which case actual payment will be made on the next business day). The L Bonds do not earn interest after the maturity date or any date set for prepayment.

Should the original L Bond holder (x) no longer be the holder of the L Bond or (y) be unavailable, or a change in payee be necessary, such as in the case of a surviving estate, we may require a copy of the executed assignment to any transferee, or an order from a court or probate commission, as the case may be, in order that we know the principal is returned to the rightful party.

Interest Rate

The rate of interest we will offer to pay on L Bonds at any particular time will vary based upon market conditions, and will be determined by the term to maturity of the L Bonds, our capital requirements and other factors described below. The interest rate on particular L Bonds will be determined at the time of subscription or renewal and then remain fixed for the original or renewal term of the L Bond. We will establish and may change the interest rates payable for L Bonds of various terms and at various investment levels in an interest rate supplement to this prospectus.

We may offer L Bonds that earn incrementally higher interest rates when, at the time they are purchased or renewed, the aggregate principal amount of the L Bond portfolio of the holder increases. If applicable, the interest rates payable at each level of investment will be set forth in an interest rate supplement to this prospectus. We may change the interest rate for any or all maturities to reflect market conditions at any time by supplementing this prospectus. If we change the interest rates, the interest rate on L Bonds issued before the date of the change will not be affected.

Payments on the L Bonds; Paying Agent and Registrar

Investors will have the opportunity to select whether interest on their L Bonds will be paid monthly or annually. For investors using direct settlement with the Company, this selection opportunity will be presented in the Subscription Agreement.

Interest will accrue on the L Bonds at the stated rate from and including the effective date of the L Bond until maturity. The effective date of an L Bond will be as follows:

●	If you purchase an L Bond through DTC settlement, the effective date of your L Bond purchase will be the date your subscription is accepted by the Company.

●	If you purchase an L Bond through direct settlement with the Company, the effective date of your L Bond purchase will be the following, as applicable: (i) in cases where you pay for your bond via wire transfer directly to us, the first business day of the next calendar month after which we receive the wire; (ii) in cases where you pay for your bond by bank draft directly to us, the first business day of the next calendar month after which we receive the draft; or (iii) in cases where you pay for your bond by personal check, the first business day of the calendar month that is at least five full business days after which we receive the check. In all cases involving direct settlement with the Company, we must also have received and accepted your completed and executed Subscription Agreement.

Interest payments on L Bonds will be paid on the 15th day immediately following the last day of the applicable interest payment period. Interest will be paid without any compounding. The first payment of interest will include interest for the partial period in which the purchase occurred. The indenture provides that all interest will be calculated based on a year with twelve 30-day months.

If you purchase your L Bond Units through direct settlement, we will pay the principal of, and interest on, L Bonds by direct deposit to the account you specify in your Subscription Agreement. We will not accept subscriptions from investors who are not willing to receive their interest payments via direct deposit. If the foregoing payment method is not available, principal and interest payments on the L Bonds will be payable at our principal executive office or at such other place as we may designate for payment purposes. If you purchase your L Bond Units through DTC settlement, our payments of principal and interest will be paid to the depositary (DTC) and then be credited to your brokerage or custodial account through the DTC procedures followed by your brokerage firm or custodian. For more information, please see “Registration and Exchange — Global Certificates Deposited with DTC” below.

We will withhold 28% of any interest payable to any investor who has not provided us with a social security number, employer identification number, or other satisfactory equivalent in the Subscription Agreement (or another document) or where the IRS has notified us that backup withholding is otherwise required. Please see “Material Federal Income Tax Considerations — Backup Withholding and Information Reporting.”

Registration and Exchange

The L Bonds that we settle directly will generally be issued in book-entry form, which means that no physical L Bond is created, subject, however, to limited exceptions described in the indenture. The L Bonds settled through DTC settlement will be represented by global certificates deposited with the depositary as described below.

Book-Entry Registration

Evidence of your ownership will be provided by written confirmation. As described below, holders may, under certain circumstance described below, opt to receive physical delivery of a certificated security that evidences their L Bonds. Otherwise, the issuance and transfer of L Bonds will be accomplished exclusively through the crediting and debiting of the appropriate accounts in our book-entry registration and transfer system.

The holders of the accounts established upon the purchase or transfer of L Bonds will be deemed to be the owners of the L Bonds under the indenture. The holder of the L Bonds must rely upon the procedures established by the trustee to exercise any rights of a holder of L Bonds under the indenture. We will regularly provide the trustee with information regarding the establishment of new accounts and the transfer of existing accounts.

On or prior to any interest payment date or upon redemption, we will also provide the trustee with information regarding the total amount of any principal and interest due to holders of L Bonds. On each interest payment date, we will credit interest due on each account and direct payments to the holders. We will determine the interest payments to be made to the book-entry accounts and maintain, supervise and review any records relating to book-entry accounts for the L Bonds.

Book-entry notations in the accounts evidencing ownership of the L Bonds are exchangeable for certificated L Bonds only: (i) at the request of the holder, at the end of the Company’s next fiscal quarter; or (ii) after the occurrence of an event of default under the indenture, if holders of more than 50% of the aggregate outstanding principal amount of the L Bonds advise the trustee in writing that the continuation of a book-entry system is no longer in the best interests of the holders of L Bonds. In its discretion, the Company may elect to terminate the book-entry system and replace book-entry notations with physical certificates.

Global Certificates Deposited with DTC

L Bonds may be issued in the form fully registered global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, NY, and registered in the name of Cede & Co., as nominee of DTC. Unless and until exchanged, in whole or in part, for L Bonds in definitive registered form, a global certificate may not be transferred except as a whole by the depositary to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary, or by such depositary or any nominee of such depositary to a successor of such depositary or a nominee of such successor.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the managing broker-dealer), banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

If available, purchases of L Bonds within the DTC system must be made by or through direct participants, which will receive a credit for the L Bonds on DTC’s records. The ownership interest of each beneficial owner of the L Bonds will be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners entered into the transaction. Transfers of ownership interests in the L Bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

To facilitate subsequent transfers, all L Bonds deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of L Bonds with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the L Bonds. DTC’s records will reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not our responsibility or that of DTC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Thereafter, disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants (i.e., brokers, dealers and custodians).

Except as provided herein, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of the L Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the L Bonds. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global certificate.

As long as the depositary, or its nominee, is the registered holder of a global certificate, the depositary or such nominee will be considered the sole owner and holder of the L Bonds represented thereby for all purposes under the L bonds and the indenture. Except in the limited circumstances referred to below, owners of beneficial interests in a global certificate will not be entitled to have such global certificate or any L Bonds represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated L Bonds in exchange for the global certificate and will not be considered to be the owners or holders of such global certificate or any certificates represented thereby for any purpose under the L Bonds or the indenture. Accordingly, each person owning a beneficial interest in such global certificate must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

If the depositary for a global certificate representing L Bonds is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue L Bonds in definitive form in exchange for such global certificate. In addition, we may at any time and in our sole discretion determine not to have the L Bonds represented by one or more global certificates and, in such event, we will issue the notes in definitive form in exchange for all of the global certificates representing the L Bonds. Finally, if an event of default, or an event which with the giving of notice or lapse of time or both would constitute an event of default, with respect to the L Bonds represented by a global certificate has occurred and is continuing, then we will issue L Bonds in definitive form in exchange for all of the global certificates representing the notes.

Although DTC has agreed to the procedures provided above in order to facilitate transfers, it is under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Limited Rescission Right

If you are purchasing L Bonds through direct settlement with the Company and your Subscription Agreement is accepted at a time when we have determined that a post-effective amendment to the registration statement of which this prospectus is a part must be filed with the SEC, but such post-effective amendment has not yet been declared effective, we will send to you at your registered address a notice and a copy of the related prospectus once it has been declared effective. You will thereupon have the right to rescind your investment upon written request within ten business days from the postmark date of the notice we send to you that the post-effective amendment has been declared effective (and containing the related prospectus). We will promptly return any funds sent with a Subscription Agreement that is properly rescinded without penalty, although any interest previously paid on a rescinded L Bond will be deducted from the funds returned to you upon rescission. A written request for rescission, except in the case of a mailed rescission, must be postmarked on or before the tenth business day after our notice to you (described above). If you notify us other than by mail, we must actually receive your rescission request on or before the tenth business day after our notice to you.

We will not accept purchases of L Bonds through DTC settlement if, as of the end of the monthly closing for DTC settlement, we have determined that a post-effective amendment to the registration statement of which this prospectus is a part must be filed with the SEC, but such post-effective amendment has not yet been declared effective. In any such case, settlement of your L Bond purchase must occur in the following month.

Renewal or Repayment on Maturity

At least 30 days prior to the maturity of your L Bond, we will provide you with a notice indicating that your L Bond is about to mature and whether we will allow automatic renewal of your L Bond. If we allow you to renew your L Bond, we will also provide to you the then-current form of prospectus, which may include an interest rate or prospectus supplement and any other updates to the information contained in this prospectus. The prospectus, or the interest rate or prospectus supplement, will set forth the interest rates then in effect. The notice will recommend that you review the then-current prospectus, including any interest rate or prospectus supplement, prior to exercising one of the below options. If we do not provide you a new prospectus because the prospectus has not changed since the delivery of this prospectus in connection with your original investment or any prior renewal, we will nonetheless send you a new copy of the prospectus upon your request. Unless the election period is extended as described below, you will have until 15 days prior to the maturity date to exercise one of the following options:

●	You can do nothing, in which case (subject to applicable law) your L Bond will automatically renew for a new term equal to the original term but at the interest rate in effect at the time of renewal. Interest on renewed L Bonds will be paid on the same schedule (i.e., monthly or annually) as the original L Bond. If applicable, a new certificate will be issued.

●	You can elect repayment of your L Bond, in which case the principal amount will be repaid in full along with any accrued but unpaid interest. If you choose this option, your L Bond will not earn interest on or after the maturity date.

●	You can elect repayment of your L Bond and use all or part of the proceeds to purchase a new L Bond with a different term or principal amount. To exercise this option, you will need to complete a new Subscription Agreement for the new L Bond and mail it along with your request, or else work with your broker if you wish to purchase your new L Bond through DTC settlement. Any proceeds from the old L Bond that are not applied to the new L Bond will be sent to you.

The foregoing options will be available to holders unless and until terminated under the indenture. Interest will accrue from the first day of each renewed term. Each renewed L Bond will retain all its original provisions, including provisions relating to payment, except that the interest rate payable during any renewal term will be the interest rate that is being offered at that time to other holders with similar aggregate L Bond portfolios for L Bonds of the same term as set forth in the interest rate supplement delivered with the maturity notice. If similar L Bonds are not then being offered, the (i) interest rate upon renewal will be the rate specified by us on or before the maturity date, or the rate of the existing L Bond if no such rate is specified, and (ii) the maturity will, if L Bonds of the same maturity are being offered at the time of renewal, be the same or, if not, the next earliest maturity.

If we notify the holder of our intention to repay an L Bond at maturity, or if the holder timely requests repayment, we will pay the principal and all accrued but unpaid interest on the L Bond on or prior to the fifth day of the calendar month after the maturity date (or the first business day following the fifth day of such month). Thus, in the case of an L Bond with a maturity date of January 31, 2020, actual payment will be made on or prior to February 5, 2020 (unless such date is not a business day, in which case actual payment will be made on the next business day). No interest will accrue after the maturity date. You should be aware that because payment is made by ACH transfer, funds may not be received in the holder’s account for two to three business days.

We will be required from time to time to file post-effective amendments to the registration statement of which this prospectus is a part to update the information it contains. If you would otherwise be entitled to renew your L Bonds upon their stated maturity at a time when we have determined that a post-effective amendment must be filed with the SEC, but such post-effective amendment has not yet been declared effective, then the period during which you can elect renewal (or repayment) will be automatically extended until ten days following the postmark date of our notice to you that the post-effective amendment has been declared effective, which notice shall contain a copy of the related prospectus. All other provisions relating to the renewal or redemption of L Bonds upon their stated maturity described above shall remain unchanged.

For any L Bonds offered hereby that mature on or after the three-year anniversary of the date on which the registration statement of which this prospectus is a part shall have been declared effective, we expect that the renewal of such L Bonds may require us to file a new registration statement. In such a case, the new registration statement must be declared effective before we can renew your L Bond. In this event, if the new registration statement has not yet been filed or become effective, we will extend your election period until ten days following the date of our notice to you that the new registration statement has become effective, which notice will include a new prospectus.

Call and Redemption Prior to Stated Maturity

We may call and redeem, in whole or in part, principal amount and accrued but unpaid interest on any L Bonds prior to their stated maturity only as set forth in the indenture and described below. The holder has no right to put or otherwise require us to redeem any L Bond prior to its maturity date (as originally stated or as it may be extended), except as indicated in the indenture and described below.

Our Voluntary Redemption

We have the right to redeem any L Bond, in whole or in part, at any time prior to its stated maturity upon at least 30 days written notice to the holder of the L Bond. The holder of the L Bond being redeemed will be paid a redemption price equal to the outstanding principal amount thereof plus accrued but unpaid interest up to but not including the date of redemption without any penalty or premium. We may use any criteria we choose to determine which L Bonds we will redeem if we choose to do so. We are not required to redeem L Bonds on a pro rata basis.

Holder’s Put Election Upon Death, Bankruptcy or Total Permanent Disability

L Bonds may be redeemed prior to maturity at the election of a holder who is a natural person (including L Bonds held in an individual retirement account and the holders of a beneficial interest in a global certificate held by a depositary or its nominee), by giving us written notice within 45 days following the holder’s total permanent disability or bankruptcy, as established to our satisfaction, or at the election of the holder’s estate, by giving written notice within 45 days following the death of the holder. Subject to the limitations described below, we will redeem the L Bonds not later than the 15th day of the month next following the month in which we establish to our satisfaction the holder’s death, bankruptcy or total permanent disability. In the event that the 15th day of the month next following the month in which we so establish such facts is not a business day, we will redeem the L Bonds on the next business day. The redemption price, in the event of such a death, bankruptcy or total permanent disability, will be the entire principal amount of the L Bonds, plus accrued but unpaid interest thereon up to and through the last day of the calendar month preceding the redemption date. The indenture defines “total permanent disability” as the determination by a physician, approved by us, that a holder of an L Bond who is a natural person, and who was gainfully employed at the time of issuance of the L Bond (or its renewal date), is unable to work on a full-time basis during a period of 24 consecutive months.

If spouses are joint registered holders of an L Bond, the right to elect to have us redeem L Bonds will apply when either registered holder dies, files bankruptcy or suffers a total permanent disability. If the L Bond is held jointly by two or more persons who are not legally married, none of these persons will have the right to request that we redeem the L Bonds unless all joint holders have died, filed bankruptcy or suffered a total permanent disability. If the L Bond is held by a trust, partnership, corporation or other similar entity, the right to request redemption upon death or total permanent disability does not apply.

Redemption at Request of Holder

We have no obligation to redeem any L Bonds other than upon maturity, or upon the death, bankruptcy or total permanent disability of a natural person holder. Nevertheless, at our sole discretion we may agree from time to time, at the written request of a holder (including the holder of a beneficial interest in a global certificate held by a depositary or its nominee), to redeem an L Bond, subject, however, to a redemption fee of 6.0% of the principal amount of such L Bond. If we so redeem any L Bond prior to maturity, we will redeem the entire principal amount of such L Bond together with accrued but unpaid interest thereon, The redemption fee will be subtracted from the amount paid to you.

Transfers

The L Bonds will be transferable in accordance with the indenture. For L Bonds that are issued solely in book-entry form, transfers will be effective only upon the delivery to us of an executed assignment or other conveyance instrument in customary form. For L Bonds that are represented by a global certificate held by a depositary or its nominee, transfers of beneficial interests in such certificate must be effected in accordance with the procedures and rules of the depositary.

Upon transfer of an L Bond, we will provide the new holder of the L Bond with a purchase confirmation that will evidence the transfer of the account on our records. If applicable (e.g., if transferred to a custodial account), a new certificate will be issued. No written confirmations will be provided with respect to transfers of beneficial interests in a global certificate held by a depositary or its nominee.

Quarterly Statements

We will provide holders of the L Bonds with quarterly statements, which will indicate, among other things, the account balance at the end of the quarter, interest credited, redemptions made, if any, and the interest rate paid during the quarter. These statements will be sent electronically on or prior to the 10th business day after the end of each calendar quarter. If a holder is unwilling or unable to receive quarterly statements electronically, we will mail the statements to the address of record on or prior to the 10th business day after the end of each calendar quarter. In such a case, we may charge such holders a reasonable fee to cover our expenses incurred in mailing the statements.

Ranking

The L Bonds will constitute secured debt of GWG Holdings. The payment of principal and interest on the L Bonds will be:

●	pari passu with respect to payment and collateral securing all L Bonds previously issued by GWG Holdings, Inc., of which approximately $461.4 million in principal amount is outstanding as of December 31, 2017 (see the caption “— Collateral Security” below);

●	structurally and contractually junior to the present and future obligations owed by our subsidiary DLP IV under our senior credit facility with LNV/CLMG, and structurally or contractually junior to any future obligations that DLP IV or other primary obligors or guarantors may have under future senior secured borrowing facilities; and

●	structurally junior to the present and future claims of creditors of our subsidiaries, other than GWG Life, including trade creditors.

The indenture will permit us to issue other forms of debt, including secured and senior debt, in the future.

“Pari passu” means that claims for payment and entitlement to security among the holders of L Bonds, including the holders of previously issued L Bonds, and the holders of any later-created class of “pari passu debt,” will be treated equally and without preference. Although we have no present intention of causing GWG Life to issue additional secured debt in the future, any such debt issued on a pari passu basis in the future (including renewals of outstanding L Bonds or other renewable pari passu debt) would also be treated equally and without preference in respect of all outstanding L Bonds. Thus, in the event of any default on the L Bonds (or any other debt securities of ours that are pari passu with the L Bonds) resulting in claims for payment or claims on collateral security, the holders of the L Bonds and all such other debt securities pari passu with the L Bonds would share in payment or collateral in proportion to the amount of principal and interest owed on each such debt instrument.

Guarantee by GWG Life Subsidiary

The payment of principal and interest on the L Bonds, including previously issued L Bonds, is fully and unconditionally guaranteed by GWG Life. There were approximately $461.4 million in principal amount of previously issued L Bonds outstanding as of December 31, 2017.

Collateral Security

The L Bonds are secured by the assets of GWG Holdings, Inc. We will grant a security interest in all of the assets of GWG Holdings to the indenture trustee for the benefit of the L Bond holders. The assets of GWG Holdings consist, and are expected to consist, primarily of (i) any cash proceeds received from its subsidiaries as distributions derived from life insurance assets of subsidiaries, (ii) all other cash and investments held in various accounts, (iii) the equity ownership interests in subsidiaries of GWG Holdings, including the equity ownership interest in GWG Life, together with (iv) all proceeds from the foregoing. This collateral security granted by us is referred to as the “GWG Holdings Assets Collateral.”

As indicated above, our direct and wholly owned subsidiary, GWG Life, will fully and unconditionally guarantee our obligations under the L Bonds. This guarantee will be supported by GWG Life’s grant of a security interest in all of its assets. The assets of GWG Life consist, and are expected to consist, primarily of (i) certain life insurance assets, (ii) any cash proceeds received from life insurance assets owned by GWG Life or received from DLP IV, as distributions derived from life insurance policies owned by that subsidiary, (iii) all other cash and investments held by GWG Life in its various accounts, (iv) GWG Life’s equity ownership interest in its direct subsidiaries, including DLP IV, together with (v) all proceeds from the foregoing. The collateral security granted by GWG Life pursuant to its guarantee of our obligations under the L Bonds is referred to as the “GWG Life Assets Collateral.”

In addition, Messrs. Jon R. Sabes and Steven F. Sabes, our principal stockholders beneficially holding approximately 72% of the outstanding shares of our common stock, have pledged all of the shares they beneficially own in GWG Holdings to further secure our obligations under the L Bonds. This collateral security granted by Messrs. Jon R. Sabes and Steven F. Sabes is referred to as the “GWG Holdings Equity Collateral.”

Together, the GWG Holdings Assets Collateral, GWG Life Assets Collateral and GWG Holdings Equity Collateral comprise all of the collateral security for our obligations under the L Bonds. To the extent that we subsequently establish one or more wholly owned subsidiaries of GWG Holdings or GWG Life, the L Bonds will have a security interest in the equity ownership interests of those subsidiaries if and to the extent owned by GWG Holdings or GWG Life.

The guarantee by GWG Life is contained in the indenture, and the grant of security interests in the GWG Holdings Assets Collateral, GWG Life Assets Collateral and GWG Holdings Equity Collateral is effected through a “Pledge and Security Agreement” that is an exhibit to the indenture and has been amended in connection with this offering of L Bonds. Neither the indenture nor the Pledge and Security Agreement contain any provision preventing a pledging party from disposing of any collateral in the ordinary course of business. In this regard, the Pledge and Security Agreement permits the disposition of GWG Holdings Equity Collateral to the extent the number of shares continuing to constitute such collateral represents at least 10% of the number of shares beneficially held by each individual grantor as of the date of the Pledge and Security Agreement.

Substantially all of our life insurance assets are held in our subsidiaries. The L Bonds will not be directly secured by any security interest in the assets of those subsidiaries, including DLP IV. Instead, the L Bonds will be secured by a pledge of the equity ownership interests in those subsidiaries, including DLP IV, owned by GWG Life by virtue of the guarantee provisions in the indenture and the Pledge and Security Agreement referenced above. An equity ownership interest is, by its very nature, subordinate to the interests of creditors. Therefore, although investors in the L Bonds will have a security interest in the ownership of DLP IV (and other direct subsidiaries of GWG Life) any claim they may have to the assets owned by such entity will be subordinate to the interests of creditors of that entity, including LNV/CLMG, which is the lender to DLP IV under our senior credit facility, and all other creditors of DLP IV, including trade creditors. In addition, there is the risk that the collateral security granted for our obligations under the L Bonds may be insufficient to repay the L Bonds upon an event of default. See “Risk Factors,” page 19 (“The collateral granted as security...”).

Subordination; Other Indebtedness

Our obligations under the L Bonds will be subordinate to all our senior debt. For this purpose, “our senior debt” presently includes all indebtedness owed or that may in the future become owing under our senior credit facility with LNV/CLMG. As of December 31, 2017, DLP IV had approximately $222.5 million of debt outstanding under the credit facility with LNV/CLMG. In addition, as of December 31, 2017, we had approximately $461.4 million in principal amount of debt outstanding under previously issued L Bonds.

The maximum amount of debt, including the L Bonds, we may issue is limited by the indenture. In particular, the indenture prohibits us from issuing debt in an amount such that our “debt coverage ratio” would exceed 90%. The indenture defines the debt coverage ratio as a percentage calculated by the ratio of (A) obligations owing by us and our subsidiaries on all outstanding debt for borrowed money (including the L Bonds), over (B) the net present asset value of all life insurance assets we own, directly or indirectly, plus any cash held in our accounts. For this purpose, the net present asset value of our life insurance assets is equal to the present value of the cash flows derived from the face value of policy benefit assets we own, discounted at a rate equal to the weighted average cost of capital for all our indebtedness for the prior month.

We are required to notify the indenture trustee in the event that we violate this restrictive covenant. An “event of default” will exist under the indenture if a violation of this covenant persists for a period of 30 calendar days after our initial notice to the trustee. The L Bonds are guaranteed by GWG Life but otherwise are not guaranteed by any of our subsidiaries, affiliates or control persons. Neither indenture nor the Pledge and Security Agreement prevent holders of debt issued by our subsidiaries from disposing of, or exercising any other rights with respect to, any or all of the collateral securing that debt. Accordingly, in the event of a liquidation or dissolution of one of our subsidiaries (other than GWG Life), creditors of that subsidiary that are senior in rank will be paid in full, or provision for such payment will be made, from the assets of that subsidiary prior to distributing any remaining assets to us as an equity owner of that subsidiary.

The indenture also contains specific subordination provisions, benefitting lenders under any senior credit facility, restricting the right of L Bond holders to enforce certain of their rights in certain circumstances, including:

●	a prohibition on challenging any enforcement action taken by a senior lender or interfering with any legal action or suits undertaken by our senior lenders against us and our affiliates;

●	a 180-day standstill period during which there may not be brought any action against us or our affiliates to enforce rights respecting collateral unless our senior credit facilities have been repaid in full, which period may be extended if the senior lender takes action during such standstill period; and

●	a prohibition on filing a bankruptcy or insolvency case against us or our affiliates for at least one year plus one day after the senior credit facility lenders have been paid in full.

We will not make any payment, direct or indirect (whether for interest, principal, as a result of any redemption or repayment at maturity, on default, or otherwise), on the L Bonds and any other indebtedness, and neither the holders of the L Bonds nor the trustee will have the right, directly or indirectly, to sue to enforce the indenture or the L Bonds, if a default or event of default under any senior credit facility has occurred and is continuing, or if any default or event of default under any senior credit facility would result from such payment, in each case unless and until:

●	the default and event of default has been cured or waived or has ceased to exist; or

●	in the case of a non-payment default that permits a senior lender to declare as due and payable all amounts owing under a senior credit facility (but where that senior lender has not yet so declared amounts as being due and payable), the end of the period commencing on the date the trustee receives written notice of default from the senior lender and ending on the earliest of (1) our discharge of the default (or other cure), (2) the trustee’s receipt of a valid waiver of default from the senior lender, or (3) a written notice from the senior lender terminating the payment prohibition.

During any payment prohibition period, neither the holders of the L Bonds nor the trustee will have the right, directly or indirectly, to sue to enforce the indenture or the L Bonds. Other provisions of the indenture do permit the trustee to take action to enforce the payment rights of L Bond holders after 179 days have passed since the trustee’s receipt of notice of default from a senior lender, but in such case any funds paid as a result of any such suit or enforcement action shall be applied toward the senior credit facility until the facility is indefeasibly paid in full before being applied to the L Bonds. The indenture contains provisions whereby each investor in the L Bonds consents to the subordination provisions contained in the indenture and related agreements governing collateral security.

If the 180-day standstill period noted above or any other limitation on the rights of the trustee or L Bond holders to assert their rights to payment of principal or interest under the indenture or L Bonds is ultimately determined to conflict with provisions of the Trust Indenture Act of 1939 (most notably sections 316(b) and 317(a) of that Act), then the trustee, as well as any holder who shall not have earlier consented to such subordination provisions, shall (notwithstanding such provision contained in the indenture) be authorized to institute a lawsuit for the enforcement of any payment of principal or interest after their respective due dates.

No Sinking Fund

The L Bonds are not associated with any sinking fund. A sinking fund is generally any account to which contributions will be made, from which payments of principal or interest owed on the L Bonds will be made. See “Risk Factors,” page 19.

Restrictive Covenants

The indenture contains covenants that restrict us from certain actions as described below. In particular, the indenture provides that:

●	we will not declare or pay any dividends or other payments of cash or other property solely in respect of our capital stock to our stockholders (other than a dividend paid in shares of our capital stock on a pro rata basis to all our stockholders) unless no default and no event of default with respect to the L Bonds exists or would exist immediately following the declaration or payment of the dividend or other payment;

●	to the extent legally permissible, we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or the performance of the indenture;

●	our Board of Directors will not adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of our assets, otherwise than (i) substantially as an entirety, or (ii) in a qualified sales and financing transaction, and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of our remaining assets to the holders of our capital stock, unless, prior to making any liquidating distribution pursuant to such plan, we make provision for the satisfaction of our obligations under the renewable unsecured subordinated notes; and

●	our debt coverage ratio may not exceed 90%.

The indenture defines the debt coverage ratio as a percentage calculated by the ratio of (A) obligations owing on all outstanding debt for borrowed money (including the L Bonds), over (B) the net present asset value of all life insurance assets we own, plus any cash held in our accounts, plus, without duplication, the value of all other assets of the Company as reflected on our most recently available balance sheet prepared in accordance with GAAP. For this purpose, the net present asset value of our life insurance assets is equal to the present value of the face value of policy benefit assets we own, discounted at a rate equal to the weighted-average cost of capital for all our indebtedness for the prior month.

Importantly, we are not restricted from entering into “qualified sale and financing transactions” as defined — in the indenture, or incurring additional indebtedness, including additional senior debt.

Consolidation, Mergers or Sales

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

●	the resulting or acquiring entity, if other than us, is a United States corporation, limited liability company or limited partnership and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the notes and performance of the covenants in the indenture; and

●	immediately after the transaction, and after giving effect to the transaction, no event of default shall exist under the indenture.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets, according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the indenture in our name, and we (as an entity) will be released from all our liabilities and obligations under the indenture and under the L Bonds. Nevertheless, no such transaction will by itself eliminate or modify the collateral that we have provided as security for our obligations under the indenture.

Events of Default and Remedies

The indenture provides that each of the following constitutes an event of default:

●	the failure to pay interest or principal on any L Bond for a period of 30 days after it becomes due and payable;

●	a failure to observe or perform any material covenant, condition or agreement in the indenture, but only after notice of failure from the indenture trustee and such failure is not cured within 60 days;

●	our debt coverage ratio exceeds 90% for a period of 30 consecutive calendar days, but only after notice of such breach from the indenture trustee and such breach is not cured within 60 days;

●	certain events of bankruptcy, insolvency or reorganization with respect to us; or

●	the cessation of our business.

In addition, a default under the indenture will create a default under our senior credit facility.

Through DLP IV, we are party to a senior credit facility with LNV Corporation (referred to in this prospectus as LNV), as the lender. The facility is governed by a Loan and Security Agreement, and CLMG Corp (referred to in this prospectus as CLMG) acts as the administrative agent for the lender under the Loan and Security Agreement.

Effective September 27, 2017, DLP IV entered into an Amended and Restated Loan and Security Agreement with LNV Corporation, as lender, and CLMG Corp., as the administrative agent on behalf of the lenders under the agreement. The Loan and Security Agreement makes available a total of up to $300,000,000 in credit to DLP IV with a maturity date of September 27, 2029. Additional advances are available under the Amended and Restated Loan Agreement at the LIBOR rate as defined in the Amended and Restated Loan Agreement. Advances are available as the result of additional borrowing base capacity, created as the premiums and servicing costs of pledged life insurance policies become due. Interest will accrue on amounts borrowed under the Amended and Restated Loan Agreement at an annual interest rate, determined as of each date of borrowing or quarterly if there is no borrowing, equal to (A) the greater of 12-month LIBOR or the federal funds rate (as defined in the agreement) plus one-half of one percent per annum, plus (B) 7.50% per annum. The effective rate at December 31, 2017 was 9.31%. Interest payments are made on a quarterly basis. As of December 31, 2017, approximately $222.5 million was outstanding under the line of credit. We may use proceeds of the line of credit to repay short-term debt and acquire additional life insurance assets.

Under the Loan and Security Agreement, DLP IV has granted the administrative agent, for the benefit of the lenders under the agreement, a security interest in all of its assets. As with prior collateral arrangements relating to the senior secured debt of GWG Holdings and its subsidiaries (on a consolidated basis), GWG Holdings’ equity ownership in DLP IV will serve as collateral for the obligations of GWG Holdings under its L Bonds (although the life insurance assets owned by DLP IV will not themselves serve directly as collateral for those obligations).

The Amended and Restated Loan Agreement does not require DLP IV to maintain a reserve account for future premiums.

In addition, the Loan and Security Agreement contains certain customary negative covenants restricting the ability of the borrower to directly or indirectly engage in a merger or exchange transaction, sell substantially all of its assets, or permit the amendment of the contracts governing the outstanding debt securities of GWG Holdings and its subsidiaries, without the prior consent of the lender.

The Loan and Security Agreement contains customary events of default (e.g., payment defaults, covenant defaults, cross-defaults, defaults arising by virtue of a change in control, and defaults arising from breaches of representations and warranties), as well as defaults for amendments to the organizational documents of the borrower, defaults from pledged policies falling out of good standing, the occurrence of an event that could terminate the arrangement by which GWG Life services the pledged life insurance policies, and the entry of a judgment against the borrower in an amount exceeding $50,000 without payment or discharge, or a stay of execution obtained, within 30 days thereafter.

The indenture requires that we give immediate notice to the indenture trustee upon the occurrence of an event of default under the indenture, unless it has been cured or waived. The indenture trustee may then provide notice to the L Bond holders or withhold the notice if the indenture trustee determines in good faith that withholding the notice is in your best interest, unless the default is a failure to pay principal or interest on any L Bond.

If an event of default occurs, the indenture trustee or the holders of at least 25% in principal amount of the outstanding L Bonds, may by written notice to us declare the unpaid principal and all accrued but unpaid interest on the L Bonds to be immediately due and payable. Notwithstanding the foregoing, the indenture limits the ability of the L Bond holders to enforce certain rights under the indenture in certain circumstances. These limitations are required subordination provisions under our senior credit facility and are summarized above under “— Subordination; Other Indebtedness.” The Pledge and Security Agreement permits the trustee to exercise on behalf of the holders of L Bonds all rights and remedies as are available to a secured creditor under applicable law, subject to any limitations therein or in the indenture. In this regard, the trustee is not authorized under the Pledge and Security Agreement to distribute in kind any collateral in its possession to the holders of L Bonds.

Amendment, Supplement and Waiver

Except as provided in this prospectus or the indenture, the terms of the indenture or the L Bonds then outstanding may be amended, supplemented or waived with the consent of the holders of at least a majority in principal amount of the L Bonds then outstanding (which consent will be presumed if a holder does not object within 30 days of a request for consent), and any existing default or compliance with any provision of the indenture or the L Bonds may be waived with the affirmative consent of the holders of a majority in principal amount of the then outstanding L Bonds.

Notwithstanding the foregoing, an amendment or waiver will not be effective with respect to the L Bonds held by a holder who him, her or itself has not consented if such amendment or waiver:

●	reduces the principal of, or changes the fixed maturity of, any L Bond;

●	reduces the rate of or changes the time for payment of interest, including default interest, on any L Bond;

●	waives a default or event of default in the payment of principal or interest on the L Bonds, except for a rescission or withdrawal of acceleration of the L Bonds made by the holders of at least a majority in aggregate principal amount of the then-outstanding L Bonds and a waiver of the payment default that resulted from such acceleration;

●	makes any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of L Bonds to receive payments of principal of or interest on the L Bonds; or

●	makes any change to the subordination provisions of the indenture that has a material adverse effect on holders of L Bonds.

Notwithstanding the foregoing, the following kinds of amendments or supplements to the indenture may be effected by us and the trustee without any consent of any holder of the L Bonds:

●	to cure any ambiguity, defect or inconsistency;

●	to provide for assumption of our obligations to holders of the L Bonds in the case of a merger, consolidation or sale of all or substantially all of our assets;

●	to provide for additional uncertificated or certificated L Bonds;

●	to make any change that does not materially and adversely affect the legal rights under the indenture of any holder of L Bonds, including but not limited to an increase in the aggregate dollar amount of L Bonds which may be outstanding under the indenture and limited in amount thereunder;

●	to modify or eliminate our policy regarding redemptions elected by a holder of L Bonds prior to maturity, including our obligation to redeem L Bonds upon the death, bankruptcy or total permanent disability of any holder of the L Bonds, but only so long as such modifications do not materially and adversely affect any then-existing obligations under pending repurchase commitments for L Bonds;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, or to comply with other applicable federal or state laws or regulations;

●	to comply with the rules or policies of a depositary of the L Bonds; or

●	in connection with an amendment, extension, replacement, renewal or substitution of any senior debt, to amend the subordination provisions of the indenture to conform to the reasonable requirements of the holder or holders of such senior debt.

Rights of L Bond Holders

As an L Bond holder, you have limited rights to vote on our actions as set forth in the indenture. In general, you will have the right to vote on whether or not to approve some amendments to the indenture. For a description of these rights, see “— Amendment, Supplement and Waiver” above. You will also have the right to direct some actions that the trustee takes if there is an event of default with respect to the L Bonds. For a description of these rights, see above under the caption “— Events of Default.” For a complete description of your rights as an L Bond holder, we encourage you to read a copy of the indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part. We will also provide you with a copy of the indenture upon your request.

The trustee and the L Bond holders will have the right to direct the time, method and place of conducting any proceeding for some of the remedies available, except as otherwise provided in the indenture. The trustee may require reasonable indemnity, satisfactory to the trustee, from L Bond holders before acting at their direction. You will not have any right to pursue any remedy with respect to the indenture or the L Bonds unless you satisfy the conditions contained in the indenture.

The Indenture Trustee

General

Bank of Utah has agreed to be the trustee under the indenture. The indenture contains certain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with us.

Subject to certain exceptions, the holders of a majority in principal amount of the then-outstanding L Bonds will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The indenture provides that if an event of default specified in the indenture shall occur and not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of L Bonds, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Resignation or Removal of the Trustee

The trustee may resign at any time, or may be removed by the holders of a majority of the aggregate principal amount of the outstanding L Bonds. In addition, we may remove the trustee for certain failures in its duties, including the insolvency of the trustee or the trustee’s ineligibility to serve as trustee under the Trust Indenture Act of 1939. However, no resignation or removal of the trustee may become effective until a successor trustee has accepted the appointment as provided in the indenture.

Reports to Trustee

We will provide the trustee with (i) a calculation date report by the 15th day of each month containing a calculation of the debt coverage ratio that includes a summary of all cash, life insurance policy investments serving as collateral, as well as our total outstanding indebtedness including outstanding principal balances, interest credited and paid, transfers made, any redemption or repayment and interest rate paid; (ii) copies of our audited annual financials, no earlier than when the same become a matter of public record; and (iii) any additional information reasonably requested by the trustee.

Certain Charges

We and our servicing agents, if any, may assess service charges for changing the registration of any L Bond to reflect a change in name of the holder, multiple changes in interest payment dates or transfers (whether by operation of law or otherwise) of an L Bond by the holder to another person. The indenture permits us to set off, against amounts otherwise payable to you under the L Bonds, the amount of these charges.

Variations in Terms and Conditions

We may from time to time vary the terms and conditions of the L Bonds offered, including but not limited to minimum initial principal investment amount requirements, maximum aggregate principal amount limits, interest rates, minimum denominations, service and other fees and charges, and redemption provisions. Terms and conditions may be varied by state, locality, principal amount, type of investor (for example, new or current investor) or as otherwise permitted under the indenture governing the securities offered by this prospectus. No change in terms, however, will apply to any L Bonds already issued and outstanding at the time of such change.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect upon the payment in full of all of the outstanding L Bonds and the delivery of an officer’s certificate to the trustee stating that we do not intend to issue additional L Bonds under the indenture or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the outstanding L Bonds.

Reports

We will publish annual reports containing financial statements and quarterly reports containing financial information for the first three quarters of each fiscal year. We will send copies of these reports, at no charge, to any holder of L Bonds who sends us a written request.

Annex E

AMENDED AND RESTATED

MASTER EXCHANGE AGREEMENT

by and among

GWG HOLDINGS, INC.,

GWG LIFE, LLC,

THE BENEFICIENT COMPANY GROUP, L.P.,

MHT FINANCIAL SPV, LLC,

and

EACH SELLER EXCHANGE TRUST LISTED IN SCHEDULE I HERETO

E-1

i

ii

iii

Section 11.12	Jurisdiction; WAIVER OF TRIAL BY JURY	41
Section 11.13	Specific Performance	41
Section 11.14	Survival of Representations and Warranties	41
Section 11.15	[Reserved].	41
Section 11.16	Seller Trusts and Trust Advisors	42
Section 11.17	[Reserved]	42

Signature Page

SCHEDULE

Schedule I – List of Seller Exchange Trusts

EXHIBITS

Exhibit A – Principal Terms of GWG L Bonds

Exhibit B – Principal Terms of Commercial Loan Agreement

Exhibit C – Form of Assignment and Assumption of MLP Units

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AMENDED AND RESTATED

MASTER EXCHANGE AGREEMENT

This Amended and Restated Master Exchange Agreement (this “Agreement”), effective as of January 12, 2018, amends and restates in its entirety that certain Master Exchange Agreement dated as of January 12, 2018, by and among GWG HOLDINGS, INC., a Delaware corporation (“GWG”), GWG LIFE, LLC, a Delaware limited liability company and wholly owned Subsidiary of GWG (“GWG LIFE”), THE BENEFICIENT COMPANY GROUP, L.P., a Delaware limited partnership (the “Company”), MHT FINANCIAL SPV, LLC, a Delaware limited liability company and wholly owned subsidiary of MHT Financial, L.L.C. (“MHT SPV”), and each of the EXCHANGE TRUSTS set out on Schedule I (together with such additional Exchange Trusts that become a party hereto by joinder prior to the Closing, each a “Seller Trust” and collectively the “Seller Trusts”), and as agreed to and accepted by Murray T. Holland and Jeffrey S. Hinkle as trust advisors to the Seller Trusts (the “Trust Advisors”).

WHEREAS, on December 23, 2017, GWG and GWG Life submitted an irrevocable bid for the transactions contemplated herein, which was accepted by the Company, MHT SPV and the Seller Trusts, and agreed to and accepted by the Trust Advisors, on January 12, 2018;

WHEREAS, the Parties now wish to amend and restate this Agreement in its entirety to correct certain provisions contained herein;

WHEREAS, the Seller Trusts are the owners of certain common units of partnership interests of the Company (the “MLP Units”) held, collectively, by the Seller Trusts, which amount may be adjusted prior to the Closing (as defined herein);

WHEREAS, upon the terms and subject to the conditions of this Agreement, (a) GWG desires to acquire the MLP Units owned by the Seller Trusts at a price of $10.00 per unit in exchange for (i) up to 29.1 million shares of common stock, par value $0.001 of GWG (the “GWG Common Stock”) (subject to adjustment as set forth in Section 8.4 hereof), the resale of which shall be registered with the Securities and Exchange Commission (the “SEC”) and, subject to issuance, approved for listing on The NASDAQ Capital Market (“NASDAQ”) (the “Stock Consideration”), (ii) L Bonds issued by GWG (the “GWG L Bonds”) in an aggregate principal amount of up to $360 million (the “Debt Consideration”), and (iii) $150 million in cash (the “Cash Payment”), and (b) the Seller Trusts desire to exchange the MLP Units, on a pro rata basis, for such GWG Common Stock, GWG L Bonds, and cash (the Cash Payment, the Debt Consideration and the Cash Payment, collectively, the “Consideration”);

WHEREAS, in consideration of the foregoing, and upon the terms and subject to the conditions of this Agreement, MHT SPV will subscribe for GWG Common Stock and GWG L Bonds in the denominations determined in accordance with Section 2.2 below for an aggregate purchase price of $150 million in cash, subject to acceptance by GWG in its sole discretion and

WHEREAS, the Company shall enter into a commercial loan agreement with GWG Life (the “Loan Agreement”), the proceeds of which the Company shall use in furtherance of the expansion of its business;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used this Agreement, the following terms shall have the following meanings:

“Action” means any litigation, claim, action, suit, case, dispute, assessment, summon, court notification, inspection, infraction notice, investigation, or judicial, administrative, arbitration or other proceeding of any nature, including, but not limited to, civil, tax, labor, social security, environmental, whether at law or in equity, in each case that is by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

“Amended & Restated Limited Partnership Agreement” means the Amended & Restated Limited Partnership Agreement of the Company, dated as of September 1, 2017.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Confidentiality Agreement” means that certain letter agreement, dated as of October 4, 2017, by and between GWG and the Company.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders, whether written or oral.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means the United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, or any arbitral tribunal.

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“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, compliance agreement, settlement agreement, decision, determination or award, in each case, entered by or with any Governmental Authority or arbitrator.

“GWG Board” means the board of directors of GWG.

“GWG Stockholder” means a holder of shares of GWG Common Stock.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, including and future provisions of succeeding law.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any environmental law), Action or Governmental Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest or other lien of any kind.

“Material Adverse Effect” means, with respect to a party (including, as appropriate, its Subsidiaries), any event, change, effect or development that, individually or in the aggregate, (i) has or would reasonably be expected to have a material and adverse effect on the condition (financial or otherwise), results of operations, business or prospects of such party and its Subsidiaries, taken as a whole, or (ii) materially impairs the ability of a party to perform its obligations under this Agreement or otherwise materially impede or delay the consummation of the transactions contemplated by this Agreement; provided, however, that in the case of clause (i) only, a “Material Adverse Effect” shall not be deemed to include events, changes, effects or developments resulting from or arising out of any of the following, either alone or in combination, and none of the following, either alone or in combination, shall be deemed to constitute or contribute to a Material Adverse Effect, or otherwise be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur: (A) changes after the date of this Agreement in GAAP or regulatory accounting requirements or principles (so long as such party and its Subsidiaries are not materially disproportionately affected thereby); (B) changes after the date of this Agreement in Laws of general applicability to financial institutions (so long as such party and its Subsidiaries are not materially disproportionately affected thereby); (C) changes after the date of this Agreement in global, national or regional political conditions or general economic or market conditions, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in U.S. or foreign securities markets (so long as such party and its Subsidiaries are not materially disproportionately affected thereby); (D) a decline in the trading price of a party’s common equity securities or a failure, in and of itself, to meet earnings projections, but not, in either case, including any underlying causes thereof; (E) the impact of the public disclosure, pendency or performance of this Agreement or the transactions contemplated hereby including the impact of the transactions contemplated by this Agreement on relationships with clients, customers and employees; and (F) any natural disaster, outbreak or escalation of hostilities, declared or undeclared acts or war or terrorism, or any escalation or worsening thereof, whether or not occurring or commenced before or after the date of this Agreement.

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“Organizational Documents” means: (i) in the case of a Person that is a corporation or a company, its articles or certificate of incorporation and its by-laws, memorandum of association, articles of association, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (ii) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (iii) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (iv) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA, or FUTA) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, customs duties, escheat, and sales or use tax, or other tax, governmental fee or other like assessment or similar government charges in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether as a primary obligor or as a result of being a transferee or successor of another Person or a member of an affiliated, consolidated, unitary, combined or other group or pursuant to Law, Contract or otherwise.

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“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto and including an amendments thereof.

“Transaction Agreements” shall mean this Agreement, the Orderly Marketing Agreement, the Stockholders’ Agreement, the Registration Rights Agreement, and the Voting Agreement, as each such term is defined herein.

Section 1.2 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(b) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(c) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II

EXCHANGES; CLOSING

Section 2.1 The Sale and Exchange.

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, each Seller Trust shall sell, assign, transfer and deliver to GWG, and GWG shall purchase and acquire from each Seller Trust, (i) those MLP Units set forth next to each Seller Trust’s name on Schedule I, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws), at a price of $10.00 per MLP Unit (the “MLP Unit Exchange Price”) in exchange for aggregate Consideration to be delivered in the form of (i) the Stock Consideration, free and clear of all Liens, (ii) the Cash Payment and (iii) the Debt Consideration containing the terms set forth in Exhibit A hereto, free and clear of all Liens, each in such amount as is set forth next to such Seller Trust’s name on Schedule I.

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(b) At the Closing, in consideration for the transfer of the MLP Units to GWG, GWG shall make the Cash Payment and issue the Stock Consideration and the Debt Consideration to each Seller Trust pro rata as set forth next to such Seller Trust’s name on Schedule I. The Stock Consideration and the Debt Consideration shall be issued in such amounts and proportions as GWG, the Company and the Trust Advisors on behalf of the Seller Trusts shall determine not less than five (5) Business Days prior to the Closing; provided, however, that in no event shall the aggregate amount of GWG Common Stock issued as Stock Consideration exceed 29.1 million shares at a price per share of $10.00 and the aggregate principal amount of GWG L Bonds issued as Debt Consideration exceed $360 million; and provided, further, that in no event shall the aggregate Consideration received by the Seller Trusts be less than $550 million nor greater than $800 million.

Section 2.2 Subscription for GWG Common Stock and L Bond. Upon the terms and subject to the conditions of this Agreement, at the Closing, MHT SPV shall purchase from GWG, subject to GWG’s acceptance in its sole discretion of MHT SPV’s subscription, for an aggregate purchase price of $150 million, shares of GWG Common Stock at a price of $10.00 per share and GWG L Bonds (at 100% of the face amount thereof), in a proportion such that the total amount of GWG L Bonds issued by GWG under this Agreement is equal to the total amount of GWG Common Stock issued by GWG under this Agreement. Specifically, subject to GWG’s acceptance as set forth above, MHT SPV shall acquire, for an aggregate purchase price of $150 million, (i) GWG Common Stock in an amount equal to 50% of the Consideration minus the Stock Consideration, and (ii) GWG L Bonds in an amount equal to 50% of the Consideration minus the Debt Consideration.

Section 2.3 Commercial Loan. At the Closing (as defined in Section 2.4(a) below), the Company shall enter into the Loan Agreement with GWG Life in a principal amount of $275 million, which may be increased prior to Closing up to $400 million, and containing the principal terms as set forth in Exhibit B hereto.

Section 2.4 Closing; Closing Deliverables.

(a) Upon the terms and subject to the conditions of this Agreement, the closing (the “Closing”) of the transaction contemplated by this Agreement will take place at 10:00 a.m., New York time, on the date that is the second Business Day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) set forth in Article IX, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, or such other time, date or place as the parties shall agree to in writing (the date on which the Closing occurs, the “Closing Date”).

(b) At the Closing:

(i) Each Seller Trust shall deliver to GWG a duly executed Assignment and Assumption of MLP Units substantially in the form attached hereto as Exhibit C evidencing the transfer of such Seller Trust’s MLP Units to GWG, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws);

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(ii) GWG shall deliver to each Seller Trust, pro rata, (A) a duly executed stock certificate, registered in the name of such Seller Trust and dated the Closing Date, evidencing the pro rata Stock Consideration issuable thereto, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws), (B) a duly executed certificate, registered in the name of such Seller Trust, evidencing the pro rata Debt Consideration issuable thereto, and (C) the Cash Payment payable pro rata to such Seller Trust by wire transfer of immediately available funds to an account identified by such Seller Trust not less than two Business Days prior to Closing, each in the amounts set forth on Schedule I hereto;

(iii) GWG shall record in its books and records the ownership of the Stock Consideration and the Debt Consideration in such name or names as shall be designated by the Trust Advisors on behalf of the Seller Trusts not less than two (2) Business Days prior to Closing;

(iv) Subject to GWG’s acceptance, MHT SPV shall deliver $150 million by wire transfer of immediately available funds to an account identified by GWG not less than two Business Days prior to Closing as payment in full for such number of shares of GWG Common Stock and such principal amount of GWG L Bonds as shall be determined in accordance with Section 2.2 above;

(v) GWG shall (A) deliver to MHT SPV a duly executed stock certificate, registered in the name of MHT SPV and dated the Closing Date, evidencing shares of GWG Common Stock, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws), and (B) record in its books and records the ownership of GWG L Bonds by MHT SPV in an amount determined in accordance with Section 2.2 above;

(vi) GWG Life shall deliver the proceeds of the loan to the Company in accordance with the Loan Agreement; and

(vii) The appropriate parties shall deliver the items required to be delivered pursuant to Article IX.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules to this Agreement (each of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is readily apparent on its face and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants or to create any of the same), the Company represents and warrants to GWG and GWG Life, as of the date hereof and the Closing, as follows:

Section 3.1 Organization. The Company and each of its Subsidiaries has been duly organized and is validly existing and in good standing under the Laws of State of Delaware and has the requisite partnership or corporate power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The copies of the Organizational Documents of the Company and each Subsidiary previously made available by the Company to GWG are true, correct and complete and are in full force and effect.

Section 3.2 Due Authorization.

(a) The Company has all requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Agreements to which it is a party, and (subject to the approvals described in Section 3.4) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the general partner of the Company and no other proceeding on the part of the Company is necessary to authorize such agreements or the Company’s performance thereunder. This Agreement has been duly and validly executed and delivered by the Company, and each of the other Transaction Agreements to which it is a party, when executed and delivered, will be duly and validly executed and delivered by the Company; and, assuming due authorization and execution by each other party hereto and thereto, each of this Agreement and the other Transaction Agreements to which it is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally, (ii) as to enforceability, to general principles of equity, and (iii) to applicable requirements of the HSR Act, and any other Laws designed or intended to prohibit, restrict or regulate antitrust, monopolization, restraint of trade or competition.

(b) The Loan Agreement has been duly and validly authorized and approved by the general partner of the Company and, when executed and delivered as contemplated therein, will have been duly and validly executed and delivered by it, and assuming the due authorization, execution and delivery thereof by GWG Life, will constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and (ii) as to enforceability, to general principles of equity

Section 3.3 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 3.4, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in any breach of the Organizational Documents of the Company or any of its Subsidiaries, (b) conflict with or result in any violation of any provision of any Law, permit or Governmental Order applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract of the Company or its Subsidiaries or (d) result in the creation of any Lien upon any of the properties, equity interests or assets of the Company or any of its Subsidiaries, except (in the case of clauses (b), (c), or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate have a Material Adverse Effect on the Company and its Subsidiaries as a whole.

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Section 3.4 Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any third party is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby, except for waiting period requirements of the HSR Act and any consent, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Material Adverse Effect on the Company and its Subsidiaries as a whole.

Section 3.5 Litigation. There are no pending, or to the knowledge of the Company, threatened, Actions against the Company or otherwise affecting the Company or its assets or its partnership interests.

Section 3.6 Capitalization.

(a) The partnership interests/units authorized for issuance by the Company are an unlimited number of common units under the Amended & Restated Limited Partnership Agreement, of which 48,924,321 common units are outstanding. All of such common units (i) have been duly authorized and validly issued and are fully paid and non- assessable, (ii) were issued in compliance in all material respects with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or any Contract. Beneficient Company Holdings, L.P. (“Company Holdings”) is a wholly owned subsidiary of the Company, and all of its classes of the partnership interests/units (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance in all material respects with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or any Contract.

(b) Except for additional Seller Trusts that may become party hereto prior to the Closing, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth on Schedule 3.6(b), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any equity or equity-linked interests of the Company or any Subsidiary of the Company, nor are there any Contracts by which the Company or any Subsidiary of the Company is or may become bound to issue additional equity or equity-linked interests.

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(c) Other than as contemplated in this Agreement, the sale and transfer of the MLP Units to GWG (or any of its Affiliates) will not obligate the Company or any Subsidiary of the Company to issue any equity or equity-linked interests to any Person and will not result in a right of any holder of Company equity or equity-linked interests to adjust the exercise, conversion, exchange or reset price under such equity or equity-linked interests. Other than the Amended & Restated Limited Partnership Agreement, there are no partnership agreements, voting agreements or other similar agreements with respect to the Company’s partnership interests to which the Company is a party.

(d) Except as contemplated by the terms of this Agreement or otherwise as set forth on Schedule 3.6(d), there are no agreements or other obligations (contingent or otherwise) which may require the Company or any Subsidiary to repurchase or otherwise acquire any equity interests, securities or other obligations.

(e) Except as detailed on Schedule 3.6(e), the Company does not own, directly or indirectly, and is not a party to a Contract to acquire, any securities of any entity or association.

Section 3.7 Partnership Taxation. The Company currently is subject to taxation as a partnership for federal income-tax purposes. Immediately after the Closing, the Company will continue to be taxed as a partnership for federal income-tax purposes. After giving effect to the registration of Company’s Common Units (as defined in the Amended & Restated Limited Partnership Agreement) under the Exchange Act and the Listing (as defined below, the Company expects to continue to be taxed as a partnership for federal income-tax purposes, provided that there is no change in the current rules regarding the treatment of publicly-traded partnerships, within the meaning of Section 7704(b) of the Internal Revenue Code of 1986.

Section 3.8 Investment Company Act. The Company is not, and immediately after the Closing will not be, (i) registered, or required to be registered as, as an investment company under the Investment Company Act or (ii) directly or indirectly “controlled” by a Person registered, or required to be registered as, as an investment company under the Investment Company Act, in each case within the meaning of the Investment Company Act.

Section 3.9 Future Listing. The Company has no knowledge of facts that are likely to have the effect of preventing or materially delaying the registration of Common Units (as defined in the Amended & Restated Limited Partnership Agreement) in the Company under the Exchange Act, or the listing of such Common Units on a nationally recognized stock exchange.

Section 3.10 Financial Statements. Each of (i) the pro forma condensed financial statements of the Company, included in the electronic date room, as of and for the 12-month period ended December 31, 2016, (ii) the pro forma condensed balance sheet as of September 1, 2017 included in the Company’s Business Plan, dated September 2017 and included in the electronic data room (the “Business Plan”), and (iii) the financial projections for the 12 months ended December 31, 2017 and prepared as of September 1, 2017, included in the Business Plan (the “Financial Statements”), furnished to GWG have been prepared in accordance with GAAP, except as may be otherwise specified in such Financial Statements or the notes thereto, and such Financial Statements fairly present in all material respects the pro forma and projected financial position of the Company and its consolidated Subsidiaries, as the case may be, as of and for the dates thereof and the periods then ended.

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Section 3.11 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any material Liabilities which are not reflected on the Financial Statements other than (i) material Liabilities that have arisen since the date of such financial statements in the ordinary course of business consistent with past practice, including offers of employment, issuance of securities in connection with management incentive plans, non-competition arrangements, and restrictive covenants in employment agreements, (ii) agreements with additional sellers as contemplated herein, (iii) agreements included in the electronic data room made available to GWG and GWG Life, (iv) fees and expenses of financial, accounting and legal advisors, including legal fees and expenses, incurred in connection with the transactions contemplated by this Agreement, and (v) agreements otherwise described in the Private Placement Memorandum, dated September 20, 2017 and provided to each of GWG and GWG Life in connection with the transactions contemplated hereunder, none of which is a Liability resulting from or arising out of any breach of contract, breach of warranty, tort, infringement, misappropriation, or violation of Law.

Section 3.12 Material Changes. Other than the transactions contemplated by this Agreement, since the date of the Financial Statements, there has been no event, occurrence or development that has not been disclosed in the Private Placement Memorandum, dated September 20, 2017 and/or the electronic data room that has had or that could reasonably be expected to result in a Material Adverse Effect.

Section 3.13 Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

Section 3.14 Title to Assets. The Company and the Subsidiaries each have (i) good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and its Subsidiaries and (ii) good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens.

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Section 3.15 Tax Matters. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns (including informational returns) and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

Section 3.16 Brokers’ Fees. Other than Credit Suisse Securities (USA) LLC and Castle Hill Capital Partners, Inc., no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its Affiliates.

Section 3.17 Disclosure Documents; Acknowledgment. All written disclosure documentation furnished by or on behalf of the Company to GWG in the electronic data room in connection with the transactions contemplated by this Agreement is materially accurate and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that GWG and GWG Life have not made and are not making any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article V.

Section 3.18 Full Disclosure. The representations and warranties of the Company contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which the Company has knowledge and that has not been disclosed to GWG pursuant to this Agreement, which has had or which could reasonably be expected to have a Material Adverse Effect on the Company, or to materially and adversely affect the ability of the Company to consummate in a timely manner the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER TRUSTS AND MHT SPV

Each of the Seller Trusts and MHT SPV hereby severally and not jointly represent and warrant to GWG, GWG Life and the Company, as of the date hereof and the Closing, as follows:

Section 4.1 Organization. Each has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization, and has the requisite power and authority under its Organizational Documents to hold its assets and perform the transactions contemplated by this Agreement.

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Section 4.2 Due Authorization. Each has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Agreements to which it is a party, and (subject to the approvals described in Section 4.4) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the requisite trust advisor or managing member, as the case may be, and no other proceeding is necessary to authorize such agreements or the performance by each thereunder. This Agreement has been duly and validly executed and delivered by each and, when each of the other Transaction Agreements to which it is a party has been executed and delivered by it will be duly and validly executed and delivered by each; and assuming due authorization and execution by each other party hereto and thereto, each of this Agreement and the other Transaction Agreements to which it is a party constitutes a legal, valid and binding obligation of each, enforceable against each in accordance with its terms, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally, (ii) as to enforceability, to general principles of equity, and (iii) to applicable requirements of the HSR Act, and any other Laws designed or intended to prohibit, restrict or regulate antitrust, monopolization, restraint of trade or competition.

Section 4.3 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.4, the execution, delivery and performance of this Agreement by such entity and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of its respective Organizational Documents, (b) conflict with or result in any violation of any provision of any Law, permit or Governmental Order applicable to such entity, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any of any material Contract to which such entity is a party, or (d) result in the creation of any Lien upon any of the properties, equity interests or assets such entity, except (in the case of clauses (b), (c), or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate have a Material Adverse Effect on such entity.

Section 4.4 Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any third party is required on the part of such entity with respect to its execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Material Adverse Effect thereon.

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Section 4.5 Title to MLP Units. The respective Seller Trust owns such of the MLP Units as set forth on Schedule I hereto to be sold to GWG pursuant to this Agreement, and such MLP Units are free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws).

Section 4.6 Litigation. There are no pending, or to the knowledge of such entity, threatened, Actions against such entity or otherwise affecting it or its assets.

Section 4.7 Receipt of All Necessary Information. Such entity has received all the information it considers necessary or appropriate for deciding whether to acquire the GWG Common Stock and GWG L Bonds under this Agreement. Such entity further represents that it has had an opportunity to ask questions and receive answers from GWG regarding the terms and conditions of its acquisition of the GWG Common Stock and GWG L Bonds and the business, properties, prospects and financial condition of GWG.

Section 4.8 Accredited Investor. Such entity is (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (ii) a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act.

Section 4.9 Legends. It is understood that the certificate(s) evidencing the GWG Common Stock and the GWG L Bonds issued pursuant to this Agreement may bear one or all of the following legends:

(a) “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS SECURITY UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”

(b) Any legend required by applicable state “blue sky” securities laws, rules and regulations.

Section 4.10 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by such entity.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF GWG AND GWG LIFE

Except as set forth in the Schedules to this Agreement (each of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is readily apparent on its face and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants or to create any of the same), GWG and GWG Life hereby jointly and severally represent and warrant to the Company, each Seller Trust and MHT SPV, as of the date hereof and the Closing, as follows:

Section 5.1 Corporate Organization. Each of GWG and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Each of GWG and its Subsidiaries has not conducted and does not currently conduct any activity in conflict with or in excess of its corporate purpose. The copies of the Organizational Documents of GWG and its Subsidiaries previously made available to each of the Company, the Seller Trusts and MHT SPV are true, correct and complete and are in full force and effect. GWG and GWG Life are duly licensed or qualified and in good standing as a foreign corporation or limited liability company (as applicable) in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not have a Material Adverse Effect on GWG and its Subsidiaries, as a whole.

Section 5.2 Due Authorization.

(a) Each of GWG and GWG Life has all requisite power and authority to execute, deliver and perform this Agreement and each of the other Transaction Agreements to which it is a party, and (subject to the approvals described in Section 5.5 and receipt of the GWG Stockholder Approval) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the GWG Board and the managers of GWG Life, respectively, as the case may be, and, except for the GWG Stockholder Approval and confirmation from such Boards, not to be unreasonably withheld or delayed, that all conditions to Closing have been reasonably satisfied, no other proceeding on the part of GWG or GWG Life is necessary to authorize this Agreement and each of the other Transaction Agreements to which it is a party or GWG’s and GWG Life’s performance hereunder and thereunder. This Agreement has been duly and validly executed and delivered by each of GWG and GWG Life, respectively, and, each of the other Transaction Agreements to which GWG and GWG Life is a party will be, as of the Closing, duly and validly executed and delivered by each of them, as the case may be; and assuming due authorization and execution by the Company, the Seller Trusts and MHT SPV, of this Agreement and each of the other Transaction Agreements to which it is a party, this Agreement and each of the other Transaction Agreements to which it is a party constitutes a legal, valid and binding obligation of each of GWG and GWG Life, respectively, enforceable against GWG and GWG Life, as the case may be, in accordance with its terms, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally, (ii) as to enforceability, to general principles of equity, and (iii) to applicable requirements of the HSR Act, and any other Laws designed or intended to prohibit, restrict or regulate antitrust, monopolization, restraint of trade or competition.

(b) The affirmative vote of holders of a majority of the outstanding shares of GWG Common Stock entitled to vote at the GWG Stockholders’ Meeting, assuming a quorum is present, to approve the adoption of this Agreement is the only vote of any of GWG’s capital stock necessary in connection with the entry into this Agreement by GWG and the consummation of the transactions contemplated hereby, including the Closing (the “GWG Stockholder Approval”).

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(c) The Loan Agreement has been duly and validly authorized and approved by the managers of GWG Life and, when executed and delivered as contemplated therein, will have been duly and validly executed and delivered by it, and assuming the due authorization, execution and delivery thereof by the Company, will constitute a legal, valid and binding obligation of GWG Life, enforceable against GWG Life in accordance with its terms, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and (ii) as to enforceability, to general principles of equity.

Section 5.3 No Conflict. The execution, delivery and performance of this Agreement by GWG and GWG Life and, upon receipt of the GWG Stockholder Approval and the final approval of the Closing by the GWG Board, the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Organizational Documents of GWG or any of its Subsidiaries, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to GWG, its Subsidiaries or any of their properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any material Contract to which GWG or any of its Subsidiaries is a party, or (d) result in the creation of any Lien upon any of the properties or assets of GWG or its Subsidiaries, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not have a Material Adverse Effect on GWG and its Subsidiaries, as a whole.

Section 5.4 Compliance. Neither GWG nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by GWG or any Subsidiary under), nor has GWG or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

Section 5.5 Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any third party is required on the part of GWG or GWG Life with respect to its execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby, except for (a) waiting period requirements of the HSR Act, (b) the filing with the SEC of (i) the preliminary and definitive Proxy Statement relating to the GWG Stockholder Approval, and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, and (c) the written consent of the senior lender to GWG DLP Funding IV, LLC, a Delaware limited liability company and Subsidiary of GWG, (d) the filing with NASDAQ and NASDAQ’s approval of (subject to official notice of issuance) a Listing of Additional Shares application, (e) the approval by the holders of a majority in outstanding principal amount of GWG L Bonds of an amendment to that certain Amended and Restated Indenture dated effective as of October 23, 2017 (as amended or supplemented from time to time, the “GWG Indenture”), and (e) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Material Adverse Effect on GWG and its Subsidiaries, as a whole.

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Section 5.6 GWG Reports; Financial Statements and Sarbanes-Oxley Act.

(a) GWG has timely filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 2015 (collectively, as they have been amended since the time of their filing up to the date hereof and including all exhibits and schedules thereto, and other information incorporated therein, the “GWG Reports”). Each of the GWG Reports, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes- Oxley Act and any rules and regulations promulgated thereunder applicable to the GWG Reports. None of the GWG Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the GWG Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments the impact of which is not material and the absence of complete footnotes) in all material respects the financial position of GWG as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the GWG Reports. The books and records of GWG have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(b) GWG has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to GWG is made known to GWG’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the knowledge of GWG, such disclosure controls and procedures are effective in timely alerting GWG’s principal executive officer and principal financial officer to material information required to be included in GWG’s periodic reports required under the Exchange Act.

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(c) GWG has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of GWG’s financial reporting and the preparation of GWG’s financial statements for external purposes in accordance with GAAP.

(d) There are no outstanding loans or other extensions of credit made by GWG to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of GWG. GWG has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Since December 31, 2015, GWG has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ. The issued and outstanding shares of GWG Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ. There are no pending or, to the knowledge of GWG, threatened in writing lawsuits, actions, suits, judgements, claims or other proceedings at law or in equity before any Governmental Authority against GWG by NASDAQ or the SEC with respect to any intention by such entity to deregister the GWG Common Stock or prohibit or terminate the listing of GWG Common Stock on NASDAQ. GWG has taken no action that is designed to terminate the registration of GWG Common Stock under the Exchange Act.

(f) There are no material Liabilities of GWG that would be required to be reflected on a balance sheet of GWG prepared in accordance with GAAP, except for Liabilities (a) disclosed, reflected or reserved for in GWG’s consolidated balance sheet as of December 31, 2016 (or the notes thereto) included in the GWG Reports, (b) that have arisen since the date of the most recent balance sheet included in the GWG Reports in the ordinary course of the financing and operation of the business of GWG or (c) arising under any Contract, other than as a result of a breach thereof by GWG.

Section 5.7 Tax Matters. (i) All Tax Returns required to have been filed by or with respect to GWG and its Subsidiaries have been timely filed (taking into account any extension of time to file granted or obtained); (ii) all Taxes due and payable by GWG and its Subsidiaries (whether or not shown on any Tax Return) have been paid or will be timely paid (other than those Taxes being contested in good faith and for which adequate reserves have been established in the GWG Reports); (iii) no deficiency for any Tax has been asserted, proposed or assessed by a Governmental Authority against GWG and its Subsidiaries that has not been satisfied by payment, settled or withdrawn or that are being contested in good faith through appropriate proceedings; (iv) no audit or other Action by any Governmental Authority is pending or threatened in writing; (v) there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from GWG and its Subsidiaries for any taxable period and no request for any such waiver is currently pending; (vi) neither GWG nor its Subsidiaries are subject to any pending tax collection suit, proceeding or claim that in any way could result in any liability; (vii) neither GWG nor its Subsidiaries are a party or subject to any material tax deficiency or infraction notice, proceeding or claim of assessment, collection or debt in arrears regarding any Taxes, either in court or in the administrative sphere; (viii) neither GWG nor its Subsidiaries are a party to any Tax allocation or sharing agreement; (ix) GWG and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and (x) there are no Tax Liens on any assets of GWG and its Subsidiaries.

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Section 5.8 Capitalization.

(a) The classes and series of capital stock authorized for issuance by GWG under its Organizational Documents are as follows: 210 million shares of common stock; 150,000 shares of Redeemable Preferred Stock; 1,000,000 shares of Series 2 Redeemable Preferred; and 39,750,000 shares of undesignated preferred stock. GWG has the following classes and series of capital stock outstanding: 5,813,555 shares of common stock, 99,841 shares of Redeemable Preferred Stock, and 88,691 shares of Series 2 Redeemable Preferred Stock, all of which (i) have been duly authorized and validly issued and are fully paid and non-assessable, (x) were issued in compliance in all material respects with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or any Contract. GWG Life is a wholly owned subsidiary of GWG. All of the outstanding membership interests in GWG Life are held by GWG and all such interests (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance in all material respects with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or any Contract.

(b) No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as detailed with specificity on Schedule 5.8(b), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any equity or equity-linked interests of GWG or any Subsidiary of GWG, nor are there any Contracts by which GWG or any Subsidiary of GWG is or may become bound to issue additional equity or equity-linked interests.

(c) The issuance, sale and transfer of the GWG Common Stock to the Seller Trusts will not obligate GWG or any Subsidiary of GWG to issue any equity or equity- linked interests to any Person and will not result in a right of any holder of GWG equity or equity-linked interests to adjust the exercise, conversion, exchange or reset price under such equity or equity-linked interests. Other than the Organizational Documents, there are no shareholder agreements, voting agreements or other similar agreements with respect to GWG’s capital stock to which the GWG is a party.

(d) Except as set forth on Schedule 5.8(d), there are no agreements or other obligations (contingent or otherwise) which may require GWG or any Subsidiary to repurchase or otherwise acquire any equity interests, securities or other obligations.

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(e) Except as detailed on Schedule 5.8(e), GWG does not own, directly or indirectly, and is not a party to a Contract to acquire, any securities of any entity or association.

(f) The shares of GWG Common Stock to be issued to the Seller Trusts, pro rata in accordance with this Agreement, and to MHT SPV pursuant to this Agreement shall be (i) duly authorized and validly issued and are fully paid and nonassessable, (ii) issued in compliance with applicable Law, (iii) not issued in breach or violation of any preemptive rights or Contract, (iv) fully vested and not otherwise subject to a substantial risk of forfeiture and (v) free and clear of all Liens.

(g) The GWG L Bonds to be issued to the Seller Trusts, pro rata in accordance with this Agreement, and to MHT SPV pursuant to this Agreement shall (i) be duly authorized and validly issued, (ii) be issued in compliance with the GWG Indenture and applicable Law, (iii) entitle the registered holders to the rights and entitlements set forth therein

(y) be issued free and clear of all Liens, and (iv) constitute valid and binding obligations of GWG, enforceable in accordance with their terms subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally, (B) as to enforceability, to general principles of equity.

Section 5.9 Litigation. Except as disclosed on Schedule 5.9, there are no pending or, to the knowledge of GWG, threatened, material Actions against GWG or its Subsidiaries or otherwise affecting GWG or its Subsidiaries or their respective assets.

Section 5.10 Title to Assets. GWG and the Subsidiaries each have (i) good and marketable title in fee simple to all real property owned by them that is material to the business of GWG and its Subsidiaries and (ii) good and marketable title in all personal property owned by them that is material to the business of GWG and the Subsidiaries, in each case free and clear of all Liens.

Section 5.11 Investment Company Act. Neither GWG nor GWG Life is, and immediately after the Closing will not be, (i) registered, or required to be registered, as an investment company under the Investment Company Act or (ii) directly or indirectly “controlled” by a Person registered, or required to be registered, as an investment company under the Investment Company Act, in each case within the meaning of the Investment Company Act.

Section 5.12 Purchase Entirely for Own Account. The MLP Units will be acquired for investment for GWG’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and GWG and GWG Life have no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, GWG and GWG Life further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the MLP Units or any portion thereof.

Section 5.13 Receipt of Information. Each of GWG and GWG Life believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the MLP Units and issue the Loan as contemplated herein. Each of GWG and GWG Life further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of its purchase of the MLP Units, and the business, properties, prospects and financial condition of the Company.

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Section 5.14 Accredited Investor. Each of GWG and GWG Life is (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (ii) a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act.

Section 5.15 Restricted Security. Each of GWG and GWG Life understands that the MLP Units will be characterized as a “restricted security” under the federal securities laws inasmuch as it is being acquired from the Seller Trusts or the Company, as applicable, in a transaction not involving a public offering and that under such laws and applicable regulations such a security may be resold without registration under the Securities Act only in certain limited circumstances.

Section 5.16 No Public Market. Each of GWG and GWG Life understands that no public market now exists for the MLP Units, and that the Company has made no assurances that a public market will ever exist for the MLP Units.

Section 5.17 Legends. It is understood that the certificate evidencing the MLP Units may bear one or all of the following legends:

(a) “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS SECURITY UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”

(b) Any legend required by applicable state “blue sky” securities laws, rules and regulations.

Section 5.18 Private Placement Memorandum. Each of GWG and GWG Life has had an opportunity to carefully review a copy of the Private Placement Memorandum, dated September 20, 2017. Each of GWG and GWG Life understands and agrees that the Private Placement Memorandum speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent thereto. Each of GWG and GWG Life has also had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the MLP Units with the Company’s management and has had an opportunity to review the Company’s materials provided by the Company in an online data room and such other materials or information requested by GWG. Each of GWG and GWG Life understands that any estimates, forecasts, projections or predictions, or any other information or materials that have been made available to GWG, GWG Life or any of its Affiliates or its or their respective Representatives, are not, and shall not be deemed to be, representations and warranties of the Company, the Seller Trusts, MHT SPV or any of their respective Affiliates or their respective Representatives, unless expressly included in the representations and warranties made by the Company in Article III or by the Seller Trusts, and each of them, and/or MHT SPV in Article IV. GWG and GWG Life each acknowledges and agrees that none of the Company, the Seller Trusts, MHT SPV or any of their respective Affiliates or Representatives have made and are making any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Articles III and IV, respectively.

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Section 5.19 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by GWG, GWG Life or any of their Affiliates.

Section 5.20 Full Disclosure. The representations and warranties of each of GWG and GWG Life contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which GWG, GWG Life or either of them has knowledge and that has not been disclosed to the Company, the Seller Trusts and MHT SPV pursuant to this Agreement (including the schedules hereto), which has had or which could reasonably be expected to have a Material Adverse Effect on GWG and/or GWG Life, or to materially and adversely affect the ability of GWG and/or GWG Life to consummate in a timely manner the transactions contemplated hereby.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1 Conduct of Business. Except as (i) otherwise expressly permitted or required under or by this Agreement, (ii) set forth in Schedule 6.1, (iii) consented to by GWG in writing (which consent shall not be unreasonably conditioned, withheld or delayed) or (z) required by any Law, the Company agrees that, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, (x) use its commercially reasonable efforts to conduct its respective business in the ordinary course in a manner consistent with past practice in all material respects, (y) prepare, in the ordinary course of business consistent with past practice (except as otherwise required by applicable Law), and timely file all material Tax Returns (taking into account all valid extensions) required to be filed by it on or before the Closing Date and fully and timely pay all Taxes due and payable in respect of such Tax Returns that are so filed (other than Taxes being contested in good faith through appropriate proceedings) and (z) use its respective reasonable best efforts to preserve, in all material respects, consistent with past practices, its business organizations intact, including the material assets and properties of the business and relations with customers, suppliers, licensors, licensee and distributors having material commercial or business dealings with the Company and its Subsidiaries (it being understood that such efforts will not include any requirement or obligation to pay any consideration not otherwise required to be paid by the terms of an existing Contract or grant any financial accommodation or other benefit not otherwise required to be made by the terms of an existing Contract). In addition, the Amended & Restated Limited Partnership Agreement of the Company, dated effective as of September 1, 2017, shall not be amended without the prior written consent of GWG during the Interim Period.

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Section 6.2 Listing.

(a) The Company agrees to use its commercial best efforts to pursue and obtain a listing of its Common Units on a nationally recognized stock exchange (the “Listing”) on or prior to the 40-month anniversary of the Closing Date (the “Listing Date”). In the event that either (i) the Company has not filed a registration statement with the SEC in connection with a Listing within 24 months following the Closing or (ii) the Company does not secure a listing of its common units of partnership interests of the Company on a national stock exchange in the United States within 40 months following the Closing, the Company agrees, for the benefit of GWG, that, upon and subject to the written election of GWG (the “Election”), the Company shall adopt a Redemption Strategy (as defined below) and redeem, at the Redemption Price (as defined below), all of the MLP Units then held by GWG as of the date of such Election. To effect such redemption, if elected by GWG, the Company shall use a percentage of its Net Distributable Cash (as defined below) each quarter (until all of the MLP Units and NPC-C Unit Accounts subject to redemption (in accordance with the priority outlined in that certain Private Offering Memorandum, dated December 18, 2017) have been redeemed) equal to the percentage that the MLP Units held by GWG on the date of the Election bears to the total number of outstanding Common Units (on an undiluted basis) as of the date of the Election. For purposes of this Section 6.2, “Redemption Price” shall mean the greater of (i) $11.00 per MLP Unit or (ii) the book value per MLP Unit as of the date of the redemption.

(b) As used in Section 6.2(a), (i) “Redemption Strategy” shall mean a cash flow strategy adopted by the Company to satisfy the redemption of the GWG MLP Units from the cash derived from the assets held by the Company as of the Closing or further financing transactions or from additional private equity loans acquired from the proceeds thereof; and (ii) “Net Distributable Cash” shall mean an amount equal to no less than 75% of the Company’s distributable cash flow, calculated quarterly, derived from cash flows from operations, plus cash inflows from financings less mandatory tax distributions.

(c) From and after the Closing until the effective date of the Listing, if any, the Company shall not, without the prior written consent of GWG, issue, and shall procure that none of its Subsidiaries or Affiliates shall issue, any class of securities with rights of redemption, whether optional or mandatory, ranking senior in priority to the MLP Units acquired by GWG under this Agreement, unless and until all of the MLP Units acquired by GWG at the Closing are redeemed under this Section 6.2 (or GWG affirmatively elects in writing not to so redeem) or are otherwise sold or transferred.

Section 6.3 Company Restrictions. Until such time as the Loan has been satisfied in full, without the prior written consent of GWG (which may be granted, withheld or conditioned in GWG’s sole discretion), the Company shall not incur additional indebtedness for borrowed money (including any guarantees of obligations of other Persons) in excess of 45% of the Company’s NAV, inclusive of (i) the Company’s bank debt and (ii) outstanding NPC-B Unit Accounts of Beneficient Company Holdings, L.P.; provided that the bank debt of the Company shall not exceed at any time the lesser of 30% of the Company’s NAV or $200 million.

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Section 6.4 Informational Rights.

(a) After the execution of this Agreement by GWG and GWG Life and until such time as the Company has obtained the Listing, the Company will: (a) on no less than five (5) Business Days prior written notice, permit GWG to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company’s officers and its independent public accountants, all at such reasonable times and as often as GWG may reasonably request, provided that such rights of access shall be exercised in a manner that does not unreasonably interfere with the operations of the Company and its Subsidiaries; and (c) provide on a timely basis to GWG all financial and tax information GWG reasonably requests in order to comply with its SEC reporting obligations and prepare and file its Tax Returns. Notwithstanding the foregoing, neither the Company nor its Subsidiaries shall be required to provide access to any books, Contracts, records and information that (i) is subject to attorney-client privilege to the extent doing so, in the opinion of the Company’s counsel, would cause such privilege to be waived (in which case, the Company shall work in good faith to provide an alternative means of providing the requested information) or (iii) is prohibited by applicable Law from being disclosed.

(b) From the date of this Agreement’s execution and delivery by GWG through the Closing, each of the Company, the Seller Trusts and MHT SPV shall afford to GWG and its Representatives reasonable access to the books, records, financial statements, information, agreements, officers, and other items of the asset, liabilities, and business of the Company and the Seller Trusts, and otherwise provide such assistance as may be reasonably requested by GWG or its Representatives in order that GWG and its Representatives may have a full opportunity to make such investigation and evaluation as it shall desire to make of the Company, the Seller Trusts, MHT SPV, their businesses and the transactions contemplated hereby.

Section 6.5 Investment Company Act; Master Limited Partnership Status. The Company shall conduct its business in a manner so that it will: (a) not be required to register as an investment company under the Investment Company Act, and (b) upon and after the Listing, the Company will qualify for status as a “master limited partnership” under the rules set forth in Section 7704 under the Internal Revenue Code. The Company shall use its commercial best efforts to conduct its business in a manner so that it will not become subject to taxation as a corporation for federal income tax purposes.

ARTICLE VII

COVENANTS OF GWG

Section 7.1 Conduct of Business. Except as (i) otherwise expressly permitted or required under or by this Agreement, (ii) set forth in Schedule 7.1, (iii) consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed) or (iv) required by any Law, GWG agrees that, during the Interim Period, GWG shall, and shall cause its Subsidiaries to, (x) use its commercially reasonable efforts to conduct its respective business in the ordinary course in a manner consistent with past practice in all material respects, (aa) prepare, in the ordinary course of business consistent with past practice (except as otherwise required by applicable Law), and timely file all material Tax Returns (taking into account all valid extensions) required to be filed by it on or before the Closing Date and fully and timely pay all Taxes due and payable in respect of such Tax Returns that are so filed (other than Taxes being contested in good faith through appropriate proceedings) and (z) use its respective reasonable best efforts to preserve, in all material respects, consistent with past practices, its business organizations intact, including the material assets and properties of the business and relations with customers, suppliers, licensors, licensee and distributors having material commercial or business dealings with GWG and its Subsidiaries (it being understood that such efforts will not include any requirement or obligation to pay any consideration not otherwise required to be paid by the terms of an existing Contract or grant any financial accommodation or other benefit not otherwise required to be made by the terms of an existing Contract).

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Section 7.2 No Liens or Security Interests. Each of GWG and GWG Life agree that it will not, prior to later of the termination of the Orderly Marketing Agreement or the satisfaction in full of the Loan, permit, create, incur, assume or suffer to exist any lien, security interest, pledge, mortgage, charge, assignment or hypothecation of any of its respective rights and interests in or over (by way of collateral or otherwise) the MLP Units or the Loan to secure any of its obligations of any nature or kind, other than with the express prior written consent of each of the Company, the Seller Trusts and MHT SPV; provided, however, that Liens created or permitted (a) under the GWG Indenture, and (b) under the Amended and Restated Loan and Security Agreement by and between GWG DLP Funding IV, LLC and CLMG Corp. as administrative agent (as the same may be amended from time to time) (the “DLP Funding IV Agreement”), shall each nonetheless be permitted under this Section 7.2; provided further that no amendment or supplement to the Indenture or to the DLP Funding IV Agreement shall be effected without the prior written consent of the Seller Trusts, such consent not to be unreasonably withheld or delayed. Notwithstanding any provision in this Agreement to the contrary, in no event shall GWG or GWG Life issue any debt or encumbrance of any nature or kind senior to the GWG L Bonds issued under this Agreement unless and until the earlier of (i) the refinancing in full of the aggregate principal amount outstanding of the GWG L Bonds issued under this Agreement and (ii) the resale of all such GWG L Bonds by each of the Seller Trusts and MHT SPV.

Section 7.3 Preparation of SEC Documents. Promptly after the date of this Agreement, (i) GWG shall prepare and file with the SEC a proxy statement on Schedule 14A under the Exchange Act (as the same is amended or supplemented in both its preliminary and definitive forms from time to time, the “Proxy Statement”), to be sent in its definitive form(s) to the GWG Stockholders relating to the GWG Stockholder Meeting. GWG shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC. As promptly as practicable after the Proxy Statement shall have become finalized in its definitive form, GWG shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders. No filing of, or amendment or supplement to, the Proxy Statement will be made (in each case including documents incorporated by reference therein) by GWG without providing the Company with a reasonable opportunity to review and comment thereon and each party shall give reasonable and good faith consideration to any comments made by any other party and their counsel. The Company will be given a reasonable opportunity to provide comment on or for the response to any SEC comments (to which reasonable and good faith consideration shall be given), including by participating with GWG or their counsel in any discussions or meetings with the SEC.

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(b) In furtherance of the foregoing, as promptly as practicable after the date hereof, (i) GWG shall use its reasonable best efforts to enter into a voting agreement, in form and substance reasonably acceptable to the parties (the “Voting Agreement”), with Messrs. Jon R. Sabes and Steven F. Sabes. Pursuant to the Voting Agreement, each of Messrs. Jon R. Sabes and Steven F. Sabes shall (i) agree not to sell, transfer or otherwise dispose of any such shares of GWG capital stock subject thereto prior to earlier of the adjournment of the GWG Stockholder Meeting (as defined below) or the termination of this Agreement; and (ii) grant to GWG an irrevocable proxy to vote all of the outstanding share capital owned directly or indirectly by them, respectively, and entitled to vote at a meeting of GWG’s stockholders to approve the transactions, and each of them, contemplated by this Agreement and recommended to the stockholders by GWG’s Board of Directors.

(c) If at any time prior to the Closing any information relating to GWG or any of its respective Affiliates, directors or officers, should be discovered by GWG which should be set forth in an amendment or supplement to the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, GWG shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the GWG stockholders.

(d) GWG will advise the other parties hereto promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement, or comments thereon and responses thereto or requests by the SEC for additional information, and GWG will promptly provide the other parties with copies of any written communication between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. GWG shall use its reasonable best efforts, after consultation with each of the other parties, to resolve all such requests or comments with respect to the Proxy Statement, as applicable, as promptly as reasonably practicable after receipt thereof. GWG shall notify the other parties hereto promptly of the time when the Proxy Statement has cleared comments and has been mailed to the GWG stockholders.

(e) All of the fees, costs and expenses incurred or payable to any other Person (other than legal fees and expenses, which shall be subject to Section 11.5) in connection with the preparation and filing of the Proxy Statement, including all of the fees, costs and expenses of the financial printer and other Persons for the printing and mailing of the Proxy Statement, as applicable, shall be paid by GWG.

Section 7.4 GWG Stockholders’ Meeting. After this Agreement shall have become effective in accordance with Section 11.17, GWG shall duly call, give notice of, convene and hold a meeting of GWG stockholders for the purpose of submitting this Agreement and the transactions contemplated hereby to the stockholders of GWG for their approval (the “GWG Stockholders’ Meeting”). GWG shall use its best efforts to obtain the requisite approval from its stockholders for adoption of this Agreement and the transactions contemplated hereby, including voting any proxy obtained by it from stockholders (including pursuant to the Voting Agreement) in favor of such action, and shall take all other action reasonably necessary or advisable to secure the requisite approvals.

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Section 7.5 NASDAQ Listing of Additional Shares. GWG shall use its reasonable best efforts to cause the GWG Common Stock to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Closing Date.

Section 7.6 Resale Registration. In connection with the Closing, GWG and the Seller Trusts will enter into a registration rights agreement (the “Registration Rights Agreement”) in customary and negotiated form but in any event containing (a) demand registration rights affording the assigns of the Seller Trusts rights in respect to the resale registration of all of the shares of GWG Common Shares issued pursuant to this Agreement (subject, however, to limitations set forth in the Orderly Marketing Agreement entered into pursuant to Section 8.6, and subject further to limitations that may be imposed by any regulatory agency) (the “Resale Registration”), and (b) piggyback registration rights affording the assigns of the Seller Trusts the right to include (subject to customary cutback provisions) any shares of GWG Common Stock not otherwise included on the Resale Registration. The Seller Trusts and their assigns shall be named express third party beneficiaries of such registration rights agreement.

Section 7.7 No Solicitation. From and after the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with its terms, GWG shall not (and shall cause its Subsidiaries to not), directly or indirectly: (a) solicit, initiate, encourage, or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry relating to GWG or any of its Subsidiaries or otherwise solicit, initiate, encourage or facilitate any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry relating to GWG or any of its Subsidiaries; (b) request or receive any non- public information from any Person or provide any non-public information to any Person in connection with an Acquisition Proposal or Acquisition Inquiry relating to GWG or any of its Subsidiaries; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal relating to GWG or any of its Subsidiaries; (d) approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry relating to GWG or any of its Subsidiaries; or (e) enter into any letter of intent or similar document or any Contract contemplating or providing for any Acquisition Transaction or Acquisition Proposal relating to GWG or any of its Subsidiaries; provided, that, in the event GWG receives an unsolicited bona fide written Acquisition Inquiry or Acquisition Proposal, GWG, its Subsidiaries and their respective Representatives may take any of the aforementioned actions if GWG’s Board of Directors concludes in good faith (after consultation with its outside counsel, and with respect to financial matters, its financial advisors) that failure to take any of the such actions would be inconsistent with its fiduciary duties under applicable Law. Without limiting the generality of the foregoing, GWG acknowledges and agrees that any action taken by its Representatives that, if taken by GWG would constitute a breach of this Section 7.7, shall be deemed to constitute a breach of this Section 7.7 by GWG (whether or not such Representative is purporting to act on behalf of GWG). For purposes of this Section 7.7:

(a) “Acquisition Inquiry” means an inquiry, indication of interest or request for information that could reasonably be expected to lead to an Acquisition Proposal.

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(b) “Acquisition Proposal” means any offer, proposal, inquiry or indication of interest relating to any Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of transactions (other than the transactions contemplated by this Agreement) with any Person involving: (i) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction; or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets of such Person.

ARTICLE VIII

JOINT COVENANTS

Section 8.1 Consents and Approvals. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as possible following the date hereof (and in any event on or prior to April 30, 2018), the transactions contemplated by this Agreement, including using commercially reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from Governmental Authorities prior to the Closing, (ii) avoid an Action or proceeding by any Governmental Authority, (iii) obtain all necessary consents, approvals or waivers from third parties, (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement and (v) refrain from taking any action that would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) Without limiting the generality of Section 8.1(a), each party hereto agrees to, and shall cause its respective Affiliates to, make its respective filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Each party hereto agrees to, and shall cause its respective Affiliates to, promptly make any filings or notifications required to be made by it under any other applicable antitrust, competition, or trade regulation Law and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested by such Governmental Authorities pursuant to the applicable antitrust, competition, or trade regulation Law. The parties shall consult with each other and mutually agree on the timing of any filings pursuant to the HSR Act.

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(c) Subject to applicable Law, each of the Company, the Trust Advisors with respect to the Seller Trusts, GWG and GWG Life agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Governmental Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the others apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Governmental Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Governmental Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that in each of clauses (iii) and (iv) above, materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

Section 8.2 Governance Matters. Each of the Trust Advisors with respect to the Seller Trusts, MHT SPV and GWG agree to enter into a shareholders’ agreement (the “Stockholders’ Agreement”), subject to and conditioned upon the Closing of this Agreement, relating to certain matters in connection with such Seller Trusts’ and MHT SPV’s shareholding in GWG. Such agreement shall remain in effect for Trust Advisors for the benefit of each of the Seller Trusts up until the termination of the Orderly Marketing Agreement, as contemplated by Section 8.6 below and for MHT SPV until the termination of the MHT SPV Lock-up, as contemplated by Section 8.9 below, and shall contain provisions pursuant to which MHT SPV, the Seller Trusts, and their respective assignees or transferees will agree as follows:

(a) that they will vote all voting securities of GWG over which such Persons have voting control with respect to all matters, including without limitation the election and removal of directors, voted on by the stockholders of GWG (whether at a regular or special meeting or pursuant to a written consent), solely in proportion with the votes cast by all other holders of voting securities of GWG on any matter put before them;

(b) that, until the earlier of (i) one year from the Closing Date and (ii) the termination of the Orderly Marketing Agreement, neither the Seller Trust nor its assignees and transferees (other than pursuant to a registered public offering) or their respective affiliates will, without the prior written consent of GWG’s Company’s Board of Directors, directly or indirectly:

(i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any voting securities of GWG or any of its Subsidiaries other than pursuant to this Agreement;

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(ii) seek or propose to influence or control the management, Board of Directors, or policies of GWG, make or participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote any voting securities of GWG or any of its Subsidiaries, or seek to advise or influence any other person with respect to the voting of any voting securities of GWG or any of its Subsidiaries;

(iii) submit a proposal for or offer of (with or without conditions) any merger, recapitalization, reorganization, business combination, or other extraordinary transaction involving GWG, any of its subsidiaries, or any of their respective securities or assets or, except as required by law, make any public announcement with respect to the foregoing;

(iv) enter into any discussions, negotiations, arrangements, or understandings with any other person with respect to any of the foregoing, or otherwise form, join, engage in discussions relating to the formation of, or participate in a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; or

(v) advise, assist, or encourage any other person in connection with any of the foregoing.

Section 8.3 Publicity. None of the Company, the Seller Trusts, MHT SPV, GWG, GWG Life or any of their respective Affiliates or Representatives shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of GWG or the Company, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the federal securities law or the rules of any national securities exchange), in which case the Company, the Seller Trusts, MHT SPV, GWG or GWG Life, as applicable, shall use its commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance; provided, however, that, subject to this Section 8.3, each party hereto and its Affiliates may make internal announcements regarding this Agreement and the transactions contemplated hereby to their and their Affiliates’ respective directors, officers and employees without the consent of any other party hereto and may make public statements regarding this Agreement and the transactions contemplated hereby containing information or events already publicly known other than as a result of a breach of this Section 8.3; and provided, further, that, subject to this Section 8.3, the foregoing shall not prohibit any party hereto from communicating with third parties to the extent necessary for the purpose of seeking any third-party consent.

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Section 8.4 Make-Whole.

(a) Not less than 30 days prior to the Closing, GWG may at its option secure a valuation opinion from a nationally recognized valuation firm to the effect that the MLP Units will have, as of the Closing Date, a fair value of not less than $10.00 per unit. In the event such opinion ascribes a fair value of less than $9.00 per unit to the MLP Units, GWG and the Company shall engage a second nationally recognized valuation firm, as they shall mutually agree, to conduct a final and binding valuation at the cost of the Company. If, and only in the event that, such final valuation ascribes a value to the MLP Units of less than $9.00 per unit, the Company undertakes to provide such additional number of MLP Units to GWG at Closing as shall be necessary to provide an aggregate value to GWG equal to the value of the Consideration. The Company agrees to assist and cooperate with GWG and the valuation firms in completing such valuations.

(b) In furtherance of the Company’s undertaking in Section 8.4(a) above, the Company agrees to enter into such arrangements with such of its existing securityholders as it deems necessary and appropriate, in its sole discretion, to preclude any dilution to its common unitholders (including, as of the Closing, GWG) that otherwise may result from the make-whole obligation in Section 8.4(a).

(c) In connection therewith, GWG irrevocably covenants and agrees, as of the date of Closing, as the then majority holder of the Company’s Common Units, to waive any restriction the Company may have under any contractual provision relating to the partnership interests/units of the Company or its Subsidiaries that would otherwise prevent or limit the conversion of outstanding partnership interests/units, or any of them, into Common Units to satisfy the Company’s obligations under this Section 8.4 or any other transaction or series of transactions arising out of or relating to the transactions contemplated hereunder; provided, however, that this irrevocable waiver and consent shall apply only to conversions effected in compliance with the Amended & Restated Limited Partnership Agreement.

Section 8.5 Strategic Initiative. GWG, GWG Life and the Company undertake to use their reasonable commercial efforts post-Closing to pursue synergistic opportunities on terms that shall be mutually agreed, including but not limited to: (a) shared originations programs from respective professional advisory networks; (b) FinTech online portal development and management for originating life settlement financings direct from clients; (c) the provision of exclusive GWG Life settlement underwriting advisory services to the Company; (d) coordinated product development for their respective target markets; and (e) such other activities as they may consider to be in their respective and collective best interests. Notwithstanding the foregoing, none of GWG, GWG Life and the Company shall be obligated to enter into any of the foregoing activities should it determine, in its sole discretion, that any such activity is not in its best interests or the best interests of its securityholders.

Section 8.6 Orderly Marketing Arrangements. GWG, the Trust Advisors for the benefit of each of the Seller Trusts agree to negotiate in good faith the terms of an agreement (the “Orderly Marketing Agreement”) with one or more nationally recognized “bulge bracket” investment banks at the Closing for the orderly marketing and resale of the GWG Common Stock. Under the Orderly Marketing Agreement, the Trust Advisors with respect to each of the Seller Trusts, severally, covenant and agree with the Company and GWG that no shares of the GWG Common Stock received pursuant to this Agreement, including shares held by each such Seller Trusts or the beneficiaries thereof, shall be transferred or sold other than in accordance with such orderly marketing arrangements, and the Orderly Marketing Agreement will contain provisions conditioning any assignments or distributions to the Seller Trusts, their beneficiaries, or other assignees, on compliance with the provisions of the Orderly Marketing Agreement until the termination thereof. GWG covenants and agrees for the benefit the Seller Trusts that it will use its commercially reasonable effort to secure the assistance of its senior executives to assist the investment bank in marketing and resale activities, including roadshows, from time to time, as reasonably requested. The Company covenants and agrees for the benefit of GWG that, subject to applicable Law, it will use its commercially reasonable effort to secure the assistance of its senior executives to assist the investment bank in marketing and resale activities, including roadshows, from time to time, as reasonably requested by GWG.

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Section 8.7 Further Assurances. Each party shall, on the reasonable request of any other party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits and Liabilities contemplated by this Agreement and the transactions contemplated hereby.

Section 8.8 Transfer Taxes. Upon the Closing, (a) GWG shall be liable for all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any associated penalties and interest) (collectively, “Transfer Taxes”) incurred in connection with or arising out of the issuance of GWG securities pursuant to this Agreement, and (b) the Company shall be liable for all Transfer Taxes incurred in connection with or arising out of the issuance of Company securities pursuant to this Agreement. The parties shall reasonably cooperate in the execution and delivery of any and all instruments and certificates with respect to such Transfer Taxes and file all necessary Tax Returns and other documentation with respect to any such Transfer Taxes for which they bear responsibility under this Agreement.

Section 8.9 MHT SPV Lock-Up. MHT SPV agrees that, until the earlier of (a) the Listing of the Company’s MLP Units or (b) forty (40) months from the date of Closing, it shall not, directly or indirectly, sell, transfer, distribute, pledge, hypothecate or otherwise dispose of any shares of GWG Common Stock acquired pursuant to Section 2.2, without the prior written consent of GWG.

ARTICLE IX

CONDITIONS TO OBLIGATIONS

Section 9.1 Conditions to the Obligations of Each Party. The obligations of the Company, the Seller Trusts, MHT SPV, GWG and GWG Life to consummate, or cause to be consummated, the transactions contemplated hereby, are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a) There shall not be in force any Governmental Order or Law enjoining or prohibiting the consummation of the other transactions contemplated hereby.

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(b) The GWG Stockholder Approval shall have been obtained.

(c) The HSR waiting period (and any extension thereof) shall have expired or been terminated.

(d) There shall not have been commenced any Action against any of the parties relating to the transactions contemplated hereby.

Section 9.2 Conditions to the Obligation of GWG and GWG Life. The obligation of GWG and GWG Life to consummate, or cause to be consummated, the transactions contemplated hereby is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by GWG (on behalf of both GWG and GWG Life):

(a) Representations and Warranties.

(i) Each of the representations and warranties of (A) the Company contained in the first sentence of Section 3.1 (Organization), Section 3.2 (Due Authorization) and Section 3.16 (Brokers’ Fees), and (B) the Seller Trusts and MHT SPV contained in Section 4.1 (Organization), Section 4.2 (Due Authorization) and Section 4.10 (Brokers’ Fees) (collectively, the “Company Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date).

(ii) The representations and warranties of the Company contained in Section 3.6 (Capitalization) shall be true and correct as of the Closing Date as though made on the Closing Date.

(iii) Each of the representations and warranties of the Company, the Seller Trusts and MHT SPV contained in this Agreement (other than the Company Specified Representations, and the representations and warranties of the Company contained in Section 3.6 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect on the Company or its Subsidiaries, as a whole.

(b) The Company, the Seller Trusts and MHT SPV shall have complied, in all material respects, with all covenants required to be performed by them as of or prior to the Closing.

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(c) GWG shall have obtained the following written consents or approvals for the transactions contemplated hereby: (i) a consent from the senior lender to GWG DLP Funding IV, LLC; (ii) a consent from the holders of a majority in principal amount of outstanding GWG L Bonds to effect an amendment to the GWG Indenture for the purpose of amending the manner in which the debt-coverage ratio contained therein is calculated; (iii) an approval from Bank of Utah, as trustee under the GWG Indenture, for a supplemental indenture relating to the GWG L Bonds to be issued under this Agreement, and (iv) confirmation from the GWG Board, not to be unreasonably withheld or delayed, that all conditions to Closing have been reasonably satisfied.

(d) GWG and the Company shall have entered into a registration rights agreement in customary and negotiated form reasonably acceptable to the parties, but in any event containing (a) piggyback registration rights affording GWG the right to include the MLP Units for resale on any initial registration statement that the Company files with the SEC under the Securities Act for an initial offering, if any, of Company partnership interests/units (subject to customary cutback provisions) (the “Initial Registration”), and (b) demand registration rights with respect to any MLP Units the resale registration of which is not obtained through the Initial Registration.

(e) GWG and the Trust Advisors for the benefit of the Seller Trusts (together with one or more investment banks selected by and reasonably acceptable to the parties thereto) shall have entered into the Orderly Marketing Agreement respecting the resale of GWG Common Stock in final negotiated form reasonably acceptable to the parties.

(f) GWG, the Seller Trusts and MHT SPV shall have entered into a Stockholders’ Agreement containing, among others, the terms set forth in Section 8.2.

(g) The GWG Board shall have received (i) a valuation opinion, in form and substance reasonably acceptable to GWG and rendered by a nationally recognized valuation firm, to the effect that the MLP Units as of the Closing shall have a fair value of at least $10.00 per unit, and (ii) a fairness opinion from a nationally recognized valuation firm chosen by GWG to the effect that the transactions contemplated by this Agreement are fair, from a financial point of view, to GWG and its stockholders.

(h) GWG shall have received a reasoned legal opinion of Willkie Farr & Gallagher LLP, special counsel to the Company, dated as of the Closing Date and in form and substance reasonably satisfactory to GWG, to the effect that the Company is not, and as a result of the consummation of the transaction contemplated by this Agreement will not be, required to register as an investment company under the Investment Company Act.

(i) GWG shall have received the written opinion of Mayer Brown LLP, special tax counsel to the Company, dated as of the Closing Date and in form and substance reasonably satisfactory to GWG, to the effect that the Company will be taxed as a partnership for federal income-tax purposes after giving effect to the transactions effected at the Closing.

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(j) Each of the Company, the Trust Advisors with respect to the Seller Trusts and MHT SPV shall have delivered to GWG a certificate signed by a respective officer of such entity (or trustee, as the case may be), dated as of the Closing Date, certifying that the conditions applicable to it specified in Section 9.2(a) and Section 9.2(b) have been fulfilled.

(k) Each of the Company and MHT SPV shall have delivered to GWG a true copy of the resolutions of its respective governing board or authority, as the case may be, authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the respective secretary or similar officer thereof.

Section 9.3 Conditions to the Obligations of Company, the Seller Trusts and MHT SPV. The obligations of the Company, the Seller Trusts and MHT SPV to consummate the transactions contemplated hereby are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company and the Seller Trusts and MHT SPV:

(a) Representations and Warranties.

(i) Each of the representations and warranties of GWG and GWG Life contained in the first and third sentences of Section 5.1 (Corporate Organization), Section 5.2 (Due Authorization) and Section 5.19 (Brokers’ Fees) (the “GWG Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date).

(ii) Each of the representations and warranties of GWG and GWG Life contained in Section 5.8 (Capitalization) shall be true and correct.

(iii) Each of the representations and warranties of GWG and GWG Life contained in this Agreement (other than the GWG Specified Representations, the representations and warranties of GWG contained in Section 5.8 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct would not a Material Adverse Effect on GWG and its Subsidiaries, as a whole.

(b) GWG and GWG Life shall have complied, in all material respects, with all covenants required to be performed by them as of or prior to the Closing.

(c) GWG and the Seller Trusts shall have entered into the Registration Rights Agreement.

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(d) GWG and the Trust Advisors with respect to the Seller Trusts (together with one or more investment banks selected by and reasonably acceptable to the parties thereto) shall have entered into the Orderly Marketing Agreement respecting the resale of GWG Common Stock in final negotiated form reasonably acceptable to the parties.

(e) GWG, the Trust Advisors with respect to the Seller Trusts and MHT SPV shall have entered into a Stockholders’ Agreement containing, among others, the terms set forth in Section 8.2.

(f) GWG Life and the Company shall have entered into the Loan Agreement as contemplated by Section 2.3.

(g) GWG shall cause to be delivered to each of the Company, the Seller Trusts and MHT SPV a fully executed and true copy of the Voting Agreement.

(h) GWG shall have delivered to each of the Company, the Seller Trusts and MHT SPV a certificate signed by an officer of GWG, dated as of the Closing Date, certifying that the conditions specified in Section 9.3(a) and Section 9.3(b) have been fulfilled.

(i) GWG shall have delivered to each of the Company, the Seller Trusts and MHT SPV a true copy of the resolutions of the GWG Board authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the secretary or similar officer of GWG.

(j) GWG Life shall have delivered to each of the Company, the Seller Trusts and MHT SPV a true copy of the resolutions of the board of managers of GWG Life authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the secretary or similar officer of GWG Life.

(k) The GWG Common Stock issuable as Stock Consideration to the Seller Trusts shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(l) GWG shall have executed and delivered to the Company a joinder to the Amended & Restated Limited Partnership Agreement, which shall continue to be in full force and effect as of the Closing.

(m) GWG Life shall remain a wholly owned subsidiary of GWG as of the Closing Date.

(n) The Company shall have received a reasoned legal opinion of Mayer Brown LLP, counsel to GWG, dated as of the Closing Date and in form and substance reasonably satisfactory to the Company, to the effect that, GWG is not, and as a result of the consummation of the transaction contemplated by this Agreement will not be, required to register as an investment company under the Investment Company Act.

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ARTICLE X

TERMINATION; EFFECTIVENESS

Section 10.1 Term; Termination. This Agreement shall expire upon the later of (i) the completion of the resale of all GWG Common Stock issued to the Seller Trusts as set forth in Section 2.1, consistent with the terms of the Orderly Marketing Agreement, or (ii) the satisfaction of the Loan executed and delivered concurrently with the consummation of the transactions contemplated under this Agreement (the “Term”). Notwithstanding the foregoing, this Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by written consent of the Company, the Trust Advisors on behalf of the Seller Trusts, MHT SPV and GWG;

(b) by either the Company, the Trust Advisors on behalf of the Seller Trusts and MHT SPV, or by GWG:

(i) if any of the conditions set forth in Article IX shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by April 30, 2018; provided that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to a party whose failure to perform any of its material obligations under this Agreement has been the primary cause of, or primarily resulted in, such failure; or

(ii) if this Agreement shall have failed to receive the GWG Stockholder Approval at the GWG Stockholders’ Meeting and at any adjournment or postponement thereof;

(c) by the Trust Advisors on behalf of the Seller Trusts at any time prior to the Closing, so long as the Seller Trusts pay GWG the Termination Fee set forth in and pursuant to the terms of Section 10.4 concurrently with or prior to (and as a condition to) such termination;

(d) by the Company, the Trust Advisors on behalf of the Seller Trusts and MHT SPV (provided that none of the Company, the Seller Trusts or MHT SPV is then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions set forth in Section 9.2 not to be satisfied), if GWG or GWG Life shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.3(a) or Section 9.3(b) and (ii) is incapable of being cured by GWG or GWG Life, as the case may be, or is not cured within 30 days of written notice thereof to GWG or GWG Life, as the case may be; or

(e) by GWG (provided that GWG or GWG Life is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions set forth in Section 9.3 not to be satisfied), if the Company or the Seller Trusts (or Trust Advisors), as applicable, shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.2(a) or Section 9.2(b) and (ii) is incapable of being cured by the Company, the Seller Trusts or MHT SPV, as applicable, or is not cured within 30 days of written notice thereof to the Company, the Seller Trusts or MHT SPV, as applicable.

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Section 10.2 Notice of Termination. A terminating party will provide written notice of termination to the other parties specifying with particularity the reason for such termination (including the provision or provisions of this Agreement pursuant to which such terminated is to be effected). If more than one provision of Section 10.1 is available to a terminating party in connection with a termination, a terminating party may rely on any available provisions in Section 10.1 for any such termination, whether or not to the exclusion of other available provisions in Section 10.1.

Section 10.3 Effect of Termination. Except as otherwise set forth in this Section 10.3, in the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any Liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than Liability of any party hereto for any breach of a covenant of this Agreement occurring prior to such termination or, in the event of a Closing, any breach of a representation or warranty. The provisions of this Section 10.3 and Sections 11.2, 11.4, 11.5, 11.6, 11.9, 11.10, 11.12, 11.13, 11.14, 11.15 and 11.16 (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

Section 10.4 Termination Fee. If this Agreement is terminated by the Trust Advisors on behalf of the Seller Trusts pursuant to Section 10.1(c), then the Seller Trusts and the Company shall be jointly and severally liable to pay to GWG (by wire transfer in immediately available funds to one or more accounts designed by GWG in writing), concurrently with, and as a condition to, such termination, a fee in an amount of $4,000,000 (the “Termination Fee”). In the event the Termination Fee is paid to GWG pursuant to this Section, payment of the Termination Fee shall be the sole and exclusive remedy of GWG and GWG Life, and any of its former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (the “GWG Related Parties”) against the Company, the Seller Trusts, MHT SPV and their respective Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, “Seller Related Parties”) for any loss suffered as a result of the failure of this Agreement and the transactions contemplated hereunder to be consummated, and upon payment of such amount none of the Seller Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions herein contemplated.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its general partner, board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 11.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

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Section 11.2 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when received by facsimile or email (provided that a copy is subsequently delivered by one of the other methods permitted in (i) through (iii) of this Section 11.2), addressed as follows:

(a)	If to the Company, to:

The Beneficient Company Group, L.P. 325 N. St. Paul Street, Suite 4850 Dallas, Texas 75201
Attention: Brad K. Heppner Email: bheppner@beneficient.com

(b)	If to the Seller Trusts to:

Each of the Seller Trusts set forth on Schedule I hereto c/o The Delaware Trust Company, as Trustee
251 Little Falls Drive Wilmington, DE 19808
Attention: Trust Administration/Alan Halpern

(c)	If to MHT SPV to:

MHT Financial, L.L.C.
2021 McKinney Avenue, Suite 1950
Dallas, TX 75201
Attn: Managing Member
E-mail: mholland@mhtpartners.com

(c)	If to GWG, to:

220 S. Sixth Street Suite 1200
Minneapolis, MN 55402 Attention: Jon R. Sabes

(d)	If to GWG Life, to:

220 S. Sixth Street Suite 1200
Minneapolis, MN 55402 Attention: Jon R. Sabes

or to each party at such other address or addresses as such party may from time to time designate in writing.

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Section 11.3 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 11.3 shall be null and void, ab initio.

Section 11.4 Rights of Third Parties. Except as provided in Sections 11.15 and 11.16, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

Section 11.5 Expenses. Except as otherwise provided herein, each party hereto shall bear its own transaction expenses, whether or not such transactions shall be consummated; provided that the filing fee associated with any HSR filing shall be borne equally by GWG and the Company.

Section 11.6 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 11.7 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in counterparts (and delivered by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.8 Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein.

Section 11.9 Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement and the Confidentiality Agreement.

Section 11.10 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by all of the parties and which makes reference to this Agreement.

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Section 11.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 11.12 Jurisdiction; WAIVER OF TRIAL BY JURY. In any Action among the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware; (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such Action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 11.2 shall be effective service of process for any such Action. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.13 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.1, this being in addition to any other remedy to which they are entitled under this Agreement.

Section 11.14 Survival of Representations and Warranties. All of the representations and warranties in this Agreement or in any instrument, document or certificate delivered pursuant to this Agreement shall survive the Closing until the later of (i) the resale of the GWG Common Stock issued as Stock Consideration hereunder as contemplated by the Orderly Marketing Agreement, (ii) the satisfaction or refinancing of the GWG L Bonds issued as Debt Consideration pursuant to this Agreement, and (iii) the full satisfaction of all obligations under the Loan.

Section 11.15 [Reserved].

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Section 11.16 Seller Trusts and Trust Advisors. It is expressly understood and agreed that (a) this document is executed and delivered by Delaware Trust Company, not individually or personally, but solely as Trustee, pursuant to direction from the Trust Advisors and in the exercise of the powers and authority conferred and vested in Delaware Trust Company as Trustee pursuant to the Trust Agreements of the Seller Trusts (the “Trust Agreements”) and the Trustee is governed by and subject to the Trust Agreements and entitled to the protections, rights and benefits contained therein, (b) each of the representations, undertakings and agreements herein made on the part of the Seller Trusts and Trust Advisors is made and intended not as personal representations, undertakings and agreements by Delaware Trust Company but is made and intended for the purpose for binding only the Seller Trusts and respective trust estates (the “Seller Trust Assets”), (c) nothing herein contained shall be construed as creating any liability on Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller Trusts or Trust Advisors or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller Trusts or Trust Advisors under this Agreement or any other related documents, and (e) under no circumstances shall the Trust Advisors be personally liable for the payment of any indebtedness or expenses or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement, all such recourse being strictly to the Seller Trust Assets.

Section 11.17 [Reserved].

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on January 18, 2018 with effect as of January 12, 2018.

GWG HOLDINGS, INC.

By:	/s/ Jon Sabes
Name:	Jon Sabes
Title:	CEO

GWG LIFE, LLC

By:	/s/ Jon Sabes
Name:	Jon Sabes
Title:	CEO

THE BENEFICIENT COMPANY GROUP, L.P.
By: Beneficient Management, LLC, its General Partner

By:	/s/ Brad K. Heppner
Name:	Brad K. Heppner
Title:	CEO

MHT FINANCIAL SPV, LLC

By:	/s/ Murray T. Holland
Name:	Murray T. Holland
Title:	Manager

THE LT-1 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-2 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-3 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-4 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	vice President

THE LT-5 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-6 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-7 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-8 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

ACCEPTED AND AGREED THIS 18th DAY OF JANUARY, 2018:

MURRAY T. HOLLAND, as Trust Advisor

/s/ Murray T. Holland

JEFFREY S. HINKLE, as Trust Advisor

/s/ Jeffrey S. Hinkle

SCHEDULE I

LIST OF SELLER EXCHANGE TRUSTS

THE LT-1 EXCHANGE TRUST

THE LT-2 EXCHANGE TRUST

THE LT-3 EXCHANGE TRUST

THE LT-4 EXCHANGE TRUST

THE LT-5 EXCHANGE TRUST

THE LT-6 EXCHANGE TRUST

THE LT-7 EXCHANGE TRUST

THE LT-8 EXCHANGE TRUST

EXHIBIT A

TERMS OF GWG L BONDS

Issuer: GWG

Initial Holders: (i) Seller Trusts, pro rata, in accordance with Section 2.1; (ii) MHT SPV, in accordance with Section 2.2.

Form: Privately placed, subject to GWG Indenture (and a supplement thereto entered into by and between GWG, GWG Life, and Bank of Utah, National Association, as trustee thereunder).

Registration Rights: Resale registration rights to be included.

Principal Amount: Up to $400,000,000.

Term: 5 years

Interest Rate: 7.50% per annum.

Settlement at Maturity: Cash. Issuer shall have option to renew/extend term if Holder does not exercise option to receive principal payment at maturity.

Seniority: Secured Debt.

Refinancing: GWG shall undertake commercially reasonable efforts to refinance its outstanding debt with a more favorable credit facility and/or institutional note within 12 months following the Closing.

Transferability: Each of the Seller Trusts may assign/transfer its pro rata distribution of the GWG L Bonds, in whole or in part, to liquidating trusts formed post-Closing. GWG L Bonds transferred to liquidating trusts may be distributed in liquidation to the trusts’ beneficiaries.

A-1

EXHIBIT B

PRINCIPAL TERMS OF COMMERCIAL LOAN AGREEMENT

Business Purposes/Use of Proceeds: The Company, as Borrower, shall enter into a Loan Agreement with GWG Life, as Lender, providing for loan proceeds to the Borrower in an agreed amount. The loan proceeds shall be used by the Borrower for working capital and general corporate purposes in order to execute its business strategy and activities.

1. KEY DEFINITIONS

Loan Amount:	$[257 million], [amount to be confirmed up to a maximum of $400 million]

Maturity Date:	[●], 2022, being the date that is 48 calendar months after the date on which this Note has been issued

Listing:	The effective date of the listing of the Borrower’s common units (the “Units”) on a U.S. national stock exchange

Qualified Valuation Expert:	An accounting, appraisal or investment banking firm of nationally recognized standing, such as Duff & Phelps, that is, in the reasonable judgment of the Borrower, qualified to perform the task for which it has been engaged

Alternative Asset Financing Portfolio:	[●]

Business Day:	Any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close

Event of Default:	Defined in Section 6

2. INTEREST

The Loan shall bear simple interest from the date of execution and delivery, which shall accrue at a rate per annum equal to 5%, one-half of which will be due and payable monthly in cash, and one-half of which will be due and payable in full on the Maturity Date as set forth in Section 3 below.

B-1

3. REPAYMENT

(a) All principal and accrued interest on the Loan shall be due and payable on the Maturity Date, payable, at the option of the Issuer, in (i) cash or (ii) in Units in an amount determined (A) in the event of a Listing, by the five-day average closing bid price immediately prior to the Maturity Date or (B) in the event a Listing has not occurred, by the tangible book value of the Units, as determined by a Qualified Valuation Expert; provided, however, that, in the event of either such (A) or (B), the Lender shall not be required hereunder to accept Units in settlement of amounts owing under this Note if the acceptance of such Units would, in the reasonable opinion of the Borrower or GWG, be likely to cause the Borrower or GWG to require to be registered as an investment company under the Investment Company Act.

(b) If a payment to be made hereunder shall fall due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day without additional interest thereon.

(c) Notwithstanding anything herein to the contrary, the outstanding principal amount of the Loan, together with all accrued interest thereon, may be repaid in cash at any time and from time without penalty.

4. RANKING

The payment obligations of the Borrower under the Loan shall, at all times while any principal amount of the Loan remains outstanding, rank junior only to Borrower’s bank debt and the NPC- B Unit Accounts of Beneficient Company Holdings, L.P. in accordance with the limitations set forth in Section 5 below.

5. LIMITATION ON INDEBTEDNESS

Until all amounts outstanding under the Loan shall have been paid in full, the Borrower shall not incur, create or assume any indebtedness that is senior in right of payment to the payment obligations under the Loan (“Senior Debt”); provided that the Borrower may incur, create or assume Senior Debt if, after giving effect to the incurrence thereof on a pro forma basis, the aggregate amount of all outstanding Senior Debt would not exceed 45% of the net asset value (“NAV”) (calculated by the Borrower in accordance with its customary procedures) of the Borrower’s Alternative Asset Financing Portfolio, inclusive of (i) the Borrower’s bank debt and (ii) outstanding NPC-B Unit Accounts of Beneficient Company Holdings, L.P.; provided that the bank debt of the Borrower shall not exceed at the time of incurrence the lesser of 30% of the Borrower’s NAV at the time of borrowing of such bank debt or $200 million. The Borrower shall provide the Lender with monthly month-end calculations, including supporting data, of what percentage outstanding Senior Debt bears to the net asset value of the Borrower’s Alternative Asset Financing Portfolio.

B-2

6. EVENTS OF DEFAULT; ACCELERATION

(a) The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

(i) the Borrower fails to pay any principal or interest when due and such failure continues for five (5) days after written notice to the Borrower;

(ii) the Borrower fails to observe the covenant contained in Section 5 and such failure continues for twenty (20) days after written notice to the Borrower;

(iii) an event has occurred that has had or could reasonably be expected to have a Material Adverse Effect and such Material Adverse Effect continues and remains uncured for a period of thirty (30) days after written notice to the Borrower. A “Material Adverse Effect” means, with respect to any event or circumstance, that individually or in the aggregate, has or would reasonably be expect to have a material and adverse effect on:

(A) a change in the business, assets, financial condition or operations of the Borrower; or

(B) the ability of the Borrower to perform its obligations under the Loan Agreement or any material contract to which it is a party; or

(C) the status, existence, perfection or priority of the security interest in the Borrower resulting in a breach of Section 4 of this Loan Agreement; or

(E) the Borrower is required to register as an investment company under the Investment Company Act of 1940, as amended;

provided, however, that in the case of clause (A) only, a “Material Adverse Effect” shall not be deemed to include events, changes, effects or developments resulting from or arising out of any of the following, either alone or in combination, and none of the following, either alone or in combination, shall be deemed to constitute or contribute to a Material Adverse Effect, or otherwise be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur: (1) changes after the date of this Loan Agreement in GAAP or regulatory accounting requirements or principles (so long as the Borrower and its Subsidiaries are not materially disproportionately affected thereby); (2) changes after the date of this Loan Agreement in Laws of general applicability to financial institutions (so long as the Borrower and its Subsidiaries are not materially disproportionately affected thereby); (3) changes after the date of this Loan Agreement in global, national or regional political conditions or general economic or market conditions, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in U.S. or foreign securities markets (so long as the Borrower and its Subsidiaries are not materially disproportionately affected thereby); (D) a decline in the trading price of a the Borrower’s Units (if listed) or a failure, in and of itself, to meet earnings projections, but not, in either case, including any underlying causes thereof; (4) the impact of the public disclosure, pendency or performance of this Loan Agreement or the transactions contemplated hereby including the impact of the Loan on relationships with clients, customers and employees; and (F) any natural disaster, outbreak or escalation of hostilities, declared or undeclared acts or war or terrorism, or any escalation or worsening thereof, whether or not occurring or commenced before or after the date of this Loan Agreement.

B-3

(iv) (A) the Borrower commences any case, proceeding or other action (1) under any law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(B) there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 6(a)(iv)(A) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of sixty (60) days;

(C) there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(D) the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 6(a)(iv)(A), Section 6(a)(iv)(B) or Section 6(a)(iv)(C) above.

(b) Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may at its option, by written notice to the Borrower declare the entire principal amount of this Loan, together with all accrued interest thereon, immediately due and payable; provided however that, if an Event of Default described in Section 6(a)(iii) shall occur, the principal of and accrued interest on the Loan Amount shall become immediately due and payable without any notice, declaration or other act on the part of the Lender.

7. NOTICES

(a) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i) If to the Borrower:

(ii) If to the Lender:

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment or confirmation from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other electronic confirmation of delivery).

8. GOVERNING LAW

The Loan Agreement and any claim, controversy, dispute or cause of action in contract based upon, arising out of or relating to the Loan Agreement and the transactions contemplated hereby shall be governed by the laws of the State of Delaware.

B-4

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION OF MLP UNITS

C-1

FIRST AMENDMENT TO MASTER EXCHANGE AGREEMENT

THIS FIRST AMENDMENT is dated as of April 30, 2018 (this “Amendment”), and amends in part that certain Master Exchange Agreement, as amended and restated on January 18, 2018 with effect as of January 12, 2018 (the “Agreement”), by and among GWG HOLDINGS, INC., a Delaware corporation (“GWG”), GWG LIFE, LLC, a Delaware limited liability company and wholly owned Subsidiary of GWG, THE BENEFICIENT COMPANY GROUP, L.P., a Delaware limited partnership, MHT FINANCIAL SPV, LLC, a Delaware limited liability company and wholly owned subsidiary of MHT Financial, L.L.C., and each of the EXCHANGE TRUSTS that is a party to the Agreement (the “Seller Trusts”), and as agreed to and accepted by Murray T. Holland and Jeffrey S. Hinkle as trust advisors to the Seller Trusts. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WITNESSETH:

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, pursuant to and in accordance with Section 11.10 of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Amendment to the Agreement.

(a) Section 8.1 of the Agreement is hereby amended by deleting the following parenthetical in the sixth line as follows: “(and in any event on or prior to April 30, 2018).”

(b) Section 10.1(b)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“if any of the conditions set forth in Article IX shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by June 30, 2018; provided that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to a party whose failure to perform any of its material obligations under this Agreement has been the primary cause of, or primarily resulted in, such failure; or”

(c) All other terms and provisions of the Agreement are hereby ratified in full and incorporated by reference herein.

Section 2. No Third Party Beneficiary. This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

Section 3. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. Except as amended by this Amendment, the Agreement shall continue in full force and effect.

Section 4. Counterparts. This Amendment may be executed in counterparts (and delivered by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5. Governing Law. This Amendment, and all claims or causes of action based upon, arising out of, or related to this Amendment or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

[Signature Page Follows]

1

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date first set forth above.

GWG HOLDINGS, INC.

By:	/s/ Jon Sabes
Name:	Jon Sabes
Title:	Chief Executive Officer

GWG LIFE, LLC

By:	/s/ Jon Sabes
Name:	Jon Sabes
Title:	Chief Executive Officer

[Signature Page to Amendment to Master Exchange Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date first set forth above.

THE BENEFICIENT COMPANY GROUP, L.P.

By:	/s/ Brad Heppner
Name:	Brad Heppner
Title:	Chief Executive Officer

MHT FINANCIAL SPV, LLC

By:	/s/ Murray T. Holland
Name:	Murray T. Holland
Title:	Manager

THE LT-1 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-2 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

[Signature Page to Amendment to Master Exchange Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date first set forth above.

THE LT-3 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-4 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-5 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-6 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

[Signature Page to Amendment to Master Exchange Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date first set forth above.

THE LT-7 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-8 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

MURRAY T. HOLLAND, as Trust Advisor

/s/ Murray T. Holland

JEFFREY S. HINKLE, as Trust Advisor

/s/ Jeffrey S. Hinkle

[Signature Page to Amendment to Master Exchange Agreement]

SECOND AMENDMENT TO MASTER EXCHANGE AGREEMENT

THIS SECOND AMENDMENT is dated as of June 29, 2018 (this “Second Amendment”), and amends in part that certain MASTER EXCHANGE AGREEMENT, as amended and restated on January 18, 2018 with effect as of January 12, 2018, and further amended by the First Amendment thereto, dated April 30, 2018 (the “Agreement”), by and among GWG HOLDINGS, INC., a Delaware corporation (“GWG”), GWG LIFE, LLC, a Delaware limited liability company and wholly owned Subsidiary of GWG, THE BENEFICIENT COMPANY GROUP, L.P., a Delaware limited partnership, MHT FINANCIAL SPV, LLC, a Delaware limited liability company and wholly owned subsidiary of MHT Financial, L.L.C., and each of the EXCHANGE TRUSTS that is a party to the Agreement (the “Seller Trusts”), and as agreed to and accepted by Murray T. Holland and Jeffrey S. Hinkle as trust advisors to the Seller Trusts. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WITNESSETH:

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties have agreed in principle to a forthcoming amendment of the Agreement that will contemplate multiple closings of the transaction, the first of which is expected to occur presently and will include the transfer of approximately $403,000,000 of L Bonds and $150,000,000 of cash consideration, and are committed to its ultimate closing on the satisfaction of the remaining regulatory requirements;

WHEREAS, pursuant to and in accordance with Section 11.10 of the Agreement, the parties wish to amend the Agreement as set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Amendment to the Agreement.

(a) Section 10.1(b)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“if any of the conditions set forth in Article IX shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by July 30, 2018; provided that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to a party whose failure to perform any of its material obligations under this Agreement has been the primary cause of, or primarily resulted in, such failure; or”

(b) All other terms and provisions of the Agreement are hereby ratified in full and incorporated by reference herein.

1

Section 2. No Third Party Beneficiary. This Second Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

Section 3. Entire Agreement. This Second Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof Except as amended by this Second Amendment, the Agreement shall continue in full force and effect.

Section 4. Counterparts. This Second Amendment may be executed in counterparts (and delivered by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5. Governing Law. This Second Amendment, and all claims or causes of action based upon, arising out of, or related to this Second Amendment or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

[Signature Page Follows]

2

IN WITNESS WHEREOF the parties have hereunto caused this Second Amendment to be duly executed as of the date first set forth above.

GWG HOLDINGS, INC.

By:	Jon Sabes
Name:	Jon Sabes
Title:	Chief Executive Officer

GWG LIFE, LLC

By:	Jon Sabes
Name:	Jon Sabes
Title:	Chief Executive Officer

[Signature Page to Second Amendment to Master Exchange Agreement]

3

IN WITNESS WHEREOF the parties have hereunto caused this Second Amendment to be duly executed as of the date first set forth above.

THE BENEFICIENT COMPANY GROUP, L.P.

By:	Brad K. Heppner
Name:	Brad K. Heppner
Title:	Chief Executive Officer

MHT FINANCIAL SPV, LLC

By:	Murray T. Holland
Name:	Murray T. Holland
Title:	Manager

THE LT-1 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-2 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

[Signature Page to Second Amendment to Master Exchange Agreement]

4

IN WITNESS WHEREOF the parties have hereunto caused this Second Amendment to be duly executed as of the date first set forth above.

THE LT-3 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-4 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-5 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-6 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

[Signature Page to Second Amendment to Master Exchange Agreement]

5

IN WITNESS WHEREOF the parties have hereunto caused this Second Amendment to be duly executed as of the date first set forth above.

THE LT-7 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

THE LT-8 EXCHANGE TRUST,

By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

MURRAY T. HOLLAND, as Trust Advisor

Murray T. Holland

JEFFREY S. HINKLE, as Trust Advisor

Jeffrey S. Hinkle

6

Execution Version

THIRD AMENDMENT TO MASTER EXCHANGE AGREEMENT

THIS THIRD AMENDMENT is dated as of August 10, 2018 (this “Third Amendment”), and amends in part that certain Master Exchange Agreement, as amended and restated on January 18, 2018 with effect as of January 12, 2018 (the “Agreement”), and further amended by the First Amendment thereto, dated April 30, 2018 (the “First Amendment”), and the Second Amendment thereto, dated June 29, 2018 (the “Second Amendment”), by and among GWG HOLDINGS, INC., a Delaware corporation (“GWG”), GWG LIFE, LLC, a Delaware limited liability company and wholly owned subsidiary of GWG, THE BENEFICIENT COMPANY GROUP, L.P., a Delaware limited partnership, MHT FINANCIAL SPV, LLC, a Delaware limited liability company and wholly owned subsidiary of MHT Financial, L.L.C., and each of the EXCHANGE TRUSTS that is a party to the Agreement (the “Seller Trusts”), and as agreed to and accepted by Murray T. Holland and Jeffrey S. Hinkle, as trust advisors to the Seller Trusts. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WITNESSETH:

WHEREAS, the parties have entered into the Agreement, as amended to date;

WHEREAS, pursuant to and in accordance with Section 11.10 of the Agreement, the parties wish to amend the Agreement further as set forth in this Third Amendment in order to enable the parties to obtain the benefit of their bargain under the Agreement in an expedited manner in light of certain regulatory delays to the consummation of the Agreement in full.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Amendments to the Agreement.

1. The fourth WHEREAS clause is deleted in its entirety and replace with the following:

“WHEREAS, upon the terms and subject to the conditions of this Agreement, (a) GWG desires to acquire the MLP Units owned by the Seller Trusts at a price of $10.00 per unit in exchange for (i) up to 29.1 million shares of common stock, par value $0.001 of GWG (the “GWG Common Stock”) (subject to adjustment as set forth in Section 8.4 hereof), the resale of which shall be registered with the Securities and Exchange Commission (the “SEC”) and, subject to issuance, approved for listing on The NASDAQ Capital Market (“NASDAQ”) (the “Stock Consideration”), (ii) a new series of L Bonds issued by GWG (the “GWG L Bonds”) issued pursuant to a supplemental indenture (the “Supplemental Indenture”) in an aggregate principal amount of up to $403,234,866 (the “Debt Consideration”), (b) the Seller Trusts desire to exchange the MLP Units, on a pro rata basis based on their respective ownership of MLP Units, for such GWG Common Stock and GWG L Bonds (the Stock Consideration and the Debt Consideration, collectively, the “Consideration”), (iii) the Company shall issue to GWG an amount of securities or other instruments in an amount calculated in accordance with Section 2.4(a) hereof (the “Additional Consideration”), and (iv) GWG shall issue to the Company the Convertible Preferred Stock (as defined in Section 2.4(b) hereof);”

2. The fifth WHEREAS clause is hereby deleted in its entirety. The Parties agree further that all references to MHT Financial SPV, LLC contained in the Agreement (other than as set forth in the last sentence of Section 5.6(a) hereto), together with all rights and obligations relating thereto, are hereby deleted and that such entity shall, as of the effective date of this Third Amendment withdraw and no longer be a party to the Agreement.

3. The definition of “Transaction Agreements” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

“Transaction Agreements” shall mean this Agreement, the Orderly Marketing Agreement, the Shareholders’ Agreement, the Commercial Loan Agreement, the Exchangeable Note, the Supplemental Indenture, as each such term is defined herein, and the registration rights agreements provided for in Sections 7.6 and 9.2(c)(iv).

4. All references to that certain “Private Placement Memorandum, dated September 20, 2017,” shall be amended and replaced with “Private Placement Memorandum, initially dated September 20, 2017, as amended through March 12, 2018.”

5. ARTICLE II: EXCHANGES; CLOSING is hereby deleted in its entirety and replaced with the following:

Section 2.1 “The Sale and Exchange.

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, each Seller Trust shall sell, assign, transfer and deliver to GWG, and GWG shall purchase and acquire from each Seller Trust, (i) those MLP Units set forth next to each Seller Trust’s name on Schedule I or as otherwise identified in writing by the Company and agreed to by GWG, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws), at a price of $10.00 per MLP Unit (the “MLP Unit Exchange Price”) in exchange for (A) satisfaction in full of the Exchangeable Note (as defined in Section 2.3) and (B) aggregate Consideration to be delivered in the form of (i) the Stock Consideration, free and clear of all Liens (other than Liens arising under the Securities Act and state securities laws), and (ii) the Debt Consideration containing the terms set forth in Exhibit A hereto or as otherwise agreed by the parties, free and clear of all Liens (other than Liens arising under the Securities Act and state securities laws), each in such amount as is set forth next to such Seller Trust’s name on Schedule I or, if not set forth therein, as otherwise identified in writing by the Company and agreed to by GWG. Such consideration shall be delivered to the Seller Trusts in two installments as follows: (i) the delivery of the Debt Consideration at the Initial Transfer (as defined in Section 2.5 below), and (ii) the delivery of the Stock Consideration and satisfaction of the Exchangeable Note at the Final Closing (as defined in Section 2.5 below).

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(b) The Stock Consideration and the Debt Consideration shall be issued in such amounts and proportions as GWG, the Company and the Trust Advisors on behalf of the Seller Trusts shall determine not less than five (5) Business Days prior to the respective Closing, or such other time as shall be agreed by the parties; provided, however, that in no event shall the aggregate amount of GWG Common Stock issued as Stock Consideration exceed 29.1 million shares at a price per share of $10.00 and the aggregate principal amount of GWG L Bonds issued as Debt Consideration exceed $405 million; and provided, further, that in no event shall the aggregate Consideration received by the Seller Trusts be less than $550 million nor greater than $800 million.

Section 2.2 Commercial Loan. On the Initial Transfer Date, the Company shall enter into the Loan Agreement with GWG Life in a principal amount of $200 million, containing the principal terms as set forth in Exhibit B hereto, or as such parties shall otherwise mutually agree as set forth in the definitive Loan Agreement. The parties agree that entry into the Loan Agreement shall be in consideration for GWG and GWG Life entering into this Agreement and consummating transactions contemplated hereby and neither GWG Life or nor any of its Affiliates shall provide any cash proceeds or advances in connection with the Loan Agreement.

Section 2.3 Exchangeable Note. On the Initial Transfer Date, the Company shall deliver to GWG a promissory note (the “Exchangeable Note”) in the principal amount of $162,911,379. The Exchangeable Note shall accrue interest at a rate of 12.40% per annum, calculated on the basis of a 360-day year, and compounded annually on each anniversary of the Initial Transfer Date. At the earlier of the maturity date (as set forth in the Exchangeable Note) or the Final Closing, the outstanding principal balance of the Exchangeable Note (the “Exchanged Amount”), shall be satisfied in full by (a) the transfer by the Company to GWG of Common Units in an amount equal to the Exchanged Amount divided by the MLP Unit Exchange Price (the “Exchangeable Note MLP Units”) and (b) the payment in cash of all accrued interest from the Initial Transfer Date to the date of such payment (the “Accrued Interest”). The Company, GWG and GWG Life agree that, in lieu of payment of the Accrued Interest at the Final Closing Date (or if, earlier, the maturity date of the Exchangeable Note), the Company may, at its option, add an amount equal to such Accrued Interest to the then outstanding principal balance due under the Loan Agreement. The parties agree that the Exchangeable Note shall be in consideration for GWG entering into this Agreement and consummating transactions contemplated hereby and neither GWG or nor any of its Affiliates shall provide any cash proceeds or advances in connection with the Exchangeable Note.

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Section 2.4 Additional Consideration.

(a) The Company shall issue to GWG the Additional Consideration on the Final Closing Date, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws). The Additional Consideration shall be an amount of securities or other instruments, containing the same rights, preferences and privileges as the NPC-A Unit Accounts, equivalent to seven percent (7%) of the total NPC-A Unit Accounts attributable to the Company Holdings’ founders and to Hicks Holdings Operating, LLC, based upon the estimated allocation of such Unit Accounts as of the preliminary third party valuation of Company Holdings, and subject to adjustment following the issuance of the Final Valuation (as defined below) or prior to the Final Closing Date and made on a pro rata basis with the NPC-A Unit Accounts held by Hicks Holdings Operating, LLC.

(b) The Company agrees to purchase $50 million of GWG’s convertible preferred stock (“Convertible Preferred Stock”), payable in cash, on the Initial Transfer Date. The Convertible Preferred Stock will be non-voting, have no dividend rights, and shall convert into GWG Common Stock (the “Conversion Shares”) at a conversion price of $10.00 per share immediately following the Final Closing. GWG shall take such action as is necessary to obtain the requisite approval from its Board of Directors for the terms as set out herein of the Convertible Preferred Stock and the issuance to the Company or, at the direction of the Company, to the Seller Trusts, as contemplated hereby.

Section 2.5 Closings; Deliverables.

(a) Upon the terms and subject to the conditions of this Agreement, the “Initial Transfer” of the transactions contemplated by this Agreement will take place as soon as practicable after the date hereof at 10:00 a.m., New York time, on such date, place and time as the parties shall mutually agree in writing (the “Initial Transfer Date”), provided that such date shall not be later than August 10, 2018, and the “Final Closing” of the transactions contemplated hereunder will take place at 10:00 a.m., New York time, on such date, place and time subsequent to the Initial Transfer as GWG and the Company shall mutually agree in writing (the “Final Closing Date”), provided that such date shall be as soon as practicable following the expiration of the 20-day period provided for in Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, following the mailing of the Information Statement to be prepared and delivered to GWG Stockholders in accordance with Section 7.3 hereof, it being understood that a definitive Information Statement shall be filed with the SEC and mailed to GWG Stockholders by GWG as soon as practicable following the delivery to GWG by the Company of the Company Financial Statements (as defined in Section 6.6(a) hereof). The Initial Transfer and the Final Closing may be referred to herein together as the “Closings” and, individually, as a “Closing,” as the context requires. References in the Agreement to the Closing Date shall mean the Initial Transfer Date or the Final Closing Date, as the context requires. Without limiting the generality of the foregoing, (i) for purposes of Articles III, IV and V, the term “Closing” shall mean each of the Initial Transfer and the Final Closing, (ii) for purposes of Section 6.1, the term “Closing Date” shall mean the Final Closing Date, (iii) for purposes of Section 6.2(a), the term “Closing Date” shall mean the Initial Transfer Date and the term “Closing” shall mean the Initial Transfer, (iv) for purposes of Section 6.2(b) and (c), the term “Closing” shall mean the Initial Transfer (for the restrictions on any issuance and redemptions that occur on or prior to the Final Closing Date) and the Final Closing (for redemptions that occur on or after the Final Closing Date), (v) for purposes of Section 6.4(b), the term “Closing” shall mean the Final Closing, (vi) for purposes of Section 7.5, the term “Closing Date” shall mean the Final Closing Date, (vii) for purposes of Section 7.6, the term “Closing” shall mean the Final Closing, (viii) for purposes of Section 8.2, the term “Closing” shall mean the Final Closing, (xi) for purposes of Sections 8.4 and 8.8, the term “Closing Date” shall mean each of the Initial Transfer Date and the Final Closing Date and the term “Closing” (for purposes of Section 8.4) shall mean each of the Initial Transfer and the Final Closing, and (x) for purposes of Sections 8.6 and 11.14, the term “Closing” shall mean the Final Closing.

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(b) At the Initial Transfer:

(i) (A) The Seller Trusts shall deliver, pro rata, to GWG a duly executed Assignment and Assumption of MLP Units, substantially in the form attached hereto as Exhibit C, evidencing the transfer of an aggregate of 4,032,349 MLP Units by the Seller Trusts, pro rata, to GWG, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws); (B) in connection therewith, GWG shall execute and deliver to the Company a joinder to the Amended and Restated Limited Partnership Agreement; and (C) the Company shall record in its books and records the ownership of such MLP Units in the name of GWG;

(ii) GWG Life and the Company shall execute and deliver the Loan Agreement;

(iii) The Company shall execute and deliver the Exchangeable Note to GWG;

(iv) GWG shall deliver to each Seller Trust, pro rata, a duly executed certificate, registered in such name or names and in such amounts as shall be designated by the Trust Advisors on behalf of the Seller Trusts not less than two (2) Business Days prior to the Initial Transfer, evidencing the pro rata Debt Consideration issuable thereto;

(v) GWG shall issue the Convertible Preferred Stock to the Company or, at the Company’s direction, to the Seller Trusts, and deliver a duly executed certificate, registered in the name or names as directed by the Company;

(vi) GWG shall record in its books and records the ownership of the Debt Consideration in such name or names as specified pursuant to Section 2.5(b)(iv); and

(vii) The appropriate parties shall deliver the items required to be delivered pursuant to Article IX.

(c) At the Final Closing:

(i) (A) The Seller Trusts shall deliver, pro rata, to GWG a duly executed Assignment and Assumption of MLP Units, substantially in the form attached hereto as Exhibit C, evidencing the transfer of an aggregate of 40,485,230 MLP Units by the Seller Trusts, pro rata, to GWG, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws); and (B) the Company shall record in its books and records the ownership of such MLP Units in the name of GWG;

(ii) The Company shall transfer to GWG the Exchangeable Note MLP Units in full satisfaction of the Exchanged Amount, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws); (B) the Company shall record in its books and records the ownership of such Exchangeable Note MLP Units in the name of GWG, and shall credit GWG’s capital account associated therewith in an amount equal to the Exchanged Amount; and (C) the Company shall satisfy its obligation to pay to GWG the Accrued Interest in accordance with the terms set forth in the Exchangeable Note;

(iii) GWG shall confirm in writing the satisfaction in full by the Company of the Exchangeable Note and the cancellation thereof by GWG;

(iv) GWG shall deliver to each Seller Trust, pro rata, a duly executed stock certificate, registered in such name or names and in such amounts as shall be designated by the Trust Advisors on behalf of the Seller Trusts not less than two (2) Business Days prior to the Final Closing, and dated the Final Closing Date, evidencing the pro rata Stock Consideration issuable thereto, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws);

(v) GWG shall record in its books and records the ownership of the Stock Consideration in such name or names as specified pursuant to Section 2.5(c)(iv);

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(vi) The Company shall issue to GWG the Additional Consideration pursuant to Section 2.4(a);

(vii) The appropriate parties shall deliver the items required to be delivered pursuant to Article IX; and

(viii) Immediately following the Final Closing, GWG shall (A) deliver to each holder of Convertible Preferred Stock a duly executed stock certificate, registered in such holder’s name evidencing the Conversion Shares issuable thereto, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws); and (B) cancel the corresponding shares of Convertible Preferred Stock.”

4. Section 3.2 of the Agreement is hereby amended by adding the following:

“(c) The Exchangeable Note has been duly and validly authorized and approved by the general partner of the Company and, when executed and delivered as contemplated therein, will have been duly and validly executed and delivered by it, will constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and (ii) as to enforceability, to general principles of equity.”

5. Section 3.6(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) (i) The partnership interests/units authorized for issuance by the Company are an unlimited number of common units under the Amended & Restated Limited Partnership Agreement, of which 74,670,839 common units are outstanding as of the Initial Transfer Date. All of such outstanding common units have been (A) duly authorized, validly issued, fully paid and nonassessable, (B) issued in compliance in all material respects with applicable Laws and (C) issued without breach or violation of any preemptive rights or any Contract. (ii) The Company is the general partner of Company Holdings and all of Company Holdings’ classes of partnership interests/units (A) have been duly authorized and validly issued and are fully paid and non-assessable, (B) were issued in compliance in all material respects with applicable Law and (C) were not issued in breach or violation of any preemptive rights or any Contract. The NPC-A Unit Accounts to be issued to GWG as Additional Consideration shall be, as of the date of such issuance, (X) duly authorized, validly issued, fully paid and non-assessable, (Y) issued in compliance with applicable Laws, and (Z) issued without breach or violation of any preemptive rights or Contract.

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6. Section 3.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.10.  Financial Information. The certain unaudited financial information, including models, forecasts and projections as included in the electronic data room under the heading “August 4-5 Financial Information” (the “August 4 Information”), and as furnished to GWG, (i) fairly present in all material respects the historical, pro forma and projected financial condition and results of operations of the Company and its consolidated Subsidiaries, as the case may be, as of and for the dates thereof and the periods then ended, (ii) to the extent based on historical financial information, such historical financial information was prepared consistent with GAAP, (iii) with respect to pro forma financial information, have been properly presented consistent with GAAP and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and (iv) with respect to projected financial information, have been prepared consistent with GAAP and in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made; provided, however that the August 4 Information may be subject to adjustment as a result of the Company’s final enterprise valuation to be prepared by a third-party valuation firm (the “Final Valuation”). The only material adjustments to the August 4 Information in the Final Valuation will be to (a) intangible assets and (b) NPC Unit Accounts of Company Holdings.”

7. Section 3.17 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.17. Disclosure Documents; Acknowledgment. All written disclosure documentation furnished by or on behalf of the Company to GWG in the electronic data room in connection with the transactions contemplated by this Agreement (including documentation which amends or supersedes previously furnished information) is materially accurate as of the respective date of such documentation and does not, as of such date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Certain of the financial information in the electronic data room, including information included under the heading “August 4-5 Diligence Responses,” includes and relies upon projections, estimates, pro formas, forecasts and other forward-looking information (collectively, “Forward-Looking Information”) and was prepared in good faith as of its respective date in reliance upon such Forward-Looking Information. The representation and warranty set forth in this Section 3.17 with respect to financial information that includes and relies upon Forward-Looking Information shall be deemed made only as of the Initial Transfer Date and shall not apply to any such financial information if an updated version of such financial information is placed into the electronic data room prior to the Initial Transfer Date (in which case the representation and warranty shall be made solely with respect to the updated version of such financial information). The Company acknowledges and agrees that GWG and GWG Life have not made and are not making any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article V.”

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8. A new Section 3.18 of the Agreement is hereby added as follows:

“Section 3.18. MLP Units. As of the Initial Transfer Date, there have been no material changes in the terms of the MLP Units or securities of Company Holdings from the terms reflected in the Private Placement Memorandum.

9. A new Section 3.19 of the Agreement is hereby added as follows:

“Section 3.19. MLP Unit Tax Basis. The aggregate MLP Units to be transferred to GWG (i) in exchange for the GWG L Bonds, should have a tax basis determined with reference to the issue price of the GWG L Bonds, (ii) in exchange for GWG Common Stock, should have a tax basis determined with reference to the tax basis of such MLP Units in the hands of the Seller Trusts, and (iii) upon settlement of the instrument to acquire MLP Units as Additional Consideration, should have a tax basis equal to the sum of the amount paid by GWG and any amount includible in income with respect to such instrument. There is no built-in unrealized gain attributable to any property underlying the MLP Units being transferred to GWG. “

10. Section 5.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b) The affirmative vote or consent of holders of a majority of the outstanding shares of GWG Common Stock to approve the issuance of the shares (including shares issuable upon conversion of the Convertible Preferred Stock) for purposes of NASDAQ Rules 5635(a) and (b) is the only vote or consent of any of GWG’s capital stock necessary in connection with the entry into this Agreement by GWG and the consummation of the transactions contemplated hereby, including the Closing (the “GWG Stockholder Approval”).”

11. Section 5.5 of the Agreement is hereby revised to replace the term “Proxy Statement” where it appears in such section with the term “Information Statement.”

12. Section 5.6(a) of the Agreement is hereby amended to add the following sentence at the end of such section:

“Notwithstanding the foregoing, GWG and GWG Life make no representation or warranty regarding the information regarding the Company, the Seller Trusts or MHT Financial SPV, LLC included or incorporated by reference in the GWG Reports.”

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13. Section 5.6(f) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(f) There are no material Liabilities of GWG that would be required to be reflected on a balance sheet of GWG prepared in accordance with GAAP, except for Liabilities (a) disclosed, reflected or reserved for in GWG’s consolidated balance sheet as of December 31, 2017 (or the notes thereto) included in the GWG Reports, (b) that have arisen since the date of the most recent balance sheet included in the GWG Reports in the ordinary course of the financing and operation of the business of GWG or (c) arising under any Contract, other than as a result of a breach thereof by GWG.”

14. Sections 5.8(f) and (g) of the Agreement are hereby deleted in their entirety and replaced with the following:

“(f) The shares of GWG Common Stock to be issued to the Seller Trusts, pro rata in accordance with this Agreement, shall be (i) duly authorized and validly issued and are fully paid and nonassessable, (ii) issued in compliance with applicable Law, (iii) not issued in breach or violation of any preemptive rights or Contract, (iv) fully vested and not otherwise subject to a substantial risk of forfeiture and (v) free and clear of all Liens (other than Liens arising under the Securities Act and state securities laws).

(g) The GWG L Bonds to be issued to the Seller Trusts, pro rata in accordance with this Agreement, shall (i) be duly authorized and validly issued, (ii) be issued in compliance with the GWG Indenture and applicable Law, including the requisite approval of the Supplemental Indenture by the Indenture Trustee, (iii) entitle the registered holders to the rights and entitlements set forth therein (y) be issued free and clear of all Liens (other than Liens arising under the Securities Act and state securities laws), and (iv) constitute valid and binding obligations of GWG, enforceable in accordance with their terms subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally, (B) as to enforceability, to general principles of equity.”

15. Section 6.1 is hereby amended by (i) replacing the words “Closing Date” the first time such words appear in such section with the words “Initial Transfer Date,” and (ii) deleting the words “during the Interim Period” at the end of such section and in their place inserting the words “prior to the Final Closing Date.”

16. A new Section 6.6 of the Agreement is hereby added as follows:

“Section 6.6. The Company Financial Statements.

“(a) All financial statements of the Company provided by the Company or its Representatives for inclusion in the GWG Reports, including the definitive Information Statement (the “Company Financial Statements”), to the extent the same shall be required under the applicable rules and regulations of the SEC in the absence of any waiver relating thereto, shall be prepared in accordance with GAAP and comply with the SEC requirements for such SEC Report, shall fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments the impact of which is not material and the absence of complete footnotes) in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended, and shall be provided to GWG as soon as practicable after the date hereof; provided that, in the event such Company Financial Statements to be included in the definitive Information Statement or the Opening Balance Sheet (as defined below) are not delivered to GWG on or before October 31, 2018, an amount equal to $50,000 per calendar day shall accrue commencing November 1, 2018 and be payable by the Company to GWG in cash upon demand by wire transfer of immediately available funds to an account designated in writing by GWG until such Company Financial Statements or Opening Balance Sheet have been delivered. The Company agrees that the actual damages likely to result from the failure of the Company to provide such Company Financial Statements or Opening Balance Sheet are difficult to estimate as of the date of this Agreement and would be difficult for GWG to prove. Accordingly, such amounts shall be deemed liquidated damages for any such failure to compensate GWG for such failure and not a penalty and shall be nonrefundable by GWG.

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(b) The Company shall deliver to GWG (A) audited annual financial statements within sixty (60) days of the Company’s fiscal year end of each year (for the prior years’ financial statements) and (B) unaudited quarterly financial statements within twenty-five (25) days of each of the Company’s quarter end (other than the fourth quarter), until the later of (i) the repayment in full of the Commercial Loan and (ii) the absence of any requirement under Regulation S-X of the Exchange Act to include Company financial information in GWG Reports. In addition, the Company shall provide GWG with an audited opening balance sheet dated as of May 31, 2018 and prepared in accordance with GAAP (the “Opening Balance Sheet”) on or before the earlier of the Final Closing Date and October 31, 2018, and shall provide audited annual financial statements for the year ended December 31, 2018 on or before the date that is sixty (60) days following such year end.”

17. A new Section 6.7 of the Agreement is hereby added as follows:

“Section 6.7. Limitations on Issuances of Equity Securities. Unless consented to by GWG (which consent will not be unreasonably withheld) and except as otherwise provided in this Agreement, until the earlier of (a) the transfer, sale or conveyance of more than eighty percent (80%) of the MLP Units owned by GWG as of the Initial Transfer or, if the Final Closing has occurred, as of the Final Closing, and (b) such time as the Company completes at least one Qualified Public Offering which on its own or together with any other public offering results in the Borrower receiving aggregate net proceeds (after underwriting discounts and commissions and offering expenses) of at least $100 million, the Company will not (and will cause each of its Affiliates not to) (i) issue any securities possessing terms that are materially different from the terms of the securities proposed to be offered under the Private Placement Memorandum, or (ii) incur bank debt on terms that are other than commercially reasonable.”

18. The last sentence of Section 7.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding any provision in this Agreement to the contrary, in no event shall GWG or GWG Life issue any debt or encumbrance of any nature or kind senior to the GWG L Bonds issued under this Agreement unless and until the earlier of (i) the refinancing in full of the aggregate principal amount outstanding of the GWG L Bonds issued under this Agreement and (ii) the resale of all such GWG L Bonds by each of the Seller Trusts.”

19. Section 7.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 7.3 Preparation of SEC Documents.

(a) GWG shall prepare and file with the SEC an information statement on Schedule 14C under the Exchange Act (as the same is amended or supplemented in both its preliminary and definitive forms from time to time, the “Information Statement”), to be sent in its definitive form to the GWG Stockholders in connection with the GWG Stockholder Approval.  GWG shall use its reasonable best efforts to cause the Information Statement to comply with the rules and regulations promulgated by the SEC. As promptly as practicable after the Information Statement shall have become finalized and filed in its definitive form, GWG shall use its reasonable best efforts to cause the Information Statement to be mailed to its stockholders. No filing of, or amendment or supplement to, the Information Statement will be made (in each case including documents incorporated by reference therein) by GWG without providing the Company with a reasonable opportunity to review and comment thereon and each party shall give reasonable and good faith consideration to any comments made by any other party and their counsel. The Company will be given a reasonable opportunity to provide comment on or for the response to any SEC comments (to which reasonable and good faith consideration shall be given), including by participating with GWG or their counsel in any discussions or meetings with the SEC.

(d) If at any time prior to the Final Closing any information relating to GWG or any of its respective Affiliates, directors or officers, should be discovered by GWG which should be set forth in an amendment or supplement to the Information Statement, so that the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, GWG shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the GWG stockholders.

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(e) GWG will advise the other parties hereto promptly after it receives any oral or written request by the SEC for amendment of the Information Statement, or comments thereon and responses thereto or requests by the SEC for additional information, and GWG will promptly provide the other parties with copies of any written communication between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Information Statement. GWG shall use its reasonable best efforts, after consultation with each of the other parties, to resolve all such requests or comments with respect to the Information Statement, as applicable, as promptly as reasonably practicable after receipt thereof. GWG shall notify the other parties hereto promptly of the time when the Information Statement has cleared comments and has been mailed to the GWG stockholders.

(f) All of the fees, costs and expenses incurred or payable to any other Person (other than legal fees and expenses, which shall be subject to Section 11.5) in connection with the preparation and filing of the Information Statement, including all of the fees, costs and expenses of the financial printer and other Persons for the printing and mailing of the Information Statement, as applicable, shall be paid by GWG.”

20. Section 7.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 7.4. GWG Stockholder Approval. Prior to the Initial Transfer, GWG shall have obtained the GWG Stockholder Approval as contemplated by Section 5.2(b) of this Agreement.”

21. Section 7.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 7.6. Resale Registration.

(a) In connection with the Initial Transfer, GWG and the Seller Trusts will enter into a registration rights agreement in customary and negotiated form but in any event containing (i) demand registration rights affording the assigns of the Seller Trusts rights in respect to the resale registration of all of the L Bonds issued pursuant to this Agreement (subject, however, to limitations that may be imposed by any regulatory agency), and (ii) piggyback registration rights affording the assigns of the Seller Trusts the right to include (subject to customary cutback provisions) any L Bonds not otherwise included in the registration contemplated by Section 7.6(a)(i). The Seller Trusts and their assigns shall be named express third-party beneficiaries of such registration rights agreement.

(b) In connection with the Final Closing, GWG and the Seller Trusts will enter into a registration rights agreement in customary and negotiated form but in any event containing (i) demand registration rights affording the assigns of the Seller Trusts rights in respect to the resale registration of all of the shares of GWG Common Shares issued pursuant to this Agreement (subject, however, to limitations set forth in the Orderly Marketing Agreement entered into pursuant to Section 8.6, and subject further to limitations that may be imposed by any regulatory agency), and (ii) piggyback registration rights affording the assigns of the Seller Trusts the right to include (subject to customary cutback provisions) any shares of GWG Common Stock not otherwise included in the registration contemplated by Section 7.6(b)(i). The Seller Trusts and their assigns shall be named express third-party beneficiaries of such registration rights agreement.”

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22. Section 8.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 8.1 Consents and Approvals. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as possible following the date hereof and prior to the Initial Transfer or Final Closing, as the case may be and as provided herein, the transactions contemplated by this Agreement, including using commercially reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from Governmental Authorities prior to the Initial Transfer for the consummation of the actions contemplated herein to occur at the Initial Transfer, or the Final Closing for the consummation of the actions contemplated herein to occur at the Final Closing, (ii) avoid an Action or proceeding by any Governmental Authority, (iii) obtain all necessary consents, approvals or waivers from third parties, (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement and (v) refrain from taking any action that would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated by this Agreement.”

23. The lead-in portion of the first sentence of Section 8.2 of the Agreement immediately prior to clause (a) thereto is hereby deleted in its entirety and replaced with the following:

“Each of the Trust Advisors with respect to the Seller Trusts and GWG agree to enter into a shareholders’ agreement (the “Stockholders’ Agreement”), subject to and conditioned upon the Closing of this Agreement, relating to certain matters in connection with such Seller Trusts’ shareholding in GWG. Such agreement shall remain in effect for Trust Advisors for the benefit of each of the Seller Trusts up until the termination of the Orderly Marketing Agreement, as contemplated by Section 8.6 below, and shall contain provisions pursuant to which the Seller Trusts, and their respective assignees or transferees will agree as follows:”

24. Section 8.9 of the Agreement is hereby deleted in its entirety.

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25. Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.1 Conditions to the Obligations of Each Party. The obligations of the Company, the Seller Trusts, GWG and GWG Life to consummate, or cause to be consummated, the transactions contemplated hereby, are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a) Immediately prior to the Initial Transfer:

(i) There shall not be in force any Governmental Order or Law enjoining or prohibiting the consummation of the other transactions contemplated hereby.

(ii) The HSR waiting period (and any extension thereof) shall have expired or been terminated.

(iii) There shall not have been commenced any Action against any of the parties relating to the transactions contemplated hereby.

(iv) The GWG Stockholder Approval shall have been obtained.

(b) Immediately prior to the Final Closing:

(i) The Initial Transfer shall have occurred.

(ii) There shall not be in force any Governmental Order or Law enjoining or prohibiting the consummation of the other transactions contemplated hereby.

(iii) There shall not have been commenced any Action against any of the parties relating to the transactions contemplated hereby.

(iv) The waiting period under Rule 14c-2(b) for taking action by written consent shall have expired.”

26. Section 9.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“Section 9.2 Conditions to the Obligation of GWG and GWG Life. The obligation of GWG and GWG Life to consummate, or cause to be consummated, the transactions contemplated hereby is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by GWG (on behalf of both GWG and GWG Life) which conditions for the Initial Transfer shall be subject to satisfaction or waiver of the conditions set forth in Section 9.2(a), (b) and (c) and, with respect to the Final Closing, shall be subject to the satisfaction or waiver of the conditions set forth in Section 9.2(a), (b) and (d):

13

(a) Representations and Warranties.

(i) Each of the representations and warranties of (A) the Company contained in the first sentence of Section 3.1 (Organization), Section 3.2 (Due Authorization) and Section 3.16 (Brokers’ Fees), and (B) the Seller Trusts and MHT SPV contained in Section 4.1 (Organization), Section 4.2 (Due Authorization) and Section 4.10 (Brokers’ Fees) (collectively, the “Company Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the respective Closing Date (which shall mean, as of the Initial Transfer, the Initial Transfer Date and, as of the Final Closing, the Final Closing Date) as though made on such Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date).

(ii) The representations and warranties of the Company contained in Section 3.6 (Capitalization) shall be true and correct as of the respective Closing Date as though made on such Closing Date.

(iii) Each of the representations and warranties of the Company and the Seller Trusts contained in this Agreement (other than the Company Specified Representations, and the representations and warranties of the Company contained in Section 3.6 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the respective Closing Date as though made on such Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date, or as otherwise expressly provided in Section 3.17), except, in either case, where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect on the Company or its Subsidiaries, as a whole.

(b) The Company and the Seller Trusts shall have complied, in all material respects, with all covenants required to be performed by them as of or prior to such Closing.

(c) On the Initial Transfer Date:

(i) GWG shall have obtained the following written consents or approvals for the transactions contemplated hereby: (A) a consent from the senior lender to GWG DLP Funding IV, LLC; (B) a consent from the holders of a majority in principal amount of outstanding GWG L Bonds to effect an amendment to the GWG Indenture for the purpose of amending the manner in which the debt-coverage ratio contained therein is calculated; (C) an approval from Bank of Utah, as trustee under the GWG Indenture, for a supplemental indenture relating to the GWG L Bonds to be issued under this Agreement, and (D) confirmation from the GWG Board, not to be unreasonably withheld or delayed, that all conditions to Closing have been reasonably satisfied.

14

(ii) GWG Life and the Company shall have entered into and delivered the Loan Agreement as contemplated by Section 2.2 and the Company shall have executed and delivered to GWG Life the Note (as such term is defined in the Loan Agreement).

(iii) The Company shall have executed and delivered to GWG the Exchangeable Note.

(iv) GWG and the Company shall have entered into a registration rights agreement in customary and negotiated form reasonably acceptable to the parties, but in any event containing (a) piggyback registration rights affording GWG the right to include the MLP Units (including those acquired at the Initial Transfer and those to be acquired at the Final Closing) for resale on any initial registration statement that the Company files with the SEC under the Securities Act for an initial offering, if any, of Company partnership interests/units (subject to customary cutback provisions) (the “Initial Registration”), and (b) demand registration rights with respect to any MLP Units the resale registration of which is not obtained through the Initial Registration.

(v) The GWG Board shall have received a fairness opinion from a nationally recognized valuation firm chosen by GWG to the effect that the transactions contemplated by this Agreement are fair, from a financial point of view, to GWG and its stockholders.

(vi) GWG shall have received a reasoned legal opinion of Willkie Farr & Gallagher LLP, special counsel to the Company, dated as of the Initial Transfer Date and in form and substance reasonably satisfactory to GWG, to the effect that the Company is not, and as a result of the consummation of the Initial Transfer will not be, required to register as an investment company under the Investment Company Act.

(vii) GWG shall have received the written opinion of Mayer Brown LLP, special tax counsel to the Company, dated as of the Initial Transfer Date and in form and substance reasonably satisfactory to GWG, to the effect that the Company will be taxed as a partnership for federal income-tax purposes after giving effect to the transactions effected at the Initial Transfer.

(viii) The Company shall have delivered to GWG a true copy of the resolutions of its respective governing board or authority, as the case may be, authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the respective secretary or similar officer thereof.

15

(ix) Each of the Company and the Trust Advisors with respect to the Seller Trusts shall have delivered to GWG a certificate signed by a respective officer of such entity (or trustee, as the case may be), dated as of the Initial Transfer Date, certifying that the conditions applicable to it specified in Section 9.2(a) and Section 9.2(b) have been fulfilled.

(x) The Company shall have delivered to GWG a USB drive containing a copy of the contents of the electronic data room made available to GWG in connection with the transactions contemplated by this Agreement (the “Data Room”) as of the Initial Transfer Date.

(d) On the Final Closing Date:

(i) GWG and the Trust Advisors for the benefit of the Seller Trusts (together with one or more investment banks selected by and reasonably acceptable to the parties thereto) shall have entered into the Orderly Marketing Agreement respecting the resale of GWG Common Stock in final negotiated form reasonably acceptable to the parties.

(ii) GWG and the Seller Trusts shall have entered into a Stockholders’ Agreement containing, among others, the terms set forth in Section 8.2.

(iii) GWG shall have received a bring-down of the legal opinion of Willkie Farr & Gallagher LLP delivered at the Initial Transfer pursuant to Section 9.2(c)(vi), dated as of the Final Closing Date, and in form and substance reasonably satisfactory to GWG.

(iv) GWG shall have received a bring-down of the written opinion of Mayer Brown LLP delivered at the Initial Transfer pursuant to Section 9.2(c)(vii), dated as of the Final Closing Date, and in form and substance reasonably satisfactory to GWG.

(v) The Company shall have delivered to GWG an officer’s certificate confirming that there has been no change, amendment or repeal of the authorizing resolutions certified pursuant to Section 9.2(c)(viii).

(vi) Each of the Company and the Trust Advisors with respect to the Seller Trusts shall have delivered to GWG a certificate signed by a respective officer of such entity (or trustee, as the case may be), dated as of the Final Closing Date, certifying that the conditions applicable to it specified in Section 9.2(a) and Section 9.2(b) have been fulfilled.

(vii) The Company shall have delivered to GWG a USB drive containing a copy of the contents of the Data Room as of the Final Closing Date.”

16

27. Section 9.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.3 Conditions to the Obligations of Company and the Seller Trusts. The obligations of the Company and the Seller Trusts to consummate the transactions contemplated hereby are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company and the Seller Trusts which conditions for the Initial Transfer shall be subject to satisfaction or waiver of the conditions set forth in Section 9.3(a), (b) and (c) and, with respect to the Final Closing, shall be subject to the satisfaction or waiver of the conditions set forth in Section 9.3(a), (b) and (d):

(a) Representations and Warranties.

(i) Each of the representations and warranties of GWG and GWG Life contained in the first and third sentences of Section 5.1 (Corporate Organization), Section 5.2 (Due Authorization) and Section 5.19 (Brokers’ Fees) (the “GWG Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the respective Closing Date as though made on such Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date).

(ii) Each of the representations and warranties of GWG and GWG Life contained in Section 5.8 (Capitalization) shall be true and correct as of the respective Closing Date as though made on such Closing Date.

(iii) Each of the representations and warranties of GWG and GWG Life contained in this Agreement (other than the GWG Specified Representations, the representations and warranties of GWG contained in Section 5.8 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the respective Closing Date (which shall mean, as of the Initial Transfer, the Initial Transfer Date and, as of the Final Closing, the Final Closing Date) as though made on such Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct would not a Material Adverse Effect on GWG and its Subsidiaries, as a whole.

(b) GWG and GWG Life shall have complied, in all material respects, with all covenants required to be performed by them as of or prior to such Closing.

17

(c) On the Initial Transfer Date:

(i) Each of GWG and GWG Life shall have delivered to each of the Company and the Seller Trusts a certificate signed by an officer of GWG and GWG Life, respectively, dated as of the Initial Transfer Date, certifying that the conditions specified in Section 9.3(a), Section 9.3(b) and Section 9.2(c)(i)(B) and (C) have been fulfilled and Section 9.2(c)(i)(A) is not applicable.

(ii) GWG shall have delivered to each of the Company and the Seller Trusts a true copy of the resolutions of the GWG Board authorizing the execution of this Agreement, the designation and issuance of the Convertible Preferred Stock, and the consummation of the transactions contemplated herein, certified by the secretary or similar officer of GWG.

(iii) GWG Life shall have delivered to each of the Company and the Seller Trusts a true copy of the resolutions of the board of managers of GWG Life authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the secretary or similar officer of GWG Life.

(iv) GWG Life and the Company shall have entered into the Loan Agreement as contemplated by Section 2.2.

(v) GWG shall have executed and delivered to the Company a joinder to the Amended & Restated Limited Partnership Agreement.

(vi) GWG and the Seller Trusts shall have entered into a registration rights agreement in customary and negotiated form reasonably acceptable to the parties, but in any event containing demand and piggyback registration rights affording the Seller Trusts the right to have the GWG L Bonds registered for resale with the SEC under the Securities Act.

(vii) GWG Life shall remain a wholly owned subsidiary of GWG as of such Closing Date.

(viii) The Company shall have received a reasoned legal opinion of Mayer Brown LLP, counsel to GWG, dated as of the Initial Transfer Date and in form and substance reasonably satisfactory to the Company, to the effect that, GWG is not, and as a result of the consummation of the transaction contemplated by this Agreement will not be, required to register as an investment company under the Investment Company Act.

(ix) The GWG Stockholder Approval granted June 14, 2018, shall be in full force and effect and shall not have been rescinded, repealed or voided in any respect.

18

(d) On the Final Closing Date:

(i) GWG and the Trust Advisors with respect to the Seller Trusts (together with one or more investment banks selected by and reasonably acceptable to the parties thereto) shall have entered into the Orderly Marketing Agreement respecting the resale of GWG Common Stock in final negotiated form reasonably acceptable to the parties.

(ii) GWG and the Trust Advisors with respect to the Seller Trusts shall have entered into a Stockholders’ Agreement containing, among others, the terms set forth in Section 8.2.

(iii) GWG and the Seller Trusts shall have entered into a registration rights agreement in customary and negotiated form reasonably acceptable to the parties, but in any event containing demand and piggyback registration rights affording the Seller Trusts the right to have the Stock Consideration registered for resale with the SEC under the Securities Act.

(iv) GWG shall have delivered to the Company the cancelled Exchangeable Note.

(v) Each of GWG and GWG Life shall have delivered to each of the Company and the Seller Trusts a certificate signed by an officer of GWG and GWG Life, respectively, dated as of the Final Closing Date, certifying that the conditions specified in Section 9.3(a) and Section 9.3(b) have been fulfilled.

(vi) GWG shall have delivered to each of the Company and the Seller Trusts an officer’s certificate confirming that there has been no change, amendment or repeal of the authorizing resolutions certified pursuant to Section 9.3(c)(ii) and confirming that all actions have been taken for the conversion of the Convertible Preferred Stock in accordance with its terms immediately subsequent to the Final Closing.

(vii) GWG Life shall have delivered to each of the Company and the Seller Trusts an officer’s certificate confirming that there has been no change, amendment or repeal of the authorizing resolutions certified pursuant to Section 9.3(c)(iii).

(viii) The GWG Common Stock issuable as Stock Consideration to the Seller Trusts and the Conversion Shares shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(ix) GWG Life shall remain a wholly owned subsidiary of GWG as of such Closing Date.

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(x) The Company shall have received a bring-down of the legal opinion of Mayer Brown LLP delivered pursuant to Section 9.3(c)(viii), counsel to GWG, dated as of the Final Closing Date and in form and substance reasonably satisfactory to the Company.

(xi) The GWG Stockholder Approval granted June 14, 2018, shall be in full force and effect and shall not have been rescinded, repealed or voided in any respect.”

28. Section 10.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b) by either the Company, the Trust Advisors on behalf of the Seller Trusts, or by GWG if this Agreement shall have failed to receive the GWG Stockholder Approval, or such has been rescinded, repealed or withdrawn prior to the Initial Transfer;”

Section 2. No Further Changes; Ratification. All other terms and provisions of the Agreement are hereby ratified in full and incorporated by reference herein, except to the extent that defined terms used throughout the Agreement shall be modified or replaced consistent with the provisions and intent of this Third Amendment.

Section 3. No Third-Party Beneficiary. This Third Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of the Agreement or this Third Amendment.

Section 4. Entire Agreement. This Third Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. Except as amended by this Third Amendment, the Agreement shall continue in full force and effect.

Section 5. Counterparts. This Third Amendment may be executed in counterparts (and delivered by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6. Governing Law. This Third Amendment, and all claims or causes of action based upon, arising out of, or related to this Third Amendment or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 7. Seller Trusts and Trust Advisors. It is expressly understood and agreed that (a) this document is executed and delivered by Delaware Trust Company, not individually or personally, but solely as Trustee, pursuant to direction from the Trust Advisors and in the exercise of the powers and authority conferred and vested in Delaware Trust Company as Trustee pursuant to the Trust Agreements of the Seller Trusts (the “Trust Agreements”) and the Trustee is governed by and subject to the Trust Agreements and entitled to the protections, rights and benefits contained therein, (b) each of the representations, undertakings and agreements herein made on the part of the Seller Trusts and Trust Advisors is made and intended not as personal representations, undertakings and agreements by Delaware Trust Company but is made and intended for the purpose for binding only the Seller Trusts and respective trust estates (the “Seller Trust Assets”), (c) nothing herein contained shall be construed as creating any liability on Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller Trusts or Trust Advisors or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller Trusts or Trust Advisors under this Agreement or any other related documents, and (e) under no circumstances shall the Trust Advisors be personally liable for the payment of any indebtedness or expenses or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement, all such recourse being strictly to the Seller Trust Assets.

[Signature Page Follows]

20

IN WITNESS WHEREOF the parties have hereunto caused this Third Amendment to be duly executed as of the date first set forth above.

GWG HOLDINGS, INC.

By:	Jon Sabes
Name: Jon Sabes
Title: Chief Executive Officer

GWG LIFE, LLC

By:	Jon Sabes
Name: Jon Sabes
Title: Chief Executive Officer

[Signature Page to Third Amendment to Master Exchange Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Third Amendment to be duly executed as of the date first set forth above.

THE BENEFICIENT COMPANY GROUP, L.P.

By:	Brad K. Heppner
Name: Brad K. Heppner
Title: Chief Executive Officer
MHT FINANCIAL SPV, LLC

By:	Murray T. Holland
Name: Murray T. Holland
Title: Manager

THE LT-1 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-2 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

[Signature Page to Third Amendment to Master Exchange Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Third Amendment to be duly executed as of the date first set forth above.

THE LT-3 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-4 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-5 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-6 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

[Signature Page to Third Amendment to Master Exchange Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Third Amendment to be duly executed as of the date first set forth above.

THE LT-7 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-8 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-9 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE LT-12 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

[Signature Page to Third Amendment to Master Exchange Agreement]

MURRAY T. HOLLAND, as Trust Advisor

Murray T. Holland

JEFFREY S. HINKLE, as Trust Advisor

Jeffrey S. Hinkle

Annex F

FINANCIAL INFORMATION FOR BENEFICIENT

Audited Financial Statements:

Report of Independent Public Accounting Firm	F-2

Consolidated Statements of Financial Condition as of June 1, 2018 (Successor), December 31, 2017 and 2016 (Predecessor)	F-3

Consolidated Statements of Operations for the Five Months Ended May 31, 2018 (Predecessor), and for the Years Ended December 31, 2017 and 2016 (Predecessor)	F-4

Consolidated Statements of Comprehensive Income (Loss) for the Five Months Ended May 31, 2018 (Predecessor), and for the Years Ended December 31, 2017 and 2016 (Predecessor)	F-5

Consolidated Statements of Changes in Equity for the Five Months Ended May 31, 2018 (Predecessor), and for the Years Ended December 31, 2017 and 2016 (Predecessor)	F-6

Consolidated Statements of Cash Flows for the Five Months Ended May 31, 2018 (Predecessor), and for the Years Ended December 31, 2017 and 2016 (Predecessor)	F-7

Notes to Consolidated Financial Statements	F-8

Interim Financial Statements:

Consolidated Statements of Financial Condition as of September 30, 2018 (Successor) (Unaudited) and December 31, 2017 (Predecessor)	F-29

Consolidated Statements of Operations for the Four Months Ended September 30, 2018 (Successor) (Unaudited), Five Months Ended May 31, 2018 (Predecessor) and for the Nine Months Ended September 30, 2017 (Predecessor) (Unaudited)	F-30

Consolidated Statements of Comprehensive Income (Loss) for the Four Months Ended September 30, 2018 (Successor) (Unaudited), Five Months Ended May 31, 2018 (Predecessor) and for the Nine Months Ended September 30, 2017 (Predecessor) (Unaudited)	F-31

Consolidated Statement of Changes in Equity for the Four Months Ended September 30, 2018 (Successor) and for the Five Months Ended May 31, 2018 (Successor)	F-32

Consolidated Statements of Cash Flows for the Four Months Ended September 30, 2018 (Successor) (Unaudited), Five Months Ended May 31, 2018 (Predecessor) and for the Nine Months Ended September 30, 2017 (Predecessor) (Unaudited)	F-33

Notes to Consolidated Financial Statements	F-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Partners

The Beneficient Company Group, L.P. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The Beneficient Company Group, L.P. and Subsidiaries (the “Company”) as of June 1, 2018 (Successor), December 31, 2017, and December 31, 2016, and the related consolidated statements of operations, comprehensive income, changes in equity (deficit), and cash flows for the period from January 1, 2018 through May 31, 2018 and the years ended December 31, 2017 and 2016, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 1, 2018, December 31, 2017, and December 31, 2016, and the results of their operations and their cash flows for the period and years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also include evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Whitley Penn LLP

We have served as the Company’s auditor since 2018.

Dallas, Texas

October 18, 2018

THE BENEFICIENT COMPANY GROUP, L.P.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	Successor	Predecessor
	As of June 1,	As of December 31,
	2018	2017	2016
ASSETS
Cash and cash equivalents	$7,813,216	$554,837	$7,731,234
Fees receivable	37,803,959	46,110,290	-
Loan receivables, net of deferred fees	581,863,529	370,107,146	-
Less: allowance for loan losses	-	(679,651)	-
Net loans	581,863,529	369,427,495	-
Investment in unconsolidated affiliates	29,907	29,272	21
Due from unconsolidated affiliates	911,177	744,215	13,005,751
Other assets	4,340,259	339,869	29,998
Premises and equipment, net	146,927	50,771	79,808
Intangibles, net
Trust platform	882,000,000	-	-
Technology related	62,446,674	-	-
Other intangibles	3,100,000	-	-
Goodwill	567,497,274	-	-
Assets of discontinued operations	-	-	62,094,032
Total assets	$2,147,952,922	$417,256,749	$82,940,843

LIABILITIES
Accounts payable and accrued expenses	$5,420,109	$7,193,008	$1,949,940
Due to unconsolidated affiliates	294,594	42,528	87,055,743
Other liabilities	36,402,195	6,546,188	9,122
Deferred income	1,652,592	-	-
Debt due to related party	126,850,582	151,770,410	49,370,185
Liabilities of discontinued operations	-	-	212,459
Total liabilities	170,620,071	165,552,133	138,597,449

Redeemable noncontrolling interest	1,093,799,961	(390,068,686)	-

EQUITY
Partners’ capital (deficit):
Common units	746,708,390	505,786,367	-
General partner	-	-	(557,005)
Limited partner	-	-	(55,194,685)
Accumulated other comprehensive income	-	254,904	95,084
Total The Beneficient Company Group, L.P. owners’ equity (deficit)	746,708,390	506,041,271	(55,656,606)
Noncontrolling interest	136,824,500	135,732,032	-
Total equity (deficit)	883,532,890	641,773,303	(55,656,606)
Total liabilities and equity (deficit)	$2,147,952,922	$417,256,749	$82,940,843

See accompanying notes to consolidated financial statements.

THE BENEFICIENT COMPANY GROUP, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Predecessor
	Five Months Ended May 31,	Years Ended December 31,
	2018	2017	2016
Interest, fee and dividend income
Interest and fee income	$42,063,430	$21,514,552	$1,350
Dividend income	-	93,985	343,572
Total interest, fee, and dividend income	42,063,430	21,608,537	344,922
Interest expense	3,625,682	4,126,921	2,163,254
Net interest, fee, and dividend income (loss) before provision for loan losses	38,437,748	17,481,616	(1,818,332)
Provision for loan losses	1,359,080	679,651	-
Net interest, fee and dividend income (loss) after provision for loan losses	37,078,668	16,801,965	(1,818,332)
Non-interest revenues
Third party administration revenues	12,732	1,222,497	2,049,114
Trust services revenues	8,611,480	5,320,316	-
Total non-interest revenues	8,624,212	6,542,813	2,049,114
Total interest and non interest revenues, net	45,702,880	23,344,778	230,783
Non-interest expenses
Salaries and employee benefits	3,839,278	1,495,525	1,620,455
Professional services	10,015,466	5,918,356	3,079,529
Trust establishment costs	3,664,569	7,536,064	-
Other expenses	901,705	748,678	539,709
Total non-interest expenses	18,421,019	15,698,623	5,239,694
Income (loss) from continuing operations before income taxes	27,281,861	7,646,155	(5,008,911)
Income tax expense (benefit)	-	800	(977)

Income (loss) from continuing operations	27,281,861	7,645,355	(5,007,934)
Loss from discontinued operations	-	(3,761,543)	(6,047,845)
Net income (loss)	27,281,861	3,883,812	(11,055,779)
Less: Net income attributable to noncontrolling interests	(13,846,836)	(8,270,747)	-
Net income (loss) attributable to The Beneficient Company Group, L.P.	13,435,025	(4,386,935)	(11,055,779)
Less: Net loss attributable to general and limited partner(s)	-	7,769,019	11,055,779
Net income allocated to common unitholders	$13,435,025	$3,382,085	$-

See accompanying notes to consolidated financial statements.

THE BENEFICIENT COMPANY GROUP, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Predecessor
	Five Months Ended May 31,	Year ended December 31,
	2018	2017	2016
Net income (loss) attributable to The Beneficient Company Group, L.P.	$13,435,025	$(4,386,935)	$(11,055,779)
Other comprehensive income (loss):
Unrealized gain/(loss) on investments	(8,019)	159,820	95,084
Total comprehensive income (loss)	$13,427,006	$(4,227,115)	$(10,960,695)

See accompanying notes to consolidated financial statements.

THE BENEFICIENT COMPANY GROUP, L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

	The Beneficient Company Group, L.P.
	Common units	Common units ($)	General partner	Limited partner	Other Comprehensive income (loss)	Noncontrolling interest	Total equity (deficit)	Redeemable noncontrolling interests
Balance, December 31, 2015 (Predecessor)	-	$-	$(446,447)	$(44,198,270)	$-	$-	$(44,644,717)	$-

Net loss	-	-	(110,558)	(10,945,221)	-	-	(11,055,779)	-
Other comprehensive income	-	-	-	-	95,084	-	95,084	-
Capital distribution	-	-	-	(51,194)	-	-	(51,194)	-
Balance, December 31, 2016 (Predecessor)	-	-	(557,005)	(55,194,685)	95,084	-	(55,656,606)	-
Net income (loss)	-	3,382,085	(77,690)	(7,691,329)	-	932,032	(3,454,902)	7,338,715
Other comprehensive income	-	-	-	-	159,820	-	159,820	-
Transfer of interest for discontinued operations and other	-	-	634,695	62,886,014	-	-	63,520,709	(234,384)
Tax distribution payable	-	-	-	-	-	-	-	(2,519,912)

Non cash issuance of (Note 14):
shares of Common Units	50,240,428	502,404,282	-	-	-	-	502,404,282	-
shares of Class S Units	-	-	-	-	-	134,800,000	134,800,000	-
Dilution of NPC-Series A	-	-	-	-	-	-	-	(394,653,105)
Balance, December 31, 2017 (Predecessor)	50,240,428	505,786,367	-	-	254,904	135,732,032	641,773,303	(390,068,686)

Net income	-	13,435,025	-	-	-	3,693,363	17,128,388	10,153,473
Other comprehensive loss	-	-	-	-	(8,019)	-	(8,019)	-
Non cash issuance of Common Units (Note 14)	24,430,411	244,304,106	-	-	-	-	244,304,106	-
Non cash issuance of Class S Units (Note 14)	-	-	-	-	-	2,024,500	2,024,500	-
Dilution of NPC-Series A	-	-	-	-	-	-	-	(56,189,942)
Fair value adjustment (Note 5)	-	(16,817,108)	-	-	(246,885)	(4,625,395)	(21,689,388)	1,529,905,116
Balance, June 1, 2018 (Successor)	74,670,839	746,708,390	$-	$-	$-	$136,824,500	$883,532,890	$1,093,799,961

See accompanying notes to consolidated financial statements.

THE BENEFICIENT COMPANY GROUP, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Predecessor
	Five Months Ended May 31,	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net income (loss) attributable to the Beneficient Company Group , L.P.	$13,435,025	$(4,386,935)	$(11,055,779)
Adjustments to arrive at net income (loss) from continuing operations:
Net income attributable to noncontrolling interests	13,846,836	8,270,747	-
Net income (loss) from continuing operations	27,281,861	3,883,812	(11,055,779)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:

Depreciation and amortization	48,257	3,030,196	4,336,650
Amortization of loan origination fees	(11,911,815)	(6,769,605)	-
Interest income paid-in-kind	(30,114,370)	(14,743,934)	-
Non cash interest expense	3,169,432	4,126,922	2,162,960
Non cash trust establishment costs	3,664,569	7,536,064	-
Provision for loan losses	1,359,080	679,651	-
Amortization of debt issue costs	456,250	365,000	-
Changes in assets and liabilities:
Changes in due from affiliates & other	(362,618)	592,711	(2,104,965)
Changes in fees receivable	25,490,112	(5,332,816)	-
Changes in other assets	(521,462)	(261,224)	(42,018)
Changes in accounts p ay able and accrued expenses	(2,380,993)	3,235,680	(158,395)
Changes in other liabilities and deferred income	26,419,981	1,577,239	(6,538)
Net cash provided by (used in) operating activities	42,598,284	(2,080,304)	(6,868,085)

Cash flows from investing activities:
Purchase of premises and equipment	(106,147)	(196,137)	(1,883,744)
Loan to third party	(3,479,929)	-	-
Net cash assumed in L.P. transfers with founder	-	437,985	-
Net cash provided by (used in) investing activities	(3,586,076)	241,848	(1,883,744)

Cash flows from financing activities:
Cash distribution to owners	-	-	(51,194)
Payments on other borrowings	(6,753,829)	-	-
Payments on related party debt	(25,000,000)	(5,337,941)	(675,000)
Net cash used financing activities	(31,753,829)	(5,337,941)	(726,194)
Net increase (decrease) in cash and cash equivalents	7,258,380	(7,176,397)	(9,478,023)
Cash and cash equivalents related to discontinued operations	-	-	(138,772)
Cash and cash equivalents at beginning of period	554,837	7,731,234	17,348,029
Cash and cash equivalents at end of period	$7,813,216	$554,837	$7,731,234

Supplemental disclosure of non-cash investing and financing activities is included in Note 14.

See accompanying notes to consolidated financial statements.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Overview of the Business

The Beneficient Company Group, L.P. (“BEN”, “our” or “we”), a Delaware limited partnership, is a holding company of capital and financial services companies (collectively the “Company”). BEN’s capital companies are in the process of applying for trust charters from the Texas Department of Banking to merge into newly organized limited trust associations. Beneficient Management, L.L.C. (“BMLLC”), a Delaware limited liability company, is the general partner of BEN. BMLLC is governed by a board of directors. BEN is controlled by, and the exclusive and complete authority to manage the operations and affairs of BEN is granted to, BMLLC’s board of directors. BEN, formerly known as Highland Consolidated Business Holdings, L.P., was formed September 16, 2003. BEN is the general partner to Beneficient Company Holdings, L.P. (“BCH”) and owns 100% of the Class A Units of BCH.

BCH, formerly known as Beneficient Holdings, L.P., is a Delaware limited partnership formed on July 1, 2010. BCH is the holding company that directly or indirectly receives all active and passive income of the Company and allocates that income among the units issued by BCH. As of June 1, 2018, BCH has issued general partnership Class A Units, Class S Ordinary Units, FLP Units (Subclass 1 and Subclass 2) and Non-Participating Convertible (“NPC”) Series A Units.

BEN markets to alternative asset investors an array of loans and liquidity products and retirement fund products for mid-to-high net worth individuals having a net worth of between $5 million and $30 million (“MHNW”) and small-to-midsize institutional investors and family offices with less than $1 billion in investable assets (“STMIs”), and in addition to these product offerings, BEN offers a variety of services to its clients, including servicing of alternative assets, fund and trust administration and online alternative asset portals (collectively, “BEN’s Current Products and Services”). In the future, BEN plans to market retirement funds, custody and clearing of alternative assets, and trustee and insurance services for covering risks attendant to owning or managing alternative assets as well as online portals for the trading of alternative assets (collectively, “BEN’s Future Products and Services”). BEN plans to offer these future services through BEN’s U.S.-based subsidiaries, including trust companies which BEN is in the process of applying to charter in Texas, and (subject to capitalization) through its Bermuda-regulated insurance companies, including PEN Indemnity Insurance Company, LTD and its subsidiaries (collectively, “PEN”). The two anticipated trust companies will exist to provide loans and liquidity products to clients, to serve as custodian and trustee to certain trusts required for loan and liquidity product transactions, and to provide trustee services to BEN’s clients.

BEN operates primarily through its subsidiaries, which provide, or will provide, BEN’s Current and Future Products and Services. These subsidiaries include: (i) Beneficient Capital Company, LLC (“BCC”), which offers loans and liquidity products in the future; (ii) Beneficient Administrative and Clearing Company, LLC (“BACC”), which provides services for fund and trust administration and plans to administer retirement funds; (iii) PEN, which will offer insurance services; and (iv) ACE Portal, L.L.C. (“ACE Portal”), acquired in 2018, an online portal with related financial technologies; and (v) other non-operating entities.

BEN’s primary operations that commenced on September 1, 2017 pertain to its loans and liquidity products where BEN, through its subsidiaries, extend loans collateralized by cash flows from illiquid alternative assets and provide services to the trustees who administers the collateral. BEN’s core business products are its ExchangeTrust and LiquidTrust. BEN’s clients establish an ExchangeTrust or a LiquidTrust by contributing their alternative asset into the trust. At the same time, BEN, through a subsidiary, extends a loan to a supporting trust structure. The proceeds of that loan are paid to the client from the trust structure. The cash flows from the client’s alternative asset support the repayment of the loan, interest, and related fees.

Prior to the commencement of commercial operations on September 1, 2017, as discussed in Note 3, the majority of BEN’s operations were primarily related to the establishment and capitalization of the business, development of BEN’s Current and Future Products and Services and discontinued operations unrelated to business.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of BEN include the accounts of BEN and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation, and the portion of income allocated to owners other than the Company is included in “Net income attributable to noncontrolling interests” in the Consolidated Statements of Operations. All accounts related to divested affiliates are included within the results of discontinued operations for all periods presented.

In addition, BEN consolidates all variable interest entities (“VIE”) in which it is the primary beneficiary. An enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The consolidation guidance requires an analysis to determine (a) whether an entity in which BEN holds a variable interest is a VIE and (b) whether BEN’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (for example, management and performance related fees), would give it a controlling financial interest. Performance of that analysis requires the exercise of judgment. BEN has a variable interest in certain VIEs included in the trust structure but is not required to consolidate these VIEs as BEN does not have power to direct the activities of the VIEs that most significantly impact the VIE’s economic performance.

The financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S.”) (“GAAP”).

Use of Estimates

In preparing the consolidated financial statements, management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the Statement of Financial Position and revenues and expenses for the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change, in the near term, relate to the determination of the allowance for loan losses and evaluation of potential impairment of long-lived assets.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand, cash held in banks, and/or money market funds with original maturities of three months or less. Interest income from cash and cash equivalents is recorded in Interest and Fee Income in the Consolidated Statements of Operations.

Loans Receivable

Loans are carried at the principal amount outstanding, net of deferred fees. Loans are demand loans with a maturity date of 12 years. Loans bear contractual interest at the greater of 14% or 1-month LIBOR plus 10% compounded daily. The primary source of repayment for the loans and related fees is cash flows from the alternative assets collateralizing the loans. Interest income on loans is accrued on the principal amount outstanding. Loan origination fees and costs are capitalized and recognized as an adjustment to the yield of the related loan over its estimated life using the retrospective approach of the interest method. The amounts and timing of prepayments are anticipated based on the projected cash flows from the collateral. The effective yield is adjusted as differences between anticipated prepayments and actual prepayments received occur. Interest income is recognized only on the portion of stated interest and amortized fees that are expected to be collected based on current estimates of the amount and timing of the cash flows from the collateral. This could result in recognition of interest income at less than the stated contractual rate.

Allowances for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses in the portfolio. Management’s determination of the allowance is based upon an evaluation of the loan portfolio, impaired loans, economic conditions, volume, growth and composition of the collateral to the loan portfolio, and other risks inherent in the portfolio. Management applies risk factors to categories of loans and individually reviews all impaired loans above a de minimis threshold. Management relies heavily on statistical analysis, current net asset value (“NAV”) and distribution performance of the underlying alternative asset collateral and industry trends related to alternative asset investments to estimate losses. Management evaluates the adequacy of the allowance by reviewing relevant internal and external factors that affect credit quality.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Trust Service and Third Party Administration Fees

BEN earns a portion of its revenues from services provided to the trusts that administer the loan collateral described in Note 1 and administrative fees for the administration of client accounts. Both amounts are generally calculated as a percentage of net asset values of the assets subject to those services and such fees are recorded as revenue as services are performed. See impact of new accounting standard adopted on January 1, 2018 under “Revenue Recognition” below. The below table sets forth the trust service fees and third party administration fees as a percent of total interest and noninterest revenues, net:

	Five Months Ended May 31,	Years Ended December 31,
	2018	2017	2016

Third party administration revenues	$12,732	$1,222,497	2,049,114
Trust services revenues	8,611,480	5,320,316
Total fee revenues	8,624,212	6,542,813	2,049,114
Total interest and non interest revenues, net	45,702,880	23,344,778	230,783
Percentage	18.9%	28.0%	*NM

* Not Meaningful

Premises and Equipment, net

* Not Meaningful

Premises and Equipment, net

Premises and equipment, including leasehold improvements, are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, or the terms of the associated operating leases. Gains or losses on disposition are reflected in current income. Normal costs of maintenance and repairs are treated as current expenses in the Consolidated Statement of Operations.

Goodwill, Intangibles and Long-Lived Assets

BEN accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other. The amount of goodwill initially recorded is based on the fair value of the acquired entity at the time of acquisition. Management will perform goodwill and intangible asset impairment testing annually, during the fourth quarter, or when events occur, or circumstances change that would more likely than not reduce the fair value of the acquisition or investment.

Intangible assets are recorded at fair value at the time of acquisitions. Intangible assets include BEN’s trust platform, insurance licensing, technology related intangibles, and non-compete agreements. Finite-lived intangibles are stated at cost less accumulated amortization. Amortization is recorded using the straight-line method, which approximates the expected pattern of economic benefit, over the estimated lives of the assets.

The technology related intangibles are projected to be amortized over the estimated useful lives of the assets ranging from five-to-ten years and are evaluated for impairment annually. The trust platform and insurance license intangibles have indefinite lives and are evaluated for impairment annually.

The Company reviews the carrying value of its finite-lived intangible and long-lived tangible assets whenever events or changes in circumstances indicate that the carrying amount of the asset group may not be recoverable. Factors that would require an impairment assessment include, among other things, a significant change in the extent or manner in which an asset is used, a continual decline in the Company’s operating performance, or as a result of fundamental changes in a subsidiary’s business condition.

Recoverability of long-lived assets is measured by comparing their carrying amount to the projected undiscounted cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment loss recognized, if any, is the amount by which the carrying amount of the finite-lived intangible assets exceeds fair value. There were no impairments of finite-lived intangible or long-lived assets during the five months ended May 31, 2018 or the years ended December 31, 2017 and 2016.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Discontinued Operations

We record discontinued operations when the disposal of a separately identified component of the entity constitutes a strategic shift that has or will have a major effect on an entity’s operations and financial results, as defined in Accounting Standards Codification (“ASC”) Topic 205-20, Discontinued Operations (“ASC Topic 205-20”).

Income Taxes

The Company and most of its subsidiaries operate in the U.S. as partnerships for U.S. federal income tax purposes. Non-U.S. jurisdictions and certain U.S. entities are corporations for tax purposes. In addition, certain of the wholly owned subsidiaries of the Company will be subject to federal, state, and local corporate income taxes at the entity level and the related tax provision attributable to the Company’s share of this income tax is reflected in the consolidated financial statements.

Income taxes are accounted for using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis, using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current and deferred tax liabilities, if any, are recorded within Accounts Payable and Accrued Expenses and Other Liabilities in the Consolidated Statements of Financial Condition.

The Company analyzes its tax filing positions in all of the U.S. federal, state, local and foreign tax jurisdictions where it is required to file income tax returns, as well as for all open tax years in these jurisdictions. The Company records uncertain tax positions on the basis of a two-step process: (a) determination is made whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (b) those tax positions that meet the more likely than not threshold are recognized as the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes accrued interest and penalties related to uncertain tax positions in Other expenses within the Consolidated Statements of Operations.

As of June 1, 2018, December 31, 2017 and 2016 and for the periods then ended, we do not have any deferred tax assets (liabilities), income tax expenses (benefits), or income taxes receivable (payable).

Noncontrolling interest – Redeemable and Non-redeemable

Noncontrolling interests represent the portion of certain consolidated subsidiaries limited partnership interests that are held by third parties. Amounts are adjusted by the noncontrolling interest holder’s proportionate share of the subsidiaries’ earnings or losses each period and any distributions that are paid. Noncontrolling interests are reported as a component of equity, unless the noncontrolling interest is considered redeemable, in which case the noncontrolling interest is recorded between liabilities and equity (mezzanine or temporary equity) in our Consolidated Statements of Financial Condition. The redeemable noncontrolling interest is adjusted at each balance sheet date to its maximum redemption value if the amount is greater than the carrying value. Changes in our redeemable noncontrolling interests are presented in our Consolidated Statements of Changes in Equity.

Advertising Cost

The Company expenses advertising costs as incurred, which are included in Professional Services. Advertising expenses were de minimis for the five months ended May 31, 2018 and years ended December 31, 2017 and 2016, respectively.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

On January 1, 2018, BEN adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which was subsequently amended by additional ASUs, including ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) and ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, collectively, “ASU 2014-09 et al.” The ASU was adopted using the modified retrospective transition method.

The implementation of the new standard did not have a material impact on the measurement or recognition of revenue; as such, a cumulative effect adjustment to opening retained earnings was not deemed necessary. Results for reporting periods beginning on January 1, 2018 are presented under ASC 606, Revenue from Contracts with Customers, while prior period amounts were not adjusted and continue to be reported in accordance with our historic accounting under ASC 605, Revenue Recognition.

ASC 606 does not apply to revenue associated with financial instruments, including interest income on loans. In addition, certain noninterest income such as fees associated with mortgage servicing rights, late fees, and derivatives are also not in scope of the new guidance. ASC 606 is applicable to noninterest income such as trust service fees and third-party administration fees. However, the recognition of this revenue did not change upon adoption of ASC 606. Substantially all of the Company’s revenue is generated from contracts with customers. Noninterest income considered in-scope of ASC 606 is discussed below.

Third Party Administration Fees

Third party administration fees are earned for the administration of third party client accounts. The Company’s performance obligation is satisfied over time and the resulting fees are recognized monthly, based generally upon the beginning-of quarter (in advance) net asset value under management and the applicable fee rate, depending on the terms of the contract. Third Party administration fee receivables are recorded on the Consolidated Statements of Financial Condition in the fees receivable line item.

Trust Services Fees

Trust service fees are earned for providing administrative services to trustees for existing liquidity solution clients. The Company’s performance obligation under these agreements is satisfied over time as the administration and management services are provided. Fees are recognized monthly based upon the beginning of quarter (in advance) net asset value and the applicable fee rate of the account as outlined in the agreement. Payment frequency is defined in the individual contracts which primarily stipulate billings on a quarterly basis in advance.   Trust services fee receivables are recorded on the Consolidated Statements of Financial Condition in the fees receivable line item.

All third party administration and trust services fees on the Consolidated Statements of Operations for the five months ended May 31, 2018 are considered in-scope of ASC 606.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on investments carried at fair value, which are reported as a separate component of equity.

Due from and Due to Affiliates

BEN considers its founder and related entities to be affiliates for accounting purposes. Receivables from and payables to affiliates are recorded at their current settlement amount.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement, defines fair value as the exchange prices that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance also specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. In accordance with FASB ASC Topic 820, Fair Value Measurement, these two types of inputs have created the following fair value hierarchy:

Level 1: quoted prices in active markets for identical assets;

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument; and

Level 3: inputs to the valuation methodology are unobservable for the asset or liability.

This hierarchy requires the use of observable market data when available.

Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

Standards Not Yet Adopted

ASU 2016-02, Leases (Topic 842). This standard requires substantially all leases to be recognized by lessees on their balance sheets as a right- of-use asset and a corresponding lease liability but recognize expenses in their income statements in a manner similar to current practice. For lessors, the guidance modifies the classification criteria and the accounting for sales-type and direct financing leases. The amendments of this update are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2019. Although an estimate of the impact of the leasing standard has not yet been determined, BEN does not expect any significant new lease assets and related lease liabilities on the balance sheet due to the limited number of leased assets that BEN currently has that are accounted for under current operating lease guidance.

ASU 2016-13, Financial Instruments – Credit Losses (Topic 326). This standard broadens the information that an entity must consider in developing its expected credit loss estimate for loans and other financial assets measured either collectively or individually. This standard becomes effective for annual periods beginning after December 15, 2020.

Current U.S. GAAP delays recognition of credit losses until it is probable a loss has occurred, generally only considering past events and current conditions in measuring the incurred loss. Once implemented, this new standard will eliminate the probable initial recognition threshold and instead, will require the measurement of expected credit losses based on historical experience, current conditions, and reasonable and supportable forecasts covering the entire term of the instrument through contractual maturity. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. This standard requires enhanced disclosures around significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of the portfolio. BEN is currently evaluating the provisions of this ASU to determine the potential impact the new standard will have on BEN’s consolidated financial statements, once it becomes effective for periods beginning after December 15, 2020.

ASU 2017-04, Goodwill (Topic 350). This standard simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. ASU 2017-04 is effective for annual periods beginning after December 15, 2019 including interim periods within those periods. Management does not expect the adoption of this ASU to have a material impact on our consolidated financial statements and related disclosures.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	Initial Capitalization and Organizational Transactions

BEN commenced commercial operations on September 1, 2017, when BEN and MHT Financial, L.L.C. (“MHT Financial”) consummated agreements to lend against the economic rights to several portfolios of alternative assets (collectively, the “Transactions”). The primary closing condition consisted of MHT Financial entering into a Purchase and Sale Agreement with owners of alternative asset funds (family offices, fund-of-funds, and institutions, collectively the “Sellers”) for the acquisition of portfolios of alternative assets (“Exchange Portfolio”) and the subsequent contribution of the Exchange Portfolio by MHT Financial to certain exchange trusts (“Exchange Trusts”) in exchange for common units of BEN of a like value.

The Transactions included:

(i)	MHT Financial purchased the Exchange Portfolio at purchase prices set out in schedules to the various Purchase and Sale Agreements (each such agreement, the “PSA”). The purchase price calculations in the PSAs used December 31, 2016 reported net asset values for the Exchange Portfolio and adjusted for cash flows (capital calls and distributions) through the day before the signing of the PSA. In addition, the PSAs included mark-to-market securities, which were valued at the end of business on the day prior to the PSA date. MHT Financial’s aggregate purchase price for the Exchange Portfolio was $489.2 million (the “Exchange Portfolio Purchase Price”);

(ii)	BEN extended loans to a supporting trust structure equal to 77% of the Exchange Portfolio Purchase Price with such loans having the cash flows from the Exchange Portfolio as collateral;

(iii)	Transfers to the Exchange Trusts of MLP Units issued by BEN in return for loan proceeds equal to 77% of the Exchange Portfolio Purchase Price;

(iv)	The contribution of substantially all the remaining tangible and intangible assets held by BEN to its subsidiaries;

(v)	An agreement for new notes/loans of approximately $141 million to refinance an existing loan from the founder of BEN; and

(vi)	The distribution by the Company to its founding investor of assets related to certain legacy business activities that would not be involved in the continuing BEN business.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	Loans

Loans held by the Company as of June 1, 2018 and December 31, 2017 were originated principally by the initial capitalization transactions discussed in Note 3. These loans are collateralized by the Exchange Portfolio. As described in Note 5, the loans were adjusted to fair value due to push down of purchase accounting as of June 1, 2018. Accordingly, there was no carryover related deferred fees and allowance for loan losses. Components of the carrying value of the loans were as follows for the periods presented below.

	Successor	Predecessor
	As of June 1,	As of May 31,	As of December 31,
	2018	2018	2017	2016
Loans receivable	$581,863,529	$623,182,096	$404,121,509	$—
Deferred fees	—	(39,279,836)	(34,014,363)	—
Allowance for loan losses	—	(2,038,731)	(679,651)	—
Loans receivable, net	$581,863,529	$581,863,529	$369,427,495	$—

The following table summarizes activity related to the loans held by the Company for the five months ended May 31, 2018 and for the years ended December 31, 2017 and 2016, respectively:

	Five Months Ended May 31,	Years Ended December 31,
	2018	2017	2016
Beginning balance	$404,121,509	$—	$—
Originations	188,946,217	389,377,575	—
Interest - paid in kind	36,061,316	18,410,821	—
Adjustments to interest	(5,946,946)	(3,666,887)	—
Principal collections	—	—	—
Ending balance	$623,182,096	$404,121,509	$—

The changes in the allowance for loan losses are as follows:

	Five Months Ended May 31,	Years Ended December 31,
	2018	2017	2016
Beginning balance	$679,651	$—	$—
Provision	1,359,080	679,651	—
Charge-offs and other, net	—	—	—
Ending balance	$2,038,731	$679,651	$—

BEN recognizes the charge-off in the period in which it arises for its collateral dependent loans. Therefore, impaired collateral dependent loans are written-down to their estimated net realizable value, based on disposition value.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	Acquisitions

Through the initial capitalization transactions described in Note 3, a third party institutional investor held an indirect interest in all or substantially all of the outstanding Common Units of BEN through the Exchange Trusts. On May 31, 2018, the limited liability company agreement of BMLLC was amended and certain proxies were granted that reduced certain rights of our founder, including removing the right to appoint a majority of the board of directors, finalizing a change-of-control event. BEN applied pushdown accounting under ASC 805-50-25-8 due to the acquisition of BMLLC.

In connection with the change-of-control event, the enterprise value and the estimated fair value of identifiable assets acquired and liabilities assumed as of the date of the change-of-control transaction are summarized in the following table:

Equity Value Allocated To:
Common Units	$746,708,390
Class S Units	136,824,500
Non-Participating Convertible Series A	1,093,799,961
Total equity value	1,977,332,851
Assets:
Trust platform	882,000,000
Technology platform	60,500,000
Insurance licenses	3,100,000
Loans receivable	581,863,529
Fees receivable	37,803,959
Due from unconsolidated affiliates	911,177
Cash and cash equivalents	7,813,216
Other receivables and other assets	11,345,312
Total assets	1,585,337,193
Liabilities:
Accounts payable and accrued expenses	5,420,109
Due to unconsolidated affiliates	294,594
Other liabilities and deferred income	38,054,786
Related party debt	126,850,582
Total liabilities	170,620,071
Net assets	1,414,717,122
Goodwill resulting from the change of control	$562,615,729

Methods Used to Determine Equity Value and to Fair Value Assets and Liabilities

The following is a description of the valuation methodologies used to estimate the fair value of equity and the fair values of major categories of assets acquired and liabilities assumed. In many cases, determining the fair value of equity and the acquired assets and assumed liabilities required management to estimate cash flows expected from those assets and liabilities and to discount those cash flows at appropriate rates of interest. This required the utilization of significant estimates and management judgment in accounting for the transaction.

Equity: The values for each equity component were calculated after determination of an overall enterprise value for the Company. The enterprise value of the Company was determined using the OPM Backsolve approach under the market method. The OPM Backsolve approach uses a Black-Scholes option pricing model to calculate the implied equity value of the firm. Once an overall equity value was determined, amounts were allocated to the various classes of equity based on the security class preferences.

Cash and cash equivalents: The estimated fair values of cash and cash equivalents approximate their stated value.

Loans receivable: The loan portfolio was valued based on current guidance which defines fair value as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. Level 3 inputs were utilized to value the loan portfolio and included the use of present value techniques employing cash flow estimates and incorporated assumptions that marketplace participants would use in estimating fair values, specifically market interest rate and general credit fair value assumptions. In instances where reliable market information was not available, management used assumptions in an effort to determine reasonable fair value. There was no carryover related allowance for loan losses.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Trust platform: The trust platform was valued using the excess earnings approach under the income method. Under this methodology, projected cash flows associated with the trust platform were discounted back to present value using a discount rate consistent with that market participants would use in estimating fair value. Level 3 inputs were utilized in estimating the projected cash flows and in developing the appropriate discount rate.

Technology related: The technology asset was valued using the royalty saving approach under the income method. Under this methodology the value of the technology is estimated by capitalizing the royalties saved because of the ownership of the technology. Level 3 inputs were utilized in estimating the projected cash flows and in developing the appropriate discount rate.

Insurance license: The insurance license asset was valued using the guideline transactions approach under the market method. The recent transactions approach indicates the value of an asset by deriving multiples from recent transactions involving similar assets.

Related Party Debt: The fair value of the related party debt approximates the carrying value of the debt based on the recent issuance of the debt, its variable interest rate, and the short remaining term.

As of June 1, 2018, the accounting for the estimates of fair value of loans and intangibles was incomplete. BEN is in the process of finalizing information that will allow management to better estimate fair values that existed as of June 1, 2018. When this information is obtained, management anticipates potential adjustment to the provisional fair value assigned to loans and intangibles. This adjustment will result in corresponding adjustments to goodwill. The adjustments will be recorded in the period in which the new information is obtained and reviewed.

On February 12, 2018, BCH purchased the assets and certain liabilities of ACE Portal, Inc. in exchange for $0.02 million in cash and 202,450 shares of Class S Ordinary units. In a separate and concurrent transaction, BCH also acquired the personal goodwill of a certain key executive from ACE Portal, Inc. for consideration including earnout payments of up to 200,063 Class S Ordinary units based primarily on the achievement of certain revenue targets over the next 5 years, contingent payments of up to 803,185 Class S Ordinary units based primarily on achievement of certain operational milestones, and conditional payments of up to 227,041 Class S Ordinary Units based primarily on the passage of time and achievement of certain milestones.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the ACE Portal, Inc. acquisition, the following table details the consideration paid, the initial estimated fair value of identifiable assets acquired and liabilities assumed as of the date of acquisition and the resulting goodwill recorded:

Consideration Paid:
Cash consideration	$20,000
Equity consideration	2,024,500
Contingent liability	4,010,952
Total value of consideration	6,055,452
Assets Acquired:
Developed technology	1,328,925
Non-compete agreement	656,016
Other assets	11,996
Total assets	1,996,937
Liabilities Assumed:
Accounts payable	131,844
Other liabilities	691,186
Total liabilities	823,030
Net assets acquired	1,173,907
Goodwill resulting from the acquisition of ACE Portal, Inc.	$4,881,545

As of June 1, 2018, the accounting for the estimates of fair value for contingent consideration and developed technology acquired in the ACE Portal, Inc. acquisition was incomplete. BEN is in the process of finalizing information that will allow management to better estimate fair values that existed as of February 12, 2018. When this information is obtained, management anticipates potential adjustment to the provisional fair value assigned to the total purchase price and to the developed technology. These adjustments will result in corresponding adjustments to goodwill. The adjustments will be recorded in the period in which the new information is obtained and reviewed.

6.	Discontinued Operations

As part of the initial capitalization and organization transactions discussed in Note 3, the Company assigned certain limited partnership entities to the Company’s founder effective as of September 1, 2017. These entities were deemed unrelated to the Company’s future business operations.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2017 and 2016, loss from discontinued operations is comprised of the following:

	Year Ended December 31,
	2017	2016
Interest, fee and dividend income
Interest and fee income	$-	$-
Dividend income	-	-
Total interest, fee, and dividend income	-	-
Interest expense	-	-
Net interest, fee, and dividend income after provision for loan losses	-	-
Provision for loan losses	-	-
Net interest, fee and dividend income after provision for loan losses	-	-
Non-interest revenues
Third party administration revenues	4,410	-
Trust services revenues	-	-
Other revenues	6,053	9,093
Total non-interest revenues	10,463	9,093
Total interest and non interest revenues, net	10,463	9,093
Non-interest expenses
Salaries and employee benefits	118,529	190,139
Professional services	68,979	145,961
Occupancy and equipment	3,281,004	4,981,435
Loan origination expenses	-	-
Other expenses	303,494	739,403
Total non-interest expenses	3,772,006	6,056,938
Income (loss) from discontinued operations before income taxes	(3,761,543)	(6,047,845)
Income tax expense (benefit)	-	-
Income (loss) from discontinued operations	$(3,761,543)	$(6,047,845)

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The carrying amounts of assets and liabilities of discontinued operations in our Consolidated Statements of Financial Condition were as follows:

December 31, 2016
Assets
Cash and cash equivalents	138,772
Other assets	50,433
Investment in unconsolidated affiliates	362,249
Due from unconsolidated affiliates	597,277
Premises and equipment, net (cost of $78,460,893)	60,945,301
Total assets of discountinued operaions	$62,094,032

Liabilities
Accounts payable	120,436
Due to unconsolidated affiliates	92,023
Total liabilities of discontinued operations	$212,459

In accordance with ASC Topic 205-20, additional disclosures relating to cash flow are required for discontinued operations. Cash flow information related to discontinued operations for the years ended December 31, 2017 and 2016 is as follows:

	Year Ended December 31,
	2017	2016
Operating cash flow data:
Depreciation and amortization	$2,932,514	$4,286,511
Investing cash flow data:
Purchases of premises and equipment	-	1,877,423

7.	Premises and Equipment, Net

Premises and equipment consist of the following:

	Successor	Predecessor
	As of June 1,	As of December 31,
	2018	2017	2016
Leasehold improvements	$-	280,863	$362,078
Furniture, fixtures, and equipment	34,045	864,919	864,919
Computer hardware and software	35,248	628,330	577,540
Other	77,634	77,634	77,634
Subtotal	146,927	1,851,747	1,882,171
Less: accumulated depreciation and amortization	-	(1,800,976)	(1,802,363)
Premises and equipment, net	$146,927	50,771	$79,808

Depreciation and amortization expense related to premises and equipment was $0.01 million, $2.9 million and $4.3 million for the five months ended May 31, 2018 and for the years ended December 31, 2017 and 2016, respectively.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	Related Party Debt

On September 1, 2017, the Company, through its BCC subsidiary, entered into a loan agreement (“New Loan Agreement”) to refinance its existing loans (“Old Loan Agreements”) and other payables with its founder or related entities. The aggregate principal amount borrowed was $141.0 million on a total advance commitment amount of $146.0 million. The advance commitment period expired on January 19, 2018 and no further borrowings were made by the Company. Borrowings, once repaid, cannot be reborrowed. The New Loan Agreement accrues interest at a rate of 1-month Libor plus 3.95% and is compounded on a daily basis. Interest payments are due by the 15th of the month and are paid in kind through June 30, 2018. The New Loan Agreement has a scheduled maturity of December 31, 2018. The provisions of the agreement require partial mandatory prepayments if i) the ratio of the sum of total outstanding debt plus accrued interest divided by the market value of eligible underlying investments exceeds 50%, ii) total borrowings during the commitment period exceed the total advance commitment, or iii) on the date that the first funds are received in trust related to the transactions described in Note 3 from any distribution or other amounts received from the collateral underlying the loans receivable balances, $25,000,000 is required to be repaid. The loan agreement is guaranteed by affiliates of BCC as borrower. The New Loan Agreement contains standard provisions, including customary events of default and termination. We anticipate retiring the New Loan Agreement prior to its maturity on December 31, 2018, with proceeds from another capital source. If necessary, we will refinance the New Loan Agreement with the current lender through at least December 31, 2019.

The New Loan Agreement is reported in the Consolidated Statements of Financial Condition net of unamortized deferred issuance costs of $0.6 million and $1.1 million as of June 1, 2018 and December 31, 2017, respectively. A principal payment in the amount of $25 million was required under a provision of the loan agreement in the first quarter of 2018 and the deferred issuance costs of $1.5 million were paid in July 2018.

Old Loan Agreements include a series of six loan agreements transacted with the founder or entities related to the founder between 2005 and 2007. The Old Loan Agreements were payable upon demand and did not require any periodic payments. The Old Loan Agreements accrued interest at rates between 4.19% and 4.94% and were compounded on a daily basis. Interest payments accrued to the principal balance and were payable upon demand. The Old Loan Agreements contained standard provisions, including customary events of default and termination.

The Old Loan Agreements had a balance of $49.4 million as of December 31, 2016 excluding other payables. This balance included outstanding principal and interest paid in kind. The balance of the Old Loan Agreements and other payables to the founder were refinanced into the New Loan Agreement in 2017.

9.	Equity

Below is a description of the outstanding classes of equity of the Company, including quasi equity amounts that are required to be reported as temporary equity between the liabilities and equity sections on the Consolidated Statements of Financial Condition. The Company’s governing documents authorize the issuance of additional classes of equity. All equity interests are limited partnership interests.

Common Units

In 2017 and 2018, BEN issued 74.67 million common units, which were all outstanding at June 1, 2018. As limited partner interests, these units are generally non-voting and do not entitle the limited partner to participate in the management of the Company’s business and affairs. For each common unit issued by BEN, BCG owns one unit of the Class A issued by BCH. The Class A unit is entitled to share in the profits of the Company.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Noncontrolling Interests:

Non-Participating Convertible Series A (NPC Series A)

BCH, a consolidated subsidiary of BEN, had non-unitized shares outstanding as of June 1, 2018 with an initial nominal value of $318,355,401 on the issue date of September 1, 2017. The NPC Series A Unit accounts are non-participating, convertible units entitled to a quarterly preferred return based on a fraction (i) the numerator of which is (A) the positive percentage rate change, if any, to the seasonally adjusted CPI-U covering the period including the calculation date, as published on the calculation date, plus (B) (x) 2% prior to an initial public offering by BEN and (y) 3% thereafter, and (ii) the denominator of which is 1 minus the highest effective marginal combined U.S. federal, state and local income tax rate in effect as of the beginning of the fiscal quarter for which such determination is being made for an individual resident in New York City, New York, assuming (1) that the aggregate gross income allocable with respect to the quarterly preferred return for such fiscal year will consist of the same relative proportion of each type or character (e.g., long term or short term capital gain or ordinary or exempt income) of gross income item included in the aggregate gross income actually allocated in respect of the quarterly preferred return for the fiscal year reflected in the BEN Group Partnership’s most recently filed IRS Form 1065 and (2) any state and local income taxes are not deductible against U.S. federal income tax. The weighted average preferred return rate for the period from September 1, 2017 to December 31, 2017 and for the period from January 1, 2018 to May 31, 2018, was approximately 6.9% and 7.4%, respectively. No amounts have been paid to the NPC Series A holders related to the preferred return through June 1, 2018.

Following certain events (generally, the earlier of (i) 48 months after the initial transactions described above in Note 3 are complete and (ii) the later of (x) one year after an initial public offering, and (y) the day after the date on which the last “trade” price of the Units is above $14.00) and subject to certain constraints, NPC Series A Unit accounts, in whole or in part, may be converted into Class S Ordinary units on a quarterly basis. The NPC Series A Unit accounts are subject to certain other conversion and redemption provisions.

Upon an election, a holder of NPC Series A Unit will be issued Class S Ordinary units necessary to provide the holder with a number of Class S Ordinary units that, in the aggregate, equal (a) the balance of the holder’s capital account associated with the NPC Series A Unit accounts being converted divided by (b) either (x) prior to an initial public offering, the appraised per-Class A unit fair market value as determined by BEN and (y) following an initial public offering, the average price of a Unit for the thirty (30)-day period ended immediately prior to the applicable conversion date. The holder of such newly issued Class S Ordinary units may immediately convert them into Common Units. Additionally, effective December 31, 2030, if the accounts have not been converted, they will redeem for cash in an amount equal to the then-outstanding capital account balance of the accounts. The NPC Series A Unit accounts are subject to certain other conversion and redemption provisions.

The NPC Series A units are recorded on the statement of financial condition in the redeemable noncontrolling interest line item.

Class S Ordinary Units

In 2017, BEN issued 13.48 million Class S Ordinary units, which were all outstanding at June 1, 2018. Additional Class S Ordinary units were issued as part of the consideration in the ACE acquisition discussed in Note 5. The Class S Ordinary units participate on an as-converted basis pro-rata in the share of the profits or losses of the combined business following all other allocations made by BCH and its subsidiaries. As limited partner interests, these units are generally non-voting and do not entitle participation in the management of the Company’s business and affairs. The Class S Ordinary units are exchangeable for common units in BEN on a 1-for-1 basis, subject to customary conversion rate adjustments for splits, distributions and reclassifications, as well as compliance with any applicable vesting and transfer restrictions. Each conversion also results in the issuance to BEN of a Class A unit for each Unit issued.

The Class S Ordinary units are recorded on the statement of financial condition in the noncontrolling interest line item.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Class S Preferred Units

The Class S Preferred units are entitled to a quarterly preferred return based on a fraction (i) the numerator of which is (A) the positive percentage rate change, if any, to the seasonally adjusted CPI-U covering the period including the calculation date, as published on the calculation date, plus (B) 0.75 percent, and (ii) the denominator of which is 1 minus the highest effective marginal combined U.S. federal, state and local income tax rate in effect as of the beginning of the fiscal quarter for which such determination is being made for an individual resident in New York City, New York, assuming (1) that the aggregate gross income allocable with respect to the quarterly preferred return for such fiscal year will consist of the same relative proportion of each type or character (e.g., long term or short term capital gain or ordinary or exempt income) of gross income item included in the aggregate gross income actually allocated in respect of the quarterly preferred return for the fiscal year reflected in the BEN Group Partnership’s most recently filed IRS Form 1065 and (2) any state and local income taxes are not deductible against U.S. federal income tax. The Class S Preferred units also participate on an as-converted basis pro-rata in the share of the profits or losses of the combined business following all other allocations made by BCH and its subsidiaries. As limited partner interests, these units are generally non-voting and do not entitle participation in the management of the Company’s business and affairs. The Class S Preferred units are exchangeable for common units in BEN on a 1.2-for-1 basis, subject to customary conversion rate adjustments for splits, distributions and reclassifications, as well as compliance with any applicable vesting and transfer restrictions. Each conversion also results in the issuance to BEN of a Class A unit for each Unit issued.

No Class S Preferred Units have been issued through June 1, 2018.

FLP Unit Accounts (Subclass 1 and Subclass 2)

FLP Unit Accounts (Subclass 1 and Subclass 2) are capital accounts related to an incentive plan and are entitled to (1) a 15% profits interest on the financing and other tax pass-through businesses of BEN (BCC and PEN) and (2) a net service fee revenue interest on BEN’s fee generating businesses (BACC and PEN Insurance Management Advisors, Ltd.), in each case calculated separately. The net service fee revenue interest for an entity is equal to the total revenues of the entity multiplied by the lower of (i)(x) the EBITDA of the entity divided by the total revenues of the entity (not less than zero) minus (y) 0.20 or (ii) 0.50. Amounts allocated to the FLP Unit Accounts are reinvested equally in additional Class S Ordinary units and Class S Preferred units on a quarterly basis at a price equal to the book value (if the Units are not listed on a national securities exchange) or, if the Units are listed on a national securities exchange, the closing price of the Units on such exchange on the date of allocation, thereby creating additional Class S Ordinary units and Class S Preferred units. No income was allocated to the FLP Unit Accounts through May 31, 2018. In the event the BEN Group Partnership is sold or liquidated, following distribution of proceeds to the NPC Unit Accounts, Class S Preferred units, Class S Ordinary units and Class A Units to the extent of the balance of their capital accounts, remaining distributions will include distributions to the Subclass 1 FLP Unit Accounts reflecting in substantial economic part the profits interests and net revenue interests otherwise applicable to the FLP Unit Accounts.

10.	Fair Value Measurements

Fair value is estimated based on a hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that reflect the assumptions that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels whereby the highest priority is given to Level 1 inputs and the lowest to Level 3 inputs.

Level 1 - Quoted prices for identical instruments in active markets that the reporting entity has the ability to access as of the measurement date.

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable market data.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Level 3 - Valuations for instruments with inputs that are unobservable, are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and are not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such instruments.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

BEN has no significant assets or liabilities measured at fair value on a recurring basis as of June 1, 2018, December 31, 2017 or 2016. Additionally, there were no assets or liabilities measured at fair value on a non-recurring basis as of June 1, 2018, December 31, 2017 or December 31, 2016, other than those described in Note 5.

BEN is required to disclose the estimated fair value of financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate those values. These fair value estimates are made at December 31 based on relevant market information and information about the financial instruments. Fair value estimates are intended to represent the price at which an asset could be sold or the price at which a liability could be settled. However, given there is no active market or observable market transactions for many of BEN’s financial instruments, BEN’s estimates of many of these fair values are subjective in nature, involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimated values. Nonfinancial instruments are excluded from disclosure requirements.

The following methods and assumptions were used by BEN in estimating its fair value disclosures for each class of financial instruments:

Cash and Cash Equivalents

The carrying amounts reported in the statements of financial condition for cash and cash equivalents approximate those assets’ fair values.

Loans Receivable

Fair values of loans receivable are estimated using discounted cash flow analyses and market interest rates offered for loans with similar terms on collateral with similar underwriting characteristics.

Fees Receivable

The carrying value of fees receivable generally approximates fair value because of the relatively short period of time between their origination and realization.

Related Party Debt

The measurement of the fair value of debt is based on market prices that generally are observable for similar liabilities at commonly quoted intervals and is considered a Level 2 fair value measurement.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Carrying Amounts and Estimated Fair Values

The carrying amounts and estimated fair values of the Company’s financial instruments at December 31 were as noted in the table below. The Company’s financial instruments were recorded at fair value in the Consolidated Statements of Financial Condition as of June 1, 2018 as part of the application of pushdown accounting under ASC 805-50-25-8 as described in Note 5.

	Year ended December 31, 2017
	Level in fair value hierarchy	Carrying amount	Estimated fair value
Financial assets:
Cash and cash equivalents	1	$554,837	$554,837
Loans receivable, net of deferred fees and allowance for loan losses	3	369,427,495	369,427,495
Financial liabilities:
Related party debt	2	151,770,410	151,770,410

	Year ended December 31, 2016
	Level in fair value hierarchy	Carrying amount	Estimated fair value
Financial assets:
Cash and cash equivalents	1	$7,731,234	7,731,234
Financial liabilities:
Related party debt	2	49,370,185	49,370,185

11.	Related Parties

Relationship with Beneficient Management Counselors, L.L.C.

The limited liability company agreement for BMLLC provides that Beneficient Management Counselors, L.L.C. (“BMC”), wholly-owned by one of several affiliated trusts related to our founder (each an “Affiliated Trust”), will determine the directors who will fill 20% of the Board seats to represent the founders. BMC is also entitled to select (a) 50% of the membership of the general partner’s Nominating Committee and Executive Committee, (b) two of the three members of the Charitable Contributions Sub-Committee of the Executive Committee, and (c) the chair of each of these three committees of the Board. Certain minority protection decisions are delegated to the Executive Committee for majority approval. Certain decisions with respect to BEN’s charitable giving program are delegated to the Charitable Contributions Sub-Committee for majority vote approval. Decisions regarding appointment and removal of BMC’s directors are delegated, with certain exceptions, to the Nominating Committee. Provided that a “triggering event” (as defined in BMC’s limited liability company agreement) has occurred, in the event of a tie vote of the Nominating Committee, the chairman of the Nominating Committee, who is our founder, may cast the tiebreaking vote.

Services Agreement with Bradley Capital Company, L.L.C.

Bradley Capital Company, L.L.C. (“Bradley Capital”) and BMC entered into an agreement with BEN and BCH effective June 1, 2017 (the “Bradley Capital Agreement”). Bradley Capital is indirectly owned by an Affiliated Trust. Under the Bradley Capital Agreement, Bradley Capital is entitled to a base fee of $375,000 per quarter for consulting services provided by an executive of Bradley Capital, which may include our founder, together with a supplemental fee of $149,375 per quarter to cover staff employment and related costs associated with the provision of such services. The base fee may be increased up to two times the initial base fee per quarter if the scope of the services is expanded. Our founder, who also serves as our CEO and Chairman of BMLLC’s board of directors, receives an annual salary from the Company of $130,000. The Bradley Capital Agreement also includes a payment from BEN of $37,500 per quarter to cover on-going employee costs for retired and/or departed employees of predecessor entities prior to 2017 which on-going costs were assumed by Bradley Capital, as well as a further payment to Bradley Capital in respect of the cost of health and retirement benefits for current employees of Bradley Capital. BEN is also required to reimburse Bradley Capital for out-of-pocket expenses incurred by Bradley Capital employees, including reimbursement for travel. The Bradley Capital Agreement requires BEN to reimburse Bradley Capital or its affiliates for taxes, fees, and expenses, including legal fees and related costs, relating to the contributions by affiliates of Bradley Capital of equity or debt interests in BEN to public charitable trusts in connection with the Exchange Trusts, as well as the contribution of beneficial interests in client trusts administered by BEN. Payments by BEN to Bradley Capital and its affiliates are guaranteed and subject to enforcement by the state courts in Delaware in the event of default. The Bradley Capital Agreement extends through July 2021, with an annual one-year renewal provision thereafter. The Bradley Capital Agreement may be terminated by unanimous approval of the Board’s executive committee, or without such approval if the affiliated trusts related to our founder no longer holds $10 million of BEN’s securities. During the five months ended May 31, 2018 and for the year ended December 31, 2017, the Company recognized expenses totaling $625,000 and $749,166 related to this services agreement, respectively.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Services Agreement with Beneficient Holdings, Inc.

The Beneficient Management Group (USA), L.L.C. (“Beneficient USA”), a subsidiary of BCH, entered into a Services Agreement with Beneficient Holdings, Inc. (“BHI”) effective July 1, 2017 (the “BHI Services Agreement”). BHI is indirectly owned by an Affiliated Trust and is an affiliate of BEN. BHI pays an annual fee of $30,000 to BEN for the provision of trust administration services for an Affiliated Trust and all trusts affiliated with its family trustee as that term is defined in the governing documents for an Affiliated Trust. The term of the BHI Services Agreement extends for the longer of (i) five years past the expiration or termination of the Bradley Capital Agreement, or (ii) seven years after the family trustee of the Affiliated Trust is no longer a primary beneficiary of any trust affiliated with the family trustee. During the five months ended May 31, 2018 and for the year ended December 31, 2017, the Company recognized income totaling $15,000 and $12,500 related to this services agreement.

Administrative Services Agreement between Constitution Private Capital Company, L.L.C. (“Constitution”) and Beneficient USA.

Constitution was founded in 1986 as a registered investment advisor and acquired by an affiliate of our founder in 1996. Constitution is no longer a registered investment advisor. Constitution currently manages three private equity funds of-funds and is an affiliate of BEN. Effective January 1, 2017, Constitution entered into an Administrative Services Agreement (the “ASA”) with Beneficient USA, which is wholly owned by BACC, whereby Beneficient USA provides personnel for administering the portfolio assets advised by Constitution. Under the ASA, Constitution pays to Beneficient USA a monthly fee equal to .01% of the month-end net asset of its portfolio. The ASA automatically renews on an annual basis, but may be terminated at any time by Constitution. Beneficient USA may only terminate the ASA in the event of a breach by Constitution. During the five months ended May 31, 2018 and for the year ended December 31, 2017, the Company recognized income totaling less than $1.0 thousand related to this services agreement.

Preferred Provider Liquidity Agreement with Constitution.

BEN has entered into an agreement with Constitution (the “Preferred Provider Agreement”) under which BEN and its affiliates will charge Constitution market rates and market-based fees and expenses to underwrite investment funds managed by Constitution and fix an advance rate for those investment funds of not less than 77% of NAV. At Constitution’s option, BEN and its affiliates will provide liquidity to the previously underwritten investment funds managed by Constitution at the previously fixed advance rate. The Preferred Provider Agreement may be terminated at any time for any reason either by Constitution or by unanimous consent of BEN’s executive committee. BEN and Constitution have not contracted for any liquidity under this agreement through June 1, 2018.

Relationship with The Heppner Endowment for Research Organizations, L.L.C. and Research Ranch Operating Company, L.L.C (collectively “HERO”).

HERO is owned indirectly by an Affiliated Trust and advises on the recipients of research grants, and administration of the charitable contributions, made as part of a transaction establishing an ExchangeTrust or LiquidTrust. HERO, along with charitable organizations (all of which are Texas university endowments and Texas foundations), receives funding from initial contributions to trusts settled and funded by clients of BEN to fund research projects and the facilities and properties for those research projects, which are owned by a trust controlled by our founder. HERO is granted such rights and authority pursuant to each trust instrument liquidity product entered into between a client and affiliates of BEN. BEN’s affiliates provide financing to the trusts established by the clients and BEN or its executives are paid trustees of the trusts and provide services to the trusts. BEN has certain outstanding payables of approximately $4.7 million as of June 1, 2018 and $7.6 million as of December 31, 2017 to HERO and the Texas university endowments and foundations. Payments of $6.7 million were made during the five months ended May 31, 2018. No amounts were paid in 2017.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Relationship with HCLP Nominees, L.L.C. and Highland Consolidated, L.P.

BCC is the borrower of up to $146 million under Old Loan Agreements entered into December 23, 2005, and refinanced on September 1, 2017, with HCLP Nominees, L.L.C., a Delaware limited liability company affiliated with Beneficient Holdings, Inc. as noted in Note 7. As of June 1, 2018, $121.6 million of debt, including paid-in-kind interest was outstanding. During the five months ended May 31, 2018, BEN repaid a $1.5 million short term payable with HCLP Nominees, L.L.C.  This payable was reflected in Other Liabilities in the Consolidated Statements of Financial Condition as of December 31, 2017.

Highland Consolidated, L.P., a Delaware limited partnership controlled by affiliates of BEN, including our founder, contributed certain of its alternative assets to BEN in return for $10,000 of Class S Ordinary Units.

Consulting Agreement between BEN and Hicks Holdings LLC.

BEN entered into a 10-month consulting agreement effective September 1, 2017 with Hicks Holdings LLC (“Hicks Holdings”), an affiliate of our board of director Thomas O. Hicks. Under the agreement, Hicks Holdings received consulting fees of $416,667 for the first three months and $250,000 per month thereafter through the termination on June 30, 2018. Hicks Holdings provided advisory and consulting services to BEN under the agreement in connection with, among other things, dispositions of investments, business and investment strategy, and portfolio performance. During the five months ended May 31, 2018 and for the year ended December 31, 2017, the Company recognized expense totaling $1.9 million and $1.5 million related to this service agreement. All amounts owed were paid in 2018.

Services provided by representatives of BEN and the trusts associated with the loans

An employee of BEN and another individual currently serve as co-trustees for the LiquidTrusts and certain of the other trusts in the associated trust structure that are created at origination for each of our loans. BEN earns trust service fee and interest income from these trusts. This employee receives no compensation for his services as co-trustee.

12.	Risk and Uncertainties

The Company is subject to risks related to markets, credit, and interest rate. The Company issues loans that are subject to repayment risk and interest rate risk. The Company has underwriting procedures and utilizes market rates. As of June 1, 2018, all of the Company’s loans are collateralized by the cash flows originating from alternative assets without recourse to the client. The Company mitigates repayment risk through the trust structure whereby cash flows from a collective pool of alternative assets can be utilized to repay loans when cash flows from the client’s original alternative assets are not sufficient to repay the loan principal and contractual interest and fees.

13.	Litigation and Contingencies

In the normal course of business, we have various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements.

Lease Commitments

We have entered into non-cancelable operating lease agreements for premises and equipment with expiration dates through the year 2021. Certain lease arrangements contain options to extend terms and are subject to escalation clauses. Our premises are used principally for administrative operations. Rental expense for our premises for five months ended May 31, 2018 and for the years ended December 31, 2017 and 2016 totaled $39.2 thousand, $96.5 thousand and $82.6 thousand, respectively.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Future rent expense for non-cancelable operating leases for the seven months after May 31, 2018 and for the calendar years thereafter are as follows:

2018	$215,905
2019	320,580
2020	245,190
2021	144,994
Total	$926,668

Loan Commitments

The Company had $81.3 million of gross potential loan commitments as of June 1, 2018 representing potential limited partner capital funding commitments on the alternative asset fund collateral to our loans above any cash reserves. The trust holding the interest in the limited partnership for the alternative asset fund is required to fund these limited partner capital commitments per the terms of the limited partnership agreement. Capital funding commitment reserves are maintained by the associated trusts created at the origination of each loan for up to $100,000. To the extent that the associated trust cannot pay the capital funding commitment, the Company is obligated to lend sufficient funds to meet the commitment. Any amounts loaned by the Company for these limited partner capital funding commitments above the associated capital funding commitment reserves held by the associated trusts are added to the loan balance and expected to be recouped through the cash distributions from the alternative asset fund collateral.

Commitments on loans generally originate from limited partner agreements having fixed or expiring expiration dates. The total limited partner capital funding commitment amounts may not necessarily represent future cash requirements. We consider the creditworthiness on a case-by-case basis. At June 1, 2018, our reserves for losses on unused commitments to fund potential limited partner capital funding commitments was nil.

14.	Supplemental Cash Flow Information

Cash paid for interest and income taxes for the five months ended May 31, 2018, and for the years ended December 31, 2017 and 2016 were de minimus.

Supplemental disclosure of noncash investing and financing activities include:

2016	-	None

2017	-	$502.4 million of common stock of BEN was issued in return for $386.9 million of loans receivable and a dilution to the founder’s holding of NPC Series A units in the amount of $115.5 million.
-	$134.8 million of Class S Ordinary units of BCH were issued in return for dilution to the founder’s holdings of NPC Series A units in the amount of $134.8 million.
-	Founder’s holdings of NPC Series A units in the amount of $141.0 million were diluted by the transfer of debt in the amount of $141.0 million.
-	Founder’s holdings of NPC Series A units in the amount of $3.3 million were diluted by the assignment out of interest in a limited partnership with a deficit in partners’ capital.

2018	-	$244.3 million of common stock of BEN was issued in return for $188.1 million of loans receivable and a dilution to the founder’s holding of NPC Series A units in the amount of $56.2 million.
-	$2.0 million of Class S Ordinary units were issued in connection with the acquisition of ACE.

15.	Subsequent Events

The Company evaluated the effects of events that have occurred subsequent to June 1, 2018.

On January 12, 2018, BEN entered into a Master Exchange Agreement, as amended from time to time (the “MEA”), with GWG Holdings, Inc., a Delaware corporation (“GWG”), and GWG Life, LLC, a Delaware limited liability company and wholly owned subsidiary of GWG (“GWG Life” and, collectively with GWG, the “GWG Parties”); and the Exchange Trusts (as defined in Note 3), by which the Exchange Trusts agreed to transfer the common units it held in BEN to the GWG Parties and received assets including cash, GWG stock, and GWG debt. In August 2018, BEN and the GWG Parties executed a third amended MEA and completed an initial transfer under which BEN issued debt to GWG totaling $362.9 million and purchased $50 million of GWG preferred stock. BEN used the loan proceeds, existing cash on hand, and the GWG preferred stock to redeem $512.9 million of BEN common units from the Exchange Trusts.

THE BENEFICIENT COMPANY GROUP, L.P.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	Successor	Predecessor
	As of September 30, 2018 (Unaudited)	As of December 31, 2017
ASSETS
Cash and cash equivalents	$7,458,415	$554,837
Fees receivable	25,666,345	46,110,290
Loan receivables, net of deferred fees	432,633,094	370,107,146
Less: allowance for loan losses	(2,029,018)	(679,651)
Net loans receivable	430,604,076	369,427,495
Investment in unconsolidated affiliates	-	29,272
Due from unconsolidated affiliates	1,125,113	744,215
Other assets	4,313,052	339,869
Premises and equipment, net	238,615	50,771
Intangibles, net
Trust platform	882,000,000	-
Technology related	60,282,584	-
Other intangibles	3,100,000	-
Goodwill	567,497,274	-
Total Assets	$1,982,285,474	$417,256,749

LIABILITIES
Accounts payable and accrued expenses	$3,738,745	$7,193,008
Due to unconsolidated affiliates	856,727	42,527
Other liabilities	9,591,128	6,546,188
Debt	367,273,747	-
Debt due to related parties	129,418,257	151,770,410
Total Liabilities	510,878,604	165,552,133

Redeemable noncontrolling interest	1,098,362,018	(390,068,686)

EQUITY
Partners’ capital:
Common units	234,398,652	505,786,367
Accumulated other comprehensive income (loss)	(27,048)	254,904
Total The Beneficient Company Group, L.P. owners’ equity	234,371,604	506,041,271
Noncontrolling interest	138,673,248	135,732,032
Total equity	373,044,852	641,773,303
Total liabilities and equity	$1,982,285,474	$417,256,749

See accompanying notes to unaudited consolidated financial statements.

THE BENEFICIENT COMPANY GROUP, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor	Predecessor
	Four Months Ended September 30, 2018 (Unaudited)	Five Months Ended May 31, 2018	Nine Months Ended September 30, 2017 (Unaudited)
Interest, fee and dividend income
Interest and fee income	$27,225,769	$42,063,430	$5,238,513
Dividend income	-	-	93,984
Total interest, fee, and dividend income	27,225,769	42,063,430	5,332,497
Interest expense	7,295,043	3,625,682	2,200,627
Net interest, fee, and dividend income before provision for loan losses	19,930,726	38,437,748	3,131,870
Provision for loan losses	2,029,018	1,359,080	158,144
Net interest, fee and dividend income after provision for loan losses	17,901,708	37,078,668	2,973,726
Non-interest revenues
Third party administration revenues	10,883	12,732	1,398,997
Trust services revenues	6,035,172	8,611,480	1,294,501
Total non-interest revenues	6,046,055	8,624,212	2,693,498
Total interest and non interest revenues, net	23,947,763	45,702,880	5,667,224
Non-interest expenses
Salaries and employee benefits	4,814,516	3,839,278	1,188,279
Professional services	4,308,832	10,015,466	3,098,198
Trust establishment costs	-	3,664,569	7,340,963
Other expenses	3,433,741	901,705	255,682
Total non-interest expenses	12,557,089	18,421,019	11,883,122
Income (loss) from continuing operations before income taxes	11,390,674	27,281,861	(6,215,898)
Income tax expense (benefit)	-	-	800
Income (loss) from continuing operations	11,390,674	27,281,861	(6,216,698)
Loss from discontinued operations	-	-	(3,761,543)
Net income (loss)	11,390,674	27,281,861	(9,978,241)
Less: Net income (loss) attributable to noncontrolling interests	(6,410,805)	(13,846,836)	476,308
Net income (loss) attributable to The Beneficient Company Group, L.P.	4,979,869	13,435,025	(9,501,933)
Less: Net loss attributable to general and limited partner(s)	-	-	7,769,019
Net income (loss) allocated to common unitholders	$4,979,869	$13,435,025	$(1,732,914)

See accompanying notes to unaudited consolidated financial statements.

THE BENEFICIENT COMPANY GROUP, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)

	Successor	Predecessor
	Four Months Ended September 30, 2018 (Unaudited)	Five Months Ended May 31, 2018	Nine Months Ended September 30, 2017 (Unaudited)
Net income (loss) attributable to The Beneficient Company Group, L.P.	$4,979,869	$13,435,025	$(9,501,933)
Other comprehensive income (loss):
Unrealized loss on investments	(27,048)	(8,019)	(141,816)
Total comprehensive income (loss)	$4,952,821	$13,427,006	$(9,643,749)

See accompanying notes to unaudited consolidated financial statements.

THE BENEFICIENT COMPANY GROUP, L.P.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	The Beneficient Company Group, L.P.
	Common units	Common units ($)	Other comprehensive income (loss)	Noncontrolling interest	Total equity	Redeemable noncontrolling interests
Balance, December 31, 2017 (Predecessor)	50,240,428	$505,786,367	$254,904	$135,732,032	$641,773,303	$(390,068,686)
Net income	-	13,435,025	-	3,693,363	17,128,388	10,153,473
Other comprehensive loss	-	-	(8,019)	-	(8,019)	-
Non cash issuance of Common Units (Note 12)	24,430,411	244,304,106	-	-	244,304,106	-
Non cash issuance of Class S Units (Note 12)	-	-	-	2,024,500	2,024,500	-
Dilution of NPC-Series A	-	-	-	-	-	(56,189,942)
Fair value adjustment	-	(16,817,108)	(246,885)	(4,625,395)	(21,689,388)	1,529,905,116
Balance, June 1, 2018 (Successor)	74,670,839	746,708,390	-	136,824,500	883,532,890	1,093,799,961
Net income	-	4,979,869	-	1,848,748	6,828,617	4,562,057
Other comprehensive income (loss)	-	-	(27,048)	-	(27,048)	-
Common unit redemption (Note 12 & 13)	(51,728,961)	(517,289,607)	-	-	(517,289,607)	-
Balance, September 30, 2018 (Successor)	22,941,878	$234,398,652	$(27,048)	$138,673,248	$373,044,852	$1,098,362,018

See accompanying notes to unaudited consolidated financial statements.

THE BENEFICIENT COMPANY GROUP, L.P.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Successor	Predecessor
	Four Months Ended September 30, 2018 (Unaudited)	Five Months Ended May 31, 2018	Nine Months Ended September 30, 2017 (Unaudited)
Cash flows from operating activities:
Net income (loss) attributable to The Beneficient Company Group, L.P.	$4,979,869	$13,435,025	$(9,501,933)
Adjustments to arrive at net income (loss) from continuing operations:
Net income (loss) attributable to noncontrolling interests	6,410,805	13,846,836	(476,308)
Net income (loss) from continuing operations	11,390,674	27,281,861	(9,978,241)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	2,192,743	48,257	2,962,888
Amortization of loan origination costs	-	(11,911,815)	(1,610,537)
Interest income paid-in-kind	(25,085,628)	(30,114,370)	(3,626,962)
Accretion of fair value adjustment, net	(2,140,141)	-	-
Non cash interest expense	6,930,042	3,169,432	2,109,377
Non cash trust establishment costs	-	3,664,569	7,338,648
Provision for loan losses	2,029,018	1,359,080	158,144
Amortization of debt issue costs	365,000	456,250	91,250
Changes in assets and liabilities:
Changes in due from affiliates & other	(585,523)	(362,618)	365,817
Changes in loans receivable	176,456,205	-	-
Changes in fees receivable	12,137,615	25,490,112	(1,299,501)
Changes in other assets	401,650	(521,462)	36,179
Changes in accounts payable and accrued expenses	(2,046,364)	(2,380,993)	2,055,113
Changes in other liabilities and deferred income	(27,901,522)	26,419,980	(544,798)
Net cash provided by (used in) operating activities	154,143,769	42,598,283	(1,942,623)

Cash flows from investing activities:
Purchases of premises and equipment	(120,341)	(106,147)	(157,393)
Investment in preferred stock	(50,000,000)	-	-
Net cash assumed in acquistion	-	-	437,985
Loan to third party	-	(3,479,929)	-
Net cash provided by (used in) investing activities	(50,120,341)	(3,586,076)	280,592

Cash flows from financing activities:
Payment to repurchase common units	(104,378,229)	-	-
Payments on other borrowings	-	(6,753,829)	(5,337,941)
Payment on related party debt	-	(25,000,000)	-
Net cash used in financing activities	(104,378,229)	(31,753,829)	(5,337,941)
Net increase (decrease) in cash and cash equivalents	(354,801)	7,258,379	(6,999,972)
Cash and cash equivalents at beginning of period	7,813,216	554,837	7,731,234
Cash and cash equivalents at end of period	$7,458,415	$7,813,216	$731,262

See accompanying notes to unaudited consolidated financial statements.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	Overview of the Business

The Beneficient Company Group, L.P. (“BEN,” “our” or “we”), a Delaware limited partnership, is a holding company of capital and financial services companies (collectively the “Company”). BEN’s capital companies are in the process of applying for trust charters from the Texas Department of Banking to merge into newly organized limited trust associations. Beneficient Management, L.L.C. (“BMLLC”), a Delaware limited liability company, is the general partner of BEN. BMLLC is governed by a board of directors. BEN is controlled by, and the exclusive and complete authority to manage the operations and affairs of BEN is granted to, BMLLC’s board of directors. BEN, formerly known as Highland Consolidated Business Holdings, L.P., was formed September 16, 2003. BEN is the general partner to Beneficient Company Holdings, L.P. (“BCH”) and owns 100% of the Class A Units of BCH.

BCH, formerly known as Beneficient Holdings, L.P., is a Delaware limited partnership formed on July 1, 2010. BCH is the holding company that directly or indirectly receives all active and passive income of the Company and allocates that income among the units issued by BCH. As of September 30, 2018, BCH has issued general partnership Class A Units, Class S Ordinary Units, FLP Units (Subclass 1 and Subclass 2) and Non-Participating Convertible (“NPC”) Series A Units. Effective June 1, 2018, the NPC Series A unitholders agreed to temporarily reduce the preferred return rate to not exceed 2.0 percent annually. The NPC Series A annual preferred return rate is 2.0 percent and 1.0 percent for the one month ended June 30, 2018 and three months ended September 30, 2018, respectively. This temporary reduction will expire no later than December 31, 2018.

BEN markets to alternative asset investors an array of loans and liquidity products and retirement fund products for mid-to-high net worth individuals having a net worth of between $5 million and $30 million (“MHNW”) and small-to-midsize institutional investors and family offices with less than $1 billion in investable assets (“STMIs”), and in addition to these product offerings, BEN offers a variety of services to its clients, including servicing of alternative assets, fund and trust administration and online alternative asset portals (collectively, “BEN’s Current Products and Services”). In the future, BEN plans to market retirement funds, custody and clearing of alternative assets, and trustee and insurance services for covering risks attendant to owning or managing alternative assets as well as online portals for the trading of alternative assets (collectively, “BEN’s Future Products and Services”). BEN plans to offer these future services through BEN’s U.S.-based subsidiaries, including trust companies which BEN is in the process of applying to charter in Texas, and (subject to capitalization) through its Bermuda-regulated insurance companies, including PEN Indemnity Insurance Company, LTD and its subsidiaries (collectively, “PEN”). The two anticipated trust companies will exist to provide loans and liquidity products to clients, to serve as custodian and trustee to certain trusts required for loan and liquidity product transactions, and to provide trustee services to BEN’s clients.

BEN operates primarily through its subsidiaries, which provide, or will provide, BEN’s Current and Future Products and Services. These subsidiaries include: (i) Beneficient Capital Company, LLC (“BCC”), which offers loans and liquidity products in the future; (ii) Beneficient Administrative and Clearing Company, LLC (“BACC”), which provides services for fund and trust administration and plans to administer retirement funds; (iii) PEN, which will offer insurance services; and (iv) ACE Portal, L.L.C. (“ACE Portal”), an online portal with related financial technologies; and (v) other non-operating entities.

BEN’s primary operations that commenced on September 1, 2017 pertain to its loans and liquidity products where BEN, through its subsidiaries, extend loans collateralized by cash flows from illiquid alternative assets and provide services to the trustees who administers the collateral. BEN’s core business products are its ExchangeTrust and LiquidTrust. BEN’s clients establish an ExchangeTrust or a LiquidTrust by contributing their alternative asset into the trust. At the same time, BEN, through a subsidiary, extends a loan to a supporting trust structure. The proceeds of that loan are paid to the client from the trust structure. The cash flows from the client’s alternative asset support the repayment of the loan, interest, and related fees.

Prior to the commencement of commercial operations on September 1, 2017, as discussed in Note 2, the majority of BEN’s operations were primarily related to the establishment and capitalization of the business, development of BEN’s Current and Future Products and Services and discontinued operations unrelated to business.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Quarterly Financial Information

The accompanying unaudited interim consolidated financial statements of BEN do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The Consolidated Statement of Financial Condition as of December 31, 2017 and the Consolidated Statement of Operations for the five months ended May 31, 2018 are from the Company’s audited financial statements. In the opinion of management, all material adjustments, consisting of normal and recurring adjustments, have been made which were considered necessary to present fairly the financial condition, results of operations and cash flows at the interim date and for the interim periods presented.

The unaudited consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements and notes as of June 1, 2018, December 31, 2017, and December 31, 2016, and for the period from January 1, 2018 through May 31, 2018 and for the years ended December 31, 2017 and 2016, including the related Report of Independent Registered Public Accounting Firm. The accounting policies used in preparing the accompanying interim consolidated financial statements are the same as those summarized in those audited financial statements.

In conformity with accounting principles generally accepted in the United States of America, preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements, and therefore, actual results could ultimately differ from those estimates.

2.	Initial Capitalization and Organizational Transactions

BEN commenced commercial operations on September 1, 2017, when BEN and MHT Financial, L.L.C. (“MHT Financial”) consummated agreements to lend against the economic rights to several portfolios of alternative assets (collectively, the “Transactions”).    The primary closing condition consisted of MHT Financial entering into a Purchase and Sale Agreement with owners of alternative asset funds (family offices, fund-of-funds, and institutions, collectively the “Sellers”) for the acquisition of portfolios of alternative assets (“Exchange Portfolio”) and the subsequent contribution of the Exchange Portfolio by MHT Financial to certain exchange trusts (“Exchange Trusts”) in exchange for common units of BEN of a like value.

The Transactions included:

(i)	MHT Financial purchased the Exchange Portfolio at purchase prices set out in schedules to the various Purchase and Sale Agreements (each such agreement, the “PSA”). The purchase price calculations in the PSAs used December 31, 2016 reported net asset values for the Exchange Portfolio and adjusted for cash flows (capital calls and distributions) through the day before the signing of the PSA. In addition, the PSAs included mark-to-market securities, which were valued at the end of business on the day prior to the PSA date. MHT Financial’s aggregate purchase price for the Exchange Portfolio was $489.2 million (the “Exchange Portfolio Purchase Price”);

(ii)	BEN extended loans to a supporting trust structure equal to 77% of the Exchange Portfolio Purchase Price with such loans having cash flows provided by the Exchange Portfolio as collateral;

(iii)	Transfers to the Exchange Trusts of MLP Units issued by BEN in return for loan proceeds equal to 77% of the Exchange Portfolio Purchase Price;

(iv)	The contribution of substantially all the remaining tangible and intangible assets held by BEN to its subsidiaries;

(v)	An agreement for new notes/loans of approximately $141 million to refinance an existing loan from the founder of BEN; and

(vi)	The distribution by the Company to its founding investor of assets related to certain legacy business activities that would not be involved in the continuing BEN business.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.	Acquisitions

Through the initial capitalization transactions described in Note 2, a third-party institutional investor held an indirect interest in all or substantially all the outstanding Common Units of BEN through the Exchange Trusts. On May 31, 2018, the limited liability company agreement of BMLLC was amended and certain proxies were granted that reduced certain rights of our founder, including removing the right to appoint a majority of the board of directors, finalizing a change-of-control event. BEN applied pushdown accounting under ASC 805-50-25-8 due to the acquisition of BMLLC.

In connection with the change-of-control event, the enterprise value and the estimated fair value of identifiable assets acquired and liabilities assumed as of the date of the change-of-control transaction are summarized in the following table:

Equity Value Allocated To:
Common units	$746,708,390
Class S Ordinary units	136,824,500
Non-participating convertible series A	1,093,799,961
Total equity value	1,977,332,851
Assets:
Trust platform	882,000,000
Technology platform	60,500,000
Insurance licenses	3,100,000
Loans receivable	581,863,529
Fees receivable	37,803,959
Due from unconsolidated affiliates	911,177
Cash and cash equivalents	7,813,216
Other receivables and other assets	11,345,312
Total assets	1,585,337,193
Liabilities:
Accounts payable and accrued expenses	5,420,109
Due to unconsolidated affiliates	294,594
Other liabilities and deferred income	38,054,786
Related party debt	126,850,582
Total liabilities	170,620,071
Net assets	1,414,717,122
Goodwill resulting from the change of control	$562,615,729

Methods Used to Determine Equity Fair Value and to Fair Value Assets and Liabilities

The following is a description of the valuation methodologies used to estimate the fair value of equity and the fair values of major categories of assets acquired and liabilities assumed. In many cases, determining the fair value of equity and the acquired assets and assumed liabilities required management to estimate cash flows expected from those assets and liabilities and to discount those cash flows at appropriate rates of interest. This required the utilization of significant estimates and management judgment in accounting for the transaction.

Equity: The values for each equity component were calculated after determination of an overall enterprise value for the Company. The enterprise value of the Company was determined using the OPM Backsolve approach under the market method. The OPM Backsolve approach uses a Black-Scholes option pricing model to calculate the implied equity value of the firm. Once an overall equity value was determined, amounts were allocated to the various classes of equity based on the security class preferences.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Cash and cash equivalents: The estimated fair values of cash and cash equivalents approximate their stated value.

Loans receivable: The loan portfolio was valued based on current guidance which defines fair value as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. Level 3 inputs were utilized to value the loan portfolio and included the use of present value techniques employing cash flow estimates and incorporated assumptions that marketplace participants would use in estimating fair values, specifically market interest rate and general credit fair value assumptions. In instances where reliable market information was not available, management used assumptions in an effort to determine reasonable fair value. There was no carryover related allowance for loan losses.

Trust platform: The trust platform was valued using the excess earnings approach under the income method. Under this methodology, projected cash flows associated with the trust platform were discounted back to present value using a discount rate consistent with that market participants would use in estimating fair value. Level 3 inputs were utilized in estimating the projected cash flows and in developing the appropriate discount rate.

Technology related: The technology asset was valued using the royalty saving approach under the income method. Under this methodology, the value of the technology is estimated by capitalizing the royalties saved because of the ownership of the technology. Level 3 inputs were utilized in estimating the projected cash flows and in developing the appropriate discount rate.

Insurance license: The insurance license asset was valued using the guideline transactions approach under the market method. The recent transactions approach indicates the value of an asset by deriving multiples from recent transactions involving similar assets.

Related Party Debt: The fair value of the related party debt approximates the carrying value of the debt based on the recent issuance of the debt, its variable interest rate, and the short remaining term.

As of September 30, 2018, the accounting for the estimates of fair value of loans and intangibles was incomplete. BEN is in the process of finalizing information that will allow management to better estimate fair values that existed as of June 1, 2018. When this information is obtained, management anticipates potential adjustment to the provisional fair value assigned to loans and intangibles. This adjustment will result in corresponding adjustments to goodwill. The adjustments will be recorded in the period in which the new information is obtained and reviewed.

On February 12, 2018, BCH purchased the assets and certain liabilities of ACE Portal, Inc. in exchange for $0.02 million in cash and 202,450 shares of Class S Ordinary units. In a separate and concurrent transaction, BCH also acquired the personal goodwill of a certain key executive from ACE Portal, Inc. for consideration including earnout payments of up to 200,063 Class S Ordinary units based primarily on the achievement of certain revenue targets over the next 5 years, contingent payments of up to 803,185 Class S Ordinary units based primarily on achievement of certain operational milestones, and conditional payments of up to 227,041 Class S Ordinary Units based primarily on the passage of time and achievement of certain milestones.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

In connection with the ACE Portal, Inc. acquisition, the following table details the consideration paid, the initial estimated fair value of identifiable assets acquired and liabilities assumed as of the date of acquisition and the resulting goodwill recorded:

Consideration Paid:
Cash consideration	$20,000
Equity consideration	2,024,500
Contingent liability	4,010,952
Total value of consideration	6,055,452
Assets Acquired:
Developed technology	1,328,925
Non-compete agreement	656,016
Other assets	11,996
Total assets	1,996,937
Liabilities Assumed:
Accounts payable	131,844
Other liabilities	691,186
Total liabilities	823,030
Net assets acquired	1,173,907
Goodwill resulting from the acquisition of ACE Portal, Inc	$4,881,545

As of September 30, 2018, the accounting for the estimates of fair value for contingent consideration and developed technology acquired in the ACE Portal, Inc. acquisition was incomplete. BEN is in the process of finalizing information that will allow management to better estimate fair values that existed as of February 12, 2018. When this information is obtained, management anticipates potential adjustment to the provisional fair value assigned to the total purchase price and to the developed technology. These adjustments will result in corresponding adjustments to goodwill. The adjustments will be recorded in the period in which the new information is obtained and reviewed.

4.	Loans

Loans held by the Company as of September 30, 2018 and December 31, 2017, were originated principally by the initial capitalization transactions discussed in Note 2. These loans are collateralized by the Exchange Portfolio. As described in Note 3, the loans were adjusted to fair value due to push down of purchase accounting as of June 1, 2018. Accordingly, there was no carryover related deferred fees and allowance for loan losses as of June 1, 2018. Components of the carrying value of the loans were as follows for the periods presented below.

	As of September 30, 2018	As of December 31, 2017
Loans receivable	$432,633,094	$404,121,509
Deferred fees	-	(34,014,363)
Allowance for loan losses	(2,029,018)	(679,651)
Loans receivable, net	$430,604,076	$369,427,495

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes activity related to the loans held by the Company for the four months ended September 30, 2018, the five months ended May 31, 2018 and the nine months ended September 30, 2017:

	Successor	Predecessor
	Four Months Ended	Five Months Ended	Nine Months Ended
	September 30, 2018	May 31, 2018	September 30, 2017
Beginning balance	$581,863,530	$404,121,509	$—
Originations	—	188,946,217	378,234,491
Interest - paid in kind	25,085,628	36,061,316	4,421,670
Accrection	2,140,141	—	—
Adjustments to interest	—	(5,946,946)	(794,708)
Principal collections	(176,456,205)	—	—
Ending balance	$432,633,094	$623,182,096	$381,861,453

The changes in the allowance for loan losses are as follows:

	Successor	Predecessor
	Four Months Ended	Five Months Ended	Nine Months Ended
	September 30, 2018	May 31, 2018	September 30, 2017

Beginning balance	$—	$679,651	$—
Provision	2,029,018	1,359,080	158,144
Charge-offs and other, net	—	—	—
Ending balance	$2,029,018	$2,038,731	$158,144

BEN recognizes the charge-off in the period in which it arises for its collateral dependent loans. Therefore, impaired collateral dependent loans are written-down to their estimated net realizable value, based on disposition value.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

5.	Goodwill and Other Intangibles

The following table presents activity in the Company’s goodwill and finite-lived and indefinite-lived intangible assets from December 31, 2017 to September 30, 2018:

	As of December 31, 2017	Additions	Amortization	As of September 30, 2018	Amortization Period
Goodwill	$—	$567,497,274	$—	$567,497,274	Indefinite
Trust platform	—	882,000,000	—	882,000,000	Indefinite
Technology platform	—	60,500,000	(2,016,797)	58,483,203	10 Years
Developed technology	—	1,328,925	(83,058)	1,245,867	5 Years
Non-compete agreement	—	656,016	(102,502)	553,514	4 Years
Insurance license	—	3,100,000	—	3,100,000	Indefinite
Total goodwill and intangible assets	$—	$1,515,082,215	$(2,202,357)	$1,512,879,858

We expect that amortization expense for our existing intangibles subject to amortization for the remainder of 2018 and the succeeding five years and thereafter will approximate the following:

2018	$1,619,947
2019	6,479,789
2020	6,479,789
2021	6,479,789
2022	6,336,286
2023 and thereafter	32,886,984

Barring a triggering event that suggests possible impairment, management intends to conduct impairment tests for goodwill and indefinite-lived assets during the fourth quarter each year, using generally accepted valuation methods. Through September 30, 2018, management determined there were no events that would necessitate impairment testing of goodwill or indefinite-lived intangible assets.

6.	Discontinued Operations

We record discontinued operations when the disposal of a separately identified component of the entity constitutes a strategic shift that has or will have a major effect on an entity’s operations and financial results, as defined in Accounting Standards Codification (“ASC”) Topic 205-20, Discontinued Operations (“ASC Topic 205-20”).

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended September 30, 2017, loss from discontinued operations is comprised of the following:

Nine Months Ended September 30, 2017
Interest, fee and dividend income
Interest and fee income	$-
Dividend income	-
Total interest, fee, and dividend income	-
Interest expense	-
Net interest, fee, and dividend income after provision for loan losses	-
Provision for loan losses	-
Net interest, fee and dividend income after provision for loan losses	-
Non-interest revenues
Third party administration revenues	4,410
Other revenues	6,053
Total non-interest revenues	10,463
Total interest and non interest revenues, net	10,463
Non-interest expenses
Salaries and employee benefits	118,529
Professional services	68,979
Occupancy and equipment	3,281,004
Other expenses	303,494
Total non-interest expenses	3,772,006
Loss from discontinued operations before income taxes	(3,761,543)
Income tax expense (benefit)	-
Loss from discontinued operations	$(3,761,543)

As the assets and liabilities of the discontinued operations were disposed of prior to December 31, 2017, there are no amounts presented in our Consolidated Statements of Financial Condition.

In accordance with ASC Topic 205-20, additional disclosures relating to cash flow are required for discontinued operations. Cash flow information related to discontinued operations for the nine months ended September 30, 2017 is as follows:

Nine Months Ended September 30, 2017
Operating cash flow data:
Depreciation and amortization	$2,932,514
Investing cash flow data:
Purchase of premises and equipment	-

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

7.	Premises and Equipment, Net

Premises and equipment consist of the following:

	Successor	Predecessor
	As of September 30, 2018	As of December 31, 2017
Leasehold improvements	$9,510	$280,863
Furniture, fixtures, and equipment	36,011	864,919
Computer hardware and software	144,113	628,331
Other	77,634	77,634
Subtotal	267,268	1,851,747
Less: accumulated depreciation and amortization	(28,653)	(1,800,976)
Premises and equipment, net	$238,615	$50,771

Depreciation and amortization expense related to premises and equipment was de minimis for the four-month ended September 30, 2018 and the five months ended May 31, 2018. Depreciation and amortization expense related to premises and equipment was $3.0 million for the nine months ended September 30, 2017.

8.	Fair Value Measurements

Fair value is estimated based on a hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that reflect the assumptions that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels whereby the highest priority is given to Level 1 inputs and the lowest to Level 3 inputs.

Level 1 - Quoted prices for identical instruments in active markets that the reporting entity has the ability to access as of the measurement date.

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable market data.

Level 3 - Valuations for instruments with inputs that are unobservable, are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and are not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such instruments.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

BEN has no significant assets or liabilities measured at fair value on a recurring or non-recurring basis as of September 30, 2018 or December 31, 2017.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

BEN is required to disclose the estimated fair value of financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate those values. These fair value estimates are made at September 30, 2018 and December 31, 2017, based on relevant market information and information about the financial instruments. Fair value estimates are intended to represent the price at which an asset could be sold or the price at which a liability could be settled. However, given there is no active market or observable market transactions for many of BEN’s financial instruments, BEN’s estimates of many of these fair values are subjective in nature, involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimated values. Nonfinancial instruments are excluded from disclosure requirements.

The following methods and assumptions were used by BEN in estimating its fair value disclosures for each class of financial instruments:

Cash and Cash Equivalents

The carrying amounts reported in the statements of financial condition for cash and cash equivalents approximate those assets’ fair values.

Loans receivable

Fair values of loans are estimated using discounted cash flow analyses and market interest rates offered for loans with similar terms on collateral with similar underwriting characteristics.

Fees receivable

The carrying value of fees receivable generally approximates fair value because of the relatively short period between their origination and realization.

Related Party Debt

The measurement of the fair value of related party debt is based on market prices that generally are observable for similar liabilities at commonly quoted intervals and is considered a Level 2 fair value measurement.

Carrying Amounts and Estimated Fair Values

The carrying amounts and estimated fair values of the Company’s financial instruments at September 30, 2018 and December 31, 2017 were as follows:

	As of September 30, 2018 (Successor)
	Level in fair value hierarchy	Carrying amount	Estimated fair value
Financial assets:
Cash and cash equivalents	1	$7,458,415	$7,458,415
Loans receivable, net of deferred fees and allowance for loan losses	3	430,604,077	430,604,077
Financial liabilities:
Related party debt	2	129,418,257	129,418,257

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	As of December 31, 2017 (Predecessor)
	Level in fair value hierarchy	Carrying amount	Estimated fair value

Financial assets:
Cash and cash equivalents	1	$554,837	$554,837
Loans receivable, net of deferred fees and allowance for loan losses	3	369,427,495	369,427,495
Financial liabilities:
Related party debt	2	151,770,410	151,770,410

9.	Related Parties

Relationship with Beneficient Management Counselors, L.L.C.

The limited liability company agreement for BMLLC provides that Beneficient Management Counselors, L.L.C. (“BMC”), wholly-owned by one of several affiliated trusts related to our founder (each an “Affiliated Trust”), will determine the directors who will fill 20% of the Board seats to represent the founders. BMC is also entitled to select (a) 50% of the membership of the general partner’s Nominating Committee and Executive Committee, (b) two of the three members of the Charitable Contributions Sub-Committee of the Executive Committee, and (c) the chair of each of these three committees of the Board. Certain minority protection decisions are delegated to the Executive Committee for majority approval. Certain decisions with respect to BEN’s charitable giving program are delegated to the Charitable Contributions Sub-Committee for majority vote approval. Decisions regarding appointment and removal of BMC’s directors are delegated, with certain exceptions, to the Nominating Committee. Provided that a “triggering event” (as defined in BMC’s limited liability company agreement) has occurred, in the event of a tie vote of the Nominating Committee, the chairman of the Nominating Committee, who is our founder, may cast the tiebreaking vote.

Services Agreement with Bradley Capital Company, L.L.C.

Bradley Capital Company, L.L.C. (“Bradley Capital”) and BMC entered into an agreement with BEN and BCH effective June 1, 2017 (the “Bradley Capital Agreement”). Bradley Capital is indirectly owned by an Affiliated Trust. Under the Bradley Capital Agreement, Bradley Capital is entitled to a base fee of $375,000 per quarter for consulting services provided by an executive of Bradley Capital, which may include our founder, together with a supplemental fee of $149,375 per quarter to cover staff employment and related costs associated with the provision of such services. The base fee may be increased up to two times the initial base fee per quarter if the scope of the services is expanded. Our founder, who also serves as our CEO and Chairman of BMLLC’s board of directors, receives an annual salary from the Company of $130,000. The Bradley Capital Agreement also includes a payment from BEN of $37,500 per quarter to cover on-going employee costs for retired and/or departed employees of predecessor entities prior to 2017 which on-going costs were assumed by Bradley Capital, as well as a further payment to Bradley Capital in respect of the cost of health and retirement benefits for current employees of Bradley Capital. BEN is also required to reimburse Bradley Capital for out-of-pocket expenses incurred by Bradley Capital employees, including reimbursement for travel. The Bradley Capital Agreement requires BEN to reimburse Bradley Capital or its affiliates for taxes, fees, and expenses, including legal fees and related costs, relating to the contributions by affiliates of Bradley Capital of equity or debt interests in BEN to public charitable trusts in connection with the Exchange Trusts, as well as the contribution of beneficial interests in client trusts administered by BEN. Payments by BEN to Bradley Capital and its affiliates are guaranteed and subject to enforcement by the state courts in Delaware in the event of default. The Bradley Capital Agreement extends through July 2021, with an annual one-year renewal provision thereafter. The Bradley Capital Agreement may be terminated by unanimous approval of the Board’s executive committee, or without such approval if the affiliated trusts related to our founder no longer holds $10 million of BEN’s securities. During the four months ended September 30, 2018, the five months ended May 31, 2018 and the nine months ended September 30, 2017, the Company recognized expenses totaling $500,000, $625,000 and $500,000 related to this services agreement, respectively.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Services Agreement with Beneficient Holdings, Inc.

The Beneficient Management Group (USA), L.L.C. (“Beneficient USA”), a subsidiary of BCH, entered into a Services Agreement with Beneficient Holdings, Inc. (“BHI”) effective July 1, 2017 (the “BHI Services Agreement”). BHI is indirectly owned by an Affiliated Trust and is an affiliate of BEN. BHI pays an annual fee of $30,000 to BEN for the provision of trust administration services for an Affiliated Trust and all trusts affiliated with its family trustee as that term is defined in the governing documents for an Affiliated Trust. The term of the BHI Services Agreement extends for the longer of (i) five years past the expiration or termination of the Bradley Capital Agreement, or (ii) seven years after the family trustee of the Affiliated Trust is no longer a primary beneficiary of any trust affiliated with the family trustee. During the four months ended September 30, 2018, the five months ended May 31, 2018 and the nine months ended September 30, 2017, the Company recognized income totaling $10,000, $15,000 and $7,500 related to this services agreement.

Administrative Services Agreement between Constitution Private Capital Company, L.L.C. (“Constitution”) and Beneficient USA.

Constitution was founded in 1986 as a registered investment advisor and acquired by an affiliate of our founder in 1996. Constitution is no longer a registered investment advisor. Constitution currently manages three private equity funds-of-funds and is an affiliate of BEN. Effective January 1, 2017, Constitution entered into an Administrative Services Agreement (the “ASA”) with Beneficient USA, which is wholly owned by BACC, whereby Beneficient USA provides personnel for administering the portfolio assets advised by Constitution. Under the ASA, Constitution pays to Beneficient USA a monthly fee equal to .01% of the month-end net asset of its portfolio. The ASA automatically renews on an annual basis but may be terminated at any time by Constitution. Beneficient USA may only terminate the ASA in the event of a breach by Constitution. During the four months ended September 30, 2018, the five months ended May 31, 2018 and the nine months ended September 30, 2017, the Company recognized income totaling less than $1.0 thousand related to this services agreement.

Preferred Provider Liquidity Agreement with Constitution.

BEN has entered into an agreement with Constitution (the “Preferred Provider Agreement”) under which BEN and its affiliates will charge Constitution market rates and market-based fees and expenses to underwrite investment funds managed by Constitution and fix an advance rate for those investment funds of not less than 77% of NAV. At Constitution’s option, BEN and its affiliates will provide liquidity to the previously underwritten investment funds managed by Constitution at the previously fixed advance rate. The Preferred Provider Agreement may be terminated at any time for any reason either by Constitution or by unanimous consent of BEN’s executive committee. BEN and Constitution have not contracted for any liquidity under this agreement through September 30, 2018.

Relationship with The Heppner Endowment for Research Organizations, L.L.C. and Research Ranch Operating Company, L.L.C (collectively “HERO”).

HERO is owned indirectly by an Affiliated Trust and advises on the recipients of research grants, and administration of the charitable contributions made as part of a transaction establishing an ExchangeTrust or LiquidTrust. HERO, along with charitable organizations (all of which are Texas university endowments and Texas foundations), receives funding from initial contributions to trusts settled and funded by clients of BEN to fund research projects and the facilities and properties for those research projects, which are owned by a trust controlled by our founder. HERO is granted such rights and authority pursuant to each trust instrument liquidity product entered into between a client and affiliates of BEN. BEN’s affiliates provide financing to the trusts established by the clients and BEN or its executives are paid trustees of the trusts and provide services to the trusts. BEN has certain outstanding payables of approximately $4.8 million as of September 30, 2018 and $7.6 million as of December 31, 2017 to HERO and the Texas university endowments and foundations. In 2018, payments of $6.7 million were made through September 30, 2018. No amounts were paid in 2017.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Relationship with HCLP Nominees, L.L.C. and Highland Consolidated, L.P.

BCC is the borrower of up to $146 million under Old Loan Agreements entered into December 23, 2005, and refinanced on September 1, 2017, with HCLP Nominees, L.L.C., a Delaware limited liability company affiliated with Beneficient Holdings, Inc. As of September 30, 2018, $124.1 million of debt, including paid-in-kind interest was outstanding. In the first quarter of 2018, BEN repaid a $1.5 million short-term payable with HCLP Nominees, L.L.C.  This payable was reflected in Other Liabilities in the Consolidated Statements of Financial Condition as of December 31, 2017.

Highland Consolidated, L.P., a Delaware limited partnership controlled by affiliates of BEN, including our founder, contributed certain of its alternative assets to BEN in return for $10,000 of Class S Ordinary Units.

Consulting Agreement between BEN and Hicks Holdings LLC.

BEN entered into a 10-month consulting agreement effective September 1, 2017 with Hicks Holdings LLC (“Hicks Holdings”), an affiliate of our board of director Thomas O. Hicks. Under the agreement, Hicks Holdings received consulting fees of $416,667 for the first three months and $250,000 per month thereafter through the termination on June 30, 2018. Hicks Holdings provided advisory and consulting services to BEN under the agreement in connection with, among other things, dispositions of investments, business and investment strategy, and portfolio performance. During the four months ended September 30, 2018, the five months ended May 31, 2018 and the nine months ended September 30, 2017, the Company recognized expense totaling $0.3 million, $1.5 million and $0.3 million, respectively, related to this service agreement. All amounts owed were paid in 2018.

Services provided by representatives of BEN and the trusts associated with the loans

An employee of BEN and another individual currently serve as co-trustees for the LiquidTrusts and certain of the other trusts in the associated trust structure that are created at origination for each of our loans. BEN earns trust service fee and interest income from these trusts. This employee receives no compensation for his services as co-trustee.

10.	Risk and Uncertainties

The Company is subject to risks related to markets, credit, and interest rate. The Company issues loans that are subject to repayment risk and interest rate risk. The Company has underwriting procedures and utilizes market rates. As of September 30, 2018, all of the Company’s loans are collateralized by the cash flows originating from alternative assets without recourse to the client. The Company mitigates repayment risk through the trust structure whereby cash flows from a collective pool of alternative assets can be utilized to repay loans when cash flows from the client’s original alternative assets are not sufficient to repay the loan principal and contractual interest and fees.

11.	Litigation and Contingencies

In the normal course of business, we have various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements.

Lease Commitments

We have entered into non-cancelable operating lease agreements for premises and equipment with expiration dates through the year 2021. Certain lease arrangements contain options to extend terms and are subject to escalation clauses. Our premises are used principally for administrative operations. Rental expense for our premises for the four months ended September 30, 2018, the five months ended May 31, 2018 and the nine months ended September 30, 2017, totaled $150.8 thousand, $32.9 thousand, and $69.2 thousand, respectively.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Future rent expense for the non-cancelable operating leases for the remainder of 2018 and for the calendar years thereafter are as follows:

2018	$107,953
2019	320,580
2020	245,190
2021	144,994
Total	$818,717

Loan Commitments

The Company had $81.3 million of gross potential loan commitments as of September 30, 2018 representing potential limited partner capital funding commitments on the alternative asset fund collateral to our loans above any cash reserves. The trust holding the interest in the limited partnership for the alternative asset fund is required to fund these limited partner capital commitments per the terms of the limited partnership agreement. Capital funding commitment reserves are maintained by the associated trusts created at the origination of each loan for up to $100,000. To the extent that the associated trust cannot pay the capital funding commitment, the Company is obligated to lend sufficient funds to meet the commitment. Any amounts loaned by the Company for these limited partner capital funding commitments above the associated capital funding commitment reserves held by the associated trusts are added to the loan balance and expected to be recouped through the cash distributions from the alternative asset fund collateral.

Commitments on loans generally originate from limited partner agreements having fixed or expiring expiration dates. The total limited partner capital funding commitment amounts may not necessarily represent future cash requirements. We consider the creditworthiness on a case-by-case basis. At September 30, 2018, our reserves for losses on unused commitments to fund potential limited partner capital funding commitments was nil.

12.	Supplemental Cash Flow Information

Cash paid for interest and income taxes for the four months ended September 30, 2018, the five months ended May 31, 2018, and the nine months ended September 30, 2017, were de minimus.

Supplemental disclosure of noncash investing and financing activities include:

Four Months Ended September 30, 2018:

-	$412.9 million of common stock of BEN was redeemed in return for the issuance of a $200.0 million commercial loan, a $162.9 million exchange note and the contribution of $50.0 million of convertible preferred stock of GWG Holdings, Inc. held by BEN.

Five Months Ended May 31, 2018:

-	$244.3 million of common stock of BEN was issued in return for $188.1 million of loans receivable and a dilution to the founder’s holding of NPC Series A units in the amount of $56.2 million.
-	$2.0 million of Class S Ordinary units were issued in connection with the acquisition of ACE.

Nine Months Ended September 30, 2017:

-	$489.2 million of common stock of BEN was issued in return for $376.7 million of loans receivable and a dilution to the founder’s holding of NPC Series A units in the amount of $112.5 million.
-	$134.8 million of Class S Ordinary units of BCH were issued in return for dilution to the founder’s holdings of NPC Series A units in the amount of $134.8 million.
-	Founder’s holdings of NPC Series A units in the amount of $141.0 million were diluted by the transfer of debt in the amount of $141.0 million.
-	Founder’s holdings of NPC Series A units in the amount of $3.3 million were diluted by the assignment out of interest in a limited partnership with a deficit in partners’ capital.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

13.	GWG Holdings, Inc. Transaction

On January 12, 2018, BEN entered into a Master Exchange Agreement, as amended from time to time (the “MEA”), with GWG Holdings, Inc., a Delaware corporation (“GWG”), and GWG Life, LLC, a Delaware limited liability company and wholly owned subsidiary of GWG (“GWG Life” and, collectively with GWG, the “GWG Parties”); and the Exchange Trusts (as defined in Note 2), by which the Exchange Trusts agreed to transfer the common units it held in BEN to the GWG Parties and received assets including cash, GWG stock, and GWG debt. On August 10, 2018 (“Initial Transfer Date”), BEN and the GWG Parties executed a third amended MEA and completed an initial transfer under which:

●	BEN, as borrower, entered into a commercial loan agreement (the “Commercial Loan Agreement) with GWG Life, as a lender, in a principal amount of $200.0 million, with the loan proceeds used to redeem $200.0 million in BEN common units held by the Exchange Trusts;
●	BEN delivered to GWG a promissory note (the “Exchangeable Note”) in the principal amount of $162.9 million, in exchange for $162.9 million in BEN common units held by the Exchange Trusts;
●	BEN purchased 5,000,000 shares of GWG’s Series B Convertible Preferred Stock, par value $0.001 per share and having a stated value of $10 per share (the “Convertible Preferred Stock”), for cash consideration of $50.0 million, after which BEN transferred such Convertible Preferred Stock to the Exchange Trusts on August 13, 2018 in exchange for $50.0 million in BEN common units held by the Exchange Trusts;
●	the Exchange Trusts delivered to GWG 4,032,349 common units of BEN in exchange for L bonds due 2023 in an aggregate principal amount of $403.2 million; and
●	BEN and GWG entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the BEN common units received and to be received by GWG.

Under the MEA, at a proposed final closing (the “Final Closing” and the date on which the final closing occurs, the “Final Closing Date”):

●	the Exchange Trusts will transfer to GWG an aggregate of 40,485,230 common units of BEN inclusive of 16.3 million units in full satisfaction of the Exchangeable Note;
●	BEN will issue additional MLP units to the Exchange Trusts as needed to complete the transfer of common units to GWG;
●	BEN will issue to GWG an amount of securities or other instruments, containing the same rights, preferences and privileges as the NPC Series A Units of BCH, in an initial amount equivalent to seven percent (7%) of the total NPC Series A Units, subject to pro rata adjustments, attributable to certain of BEN’s founders; and
●	GWG will deliver to the Exchange Trusts up to 29.1 million shares of GWG common stock.

The Final Closing Date is expected to take place as soon as practicable following the expiration of the 20-day period provided for in Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the mailing of GWG’s information statement on Schedule 14C (the “Information Statement”) relating to the written consent of GWG’s stockholders approving the issuance of the GWG common stock at the Final Closing.

Commercial Loan Agreement

On August 10, 2018, GWG Life, as a lender, and BEN, as borrower, entered into the Commercial Loan Agreement. The principal amount of $200.0 million under the Commercial Loan Agreement is due on August 9, 2023; provided that (a) in the event BEN completes at least one public offering of its common units raising at least $50 million which on its own or together with any other public offering of BEN’s common units results in BEN raising at least $100 million, then the maturity date will be extended to August 9, 2028; and (b) in the event that BEN (i) completes at least one public offering of its common units raising at least $50 million which on its own or together with any other public offering of BEN’s common units results in BEN raising at least $100 million and (ii) at least 75% of BCH’s total outstanding NPC Series B Units, if issued, have been converted to shares of BEN’s common units, then the maturity date will be extended to August 9, 2033.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Repayment of the balance under the Commercial Loan Agreement is subordinated in right of payment to any of BEN’s commercial bank debt and to BEN’s obligations which may arise in connection with its NPC Series B Units. BEN’s obligations under the Commercial Loan Agreement are unsecured.

The principal amount under the Commercial Loan Agreement bears interest at 5.00% per year, compounded annually; provided that the accrued interest from the Initial Transfer Date to the Final Closing Date will be added to the principal balance under the Commercial Loan Agreement. From and after the Final Closing Date, one-half of the interest, or 2.50% per year, will be due and payable monthly in cash, and (ii) one-half of the interest, or 2.50% per year, will accrue and compound annually on each anniversary date of the Final Closing Date and become due and payable in full in cash on the maturity date.

As of September 30, 2018, the outstanding principal, including interest paid in kind, was $201.4 million on the Commercial Loan Agreement.

Exchangeable Note

On August 10, 2018, BEN issued to GWG the Exchangeable Note in the principal amount of $162.9 million. The Exchangeable Note accrues interest at a rate of 12.40% per year, compounded annually. Interest is payable in cash on the earlier to occur of the maturity date or the Final Closing Date; provided that BEN may, at its option, add to the outstanding principal balance under the Commercial Loan Agreement the accrued interest in lieu of payment in cash of such accrued interest thereon at the Final Closing Date (or, if earlier, the maturity date of the Exchangeable Note). The principal amount of the Exchangeable Note is payable in cash on August 9, 2023. In the event the Final Closing Date occurs on or prior to the maturity date, the principal amount of the Exchangeable Note is payable in BEN common units at a price equal to $10.00 per common unit. In the event the Final Closing Date occurs prior to the maturity date, BEN may, at its option, pay the accrued interest on the Exchangeable Note in the form of BEN common units or in the form of a promissory note providing for a term of up to two years and cash interest payable semi-annually at the rate of 5.00% per year.

As of September 30, 2018, the outstanding principal, including interest paid in kind, was $165.8 million on the Exchangeable Note.

Registration Rights Agreement

On August 10, 2018, BEN and GWG entered into the Registration Rights Agreement related to BEN’s common units providing GWG with certain customary registration rights with respect to the BEN common units received and to be received by GWG pursuant to the MEA. Pursuant to this Registration Rights Agreement, GWG is entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to the BEN common units, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods).

14.	Subsequent Events

The Company evaluated the effects of events that have occurred subsequent to September 30, 2018 and found no events that warranted disclosure.